                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]
         Check the appropriate box:
         [X] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
         [ ] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

LEVIATHAN GAS PIPELINE PARTNERS, L.P.
----------------------------------------------------------------------
(Name of Registrant as Specified in its Charter)

N/A
----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1) Title of each class of securities to which transaction applies:

Common Units
----------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

For purposes of calculating the filing fee, the aggregate number of Common Units to which the transaction applies was assumed to be 2,928,220 Common Units, which was used based on the hypothetical assumption that the transaction closed and, accordingly, the number of Common Units was determined on January 20, 1999. The actual aggregate number of Common Units to which the transaction applies will be dependent on the average closing price of the Common Units during the applicable 10-day trading reference period; provided, that such number of Common Units shall not be less than 2,647,826 or more than 3,205,263.
----------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The approximate underlying value of the transaction is $83,484,770, comprised of $21,315,000 in cash and $62,169,770 in Common Units, at $21.23125 per Unit, the average high and low price over the five trading day period ending on January 20, 1999. ----------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

$83,484,770
----------------------------------------------------------------------

(5) Total fee paid:

$16,696.95
----------------------------------------------------------------------

      [ ] Fee paid previously with preliminary materials.
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
----------------------------------------------------------------------

(1) Amount Previously Paid:

N/A
----------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

N/A
----------------------------------------------------------------------

(3) Filing Party:

N/A
----------------------------------------------------------------------

(4) Date Filed:

N/A
----------------------------------------------------------------------

                      LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                             El Paso Energy Building
                                 1001 Louisiana
                              Houston, Texas 77002
                                February 8, 1999

TO THE UNITHOLDERS:

         You are cordially invited to attend the Special Meeting of unitholders (the "Special Meeting") of Leviathan Gas Pipeline Partners, L.P. ("Leviathan"), to be held in Room 1AB on the ninth floor of The Travis Place Building, 1010 Travis, Houston, TX 77002 at 10:00 a.m., local time, on Friday, March 5, 1999. Access to the ninth floor of The Travis Place Building is through the Houston Downtown Tunnel System. The Special Meeting is being held for the following purposes:

         1. To approve and ratify the proposal (the "Proposal") and the underlying transaction (the "Proposal Transaction") described in the Proxy Statement. The Proposal Transaction involves Leviathan's
             (i) acquisition from a subsidiary of El Paso Energy Corporation ("El Paso") of (a) all of El Paso's interest in Viosca Knoll Gathering Company ("VK"), a Delaware general partnership (currently owned 50% by Leviathan and 50% by El Paso), other than a 1% interest in profits and capital in VK, for approximately $85.260 million (subject to adjustment), comprised of 25% cash (up to a maximum of $21.315 million) and 75% common units (up to a maximum of 3,205,263 Common Units), the actual number of which will depend on the average closing price of the common units during the applicable trading reference period, and (b) an option to acquire the remaining 1% interest in profits and capital in VK, (ii) issuance of such common units to El Paso, (iii) granting certain registration rights covering such common units to El Paso and (iv) amendment of Leviathan's partnership agreement to reduce to 55% from 66 2/3% the unitholder voting percentage required to remove the general partner without cause.

         2. To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

         Unitholders of record as of the close of business on January 28, 1999 will be entitled to notice of and to vote at the Special Meeting or any adjournment(s) thereof. Even if you plan to attend the Special Meeting, I urge you to mark, sign and date the enclosed proxy and return it in the enclosed postage-paid envelope promptly. Any unitholder of record may revoke its proxy at any time before the vote, or may vote personally at the Special Meeting.

         While Leviathan is requesting unitholder approval and ratification of all of the elements comprising the Proposal Transaction, Leviathan is required to obtain the approval of the unitholders only with respect to the issuance of the related common units. The minimum vote which will constitute unitholder approval of the Proposal is approval by a majority of the votes cast on the Proposal, provided that the total vote cast on the Proposal represents over 50% in interest of all units held by unitholders of record.

         I urge you to review carefully the attached Proxy Statement, which contains a detailed description of the Proposal and the underlying Proposal Transaction to be voted upon at the Special Meeting.

                             Sincerely,

                                         Leviathan Gas Pipeline Partners, L.P.,
                                          by Leviathan Gas Pipeline Company,
                                          its General Partner

                             /s/             KEITH B. FORMAN
                                ------------------------------------------------
                             Keith B. Forman
                             Chief Financial Officer

                      LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                             El Paso Energy Building
                                 1001 Louisiana
                              Houston, Texas 77002
                                -----------------

            NOTICE OF SPECIAL MEETING OF UNITHOLDERS OF LEVIATHAN GAS
               PIPELINE PARTNERS, L.P. TO BE HELD ON MARCH 5, 1999

         The enclosed form of proxy is solicited by Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership ("Leviathan"), through Leviathan Gas Pipeline Company, a Delaware corporation and the general partner (the "General Partner") of Leviathan, to be used at a special meeting (the "Special Meeting") of the holders (the "Unitholders") of common units (the "Common Units") and preference units (the "Preference Units" and together with the Common Units, the "Units") of Leviathan to be held in Room 1AB on the ninth floor of The Travis Place Building, 1010 Travis at 10:00 a.m. local time, on Friday, March 5, 1999. Access to the ninth floor of The Travis Place Building is through the Houston Downtown Tunnel System. At the Special Meeting, Unitholders will be asked to consider, vote upon and approve and ratify the proposal described in the proxy materials (the "Proposal") which, if approved and ratified, will permit Leviathan to consummate the transaction (the "Proposal Transaction") more fully described herein, as well as to transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof. The Proposal Transaction involves Leviathan's (i) acquisition from a subsidiary of El Paso Energy Corporation ("El Paso") of (a) all of El Paso's interest in Viosca Knoll Gathering Company ("VK"), a Delaware general partnership (currently owned 50% by Leviathan and 50% by El Paso), other than a 1% interest in profits and capital in VK, for approximately $85.260 million (subject to adjustment), comprised of 25% cash (up to a maximum of $21.315 million) and 75% Common Units (up to a maximum of 3,205,263 Common Units), the actual number of which will depend on the average closing price of the Common Units during the applicable trading reference period, and (b) an option to acquire the remaining 1% interest in profits and capital in VK, (ii) issuance of such Common Units to El Paso, (iii) granting certain registration rights covering such Common Units to El Paso and (iv) amendment of Leviathan's partnership agreement to reduce to 55% from 66 2/3% the Unitholder voting percentage required to remove the general partner without cause.

         The Proposal and underlying Proposal Transaction are described in the enclosed proxy materials. Leviathan believes the Proposal Transaction will provide significant benefits for Leviathan, its Unitholders and the General Partner.

         Although Unitholder approval is not required under Leviathan's partnership agreement or any applicable Delaware law with respect to any element of the Proposal, Leviathan is calling the Special Meeting to approve and ratify the Proposal because the New York Stock Exchange rules may require Unitholder approval of the issuance of Common Units to its affiliate, El Paso, under these circumstances. Since it will be having a Unitholder meeting to authorize the issuance of such Common Units, Leviathan will request the Unitholders to approve and ratify the entire Proposal. The minimum vote which will constitute Unitholder approval of the Proposal is approval by a majority of the votes cast on the Proposal, provided that the total vote cast on the Proposal represents over 50% in interest of all Units held by Unitholders of record.

         THE BOARD OF DIRECTORS OF THE GENERAL PARTNER UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

         Unitholders of record as of the close of business on January 28, 1999, will be entitled to notice of and to vote at the Special Meeting or any adjournment(s) thereof. Even if you plan to attend the Special Meeting, I urge you to mark, sign and date the enclosed proxy and return it in the enclosed postage-paid envelope promptly. Any Unitholder of record may revoke its proxy at any time before the vote, or may vote personally at the Special Meeting.


                                             By Order of the General Partner,
                                                 Leviathan Gas Pipeline Company



                                             /s/       KEITH B. FORMAN
                                                -------------------------------
                                             Keith B. Forman
                                             Chief Financial Officer

Houston, Texas
February 8, 1999

                      LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                                 PROXY STATEMENT
                         SPECIAL MEETING OF UNITHOLDERS
                           TO BE HELD ON MARCH 5, 1999

         The enclosed form of proxy is solicited by Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership ("Leviathan"), through Leviathan Gas Pipeline Company, a Delaware corporation and the general partner (the "General Partner") of Leviathan, to be used at a special meeting (the "Special Meeting") of the holders (the "Unitholders") of common units (the "Common Units") and preference units (the "Preference Units" and together with the Common Units, the "Units") of Leviathan to be held in Room 1AB on the ninth floor of The Travis Place Building, 1010 Travis, Houston, Texas 77002 at 10:00 a.m. local time, on Friday, March 5, 1999. Access to the ninth floor of The Travis Place Building is through the Houston Downtown Tunnel System. At the Special Meeting, Unitholders will be asked to consider, vote upon and approve and ratify the proposal described in the proxy materials (the "Proposal") which, if approved and ratified, will permit Leviathan to consummate the transaction (the "Proposal Transaction") more fully described herein, as well as to transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof. The Proposal Transaction involves Leviathan's (i) acquisition from a subsidiary of El Paso Energy Corporation ("El Paso") of (a) all of El Paso's interest in Viosca Knoll Gathering Company ("VK"), a Delaware general partnership (currently owned 50% by Leviathan and 50% by El Paso), other than a 1% interest in profits and capital in VK, for approximately $85.260 million (subject to adjustment), comprised of 25% cash (up to a maximum of $21.315 million) and 75% Common Units (up to a maximum of 3,205,263 Common Units), the actual number of which will depend on the average closing price of the Common Units during the applicable trading reference period, and (b) an option to acquire the remaining 1% interest in the profits and capital in VK,
(ii) issuance of such Common Units to El Paso, (iii) granting certain registration rights covering such Common Units to El Paso and (iv) amendment of Leviathan's partnership agreement to reduce to 55% from 66 2/3% the Unitholder voting percentage required to remove the general partner without cause.

         The Proposal and underlying Proposal Transaction are described in the enclosed proxy materials (the "Proxy Statement"). Leviathan believes the Proposal Transaction will provide significant benefits for Leviathan, its Unitholders and the General Partner.

         Although Unitholder approval is not required under Leviathan's partnership agreement or any applicable Delaware law with respect to any element of the Proposal, Leviathan is calling the Special Meeting to approve and ratify the Proposal because the New York Stock Exchange ("NYSE") rules may require Unitholder approval of the issuance of Common Units to its affiliate, El Paso, under these circumstances. Since it will be having a Unitholder meeting to authorize the issuance of such Common Units, Leviathan will request the Unitholders to approve and ratify the entire Proposal. The minimum vote which will constitute Unitholder approval of the Proposal is approval by a majority of the votes cast on the Proposal, provided that the total vote cast on the Proposal represents over 50% in interest of all Units held by Unitholders of record.

         THE BOARD OF DIRECTORS OF THE GENERAL PARTNER UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.
--------------------------------------------------------------------------------


        NEITHER THE PROPOSAL TRANSACTION NOR SECURITIES TO BE OFFERED IN
            CONNECTION THEREWITH HAVE BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS
                  OR MERITS OF THE PROPOSAL OR THE ACCURACY OR
                      ADEQUACY OF THIS PROXY STATEMENT. ANY
                        REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.
                               -------------------

         The approximate date on which this Proxy Statement and the accompanying form of proxy will first be distributed to Unitholders is February 8, 1999.

              THE DATE OF THIS PROXY STATEMENT IS FEBRUARY 8, 1999

                                TABLE OF CONTENTS


Available Information.............................................................................................1

Forward Looking Statements........................................................................................1

The Special Meeting...............................................................................................2

The Proposal and the Proposal Transaction.........................................................................4

Business of Viosca Knoll Gathering Company.......................................................................13

Interests of Certain Persons in the Proposal.....................................................................15

Certain Federal Income Tax Considerations........................................................................15

Summary Financial Data...........................................................................................17

  Summary Pro Forma and Historical Condensed Consolidated Financial Data of Leviathan............................17

  Summary Condensed Financial Data of Viosca Knoll Gathering Company.............................................18

Business and Properties of Leviathan.............................................................................19

Market Price of and Distributions on Leviathan's Units and Related Unitholder Matters............................39

Description of Leviathan's Units.................................................................................44

Selected Financial Data..........................................................................................49

  Selected Unaudited Pro Forma Condensed Consolidated Financial Information of Leviathan.........................49

  Selected Consolidated Financial Information of Leviathan.......................................................50

  Selected Financial Information of Viosca Knoll Gathering Company...............................................51

Supplemental Quarterly Financial Information for Leviathan (Unaudited)...........................................52

Supplemental Quarterly Financial Information for Viosca Knoll Gathering Company (Unaudited)......................53

Management's Discussion and Analysis of Financial Condition and Results of Operations............................54

Quantitative and Qualitative Disclosures About Market Risk.......................................................65

Security Ownership of Certain Beneficial Owners and Management...................................................66

Independent Public Accountants...................................................................................67

Experts..........................................................................................................67

Certain Definitions...............................................................................................1

Exhibits........................................................................................................A-1

Financial Statements............................................................................................F-1

                              AVAILABLE INFORMATION

         Leviathan is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Leviathan can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning Leviathan may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Certain of such reports, proxy statements and other information filed by Leviathan are also available on the Internet at the Commission's World Wide Web site at http://www.sec.gov.

                           FORWARD LOOKING STATEMENTS

         This Proxy Statement contains certain forward looking statements and information within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Exchange Act that are based on management's beliefs as well as assumptions made by and information currently available to management. Such statements are typically punctuated by words or phrases such as "anticipate," "estimate," "project," "should," "may," "management believes," and words or phrases of similar import. Although management believes that such statements and expressions are reasonable and made in good faith, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that may have a direct bearing on Leviathan's results of operations and financial condition are: (i) competitive practices in the industry in which Leviathan competes, (ii) the impact of current and future laws and government regulations affecting the industry in general and Leviathan's operations in particular, (iii) environmental liabilities to which Leviathan may become subject in the future that are not covered by an indemnity or insurance, (iv) the throughput levels achieved by any pipelines in which Leviathan owns (now or in the future) an interest, (v) the ability to access additional reserves to offset the natural decline in production from existing wells connected to such pipelines, (vi) changes in gathering, transportation, processing, handling and other rates due to changes in government regulation and/or competitive factors, (vii) the impact of oil and natural gas price fluctuations, (viii) the production rates and reserve estimates associated with Leviathan's producing oil and gas properties, (ix) significant changes from expectations of capital expenditures and operating expenses and unanticipated project delays, (x) the ability of equity investees to make distributions to Leviathan, (xi) the effect of the Year 2000 date change, (xii) Leviathan's consummation of the underlying Proposal Transaction subsequent to the approval, if obtained, by the Unitholders of the Proposal and
(xiii) other factors discussed more completely in Leviathan's other filings with the Commission. Leviathan disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

                               THE SPECIAL MEETING

GENERAL

         The Special Meeting will be held for the purpose of approving and ratifying the Proposal. The Special Meeting is scheduled to be held on Friday, March 5, 1999 at 10:00 a.m., local time, on the ninth floor of The Travis Place Building, 1010 Travis, Houston, Texas 77002.

UNITHOLDERS ENTITLED TO VOTE; RECORD DATE

         Unitholders of record at the close of business on January 28, 1999 (the "Record Date") will be entitled to notice of and to vote on the Proposal at the Special Meeting and any adjournment or postponement thereof. As of the Record Date, 23,349,988 Common Units and 1,016,906 Preference Units were issued and outstanding, 6,291,894 Common Units of which are owned by El Paso. Unitholders are entitled to one vote for each Preference Unit or Common Unit held, as applicable, on each matter on which Unitholders are entitled to vote.

         A complete list of such Unitholders will be available for inspection at the offices of Leviathan, El Paso Energy Building, 1001 Louisiana, Houston, Texas 77002 during normal business hours upon written demand by any Unitholder of record or such Unitholder's agent or attorney beginning ten business days after the date of this Proxy Statement and continuing through the Special Meeting. Any Unitholder of record or such Unitholder's agent or attorney may, upon written notice and subject to Section 17-305 of the Delaware Revised Uniform Limited Partnership Act, copy the list of Unitholders during regular business hours during the inspection period at the Unitholder's expense.

PROXIES

         Any Unitholder of record entitled to vote on a matter may vote such Unitholder's Units either in person or by duly authorized proxy. Any Unitholder of record may revoke its proxy at any time before the vote or may vote personally at the Special Meeting. All Units represented by effective proxies on the enclosed form of proxy will be voted at the Special Meeting in accordance with the terms of such proxies. If no instructions are given, the proxies will be voted FOR the approval of the Proposal. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the number of units represented and entitled to vote at the Special Meeting, will not be voted. A proxy marked "ABSTAIN" will have the effect of a vote against the Proposal. Units represented by "broker non-votes" (i.e., units held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote) will be counted for purposes of determining whether there is a quorum at the Special Meeting.

VOTING PROCEDURES FOR BENEFICIAL OWNERS

         The enclosed proxy includes the power to vote the number of Units registered in a holder's name, according to the books of Leviathan's transfer agent. Leviathan will mail this Proxy Statement and a proxy to all persons who, according to the books of Leviathan's transfer agent, beneficially own Units. If you have Units registered in the name of a brokerage firm or trustee and plan to attend the Special Meeting, please obtain from the firm or trustee a letter, account statement or other evidence acceptable to Leviathan of your beneficial ownership of those Units to facilitate your admittance to the meeting. Brokers which hold Units as nominees will not have discretionary authority to vote or give consents with respect to such Units in the absence of instructions from the beneficial owners thereof.

EFFECT OF NEGATIVE VOTE ON THE PROPOSAL

         If the Proposal is approved and ratified by the Unitholders, Leviathan will consummate the Proposal Transaction, subject to the satisfaction of any conditions to closing. If the Proposal is not approved and ratified by the Unitholders, Leviathan will not be able to issue the related Common Units. In such event, Leviathan and El Paso would have to restructure the underlying transactions for Leviathan to acquire the interest in VK. No assurance can be given as to when or if such transactions could be restructured.

SOLICITATION

         The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by Leviathan. In addition to the use of the mails, proxies may be solicited by personnel of Leviathan, without additional remuneration, in person or by telephone, telegraph or facsimile transmission. Leviathan will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of Units as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Leviathan expects the proxy solicitation costs to be less than $25,000. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expenses.

ADJOURNMENT OR POSTPONEMENT

         The Special Meeting may be adjourned or postponed to another date and/or place for any proper purposes (including, without limitation, for the purpose of soliciting additional proxies).

PERCENTAGE VOTE REQUIRED

         Although Unitholder approval is not required under Leviathan's partnership agreement or any applicable Delaware law with respect to any element of the Proposal, Leviathan is calling the Special Meeting to approve and ratify the Proposal because the New York Stock Exchange ("NYSE") rules may require Unitholder approval of the issuance of Common Units to its affiliate, El Paso, under these circumstances. Since it will be having a Unitholder meeting to authorize the issuance of such Common Units, Leviathan is requesting that Unitholders approve and ratify the entire Proposal. A minimum vote of 50% of the units entitled to vote are required for approval of the Proposal, provided a majority of such votes are in favor of the Proposal.

                    THE PROPOSAL AND THE PROPOSAL TRANSACTION

         Certain abbreviations and words commonly used in the oil and gas industry and in this Proxy Statement are defined in Exhibit "A" to this Proxy Statement.

THE CONTRIBUTION, COMMON UNIT ISSUANCE AND CASH PAYMENT

         Currently, VK is owned 50% by Leviathan and 50% by El Paso. Leviathan desires to acquire El Paso's 50% interest in VK. Initially, Leviathan would acquire all of El Paso's interest in VK, other than a 1% interest in profits and capital of VK, for approximately $85.260 million (subject to adjustment), comprised of 25% cash (up to a maximum of $21.315 million) and 75% Common Units (up to a maximum of 3,205,263 Common Units), the number of which will depend on the average closing price of Common Units during the applicable trading reference period. At the closing, (i) El Paso will contribute to VK an amount of money equal to 50% of the amount outstanding under VK's current credit facility (approximately $66.70 million), (ii) Leviathan will pay El Paso the cash and Common Units discussed above and (iii) as required by Leviathan's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), the General Partner will contribute approximately $600,000 to Leviathan in order to maintain its 1% capital account balance. Then, during the six month period commencing on the day after the first anniversary of that closing date, Leviathan would have the option to acquire the remaining 1% in profits and capital in VK for a cash payment equal to the sum of $1.740 million plus the amount of additional distributions (paid, payable or in arrears) which would have been paid, accrued or been in arrears had Leviathan acquired the remaining 1% of VK at the initial closing by issuing additional Common Units in lieu of a cash payment of $1.740 million.

         The number of units actually issued by Leviathan in connection with the Proposal would vary depending on the market price of Common Units during the applicable trading reference period. Such number would be determined by dividing $63.945 million (subject to adjustment) by the average closing sales price for a Common Unit on the NYSE for the ten trading day period ending two days prior to the closing date (the "Market Price"); provided that, for purposes of such calculation, the Market Price will not be less than $19.95 or more than $24.15. Accordingly, Leviathan will neither issue less than 2,647,826 nor more than 3,205,263 Common Units in connection with the Proposal, subject to adjustment in the event of any split or unit distribution and for any cash distributions by VK prior to closing. Based on the closing sales price of the Common Units on January 15, 1999 of $20.8125, Leviathan would issue 3,072,432 Common Units in connection with the Proposal, which issuance would constitute approximately 11.2% of the Units (Common and Preference) outstanding immediately after such issuance and would result in El Paso owning, indirectly through its subsidiaries, a combined 35.8% effective interest in Leviathan, consisting of a one percent (1%) general partnership interest, a 34.1% limited partnership interest comprised of 9,364,326 Common Units and a one percent (1%) interest in certain subsidiaries of Leviathan. Thus, the effect of such issuance may be to dilute the interests of Unitholders in distributions by Leviathan and to make it more difficult for a person or group to remove the General Partner as general partner or otherwise change management of Leviathan. However, under the terms of the proposed amendment to the Partnership Agreement (as further discussed below), the required vote for approval of certain actions would change from 66 2/3% to 55% and El Paso, acting alone, would not be able to prevent such actions, assuming a continuation of El Paso's level of ownership.

         Although certain federal and state securities laws would otherwise limit El Paso's ability to dispose of any Common Units held by it, pursuant to the terms of the proposed registrations rights agreement attached to the Contribution Agreement, as Exhibit "E," El Paso would have the right for ten
(10) years to require Leviathan to file a registration statement covering such Units. In addition, El Paso would have the right to participate in offerings made pursuant to certain other registration statements filed by Leviathan. Such registrations would be at Leviathan's expense and, generally, would allow El Paso to dispose of all or any of its Common Units. If the Proposal Transaction is consummated, there can be no assurance regarding how long El Paso may hold any of its Common Units or whether El Paso's disposition of a significant number of Common Units in a short period of time would not depress the market price of the Common Units.

         Upon consummation of the Proposal Transaction, Leviathan would be the beneficial owner of 99% of VK and have the option to acquire the remaining 1% interest. To effect the Proposal Transaction, Leviathan and El Paso entered into a Contribution Agreement dated January 22, 1999 but effective as of January 1, 1999. Consummation of the Proposal Transaction is subject to the satisfaction of certain closing conditions, including, among other things, obtaining Leviathan Unitholder approval, a written fairness opinion from an independent financial advisor and certain third party consents. The consent of the lenders under both Leviathan's and VK's credit facilities must be obtained prior to consummating the Proposal Transaction. There can be no assurance that all such required consents would be obtained. Management believes that the Proposal Transaction does not require any federal, state or other regulatory approval.

         In connection with the Proposal Transaction, Leviathan would amend the Partnership Agreement to decrease to 55% (from 66 2/3%) the vote required to remove the general partner without cause.

ANTICIPATED ACCOUNTING TREATMENT

         The Proposal Transaction would be accounted for as a purchase of VK by Leviathan, which means the purchase price, including costs directly related to the Proposal Transaction, would be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the time of completion of the Proposal Transaction. To the extent the purchase price exceeds the fair value of VK's identified net assets, the excess will be assigned to goodwill and amortized to expense over a period not to exceed 40 years. Results of operations of VK will be included in Leviathan's financial statements after the closing of the Proposal Transaction.

         See "Certain Federal Income Tax Considerations" for a discussion of the federal income tax consequences of Leviathan's consummation of the Proposal Transaction.

            [Organizational Chart depicting organizational structure
                        before and after contribution.]

FAIRNESS

         Recommendation of the Board of Directors of the General Partner. On January 19, 1999, the board of directors of the General Partner (the "Board") unanimously approved and ratified and recommended that the Unitholders approve and ratify the Proposal. The Board believes the Proposal Transaction is fair to, and in the best interests of, Leviathan and its Unitholders. The Board's determination is based on, among other things, a multi-faceted review and analysis of the Proposal Transaction, as well as the recommendation for approval and ratification from the Special Committee (the "Special Committee") of independent directors and the opinion of PaineWebber Incorporated ("PaineWebber"), the financial advisor engaged to assist the Special Committee in its evaluation of the Proposal Transaction. The Special Committee was comprised of the two independent directors serving on the Audit and Conflicts Committee, Mr. Michael B. Bracy, who served as chairman, and Mr. Douglas Church. Neither Mr. Bracy nor Mr. Church is an officer of Leviathan or an officer or director of El Paso. Mr. Wallop, the other member of the Audit and Conflicts Committee, was not appointed to the Special Committee.

         Recommendation of the Special Committee of the Board of Directors of the General Partner. At a meeting held by the Special Committee on January 19, 1999, the Special Committee unanimously approved and ratified and recommended that the Board and the Unitholders approve and ratify the Proposal and the underlying Proposal Transaction. The Special Committee believes the Proposal Transaction is fair to, and in the best interests of, Leviathan and the Unitholders. The Special Committee's determination is based on, among other things, an independent review and analysis of the Proposal Transaction. In connection with its review and analysis of the Proposal Transaction, PaineWebber was engaged to render an opinion to the Special Committee that, based upon and subject to various qualifications and assumptions described therein, the proposed consideration to be paid by Leviathan in the Proposal Transaction is fair, from a financial point of view, to the Unitholders. See "--Fairness Opinion of PaineWebber to the Special Committee." A copy of such opinion of PaineWebber is attached as Exhibit B to this Proxy Statement.

         Background of the Proposal Transaction. Representatives of Leviathan and El Paso considered and negotiated the Proposal Transaction for almost four months beginning in September 1998. The majority of the discussions took place between Mr. Grant E. Sims, in his capacity as Leviathan's Chief Executive Officer, and Mr. D. Mark Leland, in his capacity as Vice President of El Paso Field Services Company, a wholly owned indirect subsidiary of El Paso. From the beginning of negotiations, both Leviathan and El Paso agreed that, subject to a satisfactory valuation of the VK interest and a structure of the transaction beneficial to both parties, El Paso was willing to sell and Leviathan was willing to acquire the VK interest.

         Discussions continued through October and November 1998 and on December 1, 1998, Mr. Leland submitted a written proposal to Mr. Sims detailing El Paso's initial valuation of the VK interest and the terms and structure of the transaction satisfactory to El Paso. Mr. Sims verbally responded to Mr. Leland regarding El Paso's proposal during the week of December 7, 1998. Further verbal negotiations between Messrs. Sims and Leland continued through the weeks of December 14, 1998 and December 21, 1998.

         On December 14, 1998, Mr. Sims and Mr. Keith B. Forman, in his capacity as Leviathan's Chief Financial Officer, contacted Mr. Bracy to apprise him of the negotiations regarding the acquisition of the VK interest from El Paso. At such time, Messrs. Bracy, Sims and Forman jointly agreed to retain PaineWebber to represent Leviathan and to (i) determine if the proposed transaction was in the best interest of its Unitholders, (ii) evaluate the terms and valuation associated with the proposal from El Paso with a view towards identifying the best available transaction for the Unitholders and (iii) report their conclusions and recommendations to the Special Committee and the Board.

         The parties reached a final verbal agreement of the Proposal Transaction on or about December 30, 1998, which was documented in a letter dated January 4, 1999.

         On January 8, 1999, Messrs. Bracy, Sims, Forman and other Leviathan management personnel met with PaineWebber to discuss the historical and current operations of VK and Leviathan and the outlook of their operations, including a review of Leviathan's and VK's financial, legal, tax and accounting matters.

         During the weeks of January 4, 1999 and January 11, 1999, outside counsel prepared and delivered initial drafts of the definitive agreements. After continuous negotiation, the definitive agreements were executed on January 21, 1999.

         Fairness Opinion of PaineWebber to the Special Committee. PaineWebber was retained to render an opinion to the Special Committee as to whether or not the proposed consideration to be paid to El Paso by Leviathan in the Proposal Transaction is fair, from a financial point of view, to the Unitholders.

         THE FULL TEXT OF THE PAINEWEBBER OPINION, DATED JANUARY 19, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS EXHIBIT "B" TO THIS PROXY STATEMENT. YOU SHOULD READ THE PAINEWEBBER OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE PAINEWEBBER OPINION INCLUDED IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE PAINEWEBBER OPINION.

         PaineWebber delivered its written opinion, dated January 19, 1999, to the effect that, as of such date, and based upon its review and assumptions and subject to the limitations summarized below, the proposed consideration to be paid by Leviathan in the Proposal Transaction is fair, from a financial point of view, to the Unitholders. The opinion was directed to, and prepared at the request and for the information of, the Special Committee and does not constitute a recommendation to any holder of Leviathan Units as to how any such holder should vote at the Special Meeting. The opinion does not address the relative merits of the Proposal Transaction and any other transactions or business strategies discussed by the Special Committee as alternatives to the Proposal Transaction or the decision of the Special Committee to proceed with the Proposal Transaction.

         In arriving at its opinion, PaineWebber has, among other things:

               o Reviewed VK's audited financial information for the four fiscal years ended December 31, 1997 and its unaudited financial information for the eleven months ended November 30, 1998.

               o Reviewed Leviathan's annual reports, forms 10-K and related financial information for the five fiscal years ended December 31, 1997 and Leviathan's form 10-Q and the related unaudited financial information for the nine months ended September 30, 1998.

               o Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of VK and Leviathan.

               o Conducted discussions with members of senior management of Leviathan concerning the businesses and prospects of VK and Leviathan.

               o Compared the results of operations of VK and Leviathan with that of certain other companies.

               o Compared the proposed financial terms of the Proposal Transaction with the financial terms of certain other mergers and acquisitions.

               o Considered the pro forma effect of the Proposal Transaction on Leviathan's earnings before interest, taxes, depreciation and amortization ("EBITDA"), distributable cash flow (calculated as EBITDA less interest expense and maintenance capital expenditures) ("Distributable Cash Flow") Distributable Cash Flow per Common Unit and distribution coverage ratios.

               o Reviewed the historical market prices and trading activity for the securities of Leviathan and compared such prices and trading activity with those of certain other publicly traded companies.

               o Reviewed a draft of the Contribution Agreement dated January 14, 1999, a draft of the registration rights agreement dated January 14, 1999 between Leviathan and El Paso, and a draft of the option agreement dated January 14, 1999 between Leviathan and El Paso.

               o Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as it considered appropriate.

         In preparing the PaineWebber opinion, PaineWebber relied on the accuracy and completeness of all information supplied or otherwise made available to it by Leviathan, and PaineWebber did not assume any responsibility to independently verify such information. With respect to the financial forecasts examined by PaineWebber, PaineWebber assumed that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of Leviathan as to the future performance of Leviathan and VK. PaineWebber has also relied upon assurances of the management of Leviathan that they are unaware of any facts that would make the information or financial forecasts provided to PaineWebber incomplete or misleading. PaineWebber has not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Leviathan or VK nor has PaineWebber been furnished with any such evaluations or appraisals. PaineWebber has also assumed, with the consent of Leviathan, that any material liabilities (contingent or otherwise, known or unknown) of Leviathan and VK are as set forth in the consolidated financial statements of Leviathan and VK. No opinion was expressed in the PaineWebber opinion as to the price at which the securities of Leviathan may trade at any time. PaineWebber's opinion was based upon economic, monetary and market conditions existing on the date thereof.

         The following paragraphs summarize the significant analyses reviewed by PaineWebber in arriving at the PaineWebber opinion.

         Historical Unit Trading Performance. PaineWebber reviewed trading prices for the Common Units and Preference Units of Leviathan. Prior to August 6, 1998, the Preference Unit was the limited partnership trading Unit for Leviathan. On August 6, 1998, the Preference Units were converted into Common Units, except for approximately one million Preference Units, which remained outstanding. See "Description of Leviathan's Units--Preference Units." As a result of the Unit conversion, for the purposes of this analysis, the trading prices of the Preference Units were examined before August 6, 1998 and the trading prices of the Common Units were examined since August 6, 1998. This Unit performance review of the Preference Units and the Common Units for the applicable periods described above indicated that for the twelve months ended January 15, 1999, the low and high closing prices were $19.75 and $33.88. PaineWebber also reviewed Leviathan's Common Unit prices on January 15, 1999, and at times and for periods prior to the announcement of the Proposal Transaction on January 8, 1998, as set forth in the following table:


      ---------------------------------------------------------------------------------------
                           DATE/PERIOD                          CLOSING PRICE PER COMMON UNIT
      ---------------------------------------------------------------------------------------
      January 15, 1999                                                     $20.81
      One Day Prior to Announcement (1/7/99)                                22.88
      One Week Prior to Announcement (12/31/98)                             20.13
      One Month Prior to Announcement (12/9/98)                             21.38
      Latest 90-Day Average Prior to Announcement                           23.66
      Latest 180-Day Average Prior to Announcement                          26.05
      ---------------------------------------------------------------------------------------

         Selected Comparable Public Company Analysis. PaineWebber reviewed and compared certain financial information relating to VK and Leviathan to the corresponding financial information, ratios and public market multiples for the publicly traded companies listed below deemed by PaineWebber to be comparable to the businesses of VK or Leviathan.


         Buckeye Partners, L.P.               Northern Border Partners, L.P.
         Kaneb Pipe Line Partners, L.P.       Plains All American Pipeline, L.P.
         Kinder Morgan Energy Partners, L.P.  TEPPCO Partners, L.P.
         Lakehead Pipe Line Partners, L.P.

         For each of these comparable companies, PaineWebber reviewed, among other information, the multiples of implied total enterprise value ("Implied TEV") calculated as market value of total partnership equity based on the value of the publicly traded units and implied general partner equity plus total consolidated debt and other long-term liabilities less cash and cash equivalents to (1) latest twelve months reported EBITDA and (2) projected calendar year 1999 EBITDA. PaineWebber also reviewed, among other information, the comparable companies' multiples of implied market value of total partnership equity based on the value of the publicly traded Units and implied general partner equity ("Implied MVE") to (1) latest twelve months reported Distributable Cash Flow and
(2) projected calendar year 1999 Distributable Cash Flow. All projected calendar year 1999 estimates for comparable companies were based on publicly available research estimates for the comparable companies. As of January 15, 1999, the comparable companies' relevant ranges of multiples were as set forth below:


----------------------------------------------------------------------------------------------------------
                          CALCULATION PERFORMED                                         RANGE OF MULTIPLES
----------------------------------------------------------------------------------------------------------
Implied TEV / Latest Twelve Months EBITDA                                                  10.2x - 12.0x
Implied TEV / Projected 1999 Projected EBITDA                                               9.4x - 10.3x
Implied MVE / Latest Twelve Months Distributable Cash Flow                                  9.8x - 13.5x
Implied MVE / Projected 1999 Projected Distributable Cash Flow                              8.4x - 11.3x
----------------------------------------------------------------------------------------------------------

         PaineWebber applied the relevant comparable companies' range of multiples to the 50% interest in VK's latest twelve months EBITDA, forecast 1999 EBITDA, latest twelve months Distributable Cash Flow and forecast 1999 Distributable Cash Flow. The VK forecast was provided by Leviathan management. The comparable companies analysis resulted in an implied range of total enterprise values for the 50% interest in VK of $120 million to $140 million.

         PaineWebber also applied the relevant comparable companies' range of multiples to Leviathan's latest twelve months EBITDA, forecast 1999 EBITDA, latest twelve months Distributable Cash Flow and forecast 1999 Distributable Cash Flow. Leviathan's financial forecast was provided by Leviathan management. The comparable companies analysis resulted in an implied range for the Leviathan Common Units of $20.00 - $25.00 per Common Unit. In addition, PaineWebber calculated the implied unit distribution yields of the relevant comparable companies by taking the annualized indicated quarterly Unit distribution and dividing it by the current Unit price as of January 15, 1999. PaineWebber risk adjusted the median yield of the relevant comparable companies and applied the risk adjusted median yield range to the current annualized cash distribution per Leviathan Common Unit to calculate an implied risk adjusted value range for the Leviathan Common Units. The implied risk adjusted value range for the Leviathan Common Units was $21.00 - $25.00 per Common Unit.

         Selected Comparable Transaction Analysis. PaineWebber reviewed publicly available financial information for selected mergers and acquisitions involving companies engaged in the gathering, distribution and transportation of oil and natural gas. PaineWebber noted there are no directly comparable transactions to the Proposal Transaction. The selected mergers and acquisitions PaineWebber analyzed included:


--------------------------------------------------------------------------------
                      ACQUIROR/TARGET
--------------------------------------------------------------------------------
Duke Energy Corporation / Union Pacific Resources Company (selected assets)
CMS Energy Corporation / Duke Energy Corporation (selected assets)
TEPPCO Partners, L.P. / Duke Energy Corporation (selected assets)
TransMontaigne Oil Company / Louis Dreyfus Energy Corp.
CMS Energy Corporation / Continental Natural Gas, Inc.
Midcoast Energy Resources, Inc. / El Paso Field Services (selected assets) Plains Resources Inc. / The Goodyear Tire & Rubber Company (selected assets) Koch Midstream / USX-Delhi Group
Kinder Morgan Energy Partners, L.P. / Santa Fe Pacific Pipeline Partners, L.P.
K N Energy, Inc. / American Oil & Gas Corporation
K N Energy, Inc. / Interenergy Corporation
Midcoast Energy Resources, Inc. / Atrion Corporation (selected assets)
PG&E Corporation / Valero Energy Corporation (selected assets)
Basis Petroleum, Inc. / Howell Corporation
Tejas Gas Corporation / Transok, Inc.
El Paso Field Services / Cornerstone Natural Gas, Inc.
Howell Corporation / Exxon Corporation (selected assets)
Kaneb Pipe Line Partners, L.P. / Wyco Pipe Line Company (selected assets)
--------------------------------------------------------------------------------

         PaineWebber reviewed the consideration paid (based on stock prices on the day prior to the announcement of the transaction, when applicable) in the relevant comparable transactions and calculated the multiples of total enterprise value, calculated as market value of equity plus total debt and other long-term liabilities less cash and cash equivalents, to the target's latest twelve months EBITDA. The relevant comparable transactions range of multiples was 7.0x to 9.0x. PaineWebber applied these multiples to the 50% interest in VK's latest twelve months EBITDA which resulted in an implied range of total enterprise values for the 50% interest in VK of $90 million to $115 million.

         Discounted Cash Flow Analysis. PaineWebber analyzed VK based on an unleveraged pre-tax discounted cash flow analysis of the forecast financial performance of VK. Such forecast financial performance was based on the five-year financial forecast for VK prepared by Leviathan management. The discounted cash flow analysis was used to determine the discounted present value of the unleveraged pre-tax cash flows generated by VK over the five-year forecast period, and for the period beyond the five-year forecast period a terminal value was derived based upon a range of EBITDA multiples in year five of 7.0x to 9.0x. The unleveraged cash flows and terminal value were discounted using a range of discount rates of 10.0% to 14.0%. The unleveraged discounted cash flow analysis resulted in an implied range of total enterprise values for the 50% interest in VK of $75 million to $90 million.

         PaineWebber analyzed the value of Leviathan's Common Units based on a discounted cash flow analysis of the forecast cash distributions per Common Unit. Such forecast cash distributions were based on the five-year financial forecast for Leviathan prepared by Leviathan management. The discounted cash flow analysis was used to determine the pre-tax discounted present value of the cash distributions per Common Unit generated over the five-year forecast period, and for the period beyond the five-year forecast period a terminal value was derived based upon a range of cash distributions per Common Unit multiples in year five of 10.0x to 12.0x. The cash distributions per Common Unit and terminal value were discounted using a range of discount rates of 7.5% to 9.5%. The pre-tax discounted cash flow analysis resulted in a range of values for Leviathan's Common Units of $21.00 to $26.00 per Common Unit.

         Pro Forma Analysis. PaineWebber performed an analysis of the pro forma effect of the Proposal Transaction on Leviathan's distributable cash flow per Common Unit for the forecast fiscal years 1999 and 2000. PaineWebber combined the forecast operating results for the 50% interest in VK to be acquired with the forecast operating results of Leviathan to arrive at the pro forma distributable cash flow per Common Unit. PaineWebber compared the combined company's forecast distributable cash flow per Common Unit to Leviathan's stand-alone forecast distributable cash flow per Common Unit. Based on such analyses, the Proposed Transaction would be accretive to Leviathan's distributable cash flow per Common Unit for the forecast fiscal years 1999 and 2000.

         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the PaineWebber opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Leviathan and VK. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and neither Leviathan nor PaineWebber assume responsibility for the accuracy of such analyses and estimates.

         PaineWebber was selected to render a fairness opinion in connection with the Proposal Transaction because PaineWebber is a prominent investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes.

         Pursuant to an engagement letter between Leviathan and PaineWebber dated January 13, 1999, PaineWebber has earned a customary fee for rendering the PaineWebber opinion. PaineWebber's compensation for services in rendering the opinion was not contingent upon the results of the opinion. In addition, PaineWebber will be reimbursed for certain of its related expenses. Leviathan also agreed, under separate agreement, to indemnify PaineWebber, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling PaineWebber or any of its affiliates against certain liabilities, including liabilities under federal securities laws.

         In the past, PaineWebber and/or its affiliates have provided investment banking and other financial services to Leviathan and have received fees for rendering these services.

         In the ordinary course of business, PaineWebber and its affiliates may trade the securities of Leviathan and El Paso for their own accounts and for the accounts of their customers and, accordingly, may at any time hold long or short positions in such securities.

                   BUSINESS OF VIOSCA KNOLL GATHERING COMPANY

OVERVIEW

         VK, a Delaware general partnership currently owned 50% by Leviathan and 50% by El Paso, was formed in May 1994 to construct, own and operate a non-jurisdictional gathering system designed to serve the Main Pass, Mississippi Canyon and Viosca Knoll areas of the Gulf of Mexico (the "Gulf"), southeast of New Orleans, Louisiana (the "VK system"). The VK system has a maximum design capacity of approximately 1 billion cubic feet ("Bcf") of gas per day and consists of 125 miles of predominantly 20-inch gas pipelines and a large compressor. VK provides its customers access to the facilities of a number of major interstate pipelines, including Tennessee Gas Pipeline Company, Columbia Gulf Transmission Company, Southern Natural Gas Company, Transcontinental Gas Pipe Line and Destin Pipeline Company.

         The base system, comprised of (i) an approximately 94 mile, 20-inch diameter pipeline from a platform in Main Pass Block 252 owned by Shell Offshore, Inc. ("Shell") to a pipeline owned by Tennessee Gas Pipeline Company at South Pass Block 55 and (ii) a six mile, 16-inch diameter pipeline from an interconnection with the 20-inch diameter pipeline at Viosca Knoll Block 817 to a pipeline owned by Southern Natural Gas Company at Main Pass Block 289, was constructed in 1994. A 7,000 horsepower compressor was installed in 1996 on Leviathan's Viosca Knoll 817 platform to allow VK to effect deliveries at the operating pressures on downstream interstate pipelines with which it is interconnected. The additional capacity created by such compression allowed VK to transport new gas volumes during 1997 from the Shell-operated Southeast Tahoe and Ram-Powell fields as well as other new deepwater projects in the area. In 1997, VK added approximately 25 miles of parallel 20-inch pipelines.

         During 1998, the VK system gathered an average of approximately 560 million cubic feet ("MMcf") of gas per day, approximately 93% of which was from firm commitments. Generally speaking, VK's customers commit their interest in producing fields to the system for the life of the reserves. VK's primary customers are Shell, Snyder Oil Corporation (formerly Delmar Operating, Inc.) and Flextrend Development Company, L.L.C., a subsidiary of Leviathan ("Flextrend"). Flextrend's production represented 6% of VK's throughput during 1998.

         VK has a revolving credit facility with a syndicate of commercial banks to provide up to $100 million for working capital needs. VK's ability to borrow money under the facility is subject to certain customary terms and conditions, including borrowing base limitations. The VK credit facility is secured by a substantial portion of VK's assets and matures on December 20, 2001. As of December 31, 1998, VK had $66.7 million outstanding under its credit facility bearing interest at an average floating rate of 6.6% per annum. Currently, approximately $33.3 million of additional funds are available under the VK credit facility.

         Prior to closing the Proposal Transaction, consent must be obtained from lenders under the VK credit facility, as well as the Leviathan credit facility. At such time, either or both of such facilities may be restructured. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Sources of Cash."

         Upon consummation of the Proposal Transaction, Leviathan would be the beneficial owner of 99% of VK and have the option to acquire the remaining 1% interest for a six month period of time beginning one year after the consummation of the Proposal Transaction.

         VK's principal executive office is located at the El Paso Energy Building, 1001 Louisiana, Houston, Texas 77002 and the phone number is (713) 420-2131.

RISKS INHERENT IN VK'S BUSINESS

         Having owned 50% of VK since its formation in 1994, Leviathan is familiar with, and its other operations generally have risks similar to, the risks associated with VK's business. Some of those risks are identified below:

                   The VK system must access additional reserves to offset the natural decline in production from existing wells connected to its pipelines and wells to be connected thereto. Development of additional reserves in areas accessible to the VK system will require significant capital expenditures by third party producers. Such development will depend on certain economic and business factors beyond the control of VK. Furthermore, no assurance can be given that the production therefrom will be transported by the VK system since VK will compete for such transportation with other pipelines.

                    Competition within the gas pipeline industry is intense and often heightened during the highs and lows of business cycles. Generally, such cycles are closely related to oil and gas commodity prices, which may decline rapidly, as has occurred within the last nine months. The direction of these prices in the future and the resultant effect on VK's business, including throughput levels and transportation rates, is uncertain. There can be no assurance that economic conditions will be favorable in the near future for VK's business. See "-- Business and Properties of Leviathan -- Competition" and
"-- Business and Properties of Leviathan -- Industry Conditions."

                    Revenues will decrease to the extent pipeline operations are curtailed due to safety concerns or damage caused by natural disasters or other events not controlled by VK, possibly impairing Leviathan's ability to make cash distributions to the Unitholders.

                   VK could be adversely affected by environmental costs and liabilities that may be incurred.

                   Cash distributions will depend upon VK's future performance, which will depend primarily on throughput levels achieved and the rates applicable thereto. Throughput levels and rates will be affected by a number of factors, many of which are beyond the control of VK. Accordingly, there can be no assurance that VK will generate and distribute any minimum level of cash.

                   Cash distributions from VK to Leviathan could be interrupted or prohibited under the terms of its credit facility, thereby reducing the cash available for distribution to the Unitholders. The assets of VK are pledged to secure VK's $100 million revolving credit facility, the terms of which limit or prohibit distributions under certain circumstances. Further, the lenders under the credit facility have the right to foreclose on the assets of VK if an event of default occurs.

                  INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

         El Paso has an inherent conflict of interest with respect to the Proposal Transaction. First, an indirect wholly-owned subsidiary of El Paso, Leviathan Gas Pipeline Company, serves as the general partner of Leviathan and owns a combined 27.3% effective interest in Leviathan. In addition, the seller of the VK interest, EPEC Deepwater Gathering Company ("EPEC Deepwater"), is an indirect wholly-owned subsidiary of El Paso. El Paso acquired its ownership of EPEC Deepwater in connection with its November 1996 acquisition of Tenneco, Inc. and its subsidiaries. Second, El Paso's share of any distributions from VK to Leviathan that are then distributed by Leviathan to its Unitholders will be greater than El Paso's effective ownership interest in Leviathan (estimated to be up to 35.8% after closing the Proposal Transaction) to the extent the General Partner continues to receive Incentive Distributions (as defined herein) when Leviathan achieves certain financial targets. Third, if the Proposal Transaction is consummated, the Common Units, coupled with the related registration rights, would provide El Paso with more liquidity than its current direct interest in VK.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

ALLOCATION OF GAIN AND LOSS

         As generally required by Section 704(c) of the Internal Revenue Code (the "Code"), certain items of Leviathan's partnership income, deduction, gain and loss are allocated ("Section 704(c) Allocations") solely for tax purposes to account for (i) the difference between the tax basis and fair market value of property with respect to the Units currently outstanding (the "Current Book-Tax Disparity") and (ii) the difference between the tax basis and fair market value of property contributed in exchange for additional Units (the "Additional Book-Tax Disparity") at the time the additional Units are issued. Section 704(c) Allocations are generally intended to cause partners who did not contribute property to receive allocations of depreciation, gain or loss from contributed properties equal to that which they would have received had such properties actually had a tax basis equal to their fair market value when contributed to Leviathan. For purposes of the Section 704(c) Allocations, the current Unitholders and the General Partner are deemed to have contributed all of Leviathan's assets to Leviathan at the time the additional Units are issued. Thus, pursuant to the Section 704(c) Allocations and as a result of the Current Book-Tax Disparity, the current holders of Units and the General Partner may suffer a reduction to their respective allocations of tax depreciation, gain or loss following the issuance of the additional Common Units. Section 704(c) Allocations attributable to any Additional Book-Tax Disparity will, however, accrue to the benefit of current Unitholders and the General Partner. After an analysis of the effect of the Section 704(c) Allocations, the General Partner does not believe that the issuance of additional Units in the Proposal Transaction will have a material adverse impact on current Unitholders. Treasury Regulations permit curative allocations similar to those provided for by the Partnership Agreement. However, the application of those regulations in the context of a publicly traded partnership existing at the time of promulgation is unclear. Because such curative allocations are consistent with the General Partner's view of the purposes of Section 704(c) and with the principles of the regulations, the General Partner believes that it is a reasonable method under the regulations and that it is unlikely that the Internal Revenue Services (the "IRS") will challenge the curative allocations. Nonetheless, if the IRS were to litigate the matter, it is uncertain whether the curative allocations would be respected by a court. The General Partner believes that there is substantial authority (within the meaning of Section 6662 of the Code) for Leviathan's tax reporting position, and that no penalties would be applicable if the IRS were to litigate successfully against the curative allocations. Because Leviathan has a relatively low tax basis in its properties, a successful challenge by the IRS of the curative allocation would result in ratios of taxable income to cash distributions received by the Unitholders that are materially higher than would be the case if the curative allocations were respected.

Termination

         Under the Code, a partnership will be considered to have been terminated for tax purposes if within a 12-month period there is a sale or exchange of 50% or more of the interests in partnership capital and profits. A partnership interest that changes hands more than once during a 12-month period will only be counted once for purposes of determining whether a termination has occurred.

         Contribution of the 49% interest in VK, in addition to other transfers in a twelve month period, would result in a constructive termination of VK for federal income tax purposes. A termination of VK would result in the closing of VK's taxable year. New tax elections required to be made by VK, including a new election under Section 754 of the Code, must be made subsequent to a termination, and a termination could result in a deferral of VK's deductions for depreciation. A termination could also result in penalties if VK were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject VK to, any tax legislation enacted prior to the termination. The General Partner does not believe that the contribution of the 49% interest in VK will result in a constructive termination.

                             SUMMARY FINANCIAL DATA


        SUMMARY PRO FORMA AND HISTORICAL CONDENSED CONSOLIDATED FINANCIAL
                                DATA OF LEVIATHAN

         The unaudited pro forma condensed consolidated financial data of Leviathan is based on the assumptions described in the notes to the unaudited pro forma condensed consolidated financial statements located on pages F-3 through F-7 and is not necessarily indicative of the results of operations that may be achieved in the future. The summary condensed consolidated financial information of Leviathan as of and for each of the nine months ended September 30, 1998 and 1997 was derived from Leviathan's unaudited financial statements included elsewhere in this Proxy Statement. Leviathan believes that all material adjustments, consisting only of normal recurring adjustments necessary for the fair presentation of Leviathan's interim results, have been included. The historical financial data of Leviathan for each of the three years ended December 31, 1997, 1996 and 1995, and as of December 31, 1997 and 1996 was derived from Leviathan's consolidated financial statements and notes thereto included elsewhere in this Proxy Statement. The historical financial data as of December 31, 1995 has been derived from the historical consolidated financial statements of Leviathan (not included herein). The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto listed on pages F-1 and F-2.


                                                  PROFORMA                                   HISTORICAL
                                           --------------------------  ----------------------------------------------------------
                                           Nine Months                  Nine Months Ended
(In thousands, except per Unit amounts)       Ended     Year Ended          September 30,                Year Ended December 31,
                                           September 30, December 31,  ----------------------    --------------------------------
                                              1998          1997         1998        1997          1997         1996       1995
                                           (unaudited)  (unaudited)   (unaudited) (unaudited)
STATEMENT OF OPERATIONS:
Oil and gas sales.......................    $ 22,740      $ 58,106     $ 22,270     $ 49,124     $ 58,106     $ 47,068   $  1,858
Gathering, transportation and platform
    services ...........................      33,612        40,457       12,866       14,005       17,329       24,005     20,547
Equity in earnings .....................      12,533        21,017       19,181       21,599       29,327       20,434     19,588
                                            --------      --------     --------     --------     --------     --------   --------
         Total revenue .................      68,885       119,580       54,317       84,728      104,762       91,507     41,993
                                            --------      --------     --------     --------     --------     --------   --------

Operating expenses .....................      10,347        13,342        8,558        8,674       11,352        9,068      4,092
Depreciation, depletion and
    amortization .......................      25,859        50,170       21,897       39,474       46,289       31,731      8,290
Impairment, abandonment and other ......      (1,131)       21,222       (1,131)      21,222       21,222         --         --
General and administrative expenses and
  management fee .......................      14,064        14,786       13,937       10,219       14,661        8,540      7,069
                                            --------      --------     --------     --------     --------     --------   --------
         Total operating costs .........      49,139        99,520       43,261       79,589       93,524       49,339     19,451
                                            --------      --------     --------     --------     --------     --------   --------

Operating income .......................      19,746        20,060       11,056        5,139       11,238       42,168     22,542
Interest income and other ..............         586         1,515          552        1,322        1,475        1,710      1,884
Interest and other financing costs .....     (16,235)      (15,576)     (13,711)     (10,350)     (14,169)      (5,560)      (833)
Minority interest in (income) loss .....        (200)         (254)          12           34            7         (427)      (251)
                                            --------      --------     --------     --------     --------     --------   --------
Income (loss) before income taxes ......       3,897         5,745       (2,091)      (3,855)      (1,449)      37,891     23,342
Income tax benefit .....................         371           311          371          238          311          801        603
                                            --------      --------     --------     --------     --------     --------   --------
         Net income  (loss).............    $  4,268      $  6,056     $ (1,720)    $ (3,617)    $ (1,138)    $ 38,692   $ 23,945
                                            ========      ========     ========     ========     ========     ========   ========
Basic and diluted income (loss) per
    Unit................................    $   0.13      $   0.19     $  (0.06)    $  (0.14)    $  (0.06)    $   1.57   $   0.97
                                            ========      ========     ========     ========     ========     ========   ========
Distributions declared per Common Unit..    $  1.575      $   1.85     $  1.575     $   1.35     $   1.85     $   1.45   $   1.20
                                            ========      ========     ========     ========     ========     ========   ========
Distributions declared per Preference
    Unit ...............................    $  1.325      $   1.85     $  1.325     $   1.35     $   1.85     $   1.45   $   1.20
                                            ========      ========     ========     ========     ========     ========   ========


BALANCE SHEET DATA (AT END OF PERIOD):
Property, plant and equipment, net......    $340,336          (a)      $207,007     $187,338     $200,639     $286,555   $285,275
Equity investments .....................     167,139          (a)       185,148      182,493      182,301      107,838     82,441
Total assets ...........................     526,926          (a)       405,300      395,738      409,842      453,526    398,696
Notes payable ..........................     345,415          (a)       291,000      220,000      238,000      227,000    135,780
Partners' capital:
    Preference unitholders .............       7,587          (a)         7,587      170,481      163,426      196,224    192,225
    Common unitholders .................     164,721          (a)       101,276      (12,944)     (15,400)      (3,969)    (5,380)
    General partner ....................     (12,316)         (a)       (12,962)      (2,612)      (4,060)        (232)        (4)
         Total partners' capital .......     159,992          (a)        95,901      154,925      143,966      192,023    186,841
Book value per Unit ....................        5.83          (a)          3.94         (a)          5.91         (a)        (a)


----------------------
(a)  Information has not been included as it is not required.

                          SUMMARY CONDENSED FINANCIAL
                     DATA OF VIOSCA KNOLL GATHERING COMPANY

         The condensed financial information of VK as of and for each of the nine months ended September 30, 1998 and 1997 and for each of the three years ended December 31, 1997, 1996 and 1995 and at December 31, 1997 and 1996 was derived from VK's financial statements included elsewhere in this Proxy Statement. VK believes that all material adjustments, consisting only of normal recurring adjustments necessary for the fair presentation of VK's interim results, have been included. The historical financial data of VK as of December 31, 1995 has been derived from the historical financial statements of VK (not included herein). The information set forth below should be read in conjunction with financial statements and notes thereto listed on pages F-1 and F-2.

                                                                      HISTORICAL
                                              -------------------------------------------------------------

(In thousands)                                  Nine Months Ended
                                                  September 30,                Year Ended December 31,
                                              ----------------------     ----------------------------------
                                                1998          1997          1997         1996         1995
                                             (unaudited)  (unaudited)
STATEMENT OF OPERATIONS (a):
Transportation services ..................    $  20,746     $ 16,171     $  23,128     $ 13,923     $ 7,107
Oil and gas sales ........................          470         --            --           --          --
                                              ---------     --------     ---------     --------     -------
         Total revenue ...................       21,216       16,171        23,128       13,923       7,107
                                              ---------     --------     ---------     --------     -------

Operating expenses .......................        1,789        1,302         1,990          298         403
Depreciation .............................        2,907        1,791         2,474        2,269       2,224
General and administrative expenses ......          127          100           125          126         118
                                              ---------     --------     ---------     --------     -------
         Total operating costs ...........        4,823        3,193         4,589        2,693       2,745
                                              ---------     --------     ---------     --------     -------

Operating income .........................       16,393       12,978        18,539       11,230       4,362
Interest income ..........................           34           14            40         --          --
Interest and other financing costs .......       (3,131)      (1,374)       (1,959)         (90)       --
Minority interest in income ..............         --           --            --           --          --
                                              ---------     --------     ---------     --------     -------
         Net  income .....................    $  13,296     $ 11,618     $  16,620     $ 11,140     $ 4,362
                                              =========     ========     =========     ========     =======

Distributions paid to partners ...........    $  14,900     $  5,825     $  19,300     $ 36,900     $ 5,650
                                              =========     ========     =========     ========     =======


BALANCE SHEET DATA (AT END OF PERIOD) (a):
Property, plant and equipment, net .......    $  98,156     $ 80,459     $  97,708     $ 71,108     $64,664
Total assets .............................      104,316       85,199       101,358       75,957      66,321
Notes payable ............................       66,200       42,500        52,200       33,300        --
Partners' capital ........................       36,018       40,271        37,622       39,982      62,723


---------------------
(a) Information for book value per share, net income per share and dividends per share have not been included as it is not applicable to VK, a Delaware general partnership consisting of two partners.

                      BUSINESS AND PROPERTIES OF LEVIATHAN

         Unless the context otherwise requires, references in this section to Leviathan shall include the operations and ownership of Leviathan and its subsidiaries.

OVERVIEW

         Leviathan is primarily engaged in the gathering, transportation and production of natural gas and crude oil in the Gulf. Through its subsidiaries and joint ventures, Leviathan owns interests in certain significant assets, including (i) eight natural gas pipelines (the "Gas Pipelines"), (ii) a crude oil pipeline system ("Poseidon" and collectively with the Gas Pipelines, the "Pipelines"), (iii) six strategically located multi-purpose platforms, (iv) a dehydration facility, (v) four producing oil and gas properties and (vi) an undeveloped oil and gas property. The General Partner performs all management and operational functions for Leviathan and its subsidiaries. The General Partner became an indirect wholly-owned subsidiary of El Paso pursuant to a merger with DeepTech International Inc. ("DeepTech") on August 14, 1998. See "--Recent Events--1998--Merger."

         Leviathan, a Delaware limited partnership, was formed in December 1992 with the principal objective of becoming a major natural gas gatherer and transporter in the Gulf. In the last five years, Leviathan's operations have grown through acquisitions, pipeline expansions and the development of oil and gas reserves. As of December 31, 1993, Leviathan had interests in seven pipeline systems, extending over approximately 721 miles, which transported an average of
2.3 Bcf of gas per day. From that date, Leviathan has (i) acquired all of the Manta Ray system and constructed and acquired a 50% interest in the VK system in 1994; (ii) constructed two multi-purpose platforms located at Viosca Knoll Block 817 and Garden Banks Block 72 in 1995 and early 1996, respectively; (iii) formed Flextrend to acquire, develop and produce significant working interests in oil and gas reserves located in the Gulf in 1995; (iv) completed construction of Poseidon, in which Leviathan owns a 36% working interest, in 1996; (v) acquired a 25.67% interest in Nautilus and Manta Ray Offshore, to which Leviathan contributed substantially all of the Manta Ray system (originally acquired in 1994), in 1997; and (vi) constructed a multi-purpose platform located in East Cameron Block 373 and acquired a 100% working interest in the Sunday Silence Property (described below) in 1998. Accordingly, as of December 31, 1998, Leviathan had interests in eight pipeline systems, extending over approximately 1,500 miles, which transported an average of approximately 3.1 Bcf of gas and 130,000 barrels of oil per day, as well as certain strategically located platforms and other facilities and oil and gas properties. This growth has strengthened Leviathan's underlying assets and positioned it to capitalize on growth opportunities in the Gulf.

         Leviathan commenced operations in February 1993 in connection with an approximately $112 million initial public offering of Preference Units. As a result of that public offering, the General Partner held the 1% general partner interest and all of the Common Units and the public held all of the Preference Units. In June 1994, Leviathan completed a second public offering of Preference Units for approximately $84 million. In August 1998, approximately 94% of the Preference Units then outstanding were converted to Common Units. See "--Recent Events--1998--Conversion of Preference Units into Common Units."

         As of January 15, 1999, Leviathan had 1,016,906 Preference Units and 23,349,988 Common Units outstanding. The public owns Units representing a 72.7% effective limited partnership interest in Leviathan. The General Partner owns a 27.3% effective interest in Leviathan, comprised of its ownership of a 25.3% limited partner interest in the form of 6,291,894 Common Units of Leviathan, a 1% general partner interest in Leviathan and a 1% nonmanaging member interest in certain of Leviathan's subsidiaries. The Preference Units and the Common Units are listed on the NYSE under the symbols "LEV.P" and "LEV," respectively. The closing prices of the Preference Units and Common Units on the NYSE on January 15, 1999 were $18.00 and $20.8125 per Unit, respectively.

         Leviathan's principal executive office is located at the El Paso Energy Building, 1001 Louisiana, Houston, Texas 77002 and its phone number is (713) 420-2131.

RECENT EVENTS--1998

         Conversion of Preference Units into Common Units. On May 6, 1998, Leviathan notified the holders of its 18,075,000 then outstanding Preference Units of their right to convert their Preference Units into an equal number of Common Units within a 90-day period. On August 5, 1998, the conversion period expired and holders of 17,058,094 Preference Units, representing approximately 94% of the Preference Units then outstanding, had elected to convert to Common Units. As a result, the Preference Period ended and the Common Units (including the 6,291,894 Common Units held by the General Partner) became the primary listed security on the NYSE under the symbol "LEV." A total of 1,016,906 Preference Units remain outstanding and now trade as Leviathan's secondary listed security on the NYSE under the symbol "LEV.P."

         The remaining Preference Units retain their distribution preferences over the Common Units; that is, holders of such Preference Units will be paid up to the minimum quarterly distribution of $0.275 per Unit before any quarterly distributions are made to the Common Units or the General Partner. However, Preference Units will not receive any distributions in excess of the minimum quarterly distribution of $0.275 per Unit. Only Common Units and the General Partner will be eligible to receive any of such excess distributions.

         In accordance with the Partnership Agreement, holders of the remaining Preference Units will have the opportunity to convert their Preference Units into Common Units in May 1999 and May 2000. Thereafter, any remaining Preference Units may, under certain circumstances, be subject to redemption. See "Description of Leviathan's Units--General--Preference Units."

         Merger. Effective August 14, 1998, El Paso completed the acquisition of DeepTech by merging a wholly-owned subsidiary of El Paso with and into DeepTech (the "Merger") pursuant to the Agreement and Plan of Merger dated as of February 27, 1998 (as amended, the "Merger Agreement"). The material terms of the Merger and the transaction contemplated by the Merger Agreement and other agreements as these agreements relate to Leviathan are as follows:

         (a) El Paso acquired the minority interests of Leviathan Holdings Company, which owns 100% of the General Partner, and two other subsidiaries of DeepTech primarily held by DeepTech management for an aggregate of $55.0 million. Prior to the Merger, Leviathan Holdings Company was owned 85% by DeepTech. As a result, El Paso owns 100% of the General Partner interest in Leviathan and an overall 27.3% effective interest in Leviathan.

         (b) In June 1998, Tatham Offshore, Inc. ("Tatham Offshore"), an affiliate of Leviathan through August 14, 1998, canceled its reversionary interests in certain oil and gas properties owned by Leviathan.

         (c) On August 14, 1998, Tatham Offshore transferred its remaining assets located in the Gulf to Leviathan in consideration of the redemption by Tatham Offshore of its 7,500 shares of Series B 9% Senior Convertible Preferred Stock (the "Senior Preferred Stock") owned by Leviathan (the "Redemption Agreement"). Under the terms of the Redemption Agreement, Leviathan exchanged the Senior Preferred Stock for 100% of Tatham Offshore's right, title and interest in and to VK Blocks 772, 773, 774, 817, 818 and 861 (subject to an existing production payment obligation), West Delta Block 35, Ewing

                  Bank Blocks 871, 914, 915 and 916 and the platform located at Ship Shoal Block 331. The net cash expenditure of Leviathan under the Redemption Agreement totaled $0.8 million representing (i) $2.8 million of abandonment costs relating to wells located at Ewing Bank Blocks 914 and 915 offset by (ii) $2.0 million of net cash generated from producing properties from January 1, 1998 through August 14, 1998. In addition, Leviathan assumed all remaining abandonment and restoration obligations associated with the platform and leases.

         Construction of Multi-Purpose Platform. In 1998, Leviathan placed in service a new 100% owned multi-purpose platform with processing facilities located in East Cameron Block 373 which cost $30.2 million. The four pile production platform is strategically located to exploit deeper water reserves in the East Cameron and Garden Banks areas of the Gulf and is the terminus for an extension of the Stingray system. Kerr McGee Corporation leases the platform from Leviathan under an operating and lease agreement and has committed its production from multiple blocks in the East Cameron and Garden Banks areas to be processed on this platform and transported through the Stingray system.

         Sunday Silence. In October, 1998, Leviathan purchased a 100% working interest in Ewing Bank Blocks 958, 959, 1002 and 1003 (the "Sunday Silence Property"), from a wholly-owned subsidiary of DeepTech for approximately $11.6 million. The Sunday Silence Property, discovered in July 1994, is contained within four lease blocks in the Ewing Bank area of the Gulf in approximately 1,500 feet of water and has received a royalty abatement from the Minerals Management Service of the U.S. Department of the Interior ("MMS") for the first
52.5 million barrels of oil equivalent to be produced from the field. In December 1998, Leviathan announced that the Ewing Bank Block 958 #2 well, a delineation well in the Sunday Silence Property, had been successfully drilled to a total measured depth of 14,396 feet. This well, the third successful well to be drilled in the field, encountered about 80 feet of net pay in two hydrocarbon-bearing sands, including some 65 net feet of high-porosity, high resistivity pay in the main field sand. See "Oil and Gas Properties--Sunday Silence Property."

NATURAL GAS AND OIL PIPELINES

         General. Leviathan conducts a significant portion of its business activities through joint ventures (the "Equity Investees"), organized as general partnerships or limited liability companies, with other major oil and gas companies. The Equity Investees include Stingray Pipeline Company ("Stingray"), U-T Offshore System ("UTOS") and VK, all of which are partnerships, and High Island Offshore System, L.L.C. ("HIOS"), Poseidon Oil Pipeline Company, L.L.C. ("POPCO"), Manta Ray Offshore Gathering Company, L.L.C. ("Manta Ray Offshore"), Nautilus Pipeline Company, L.L.C. ("Nautilus") and West Cameron Dehydration Company, L.L.C. ("West Cameron Dehy"), all of which are limited liability companies. Management decisions related to the Equity Investees are made by management committees comprised of representatives of each partner or member, as applicable, with authority appointed in direct relationship to ownership interests.

         Through its operating subsidiaries and the Equity Investees, Leviathan owns interests in the Gas Pipelines, which are strategically located offshore Louisiana and eastern Texas to gather and transport natural gas for producers, marketers, pipelines and end-users for a fee. The Gas Pipelines include approximately 1,167 miles of pipeline with a throughput capacity of approximately 6.5 Bcf of gas per day. During the years ended December 31, 1998, 1997 and 1996, the Gas Pipelines transported an average of approximately 3.1 Bcf, 2.7 Bcf and 2.7 Bcf, respectively, of gas per day. Each of the Gas Pipelines interconnects with one or more long line transmission pipelines that provide access to multiple markets in the eastern half of the United States.

         None of the Gas Pipelines functions as a merchant to purchase and resell gas, thus avoiding the commodity risk associated with the purchase and resale of gas. Each of Nautilus, Stingray, HIOS and UTOS (together, the "Regulated Pipelines") is currently classified as a "natural gas company" under the Natural Gas Act of 1938, as amended (the "NGA"), and is therefore subject to regulation by the Federal Energy Regulatory Commission ("FERC"), including regulation of rates. None of Manta Ray Offshore, VK, Green Canyon Pipe Line Company, L.L.C. ("Green Canyon"), Ewing Bank Gathering Company, L.L.C. ("Ewing Bank") or Tarpon Transmission Company ("Tarpon") is currently considered a "natural gas company" under the NGA. See "--Regulation."

         Leviathan owns a 36% interest in Poseidon, a major new sour crude oil pipeline system that was built in response to an increased demand for additional sour crude oil pipeline capacity in the central Gulf. During 1998, 1997 and 1996, Poseidon transported an average of approximately 130,000 barrels, 60,500 barrels and 30,000 barrels, respectively, of oil per day.

         The following table sets forth certain information with respect to the Pipelines. The throughput information represents the average throughput net to Leviathan's interest.



                                   Green            Manta Ray
                                  Canyon   Tarpon  Offshore(1)   VK    Stingray   HIOS   UTOS  Nautilus(2) Poseidon
Ownership interest..............   100%     100%     25.67%     50%      50%      40%    33.3%   25.67%      36%
Unregulated (U)/regulated (R)(3)     U        U         U        U        R        R       R        R         U
In-service date.................   1990     1978     1987/88    1994     1975     1977   1978     1997       1996
Approximate capacity (MMcf
   per day).....................    220       80      755(4)  1,000(5)  1,120    1,800  1,200      600       --
Approximate capacity (MBbl
   per day).....................     --       --         --      --      --       --      --       --        400
Aggregate miles of pipeline.....     68       40      225(1)    125       361      203     30      101(2)    297
Average net throughput
   (MMcf/MBbl per day) for
   calendar year ended:
     December 31, 1997..........    148       50      195(6)    194       353      352    105      --(2)      22(8)
     December 31, 1996..........    142       33      217(7)    144       373      372    103      --(2)      11(8)
     December 31, 1995..........     71       42      226(7)     83       352      327    118      --(2)      --(8)

--------------------
(1) In January 1997, Leviathan contributed substantially all of the Manta Ray Gathering System and the Louisiana Offshore Gathering System to Manta Ray Offshore. Leviathan continues to own 100% of two offshore platforms, 19 miles of oil pipeline and 14 miles of gas pipeline which were formerly a part of the Manta Ray Gathering System.

(2)  The Nautilus system was placed in service in late December 1997.

(3) The Regulated Pipelines are subject to extensive rate regulation by the FERC under the NGA. See "--Regulation."

(4) Represents the approximate aggregate capacity of the five pipelines comprising the Manta Ray Offshore system, including approximately 52 miles of pipeline with a capacity of 275 MMcf of gas per day that was placed in service in November 1997.

(5) The original maximum design capacity of the VK system was 400 MMcf of gas per day. In 1996, VK installed a 7,000 horsepower compressor on Leviathan's Viosca Knoll Block 817 platform to allow the VK system to effect deliveries at the operating pressures on downstream interstate pipelines with which it is interconnected, resulting in an increase in throughput capacity to approximately 700 MMcf of gas per day. The additional capacity also allowed the VK system to transport new gas volumes during 1997 from the Shell-operated Southeast Tahoe and Ram-Powell fields as well as other new deepwater projects in the area. In 1997, VK added approximately 25 miles of parallel 20-inch pipelines which increased its throughput capacity to approximately 1,000 MMcf per day.


(6) Represents throughput specifically allocated to Leviathan by Manta Ray Offshore during the initial year of operations.

(7)  Represents 100% ownership interest during this period.

(8) The Poseidon pipeline was placed in service in three phases, in April 1996, December 1996 and December 1997.

         Currently, Leviathan operates all of its 100% owned pipelines and the VK system. The remaining joint venture pipelines are operated by unaffiliated pipeline companies.

         Tarpon System. The Tarpon system, 100% owned and operated by Leviathan, is a non-regulated gas transmission facility consisting of approximately 40 miles of 16-inch diameter offshore pipeline located on the edge of the Shelf, offshore Louisiana. The Tarpon system extends from the Ship Shoal Block 274, South Addition, to the Eugene Island Area, South Addition, in an area of the Gulf adjacent to the Green Canyon gathering system.

         Green Canyon System. The Green Canyon system, 100% owned and operated by Leviathan, consists of approximately 66 miles of 10- to 20-inch diameter pipeline which transports gas from the South Marsh Island, Eugene Island, Garden Banks and Green Canyon areas in the Gulf to the west leg of Transco's South Lateral for transportation to shore in eastern Louisiana.

         VK System. See "Business of Viosca Knoll Gathering Company."

         Stingray System. The Stingray system, owned 50% by Leviathan and 50% by a subsidiary of Natural Gas Pipeline Company ("NGPL"), consists of (i) approximately 361 miles of six- to 36-inch diameter pipeline that transports natural gas from the High Island, West Cameron, East Cameron and Vermilion lease areas in the Gulf to onshore transmission systems at Holly Beach, Cameron Parish, Louisiana, and (ii) approximately 12 miles of 16-inch diameter pipeline and approximately 31 miles of 20-inch diameter pipeline, connecting the Garden Banks Block 191 lease operated by Chevron U.S.A. Production Company and the Garden Banks Block 72 Platform, respectively, to the system.

         High Island Offshore System. HIOS, effectively owned 40% by Leviathan, 40% by subsidiaries of ANR Pipeline Company ("ANR") and 20% by a subsidiary of NGPL, consists of approximately 203 miles of pipeline comprised of three supply laterals, the West, Central and East Laterals, that connect to a 42-inch diameter mainline. HIOS transports gas received from fields located in the Galveston, Garden Banks, High Island, West Cameron and East Breaks areas of the Gulf to a junction platform owned by HIOS located in West Cameron Block 167. There, it interconnects with UTOS and a pipeline owned by ANR for further transportation to points onshore. ANR operates the HIOS system.

         U-T Offshore System. The UTOS system, owned 33 1/3% by Leviathan, 33 1/3% by a subsidiary of ANR and 331/3% by a subsidiary of NGPL, consists of approximately 30 miles of 42-inch diameter pipeline extending from a point of interconnection with HIOS at West Cameron Block 167 to the Johnson Bayou processing facility. The UTOS system transports gas from the terminus of the HIOS system at West Cameron Block 167 to the Johnson Bayou facility, where it interconnects with several pipelines. The UTOS system is essentially an extension of the HIOS system, as almost all the gas transported through UTOS comes from HIOS. UTOS also owns the Johnson Bayou facility, which provides primary gas and liquids separation and gas dehydration for natural gas transported on the HIOS and UTOS systems. ANR operates the UTOS system.

         Nautilus System. The Nautilus system, owned 25.7% by Leviathan, 50% by Shell and 24.3% by Marathon Oil Company ("Marathon"), consists of 101 miles of 30-inch pipeline running downstream from Ship Shoal Block 207 and connecting to a gas processing plant onshore Louisiana operated by Exxon plus certain facilities downstream of the Exxon plant to effect deliveries into multiple interstate pipelines. Affiliates of Marathon and Shell have dedicated for transportation on the Nautilus system significant deepwater acreage positions in the area. Shell operates the Nautilus system.

         Manta Ray Offshore System. The Manta Ray Offshore system, owned 25.7% by Leviathan, 50% by Shell and 24.3% by Marathon, consists of (i) three separate gathering lines, all located offshore Louisiana in the Gulf, which consist of a total of 70 miles of 12- to 24-inch diameter pipeline, each interconnecting offshore with the east leg of the Transco's Southeast Louisiana Lateral, which provides transportation for gas to shore in eastern Louisiana, (ii) approximately 51 miles of dual 14- and 16-inch diameter pipelines, with the 16-inch pipeline extending from Ewing Bank Block 29 and the 14-inch pipeline extending from South Timbalier Block 301 northwesterly to a shallow water junction platform with processing facilities located at Ship Shoal Block 207 and (iii) approximately 46 miles of 24-inch pipeline extending form Green Canyon Block 65 to Ship Shoal Block 207. Affiliates of Marathon and Shell have dedicated for gathering on the Manta Ray Offshore System significant deepwater acreage positions in the area. Shell operates the Nautilus system.

         Poseidon. Poseidon, owned 36% by Leviathan, 36% by a subsidiary of Texaco, Inc. ("Texaco") and 28% by a subsidiary of Marathon, is a major new sour crude oil pipeline system that was built in response to an increased demand for additional sour crude oil pipeline capacity in the central Gulf. Poseidon consists of (i) approximately 118 miles of 16- to 20-inch diameter pipeline extending in an easterly direction from Leviathan's 50%-owned platform located at Garden Banks Block 72 to the Leviathan platform located at Ship Shoal Block 332, (ii) approximately 77 miles of 24-inch diameter pipeline extending in a northerly direction from the Ship Shoal Block 332 platform to Calliou Island, Louisiana, (iii) approximately 60 miles of 16-inch diameter pipeline extending northwesterly from Ewing Bank Block 873 to the Texaco-operated Eugene Island Pipeline System at Ship Shoal Block 141 and (iv) approximately 42 miles of 24-inch diameter pipeline extending in a northerly direction from Calliou Island to Houma, Louisiana.

         POPCO has been successful in obtaining long-term commitments for several properties containing significant reserves. Texaco accepts oil from Poseidon at Larose and Houma, Louisiana and redelivers it to St. James, Louisiana, a significant market hub for batching, processing and transportation of oil. Texaco operates and performs the administrative functions related to Poseidon and POPCO.

OIL AND GAS SUPPLY

         The reserves that are currently available for gathering and transportation on the Pipelines are depleting assets and, as such, will be produced over a finite period. Each of the Pipelines must access additional reserves to offset the natural decline in production from existing wells connected thereto or the loss of any such production to a competitor. Leviathan believes that there will be sufficient reserves available to the Gas Pipelines for transportation to maintain throughput at or near current levels for at least the next five years. Leviathan believes that there should be significant increases in reserves committed to Poseidon over the next several years.

         POPCO commenced operations on Poseidon in April 1996 and placed expansion lines in service in December 1996 and December 1997. Currently, Poseidon is transporting an average of 139,000 barrels of oil per day. In addition to the production commitments from Texaco and Marathon, POPCO has been successful in obtaining long-term commitments of production from several properties containing significant reserves. POPCO has contracted with Phillips Petroleum Company, Amoco Petroleum Company, Anadarko Petroleum Company, Newfield Exploration, Mobil Oil Corporation, Amerada Hess Corporation, Oryx Crude Trading & Transportation Limited Partnership, Sun Operating Limited Partnership, Pennzoil, Enterprise Oil, PLC, Exxon, British Borneo, Reading and Bates, Occidental Petroleum Corporation and Flextrend. In addition, discussions are currently pending with a number of other producers regarding possible commitments of reserves to Poseidon. Leviathan anticipates adding more commitments as new subsalt and deepwater fields are developed in the area which it serves, although there can be no assurance regarding if or when any such commitment would be made or when the production from such commitment would be made or when the production from such commitment would be initiated.

         The Tarpon system experienced a 52% increase in throughput for the year ended December 31, 1997 as compared with the previous year, primarily as a result of new producing fields attached to the system in June and July 1997. The VK system experienced an increase of 34% in throughput during 1997 primarily as a result of new throughput from the Shell-operated Southeast Tahoe and Ram-Powell fields. The Green Canyon system's throughput increased 4% for 1997 as compared with 1996. UTOS experienced a 3% increase in transportation volume for the year ended December 31, 1997 as compared with the previous year.

         The Manta Ray Offshore system experienced a decline in throughput of 9% during 1997 primarily as a result of temporary platform related production problems from two of the fields connected to the system as well as lower production from a low margin field connected to the system. HIOS experienced a 6% decrease in transportation volume for the year ended December 31, 1997 as compared with the previous year. HIOS accesses the East Breaks and Garden Banks areas of the flextrend and deepwater areas of the Gulf. Leviathan believes that development in these and other areas served by HIOS is likely to occur in future years, resulting in additional throughput on HIOS, and partially offsetting the continuing decline in reservoir deliverability from existing wells connected to HIOS. For the year ended December 31, 1997, Stingray experienced a 5% decrease in throughput as compared with the previous year. The Ewing Bank system experienced an 82% decrease in thoughput during 1997 compared with 1996 due to a mechanical problem in May 1997 which shut-in Tatham Offshore's Ewing Bank Block 914 #2 well, the only production then dedicated to the Ewing Bank system. The well and the Ewing Bank system were abandoned in May 1998.

OFFSHORE PLATFORMS AND OTHER FACILITIES

         General. Offshore platforms play a key role in the development of oil and gas reserves and, thus, in the offshore pipeline network. Platforms are used to interconnect the offshore pipeline grid and to provide an efficient means to perform pipeline maintenance and to operate compression facilities, separation, processing and other facilities. In addition to numerous platforms owned by the Equity Investees, Leviathan owns six strategically located platforms in the Gulf.

         VK Block 817. Leviathan constructed a multi-purpose platform located in VK Block 817 (the "VK 817 Platform") in 1995. The VK 817 Platform was used by Leviathan as a base for conducting drilling operations for oil and gas reserves located on the VK Block 817 lease. In addition, the platform serves as a base for landing other deepwater production in the area, thereby generating platform access and processing fees for Leviathan. Leviathan also leases platform space to VK for the location of compression equipment for the VK system.

         Garden Banks Block 72. Leviathan owns a 50% interest in a multipurpose platform located in Garden Banks Block 72 (the "GB 72 Platform"). The GB 72 Platform is located at the south end of the Stingray system and serves as the westernmost terminus of Poseidon. The GB 72 Platform was also used as a drilling and production platform and serves as the landing site for production from Leviathan's Garden Banks Block 117 lease located in an adjacent lease block.

         East Cameron Block 373. In 1998, Leviathan placed in service a new 100% owned multi-purpose platform located in East Cameron Block 373 which cost $30.2 million. The four pile production platform with processing facilities is strategically located to exploit deeper water reserves in the East Cameron and Garden Banks areas of the Gulf and is the terminus for an extension of the Stingray system. Kerr McGee Corporation leases the platform from Leviathan under an operating and lease agreement and has committed its production from multiple blocks in the East Cameron and Garden Banks areas to be processed on this platform and transported through the Stingray system. See "-Recent Events-1998-Construction of Multi-Purpose Platform."

         Ship Shoal Block 332. Leviathan owns a 100% interest in the platform located in Ship Shoal Block 332 which serves as a junction platform for gas pipelines in Manta Ray Offshore's system as well as an eastern junction for Poseidon.

         Ship Shoal Block 331. In August 1998, pursuant to the terms of the Redemption Agreement, Leviathan acquired the Ship Shoal Block 331 platform, a production facility located 75 miles off the coast of Louisiana in approximately 370 feet of water. Pogo Producing Company currently operates this platform under a lease and operating agreement.

         South Timbalier Block 292. The South Timbalier Block 292 platform, a 100%-owned facility located at the easternmost terminus of Manta Ray Offshore's system, serves as a landing site for gas production in the area.

         Other Related Facilities. Through its 50% ownership interest in West Cameron Dehy, Leviathan owns an interest in certain dehydration facilities located at the northern terminus of the Stingray system, onshore Louisiana.

MAINTENANCE

         Each of the Pipelines requires regular and thorough maintenance. The interior of the pipelines are maintained through the regular "pigging" of the lines. Pigging involves propelling a large spherical object through the line which collects, or pushes, any condensate and other liquids on the walls or at the bottom of the pipeline through the line and out the far end. More sophisticated pigging devices include those with scrapers, brushes and x-ray devices; however, such pigging devices are usually deployed only on an as needed basis. Corrosion inhibitors are also injected into all of the systems through the flow stream on a continuous basis. To prevent external corrosion of the pipe, sacrificial anodes are fastened to the pipeline itself at prescribed intervals, providing exterior corrosion protection from sea water. The platforms are painted to the waterline every three to five years to prevent atmospheric corrosion. Sacrificial anodes are also fastened to the platform legs below the waterline to prevent corrosion. A sacrificial anode is a zinc aluminum alloy fixture that is attached to the exterior of a steel object to attract the corrosive reaction that occurs between steel and saltwater to the fixture itself, thus protecting the steel object from corrosion. Remote operated vehicles or divers inspect the platforms below the waterline usually every five years.
         The Stingray, HIOS, VK, Manta Ray Offshore and Poseidon systems include platforms that are manned on a continuous basis. The personnel onboard the platforms are responsible for site maintenance, operations of the facilities on the platform, measurement of the gas stream at the source of production and corrosion control (pig launching and inhibitor injection).

COMPETITION

         Each of the Gas Pipelines is located in or near natural gas production areas that are served by other pipelines. As a result, each of Leviathan's systems face competition from both regulated pipelines and gathering systems with respect to its transportation services. Certain of these pipelines are not subject to the same level of rate and service regulation as, and may have a lower cost structure than, the Gas Pipelines, and other pipelines, such as long-haul transporters, have rate design alternatives unavailable to the Gas Pipelines. Consequently, such pipelines may be able to provide service on more flexible terms and at rates significantly below the rates offered by the Gas Pipelines. The Gas Pipelines' principal interstate pipeline competitors are Shell, Texaco Natural Gas, Inc., ANR Pipeline Company, Transco Energy Company, Trunkline Gas Co., subsidiaries of El Paso, Texas Eastern Transmission Corporation, Sea Robin Pipeline Company, Columbia Gas Transmission Corporation and their affiliates. Poseidon was built as a result of Leviathan's belief that additional sour crude oil capacity was required to transport new subsalt and deepwater oil production to shore. Poseidon's principal competitors for additional crude oil production are the Texaco-operated Eugene Island Pipeline System and the Shell-operated Amberjack System. The Pipelines compete for new production with these and other competitors on the basis of geographic proximity to the production, cost of connection, available capacity, transportation rates and access to onshore markets. In addition, the ability of the Pipelines to access future reserves will be subject to the ability of the Pipelines or the producers to fund the anticipated significant capital expenditures required to connect the new production. See "--Industry Conditions."

CUSTOMERS AND CONTRACTS

         General. The Gas Pipelines gather and transport gas under both firm and interruptible transportation service agreements. Under firm service agreements, a pipeline is obligated to receive and deliver up to a specified maximum quantity of gas without interruption, except upon occurrence of a force majeure event. Firm customers often pay a two part rate, a demand charge and a commodity charge. The demand charge is payable monthly based on the maximum contract quantity the pipeline is obligated to transport, without regard to the quantity actually transported during such month. The commodity charge is payable monthly based on the actual quantity of gas transported during such month. However, many of the Gas Pipelines' firm customers pay only a one part rate that includes both the demand and commodity components of the rate. Under interruptible contracts, a pipeline is usually obligated to receive and deliver up to a specified maximum quantity of gas, subject to availability of capacity, on a first-come, first-served basis. Interruptible customers pay only a one-part commodity rate that includes both the demand and commodity elements of the firm rate. Poseidon receives crude oil from the leases connected to the pipeline under long-term buy/sell agreements.

         Principal Customers. See Leviathan's consolidated financial statements and notes thereto located elsewhere in this Proxy Statement for certain information regarding Leviathan's principal transportation customers.

OIL AND GAS PROPERTIES

         General. Leviathan conducts exploration and production activities through Flextrend, an independent energy company engaged in the development and production of reserves located offshore the United States in the Gulf focusing principally on the flextrend and deepwater areas. As of December 31, 1997, Leviathan owned interests in three lease blocks in the Gulf comprising 17,280 gross (10,080 net) acres. See "--Oil and Gas Reserves" for a discussion of the assumptions used in, and inherent difficulties relating to, estimating reserves. Leviathan sells all of its oil and gas production to Offshore Gas Marketing, Inc., an affiliate of Leviathan.

         In 1995, Leviathan acquired from Tatham Offshore a 75% working interest in VK Block 817, a 50% working interest in Garden Banks Block 72 and a 50% working interest in Garden Banks Block 117 (the "Acquired Properties") subject to certain reversionary rights.

         In connection with the merger of DeepTech and El Paso, Tatham Offshore relinquished its reversionary rights relating to the Acquired Properties and Leviathan exchanged 7,500 shares of Tatham Offshore 9% Senior Convertible Preferred Stock held by Leviathan for 100% of Tatham Offshore's right, title and interest in and to VK Blocks 772, 773, 774, 817, 818 and 861, West Delta Block 35, Ewing Bank Blocks 871, 914, 915 and 916 and the platform located on Ship Shoal Block 331. See "--Recent Events--Merger."

         In October 1998, Leviathan acquired the Sunday Silence Property from a wholly-owned subsidiary of El Paso for approximately $11.6 million.

         Sunday Silence Property. Leviathan owns a 100% working interest in the Sunday Silence Property, Ewing Bank Blocks 958, 959, 1002 and 1003, a recently discovered and currently undeveloped field that is comprised of 20,160 gross acres located in water depths ranging from 1,400 to 1,600 feet. In July 1994, Tatham Offshore completed the drilling of an exploratory well, the Ewing Bank 958 #1. Logs and sidewall cores indicate that the Ewing Bank 958 #1 well contains approximately 380 feet of oil and gas pay. The Ewing Bank 958 #1 well, which was drilled to a total measured depth of 17,600 feet, identified pay zones in the Pliocene aged formations lying primarily at measured depths between 10,000 and 15,000 feet. Tatham Offshore completed drilling a second well at Ewing Bank Block 1003 in September 1994 to delineate the field. During October 1994, the Ewing Bank 1003 #1 delineation well was flow-tested at a rate of approximately 8,700 barrels of oil and 5.4 MMcf of gas per day. In December 1998, Leviathan announced that a third delineation well in the Sunday Silence Property, Ewing Bank Block 958 #2, had been successfully drilled to a total measured depth of 14,396 feet. This well encountered about 80 feet of net pay in two hydrocarbon-bearing sands, including some 65 net feet of high-porosity, high resistivity pay in the main field sand. Leviathan plans to continue development in 1999. The Sunday Silence Property has received royalty abatement from the MMS for the first 52.5 million barrels of oil equivalent to be produced from the field.

         Viosca Knoll Block 817. Viosca Knoll Block 817 is a producing property that is comprised of 5,760 gross and net acres located 40 miles off the coast of Louisiana in approximately 670 feet of water. Leviathan owns a 100% working interest in Viosca Knoll Block 817 from the sea-floor through the stratigraphic equivalent of the base of the Tex X-6 Sand. The property is subject to a production payment.

         Leviathan, as operator, concluded a drilling program and placed eight wells on production on Viosca Knoll Block 817. Leviathan does not anticipate drilling any more wells or having any other major expenditures with respect to this property except for the possible recompletion of certain existing wells. From inception of production in December 1995 through December 31, 1997, the Viosca Knoll project has produced 32,937 MMcf of gas and 64,770 barrels of oil, net to Leviathan's interest. The Viosca Knoll Block 817 is currently producing an aggregate of approximately 50 MMcf of gas per day. Gas production from the Viosca Knoll Block 817 is dedicated to Leviathan for gathering through the VK system and oil production was transported through a Shell-operated system.

         Garden Banks Block 72. Garden Banks Block 72 covers 5,760 gross (2,880 net) acres and is located 120 miles off the coast of Louisiana in approximately 550 feet of water. Tatham Offshore and Midcon Exploration Company ("MidCon Exploration") jointly bought the Garden Banks Block 72 lease in 1991. In June 1995, Leviathan acquired from Tatham Offshore its 50% working interest (approximately 40.2% net revenue interest) in Garden Banks Block 72. MidCon Exploration owns the remaining 50% working interest in Garden Banks Block 72.

         Since May 1996, Leviathan has placed five wells on production at Garden Banks Block 72. Leviathan does not anticipate drilling any more wells or having any other major expenditures with respect to this property except for the possible recompletion of certain existing wells. Production at Garden Banks Block 72 totaled 2,081 MMcf of gas and 629,280 barrels of oil, net to Leviathan's interest, from the inception of production in May 1996 through December 31, 1997. The five wells are currently producing a total of approximately 1,500 barrels of oil and 5 MMcf of gas per day. Gas production from Garden Banks Block 72 is being transported through the Stingray system and the oil production is delivered to Poseidon.

         Garden Banks Block 117. Garden Banks Block 117 covers 5,760 gross (2,880 net) acres adjacent to Garden Banks Block 72 and is located in approximately 930 feet of water. Tatham Offshore and MidCon Exploration jointly acquired the Garden Banks Block 117 lease from Shell Offshore, Inc. under a farm-in arrangement which provides that Shell retains a 1/12 overriding royalty interest in Garden Banks Block 117 with an option to convert the overriding royalty interest into a 30% working interest after the property has produced 25 million net equivalent barrels of oil. In November 1994, Tatham Offshore completed the drilling of its Garden Banks 117 #1 well. In June 1995, Leviathan acquired from Tatham Offshore its 50% working interest (approximately 37.5% net revenue interest) in Garden Banks Block 117. MidCon Exploration owns the remaining 50% working interest in Garden Banks Block 117.

         In July 1996 and May 1997, Leviathan completed and initiated production from the Garden Banks Block 117 #1 and #2 wells, respectively, which are currently producing a total of approximately 1,400 barrels of oil and 3 MMcf of gas per day. Since inception of production through December 31, 1997, Garden Banks Block 117 produced 896 MMcf of gas and 499,925 barrels of oil, net to Leviathan's interest. Leviathan does not anticipate drilling any more wells on this property except for a recompletion of the Garden Banks 117 #2 well. Gas production from Garden Banks Block 117 is transported on the Stingray system and oil production is delivered to Poseidon.

         West Delta Block 35. Pursuant to the Redemption Agreement, Leviathan acquired a 38% non-operating working interest in West Delta Block 35, a producing field located 10 miles off the coast of Louisiana in approximately 60 feet of water covering 4,985 gross (1,894 net ) acres. The West Delta Block 35 field commenced production in July 1993 and two wells are currently producing in the aggregate approximately 8 MMcf of gas and 16 barrels of oil per day.

COMPETITION

         The exploration and production of oil and gas is highly competitive and cyclical. Competition in the industry has increased significantly during the last several years due to an increase in worldwide demand for oil and gas, which has stabilized and periodically increased the prices of those commodities. However, from the mid 1980's through the early 1990's, increases in worldwide energy production capability, decreases in energy consumption as a result of conservation efforts, and the continued development of alternate energy sources have brought about substantial surpluses in oil and gas supplies, resulting in substantial competition for the marketing of oil and gas. As a result, there were precipitous declines in oil and gas prices and delays in producing and marketing natural gas after it is discovered. Changes in government regulations relating to the production, transportation and marketing of gas have also resulted in the abandonment by many pipelines of long-term contracts for the purchase of gas, the development by gas producers and other entities of their own marketing programs to take advantage of new regulations requiring pipelines to transport natural gas for regulated fees and an increasing tendency to rely on short-term sales contracts priced at spot market prices.
See "--Regulation" and "--Industry Conditions."

         Many of Leviathan's competitors have financial and other resources substantially in excess of those available to Leviathan and may, accordingly, be better positioned to acquire and exploit prospects, hire personnel and market production. In addition, many of Leviathan's larger competitors may be better able to withstand the effect of changes in factors such as worldwide oil and natural gas prices and levels of production, the cost and availability of alternative fuels and the application of government regulations, which affect demand for oil and natural gas production and are beyond the control of Leviathan.

OIL AND GAS RESERVES

         The following estimates of Leviathan's total proved developed and proved undeveloped reserves of oil and gas as of December 31, 1997 have been made by Netherland, Sewell & Associates, Inc. ("Netherland, Sewell"), an independent petroleum engineering consulting firm.


                                                          Gas (MMcf)
                              Oil (barrels)     --------------------------------------
                             Proved Developed   Proved Developed    Proved Undeveloped
                             ----------------   ----------------    ------------------

Viosca Knoll Block 817......          132,663             22,937                 1,839
Garden Banks Block 72.......          716,141              3,266                    --
Garden Banks Block 117......        1,270,151              2,121                    --
                             ----------------   ----------------    ------------------
       Total                        2,118,955             28,324                 1,839
                             ================   ================    ==================

         In general, estimates of economically recoverable oil and natural gas reserves and of the future net revenue therefrom are based upon a number of variable factors and assumptions, such as historical production from the subject properties, the assumed effects of regulation by governmental agencies and assumptions concerning future oil and gas prices, future operating costs and future plugging and abandonment costs, all of which may vary considerably from actual results. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. For these reasons, estimates of the economically recoverable oil and natural gas reserves attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net revenue expected therefrom, prepared by different engineers or by the same engineers at different sites, may vary substantially. The meaningfulness of such estimates is highly dependent upon the assumptions upon which they are based.

         Furthermore, production from Garden Banks Block 117, Garden Banks Block 72 and Viosca Knoll Block 817 was initiated in July 1996, May 1996 and December 1995, respectively, and, accordingly, estimates of future production are based on this limited history. Estimates with respect to proved undeveloped reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than upon actual production history. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history will result in variations, which may be substantial, in the estimated reserves. A significant portion of Leviathan's reserves is based upon volumetric calculations.

         The following table sets forth, as of December 31, 1997, the estimated future net cash flows and the present value of estimated future net cash flows, discounted at 10% per annum, from the production and sale of the proved developed and undeveloped reserves attributable to Leviathan's interest in oil and gas properties as of such date, as determined by Netherland, Sewell in accordance with the requirements of applicable accounting standards, before income taxes.


                                                                                 December 31, 1997
                                                                 --------------------------------------------------
                                                                     Proved            Proved           Total
                                                                   Developed        Undeveloped         Proved
                                                                 ---------------   ---------------  ---------------
                                                                                  (in thousands)
Undiscounted estimated future net cash flows from
     proved reserves before income taxes(1).......................  $  75,635        $    2,199        $  77,834
Present value of estimated future net cash flows from
     proved reserves before income taxes, discounted
     at 10%.......................................................  $  65,688        $    1,678        $  67,366

--------------------
(1) The average oil and gas prices, as adjusted by lease for gravity and Btu content, regional posted price differences and oil and gas price hedges in place and weighted by production over the life of the proved reserves, used in the calculation of estimated future net cash flows at December 31, 1997 are $17.54 per barrel of oil and $2.49 per Mcf of gas.

         In accordance with applicable requirements of the Commission, the estimated discounted future net revenue from estimated proved reserves are based on prices and costs at fiscal year end unless future prices or costs are contractually determined at such date. Actual future prices and costs may be materially higher or lower. Actual future net revenue also will be affected by factors such as actual production, supply and demand for oil and gas, curtailments or increases in consumption by natural gas purchasers, changes in governmental regulations or taxation and the impact of inflation on costs.

         In accordance with the methodology approved by the Commission, specific assumptions were applied in the computation of the reserve evaluation estimates. Under this methodology, future net cash flows are determined by reducing estimated future gross cash flows to Leviathan for oil and gas sales by the estimated costs to develop and produce the underlying reserves, including future capital expenditures, operating costs, transportation costs, royalty and overriding royalty burdens on certain of Leviathan's properties.

         Future net cash flows were discounted at 10% per annum to arrive at discounted future net cash flows. The 10% discount factor used to calculate present value is required by the Commission, but such rate is not necessarily the most appropriate discount rate. Present value of future net cash flows, irrespective of the discount rate used, is materially affected by assumptions as to timing of future oil and gas prices and production, which may prove to be inaccurate. In addition, the calculations of estimated net revenue do not take into account the effect of certain cash outlays, including, among other things, general and administrative costs, interest expense and Leviathan distributions. The present value of future net cash flows shown above should not be construed as the current market value as of December 31, 1997, or any prior date, of the estimated oil and gas reserves attributable to Leviathan's properties.

PRODUCTION, UNIT PRICES AND COSTS

         The following table sets forth certain information regarding the production volumes of, average unit prices received for and average production costs for Leviathan's sale of oil and gas for the periods indicated:

                                              Oil (barrels)                           Natural Gas (MMcf)
                                         Year Ended December 31,                   Year Ended December 31,
                                 ----------------------------------------   ---------------------------------------

                                    1997          1996           1995          1997          1996          1995
                                 ------------  ------------   -----------   -----------   -----------   -----------

Net production (1)............       801,000       393,000            --        19,792        15,730           392
Average sales price (1).......   $     20.61   $     21.76    $       --    $     2.08    $     2.37    $     2.35
Average production costs (2)..   $      1.98   $      1.59    $       --    $     0.33    $     0.27    $     0.44

---------------------
(1) The information regarding production and unit prices excludes overriding royalty interests.

(2) The components of production costs may vary substantially among wells depending on the methods of recovery employed and other factors, but generally include third party transportation expenses, maintenance and repair, labor and utilities costs.

         The relationship between average sales prices and average production costs depicted by the table above is not necessarily indicative of future results of operations expected by Leviathan.

ACREAGE

         The following table sets forth Leviathan's developed and undeveloped oil and gas acreage as of December 31, 1997. Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas, regardless of whether or not such acreage contains proved reserves. Gross acres in the following table refer to the number of acres in which a working interest is owned directly by Leviathan. The number of net acres is Leviathan's fractional ownership of working interests in the gross acres.


                                             Gross                    Net
                                             ------                  -----
         Developed acreage.................   4,072                  2,654
         Undeveloped acreage...............  13,208                  7,426
                                             ------                  -----
         Total acreage.....................  17,280                 10,080
                                             ======                 ======


OIL AND GAS DRILLING ACTIVITY

         The following table sets forth the gross and net number of productive, dry and total exploratory wells and development wells that Leviathan has drilled in each of the respective years:


                                                              Year Ended December 31,
                                             ------------------------------------------------------------
                                                 1997                   1996                   1995
                                             ---------------       ----------------        --------------
                                             Gross     Net         Gross       Net         Gross      Net
                                             -----   -------       -----       ----        -----     ----
         EXPLORATORY
             Natural Gas ...................    --        --          --         --          --        --
             Oil ...........................    --        --        1.00       0.50          --        --
             Dry ...........................    --        --          --         --          --        --
                                             -----   -------       -----       ----        -----     ----
                  Total ....................    --        --        1.00       0.50          --        --
                                             =====   =======       =====       ====        =====     ====

         DEVELOPMENT
             Natural Gas ...................    --        --        7.00       5.00         1.00     0.75
             Oil ...........................    --        --        5.00       2.75          --        --
             Dry ...........................    --        --        3.00       1.75          --        --
                                             -----   -------       -----       ----        -----     ----
                  Total ....................    --        --       15.00       9.50         1.00     0.75
                                             =====   =======       =====       ====        =====     ====

         The following table sets forth Leviathan's ownership in producing wells at December 31, 1997:

                                             Gross                   Net
                                             -----                   ----
         Natural Gas........................  8.00                   5.75
         Oil................................  7.00                   3.75
                                             -----                   ----
                                             15.00                   9.50
                                             =====                   ====

MAJOR ENCUMBRANCES

         All of the operating assets in which Leviathan owns an interest are owned by subsidiaries or Equity Investees of Leviathan. Substantially all of the assets of Leviathan (primarily its interest in its subsidiaries) and its subsidiaries are pledged as collateral to secure obligations under the Leviathan Credit Facility, as hereinafter defined. In addition, certain of the Equity Investees currently have, and others are expected to have, credit facilities pursuant to which substantially all of such Equity Investees' assets are or would be pledged. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

REGULATION

         The oil and gas industry is extensively regulated by federal and state authorities in the United States. Numerous departments and agencies, both federal and state, have issued rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for the failure to comply. Legislation affecting the oil and gas industry is under constant review and statutes are constantly being adopted, expanded or amended. The regulatory burden on the oil and gas industry increases its cost of doing business.

         General. The design, construction, operation and maintenance of the Gas Pipelines of certain of their gas transmission facilities are subject to regulation by the Department of Transportation under the Natural Gas Pipeline Safety Act of 1968 as amended (the "NGPSA"). Operations in offshore federal waters are regulated by the Department of Interior and the FERC. Under the Outer Continental Shelf Lands Act (the "OCSLA") as implemented by the FERC, pipelines that transport natural gas across the OCS must offer nondiscriminatory transportation of natural gas. Substantially all of the pipeline network owned by the Pipelines is located in federal waters in the Gulf, and the related rights-of-way were granted by the federal government, the agencies of which oversee such pipeline operations. Federal rights-of-way require compliance with detailed federal regulations and orders which regulate such operations.

         Poseidon is subject to regulation under the Hazardous Liquid Pipeline Safety Act ("HLPSA"). Operations in offshore federal waters are regulated by the Department of the Interior. In addition, under the OCSLA, as implemented by the FERC, pipelines that transport crude oil across the OCS must offer "equal access" to other potential shippers of crude. The Poseidon system is located in federal waters in the Gulf, and its right-of-way was granted by the federal government. Therefore, the FERC may assert that it has jurisdiction to compel Poseidon to grant access under the OCSLA to other shippers of crude oil upon the satisfaction of certain conditions and to apportion the capacity of the line among owner and non-owner shippers.

         Rates. Each of the Regulated Pipelines (Nautilus, Stingray, HIOS and
UTOS) is classified as a "natural gas company" by the NGA. Consequently, the FERC has jurisdiction over the Regulated Pipelines with respect to transportation of gas, rates and charges, construction of new facilities, extension or abandonment of service and facilities, accounts and records, depreciation and amortization policies and certain other matters. In addition, the Regulated Pipelines hold certificates of public convenience and necessity issued by the FERC authorizing their facilities, activities and services.

         Under the terms of the Regulated Pipelines' tariffs on file at the FERC, the Regulated Pipelines may not charge or collect more than the maximum rates on file with the FERC. FERC regulations permit natural gas pipelines to charge maximum rates that generally allow pipelines the opportunity to (i) recover operating expenses, (ii) recover the pipeline's undepreciated investment in property, plant and equipment ("rate base") and (iii) receive an overall allowed rate of return on the pipeline's rate base. Leviathan believes that even after the rate base of any Regulated Pipeline is substantially depleted, the FERC will allow such Regulated Pipeline to recover a reasonable return, whether through a management fee or otherwise.

         Each of Nautilus, Stingray, HIOS and UTOS is currently operating under agreements with their respective customers that provide for rates that have been approved by the FERC.

         On March 13, 1997, the FERC issued an order declaring Tarpon's facilities exempt from NGA regulation under the gathering exception, thereby terminating Tarpon's status as a "natural gas company" under the NGA. Tarpon has agreed, however, to continue service for shippers that have not executed replacement contracts on the terms and conditions, and at the rate reflected in, its last effective regulated tariff for two years from the date of the order. None of the Green Canyon, Ewing Bank, Manta Ray Offshore or VK systems is currently considered a "natural gas company" under the NGA. Consequently, these companies are not subject to extensive FERC regulation under the NGA or the Natural Gas Policy Act of 1978, as amended (the "NGPA"), and are thus allowed to negotiate the rates and terms of service with their respective shippers, subject to the "equal access" requirements of the OCSLA.

         The FERC has asserted its NGA rate jurisdiction over services performed through gathering facilities owned by a natural gas company (as defined in the NGA) when such services were performed "in connection with" transportation services provided by such natural gas company. Whether, and to what extent, the FERC should exercise any NGA rate jurisdiction it may be found to have over gathering facilities owned either by natural gas companies or affiliates thereof is subject to case-by-case review by the FERC. Based on current FERC policy and precedent, Leviathan does not anticipate that the FERC will assert or exercise any NGA rate jurisdiction over the Green Canyon, Ewing Bank, Manta Ray Offshore or VK systems, so long as the services provided through such lines are not performed "in connection with" transportation services performed through any of the Regulated Pipelines.

         The FERC has generally disclaimed jurisdiction to set rates for oil pipelines in the OCS under the Interstate Commerce Act. As a result, POPCO, as operator of Poseidon, has not filed tariffs with the FERC for Poseidon.

         Production and Development. The production and development operations of Leviathan are subject to regulation at the federal and state levels. Such regulation includes requiring permits for the drilling of wells and maintaining bonds and insurance requirements in order to drill or operate wells, and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled and the plugging and abandoning of wells. Leviathan's production and development operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or proration units, the density of wells that may be drilled, the levels of production, and the unitization or pooling of oil and gas properties.

         Leviathan presently has interests in or rights to offshore leases located in federal waters. Federal leases are administered by the MMS. Individuals and entities must qualify with the MMS prior to owning and operating any leasehold or right-of-way interest in federal waters. Such qualification with the MMS generally involves filing certain documents with the MMS and obtaining an area-wide performance bond and, in some cases, supplemental bonds representing security deemed necessary by the MMS in excess of the area-wide bond requirements for facility abandonment and site clearance costs.

OPERATIONAL HAZARDS AND INSURANCE

         A pipeline may experience damage as a result of an accident or other natural disaster. In addition, Leviathan's production and development operations are subject to the usual hazards incident to the drilling and production of natural gas and crude oil, such as blowouts, cratering, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, pollution, releases of toxic gas and other environmental hazards and risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damages and suspension of operations. To mitigate the impact of repair costs associated with such an accident or disaster, Leviathan maintains insurance of various types that it considers to be adequate to cover its operations. The Insurance Package covers all of Leviathan's assets in amounts considered reasonable, other than for Leviathan's 50% interest in the assets of Stingray, for which insurance is carried at the Stingray partnership level. The Insurance Package is subject to deductibles that Leviathan considers reasonable and not excessive. Leviathan's insurance does not cover every potential risk associated with operating pipelines or the drilling and production of oil and natural gas. Consistent with insurance coverage generally available to the industry, Leviathan's insurance policies do not provide coverage for losses or liabilities relating to pollution, except for sudden and accidental occurrences. Leviathan does, however, have a Certificate of Financial Responsibility of $150 million. See "--Environmental--Water."

         The occurrence of a significant event not fully insured or indemnified against, or the failure of a party to meet its indemnification obligations, could materially and adversely affect Leviathan's operations and financial condition. Leviathan believes that it is adequately insured for public liability and property damage to others with respect to its operations. However, no assurance can be given that Leviathan will be able to maintain adequate insurance in the future at rates it considers reasonable.

INDUSTRY CONDITIONS

         The energy industry is highly cyclical, resulting in significant increased competition during the high and low period of each cycle. This cyclical nature, which is primarily driven by the market prices for oil and gas, affects the amount of capital expended on offshore exploration and development activities at any particular time. This amount of capital expenditure, in turn, ultimately affects the level of throughput on the Pipelines, and thus Leviathan's revenue and earnings. From the mid 1980's through the early 1990's, increases in worldwide energy production capability, decreases in energy consumption as a result of conservation efforts and the continued development of alternate energy sources resulted in substantial surpluses in oil and gas supplies and substantially lower commodity prices; consequently, offshore exploration and development activities decreased during that time period. Oil and gas prices increased moderately and stabilized from the early 1990s through the third quarter of 1998, bringing about a corresponding increase in exploration and production. Since then, prices for these commodities have declined precipitously, and the direction of these prices in the future and the resultant effect on various segments of the energy industry is uncertain. Because of this uncertainty, industry participants have dramatically cut offshore exploration and development budgets. There can be no assurance that economic conditions will be favorable in the near future for any expanded offshore exploration and development.

ENVIRONMENTAL

         General. Leviathan's operations are subject to extensive federal, state and local statutory and regulatory requirements relating to environmental affairs, health and safety, waste management and chemical products. In recent years, these requirements have become increasingly stringent and in certain circumstances, they impose "strict liability" on a company, rendering it liable for environmental damage without regard to negligence or fault on the part of such company. To Leviathan's knowledge, its operations are in substantial compliance, and are expected to continue to comply in all material respects, with applicable environmental laws, regulations and ordinances.

         It is possible, however, that future developments, such as stricter environmental laws, regulations or enforcement policies could affect the handling, manufacture, use, emission or disposal of substances or wastes by Leviathan or the Pipelines. In addition, some risk of environmental costs and liabilities is inherent in Leviathan's operations and products as it is with other companies engaged in similar or related businesses, and there can be no assurance that material costs and liabilities, including substantial fines and criminal sanctions for violation of environmental laws and regulations, will not be incurred by Leviathan. Furthermore, Leviathan will likely be required to increase its expenditures during the next several years to comply with higher industry and regulatory safety standards. However, such expenditures cannot be accurately estimated at this time.

         Pipelines. In addition to the NGA, the NGPA and the OCSLA, several federal and state statutes and regulations may pertain specifically to the operations of the Pipelines. The Hazardous Materials Transportation Act, 49 U.S.C. s. 5101 et seq., as amended, regulates materials capable of posing an unreasonable risk to health, safety and property when transported in commerce. The NGPSA and the HLPSA authorize the development and enforcement of regulations governing pipeline transportation of natural gas and hazardous liquids. Although federal jurisdiction is exclusive over regulated pipelines, the statutes allow states to impose additional requirements for intrastate lines if compatible with federal programs. Both Texas and Louisiana have developed regulatory programs that parallel the federal program for the transportation of natural gas by pipelines.

 Solid Waste. The Pipelines' operations may generate or transport both hazardous and nonhazardous solid wastes that are subject to the requirements of the federal Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C.ss. 6901 et. seq., and its regulations, and comparable state statutes and regulations. Further, it is possible that some wastes that are currently classified as nonhazardous, via exemption or otherwise, perhaps including wastes currently generated during pipeline operations, may, in the future, be designated as "hazardous wastes," which would then be subject to more rigorous and costly treatment, storage, transportation and disposal requirements. Such changes in the regulations may result in additional expenditures or operating expenses by Leviathan. On August 8, 1998, the Environmental Protection Agency ("EPA") added four petroleum refining wastes to the list of RCRA hazardous wastes. While the full impact of the rule has yet to be determined, the rule may, as of February 1999, impose increased expenditures and operating expenses on Leviathan or the Pipelines, which may take on increased obligations relating to the treatment, storage, transportation and disposal of certain petroleum refining wastes that previously were not regulated as hazardous wastes.

         Hazardous Substances. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss. 9601 et. seq., and comparable state statutes, also known as "Superfund" laws, impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that cause or contribute to the release of a "hazardous substance" into the environment. These persons include the current owner or operator of a site, the past owner or operator of a site, and companies that transport, dispose of, or arrange for the disposal of the hazardous substances found at the site. CERCLA also authorizes the EPA or state agency, and in some cases, third parties, to take actions in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. Despite the "petroleum exclusion" of Section 101
(14) that currently encompasses natural gas, Leviathan may nonetheless generate or transport "hazardous substances" within the meaning of CERCLA, or comparable state statutes, in the course of its ordinary operations. And, certain petroleum refining wastes that previously were not regulated as hazardous waste may now fall within the definition of CERCLA hazardous substances. Thus, Leviathan may be responsible under CERCLA or the state equivalents for all or part of the costs required to cleanup sites where a release of a hazardous substance has occurred.

         Air. Leviathan's operations may be subject to the Clean Air Act ("CAA"), 42 U.S.C.ss. 7401-7642, and comparable state statutes. The 1990 CAA amendments and accompanying regulations, state or federal, may impose certain pollution control requirements with respect to air emissions from operations, particularly in instances where a company constructs a new facility or modifies an existing facility. Leviathan may also be required to incur certain capital expenditures in the next several years for air pollution control equipment in connection with maintaining or obtaining operating permits and approvals addressing other air emission-related issues. However, Leviathan does not believe its operations will be materially adversely affected by any such requirements.

         Water. The Federal Water Pollution Control Act ("FWPCA") or Clean Water Act, 33 U.S.C.ss. 1311 et. seq., imposes strict controls against the unauthorized discharge of produced waters and other oil and gas wastes into navigable waters. The FWPCA provides for civil and criminal penalties for any unauthorized discharges of oil and other hazardous substances in reportable quantities, and, along with the Oil Pollution Act of 1990 ("OPA") 33 U.S.C.ss. 2701-2761, imposes substantial potential liability for the costs of removal, remediation and damages. Similarly, the OPA imposes liability for the discharge of oil into or upon navigable waters or adjoining shorelines. Among other things, the OPA raises liability limits, narrows defenses to liability and provides more instances in which a responsible party is subject to unlimited liability. One provision of the OPA requires that offshore facilities establish and maintain evidence of financial responsibility of $150 million. State laws for the control of water pollution also provide varying civil and criminal penalties and liabilities in the case of an unauthorized discharge of petroleum, its derivatives or other hazardous substances into state waters. Further, the Coastal Zone Management Act ("CZMA"), 16 U.S.C.ss. 1451-1464, authorizes state implementation and development of programs containing management measures for the control of nonpoint source pollution to restore and protect coastal waters.

         Endangered Species. The Endangered Species Act ("ESA"), 7 U.S.C.
s. 136, seeks to ensure that activities do not jeopardize endangered or threatened plant and animal species, nor destroy or modify the critical habitat of such species. Under the ESA, certain exploration and production operations, as well as actions by federal agencies or funded by federal agencies, must not significantly impair or jeopardize the species or its habitat. The ESA provides for criminal penalties for willful violations of this act. Other statutes which provide protection to animal and plant species and thus may apply to Leviathan's operations are the Marine Mammal Protection Act, the Marine Protection and Sanctuaries Act, the Fish and Wildlife Coordination Act, the Fishery Conservation and Management Act, and the Migratory Bird Treaty Act. The National Historic Preservation Act, 16 U.S.C. s. 470, may impose similar requirements.

         Communication of Hazards. The Occupational Safety and Health Act ("OSHA"), as amended, 29 U.S.C.ss. 651 et. seq., the Emergency Planning and Community Right-to-Know Act ("EPCRA"), as amended, 42 U.S.C.ss. 11001 et. seq., and comparable state statutes require Leviathan to organize and disseminate information to employees, state and local organizations, and the public about the hazardous materials used in its operations and its emergency planning.

EMPLOYEES; EMPLOYMENT AGREEMENTS; INCENTIVE ARRANGEMENTS

         Prior to August 1998, the General Partner and Leviathan depended primarily upon the employees and management services provided by DeepTech. Since the Merger, El Paso has provided such services. Accordingly, El Paso hired substantially all of DeepTech's employees comprising the Leviathan management team. Both Mr. Grant E. Sims and Mr. James H. Lytal, the Chief Executive Officer and the President, respectively, of Leviathan, entered into employment agreements with five year terms with El Paso. However, pursuant to the terms of their respective employment agreements, Messrs. Sims and Lytal have the right to terminate such agreements upon thirty days notice and El Paso has the right to terminate such agreements under certain circumstances. Pursuant to the Merger, employees of DeepTech who are terminated within 6 months after the Merger will receive certain severance payments.

         In 1995, Leviathan adopted the Unit Rights Appreciation Plan (the "Plan") to provide Leviathan with the ability of making awards of Unit Rights, as hereinafter defined, to certain officers and employees of Leviathan or its affiliates as an incentive for these individuals to continue in the service of Leviathan or its affiliates. Under the Plan, Leviathan granted 1,200,000 Unit Rights to certain officers and employees of Leviathan or its affiliates that provided for the right to purchase, or realize the appreciation of, a Preference Unit or a Common Unit (a "Unit Right"), pursuant to the provisions of the Plan. The exercise prices covered by the Unit Rights granted pursuant to the Plan ranged from $15.6875 to $21.500, the closing prices of the Preference Units as reported on the NYSE on the grant date of the respective Unit Rights. As a result of the "change in control" occurring upon the closing of the Merger, the Unit Rights fully vested and certain of the holders of the Unit Rights elected to be paid $7.3 million, the amount equal to the difference between the grant price of the Unit Rights and the average of the high and the low sales price of the Common Units on the date of exercise. In October 1998, Leviathan paid the holder of the 215,000 remaining Unit Rights $1.3 million upon the exercise of the Unit Rights and the Plan was terminated. Leviathan replaced the Plan with the option plans described below.

         In August 1998, Leviathan adopted the 1998 Omnibus Compensation Plan (the "Omnibus Plan") and the 1998 Unit Option Plan for Non-Employee Directors (the "Director Plan" and together with the Omnibus Plan the "Option Plans"). The Option Plans provide Leviathan with the ability to issue unit options to attract and retain the services of knowledgeable directors, officers and key management personnel. Unit options to purchase a maximum of 3,000,000 Common Units and 100,000 Common Units of Leviathan may be issued pursuant to the Omnibus Plan and the Director Plan, respectively. As of December 31, 1998, Leviathan had granted 930,000 unit options at $27.1875 per unit option under the Omnibus Plan and 3,000 unit options (1,500 unit options at $27.34375 per unit option and 1,500 unit options at $25.00 per unit option) under the Director Plan.

         Pursuant to the former Leviathan non-employee director compensation arrangements, Leviathan was obligated to pay each non-employee director 2 1/2% of the general partner's Incentive Distribution as a profit participation fee. During the year ended December 31, 1998, Leviathan paid the three non-employee directors of the General Partner a total of $0.6 million as a profit participation fee. As a result of the Merger, the three non-employee directors resigned and the compensation arrangements were terminated.

LEGAL PROCEEDINGS

         Leviathan is involved from time to time in various claims, actions, lawsuits and regulatory matters that have arisen in the ordinary course of business, including various rate cases and other proceedings before the FERC. See "--Regulation."

         In particular, Leviathan is a defendant in a lawsuit filed by Transcontinental Gas Pipe Line Corporation ("Transco") in the 157th Judicial District Court, Harris County, Texas on August 30, 1996. Transco alleges that, pursuant to a platform lease agreement entered into on June 28, 1994, Transco has the right to expand its facilities and operations on the offshore platform by connecting additional pipeline receiving and appurtenant facilities. Management has denied Transco's request to expand its facilities and operations because the lease agreement does not provide for such expansion and because Transco's activities will interfere with the Manta Ray Offshore system and Leviathan's existing and planned activities on the platform. Transco has requested a declaratory judgment and is seeking damages. The case is set to be tried in March 1999. It is the opinion of management that adequate defenses exist and that the final disposition of this suit individually, and all of Leviathan's other pending legal proceedings in the aggregate, will not have a material adverse effect on Leviathan.

             MARKET PRICE OF AND DISTRIBUTIONS ON LEVIATHAN'S UNITS
                         AND RELATED UNITHOLDER MATTERS

MARKET INFORMATION

         The Common Units and Preference Units are listed on the NYSE, which is the principal trading market for these securities. The Common Units are listed under the symbol "LEV" and the Preference Units are listed under the symbol "LEV.P". On January 7, 1999, the day before the public announcement by Leviathan of the Proposal Transaction, the last reported per Unit sales price of the Common Units and Preference Units on the NYSE were $22.875 and $19.50, respectively. On January 15, 1999, the last reported per Unit sales prices of the Common Units and Preference Units on the NYSE were $20.8125 and $18.00, respectively. The following table sets forth the high and low sales prices for the Common Units and Preference Units as reported on the NYSE and the cash distributions declared per Common Unit and Preference Unit for the periods indicated.


                                                    Price Range                    Distributions Declared Per Unit
                                  ------------------------------------------------ ---------------------------------
                                       Common Units           Preference Units      Common Unit    Preference Unit
                                  ------------------------ ----------------------- --------------- -----------------
                                     High         Low         High        Low
                                  ----------- ------------ ----------- -----------
Year ended December 31, 1998
    Fourth Quarter..............     $28.50      $19.75       $25.000     $17.375       $0.525          $0.275
    Third Quarter*..............      27.875      21.50        29.750      21.250        0.525           0.275
    Second Quarter..............      *            *           34.000      25.500        0.525           0.525
    First Quarter...............      *            *           33.625      27.000        0.525           0.525

Year ended December 31, 1997
    Fourth Quarter..............      *            *          $33.125     $28.000       $0.500          $0.500
    Third Quarter...............      *            *           28.750      23.250        0.475           0.475
    Second Quarter..............      *            *           26.375      20.375        0.450           0.450
    First Quarter...............      *            *           24.250      19.000        0.425           0.425

Year ended December 31, 1996
    Fourth Quarter..............      *            *          $22.81      $20.75        $0.400          $0.400
    Third Quarter...............      *            *           21.19       18.00         0.375           0.375
    Second Quarter..............      *            *           18.00       15.69         0.350           0.350
    First Quarter...............      *            *           16.19       13.75         0.325           0.325


---------------------
* Effective at the close of business on August 5, 1998, the holders of approximately 94% of the Preference Units then outstanding converted those Preference Units into Common Units. Trading commenced for the Common Units on the NYSE on August 6, 1998. Prior to such date, there was no active trading market for the Common Units. See "Business and Properties of Leviathan--Recent Events--Conversion of Preference Units into Common Units."

HOLDERS

         As of the Record Date, there will be approximately 459 and 134 holders of record of Common Units and Preference Units, respectively.

DISTRIBUTIONS

         The Preference Units are entitled to receive from Available Cash (as such term is defined in the Partnership Agreement) a minimum quarterly distribution for each quarter of $0.275 per Preference Unit, plus any arrearage in the payment to such minimum quarterly distribution for prior quarters, before any distribution of Available Cash is made to holders of Common Units for such quarter. Subsequent to August 1998, the Preference Units are not entitled to receive any more than the minimum quarterly distribution, plus any arrearage in the payment of the minimum quarterly distribution for prior quarters, if any, per quarter. See "Description of Leviathan's Units."

         Cash distributions will be characterized as either distributions of Cash from Operations or Cash from Interim Capital Transactions. This distinction affects the amounts distributed to the Unitholders relative to the General Partner and the priority of distributions to Preference Unitholders relative to Common Unitholders. See "--Quarterly Distributions of Available Cash," "--Incentive Distributions" and "--Distributions of Cash from Interim Capital Transactions" below. Cash from Operations, which is determined on a cumulative basis, generally refers to all cash generated by the operations of Leviathan's business (excluding any cash proceeds from Interim Capital Transactions), after deducting related cash operating expenditures, cash debt service payments, cash capital expenditures, reserves and certain other items. Cash from Interim Capital Transactions will, generally, be generated only by (i) borrowings and sales of debt securities by Leviathan (other than for working capital purposes and other than for goods or services purchased on open account in the ordinary course of business), (ii) sales of equity interests in Leviathan for cash and
(iii) sales or other voluntary or involuntary dispositions of any assets of Leviathan for cash (other than inventory, accounts receivable and other current assets and assets disposed of in the ordinary course of business).

         Amounts of cash distributed by Leviathan on any date from any source will be treated as a distribution of Cash from Operations, until the sum of all amounts so distributed to the Unitholders and to the General Partner (including any incentive distributions) equals the aggregate amount of all Cash from Operations from February 19, 1993 ("Partnership Inception") through the end of the calendar quarter prior to such distribution. Any amount of such cash (irrespective of its source) distributed on such date which, together with prior distributions of Cash from Operations, is in excess of the aggregate amount of all Cash from Operations from Partnership Inception through the end of the calendar quarter prior to such distribution will be deemed to constitute Cash from Interim Capital Transactions and will be distributed accordingly. See "--Distributions of Cash from Interim Capital Transactions" and "--Adjustment of the Minimum Quarterly Distribution and Target Distribution Levels" below. If cash that is deemed to constitute Cash from Interim Capital Transactions is distributed in respect of each Preference Unit in an aggregate amount per Preference Unit equal to the Unrecovered Capital with respect thereto, the distinction between Cash from Operations and Cash from Interim Capital Transactions will cease, and all cash will be distributed as Cash from Operations. Because the General Partner has no present plans to cause Leviathan to use the proceeds from Interim Capital Transactions to pay distributions to its partners, the General Partner does not currently anticipate that there will be any significant amounts of cash that are deemed to constitute Cash from Interim Capital Transactions distributed to the Unitholders. See "--Adjustment of the Minimum Quarterly Distribution and Target Distribution Levels."

         Capital expenditures that the General Partner determines are necessary or desirable to maintain the facilities and operations of Leviathan (as distinguished from capital expenditures made to expand the capacity of such facilities or make strategic acquisitions) will reduce the amount of Cash from Operations. Therefore, if the General Partner were to determine that substantial capital expenditures were necessary or desirable to maintain the facilities, the amount of cash distributions that are deemed to constitute Cash from Operations would decrease and, if such expenditures were subsequently refinanced and all or a portion of the proceeds distributed to Unitholders, the amount of cash distributions deemed to constitute Cash from Interim Capital Transactions might increase.

         Quarterly Distributions of Available Cash. Leviathan will make distributions to its Unitholders and to the General Partner with respect to each calendar quarter prior to dissolution in an amount equal to 100% of its Available Cash for such quarter. The distribution of Available Cash that constitutes Cash from Operations with respect to each calendar quarter is subject to the preferential rights of the Preference Unitholders to receive the Minimum Quarterly Distribution of $0.275 per Preference Unit for such quarter, plus any arrearages in the payment of the Minimum Quarterly Distribution for prior quarters, prior to any distribution of Available Cash that constitutes Cash from Operations to holders of Common Units with respect to such quarter.

         Distribution of Cash from Operations, up to the Minimum Quarterly Distribution, on all Units. Available Cash constituting Cash from Operations in respect of any calendar quarter will be distributed in the following manner:

                  first, 98% will be distributed to the Preference Unitholders, pro rata, and 2% will be distributed to the General Partner until there has been distributed in respect of each Preference Unit an amount equal to the Minimum Quarterly Distribution for such quarter;

                  second, 98% will be distributed to the Preference Unitholders, pro rata, and 2% will be distributed to the General Partner until there has been distributed in respect of each Preference Unit an amount equal to any cumulative arrearages in the Minimum Quarterly Distribution on each Preference Unit with respect to any prior quarter;

                  third, 98% will be distributed to the Common Unitholders, pro rata, and 2% will be distributed to the General Partner until there has been distributed in respect of each Common Unit an amount equal to the Minimum Quarterly Distribution for such quarter; and

                  thereafter, in the manner described in "--Incentive Distributions" below.

         Notwithstanding the foregoing, the Minimum Quarterly Distribution is subject to adjustment as described under "--Distributions of Cash from Interim Capital Transactions" and "--Adjustment of the Minimum Quarterly Distribution and Target Distribution Levels" below.

         Incentive Distributions. Distributions by Leviathan of its Available Cash are effectively made 98% to Unitholders and 2% to the General Partner, subject to the payment of incentive distributions to the General Partner if certain target levels of cash distributions to Unitholders are achieved ("Incentive Distributions"). As an incentive, the General Partner's interest in the portion of quarterly cash distributions in excess of $0.325 per Unit and less than or equal to $0.375 per Unit is increased to 15%. For quarterly cash distributions over $0.375 per Unit but less than or equal to $0.425 per Unit, the General Partner receives 25% of such incremental amount and for all quarterly cash distributions in excess of $0.425 per Unit, the General Partner receives 50% of the incremental amount. For the years ended December 31, 1998 and 1997, Leviathan paid the General Partner Incentive Distributions totaling $11.1 million and $3.9 million, respectively.

         For any calendar quarter with respect to which Available Cash constituting Cash from Operations is distributed in respect of both the Preference Units and the Common Units in an amount equal to the Minimum Quarterly Distribution of $0.275 per Unit, plus any Preference Unit arrearages, then any additional Available Cash constituting Cash from operations will be allocated between the General Partner and the Common Unitholders at differing percentage rates, which increase the share of such additional Available Cash allocable to the General Partner after Common Unitholders have received allocation of any such additional Available Cash constituting Cash from Operations between the Common Unitholders and the General Partner up to the various Target Distribution level.


                                                                        PERCENT OF MARGINAL
                                                                         AVAILABLE CASH TO
                                                              ----------------------------------
                                             QUARTERLY
                                           DISTRIBUTION            COMMON
                                           AMOUNT UP TO          UNITHOLDERS     GENERAL PARTNER
Minimum Quarterly Distribution...........     $0.275                  98%                  2%
First Target Distribution................      0.325                  98%                  2%
Second Target Distribution...............      0.375                  85%                 15%
Third Target Distribution................      0.425                  75%                 25%
Thereafter...............................        ___                  50%                 50%


         Distributions of Cash from Interim Capital Transactions. Distributions on any date by Leviathan of Available Cash constituting Cash from Interim Capital Transactions will be distributed 98% to Preference and Common Unitholders, pro rata, and 2% to the General Partner until a hypothetical holder of a Preference Unit acquired on February 19, 1993 has received with respect to such Preference Unit distributions of Available Cash constituting Cash from Interim Capital Transactions in an amount equal to such Preference Unit's Unrecovered Capital (being $10.25 per Preference Unit less any amounts previously distributed as Cash from Interim Capital Transactions) plus accrued arrearages, if any. Thereafter, distributions of Available Cash that constitute Cash from Interim Capital Transactions will be distributed as if they were Cash from Operations and, because the Minimum Quarterly Distribution and First, Second and Third Target Distributions will have been reduced to zero as described under "--Adjustment of the Minimum Quarterly Distribution and Target Distribution Levels," the General Partner's share of distributions of Available Cash will increase, in general, to 50% of all distributions of Available Cash.

         After the second anniversary of the Conversion Date, any Preference Units that have not either been redeemed or converted into Common Units and that have received distributions of Cash from Interim Capital Transactions equal to their Unrecovered Capital plus accrued arrearages, if any, (i) will receive no further distributions, (ii) will be treated as if they had been redeemed and
(iii) will cease to be outstanding for all purposes.

         Distributions of Cash from Interim Capital Transactions will not reduce the Minimum Quarterly Distribution in the quarter in which they are distributed.

         Adjustment of the Minimum Quarterly Distribution and Target Distribution Levels. The Minimum Quarterly Distribution, Unrecovered Capital per Unit and the First, Second and Third Target Distributions will be proportionately adjusted upward or downward, as appropriate, in the event of any combination or subdivision of Preference Units (whether effected by a distribution payable in Preference Units or otherwise) but not by reason of the issuance of additional Preference Units for cash or property. For example, in the event of a two-for-one split of the Preference Units (assuming no prior adjustments), then the Minimum Quarterly Distribution, Unrecovered Capital for a Unit and the First, Second and Third Target Distributions would each be reduced to 50% of its initial level. In addition, if Unrecovered Capital is reduced as a result of a distribution of Available Cash constituting Cash from Interim Capital Transactions, the Minimum Quarterly Distribution and the First, Second and Third Target Distributions will be adjusted downward proportionately, by multiplying each such amount, as the same may have been previously adjusted, by a fraction, the numerator of which is the Unrecovered Capital immediately after giving effect to such distribution and the denominator of which is the Unrecovered Capital immediately prior to such distribution. "Unrecovered Capital" means, generally, the amount by which $10.25 per Preference Unit exceeds the aggregate distributions of Cash from Interim Capital Transactions with respect to such Unit, as adjusted. For example, the initial Unrecovered Capital is $10.25 per Unit (which was the initial public offering price per Preference Unit); if Cash from Interim Capital Transactions of $15.00 per Unit is distributed to Unitholders (assuming no prior adjustments), then the amount of the Minimum Quarterly Distribution, and of each of the Target Distributions, would be reduced to 26.8% of its initial level. If and when the Unrecovered Capital is zero, the Minimum Quarterly Distribution and the First, Second and Third Target Distributions each will have been reduced to zero, and the General Partner's share of distributions of Available Cash will increase, in general, to 50% of all distributions of Available Cash.

         The Minimum Quarterly Distribution and the First, Second and Third Target Distributions may also be adjusted if legislation is enacted or the interpretation or existing legislation is modified which causes Leviathan to become taxable as a corporation or otherwise subjects Leviathan to taxation as an entity for federal income tax purposes. In such event, the Minimum Quarterly Distribution and the First, Second and Third Target Distributions for each quarter thereafter would be reduced to an amount equal to the product of (i) each of the Minimum Quarterly Distribution and the First, Second and Third Target Distributions multiplied by (ii) one minus the sum of (x) the estimated effective federal income tax rate to which Leviathan is subject as an entity plus (y) the estimated effective overall state and local income tax rate to which Leviathan is subject as an entity for the taxable year in which such quarter occurs. For example, if Leviathan were to become taxable as an entity for federal income tax purposes and Leviathan became subject to a combined estimated effective federal, state and local income tax rate of 38%, then the Minimum Quarterly Distribution, and each of the Target Distributions, would be reduced to 62% of the amount thereof immediately prior to such adjustment.

         For a discussion of distributions with respect to Units upon liquidation, see "Description of Leviathan's Units--Liquidation Rights."

                        DESCRIPTION OF LEVIATHAN'S UNITS

         The following is a general description of Leviathan's Units, including the Common Units issued in connection with the Proposal Transaction, which Units will be identical to the currently outstanding Common Units and are more fully described in the Partnership Agreement. Capitalized terms used below are used as defined in the Partnership Agreement.

GENERAL

         Generally, the Units are securities entitled to participate in such distributions of Available Cash as may properly be made from time to time and, in the event of any liquidation or winding up of Leviathan, to share in any assets of Leviathan remaining after satisfaction of Leviathan's liabilities. Distributions by Leviathan of its Available Cash will be made 98% to the Unitholders and 2% to the General Partner, except that the General Partner will become entitled, as an incentive, to larger percentage interests to the extent that Available Cash exceeds specified target levels that are significantly above the Minimum Quarterly Distribution. See "Market Price of and Distributions on Leviathan's Units and Related Unitholder Matters--Distributions--Incentive Distributions."

         Preference Units. The Preference Units are entitled to receive from Available Cash a Minimum Quarterly Distribution for each quarter of $0.275 per Preference Unit, aggregating $1.10 per Preference Unit on an annualized basis, plus any arrearage in the payment of the Minimum Quarterly Distribution for price quarters, before any distribution of Available Cash is made to holders of Common Units for such quarter. The Preference Units will not participate with the Common Units in any additional distribution.

         Effective August 5, 1998 (the "Conversion Date"), 17,058,094 Preference Units were converted into an equal number of Common Units by election of the holders thereof, resulting in 23,349,988 Common Units outstanding as of such date. Holders of the remaining Preference Units will be given an opportunity in May 1999 and again in May 2000 to convert their Preference Units into an equal number of Common Units when the General Partner gives a Conversion Opportunity Notice. The holders of Preference Units will have the opportunity, for a 90-day period thereafter, to elect to convert their Preference Units into a like number of Common Units. In any event, the General Partner's obligation to give additional Conversion Opportunity Notices shall end in August 2000.

         After the date of the second anniversary of the Conversion Date, any or all of the remaining Preference Units may be redeemed at the option of Leviathan upon at least 30 but not more than 60 days' notice at a price equal to Unrecovered Capital plus accrued arrearages, if any. Unrecovered Capital, as further defined in the Glossary, means an amount equal to the excess of (i) $10.25 per Preference Unit over (ii) the sum of all distributions made in respect of a Preference Unit out of Available Cash constituting Cash from Interim Capital Transactions. If, after giving effect to an anticipated redemption, fewer than 1,000,000 Preference Units would be held by nonaffiliates of the General Partner, Leviathan must redeem all such Preference Units if it redeems any Preference Units. The Preference Units will be entitled to a liquidation preference over the Common Units to the extent that aggregate distributions issued on a Preference Units are less than $10.25. See "--Liquidation Rights."

         Holders of Preference Units do not have preemptive rights and do not have dissenters' rights of appraisal under the Partnership Agreement or applicable Delaware law in the event of a merger or consolidation of Leviathan or a sale of substantially all of its assets.

         Common Units. If the holders of the Preference Units receive the Minimum Quarterly Distribution, the holders of Common Units are entitled to receive Minimum Quarterly Distribution from Available Cash for each quarter of $0.275 per Common Unit, aggregating $1.10 per Unit on an annualized basis. No arrearages will accrue with respect to the Common Units. After the holders of Preference Units and Common Units have received distributions of the Minimum Quarterly Distribution for any quarter plus any Preference Unit arrearage, the Preference Units will not participate with the Common Units in any additional distributions of Available Cash for such quarter.

         Holders of Common Units do not have preemptive rights and do not have dissenters' rights of appraisal under the Partnership Agreement or applicable Delaware law in the event of a merger or consolidation of Leviathan or a sale of substantially all of its assets. Holders of Common Units are entitled to liquidation preference to the extent that aggregate distributions issued on a Common Unit are less than the initial Unit price. See "--Liquidation Rights."

         If Leviathan issues a class of units with rights preferential to those of Common Units, the rights of Common Unitholders could be affected, including rights to normal and liquidation distributions.

         Voting. Generally, the General Partner has the sole authority to manage Leviathan. Holders of Preference Units and/or Common Units are entitled to one vote per Unit on matters to be approved by Unitholders. Unitholders are entitled to vote only on the following matters: the sale, exchange or other disposition of all or substantially all of Leviathan's assets; the conversion of Leviathan into a corporation for tax purposes; the transfer of all of the General Partner's interest; the election of any successor General Partner upon the current General Partner's withdrawal; the removal of the General Partner; the continuation of Leviathan upon an event of dissolution; and certain charter amendments

         In addition, Unitholders of record will be entitled to notice of, and to vote at, meetings of Leviathan's limited partners and to act with respect to matters as to which approvals may be solicited. The Partnership Agreement provides that Units held in nominee or street name account will be voted by the broker (or other nominee) pursuant to the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

LIMITED CALL RIGHT

         If at any time not more than 15% of the issued and outstanding Units of any class are held by non-affiliates of the General Partner, then Leviathan may call, or assign to the General Partner or its affiliates its right to acquire, the remaining publicly-held Units of such class at a purchase price equal to the greater of (i) the highest cash price paid by the General Partner or its affiliates for any Unit of such class purchased within the 90 days preceding the date the General Partner mails notice of the election to call or acquire Units of such class or (ii) the average of the last reported sales price per Unit on the principal securities exchange on which the Unit of such class trade over the 20 trading days preceding the date five days before the General Partner mails such notice.

TRANSFER AGENT AND REGISTRAR

         Duties. ChaseMellon Shareholder Services acts as the registrar and transfer agent (the "Transfer Agent") for the Preference and Common Units and receives a fee from Leviathan for serving in such capacities. All fees charged by the Transfer Agent for transfers and withdrawals of Units are borne by Leviathan and not by the Unitholders, except that fees similar to those customarily paid by stockholders for surety bond premiums to replace lost or stolen certificates, taxes or other governmental charges, special charges for services requested by a Unitholder and other similar fees or charges are borne by the affected Unitholder. There is no charge to Unitholders for disbursements of Leviathan's cash distributions. Leviathan indemnifies the Transfer Agent and its agents from certain liabilities.

         Resignation or Removal. The Transfer Agent may at any time resign, by notice to Leviathan, or be removed by Leviathan, such resignation or removal to become effective upon the appointment by the General Partner of a successor transfer agent and registrar and its acceptance of such appointment. If no successor has been appointed and has accepted such appointment with 30 days after notice of such resignation or removal, the General Partner is authorized to act as the transfer agent and registrar until a successor is appointed.

TRANSFER OF UNITS

         Until a Unit has been transferred on the books of Leviathan, Leviathan and the Transfer Agent may treat the record holder thereof as the absolute owner for all purposes, notwithstanding any notice to the contrary or any notation or other writing on the certificate representing such Unit, except as otherwise required by law. Any transfer of a Unit will not be recorded by the Transfer Agent or recognized by Leviathan unless certificates representing the Units are surrendered. When acquiring Units, the transferee of Units (i) is an assignee until admitted to Leviathan as a substituted limited partner, (ii) automatically requests admission as a substituted limited partner in Leviathan, (iii) agrees to be bound by the terms and conditions of, and executes, the Partnership Agreement, (iv) represents that such transferee has the capacity and authority to enter into the Partnership Agreement, (v) grants powers of attorney to the General Partner and any liquidator of Leviathan, (vi) makes the consents and waivers contained in the Partnership Agreement and (vii) certifies that such transferee is an "Eligible Citizen" as defined in the second paragraph below. An assignee will become a limited partner of Leviathan in respect of the transferred Units upon the consent of the General Partner and the recordation of the name of the assignee on the books and records of Leviathan. Such consent may be withheld in the sole discretion of the General Partner. Units are securities and are transferable according to the laws governing transfers of securities.

         In addition to other rights acquired upon transfer, the transferor gives the transferee the right to request admission as a substituted limited partner in Leviathan in respect of the transferred Units. A purchaser or transferee of Units who does not become a limited partner obtains only (i) the right to assign the Units to a purchaser or other transferee and (ii) the right to transfer the right to seek admission as a substituted limited partner in Leviathan with respect to the transferred Units. Thus, a purchaser or transferee of Units who does not meet the requirements of limited partner admission will not be the record holder of such Units, will not receive cash distributions unless the Units are held in a nominee or street name account and the nominee or broker has ensured that such transferee satisfies such requirements of admission with respect to such Units and may not receive certain federal income tax information or reports furnished to Unitholders of record.

LIQUIDATION RIGHTS

         Following the commencement of the liquidation of Leviathan, assets will be sold or otherwise disposed of, and the partners' capital account balances will be adjusted to reflect any resulting gain or loss. The manner of such adjustment is as provided in the Partnership Agreement. The proceeds of any liquidation will, first, be applied to the payment of creditors of Leviathan in the order of priority provided in the Partnership Agreement and by law, and thereafter, be distributed to the Unitholders and the General Partner in accordance with their respective capital account balances, as so adjusted.

         Partners are entitled to liquidation distributions in accordance with capital account balances. The allocations of gain or loss at the time of liquidation are intended to entitle the holders of outstanding Preference Units to a preference over the holders of outstanding Common Units upon the liquidation of Leviathan, to the extent of the Unrecovered Capital, and any arrearages, applicable thereto. However, no assurance can be given that gain or loss will be sufficient to achieve this result. Further, Preference Unitholders are not entitled to share with the General Partner and such Common Unitholders in Leviathan's assets in excess of such Unrecovered Capital and arrearages. Any gain (or unrealized gain attributable to assets distributed in kind) will be allocated to the partners as follows:

                  first, to the General Partner and the holders of Units which have negative balances in their Capital Accounts to the extent of and in proportion to such negative balance;

                  second, 98% to the Preference Unitholders and 2% to the General Partner, until the capital account for each Preference Unit is equal to the sum of the Unrecovered Capital in respect of such Preference Unit plus any cumulative arrearages then existing in the payment of the Minimum Quarterly Distribution on such Preference Unit.

                  third, 98% to the Common Unitholders and 2% to the General Partner until the Capital Account for each Common Unit is equal to the Unrecovered Capital in respect of such Common Unit;

                  fourth, 98% to all Unitholders (or, if liquidation occurs following the second anniversary of the Conversion Date, to all Common Unitholders) and 2% to the General Partner until there has been allocated under this clause fourth an amount per Unit equal to (a) the excess of the First Target Distribution per Unit over the Minimum Quarterly Distribution per Unit for each quarter of Leviathan's existence, less (b) the amount per Unit of any distributions of Available Cash constituting Cash from Operations in excess of the Minimum Quarterly Distribution per Unit which was distributed 98% to the Common Unitholders and 2% to the General Partner for any quarter of Leviathan's existence;

                  fifth, 85% to all Unitholders (or, if liquidation occurs following the second anniversary of the Conversation Date, to all Common Unitholders) and 15% to the General Partner until there has been allocated under this clause fifth an amount per Unit equal to (a) the excess of the Second Target Distribution per Unit over the First Target Distribution per Unit for each quarter of Leviathan's existence, less
         (b) the amount per Unit of any distributions of Available Cash constituting Cash from Operations in excess of the First Target Distribution per Unit which was distributed 85% to the Common Unitholders and 15% to the General Partner for any quarter of the Partnership's existence;

                  sixth, 75% to all Unitholders (or, if liquidation occurs following the second anniversary of the Conversation Date, to all Common Unitholders) and 25% to the General Partner until there has been allocated under this clause sixth an amount per Unit equal to (a) the excess of the Third Target Distribution per Unit over the Second Target Distribution per Unit for each quarter of Leviathan's existence, less
         (b) the amount per Unit of any distributions of Available Cash constituting Cash from Operations in excess of the Second Target Distribution per Unit which was distributed 75% to the Common Unitholders and 25% to the General Partner for any quarter of Leviathan's existence; and

                  thereafter, 50% to all Unitholders (or, if liquidation occurs following the second anniversary of the Conversation Date, to all Common Unitholders) and 50% to the General Partner.

         Any loss or unrealized loss will be allocated to the partners; first, in proportion to the positive balances of the Preference Unitholders' capital accounts until the Preference Unitholders' capital account balances are reduced to the amount of their Unrecovered Capital plus any arrearages; second, in proportion to the positive balances in the General Partners' and the Common Unitholders' capital accounts until the Common Unitholders' capital account balances are reduced to zero; third, in proportion to the positive balances in the General Partner's and the Preference Unitholders' capital accounts until the Preference Unitholders' capital accounts are reduced to zero; and thereafter, to the General Partner.

FURTHER ASSESSMENTS

         Generally, limited partners will not be liable for assessments in addition to your initial capital investment in the common units. Under certain circumstances, however, limited partners may be required to repay to Leviathan amounts wrongfully returned or distributed to such limited partners. Under Delaware law, a limited partnership may not make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partnership interests and nonrecourse liabilities, exceed the fair value of the assets of the limited partnership. Delaware law provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution violated the law will be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution. Under Delaware law, an assignee who becomes a substitute limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except the assignee is not obligated for liabilities that were unknown to him at the time he became a limited partner and that could not be ascertained from the Partnership Agreement.

         If it were determined under Delaware law that certain actions which the limited partners may take under the Partnership Agreement constituted "control" of Leviathan's business, then the limited partners could be held personally liable for Leviathan's obligations to the same extent as the General Partner.

                            SELECTED FINANCIAL DATA


               SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL INFORMATION OF LEVIATHAN

         The unaudited pro forma condensed consolidated financial information of Leviathan is based on the assumptions described in the notes to the unaudited pro forma condensed consolidated financial statements located on pages F-3 through F-7 and is not necessarily indicative of the results of operations that may be achieved in the future.


                                                                       PRO FORMA
                                                         --------------------------------------
      (In thousands, except per Unit amounts)            Nine Months Ended      Year Ended
                                                         September 30, 1998   December 31, 1997
                                                                       (Unaudited)
STATEMENT OF OPERATIONS:
Oil and gas sales ....................................    $        22,740     $        58,106
Gathering, transportation and platform services ......             33,612              40,457
Equity in earnings ...................................             12,533              21,017
                                                          ---------------     ---------------
         Total revenue ...............................             68,885             119,580
                                                          ---------------     ---------------

Operating expenses ...................................             10,347              13,342
Depreciation, depletion and amortization .............             25,859              50,170
Impairment, abandonment and other ....................             (1,131)             21,222
General and administrative expenses and management fee             14,064              14,786
                                                          ---------------     ---------------
         Total operating costs .......................             49,139              99,520
                                                          ---------------     ---------------

Operating income .....................................             19,746              20,060
Interest income and other ............................                586               1,515
Interest and other financing costs ...................            (16,235)            (15,576)
Minority interest in income ..........................               (200)               (254)
                                                          ---------------     ---------------
Income before income taxes ...........................              3,897               5,745
Income tax benefit ...................................                371                 311
                                                          ---------------     ---------------
         Net income ..................................    $         4,268     $         6,056
                                                          ===============     ===============
Basic and diluted income per Unit ....................    $          0.13     $          0.19
                                                          ===============     ===============
Distributions declared per Common Unit ...............    $         1.575     $          1.85
                                                          ===============     ===============
Distributions declared per Preference Unit ...........    $         1.325     $          1.85
                                                          ===============     ===============

BALANCE SHEET DATA (AT END OF PERIOD):
Property, plant and equipment, net ...................    $       340,336                 (a)
Equity investments ...................................            167,139                 (a)
Total assets .........................................            526,926                 (a)
Notes payable ........................................            345,415                 (a)
Partners' capital:
   Preference unitholders ............................              7,587
   Common unitholders ................................            164,721                 (a)
   General partner ...................................            (12,316)                (a)
         Total partners' capital .....................            159,992                 (a)
Book value per Unit ..................................               5.83                 (a)

--------------------------
(a)   Information has not been included as it is not required.

            SELECTED CONSOLIDATED FINANCIAL INFORMATION OF LEVIATHAN

         The selected consolidated financial information of Leviathan as of and for each of the nine months ended September 30, 1998 and 1997 was derived from Leviathan's unaudited consolidated financial statements and notes thereto included elsewhere in this Proxy Statement. Leviathan believes that all material adjustments, consisting only of normal recurring adjustments necessary for the fair presentation of Leviathan's interim results, have been included. The historical financial information of Leviathan for each of the three years ended December 31, 1997, 1996 and 1995 and as of December 31, 1997 and 1996 was derived from Leviathan's consolidated financial statements and notes thereto included elsewhere in this Proxy Statement. The historical financial information of Leviathan for the year ended December 31, 1994, for the period from commencement of operations on February 19, 1993 through December 31, 1993 and as of December 31, 1995, 1994 and 1993 has been derived from the historical consolidated financial statements of Leviathan (not included herein). The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto listed on pages F-1 and F-2.

                                                                           HISTORICAL
                                     --------------------------------------------------------------------------------
                                                                                                       Period from
                                          Nine Months                                              February 19, 1993
                                        Ended September 30,           Year Ended December 31,      (Commencement of
                                     ---------------------- -------------------------------------- Operations) through
(In thousands,                          1998        1997      1997      1996       1995       1994  December 31, 1993
    except per Unit amounts)         (unaudited)(unaudited)

STATEMENT OF OPERATIONS:
Oil and gas sales..................  $  22,270  $  49,124  $ 58,106  $  47,068   $ 1,858  $     796 $      551
Gathering, transportation and           12,866     14,005    17,329     24,005     20,547    18,554     14,588
   platform services...............
Equity in earnings.................     19,181     21,599    29,327     20,434     19,588    14,786      9,351
                                     ---------  ---------  --------  ---------   -------- --------- ----------
         Total revenue.............     54,317     84,728   104,762     91,507     41,993    34,136     24,490
                                     ---------  ---------  --------  ---------   -------- --------- ----------

Operating expenses.................      8,558      8,674    11,352      9,068      4,092     1,876      1,534
Depreciation, depletion and
   amortization....................     21,897     39,474    46,289     31,731      8,290     5,085      2,679
Impairment, abandonment and other..     (1,131)    21,222    21,222         --         --        --         --
General and administrative
   expenses and management fee.....     13,937     10,219    14,661      8,540      7,069     5,408      2,944
                                     ---------  ---------  --------  ---------   -------- --------- ----------
         Total operating costs.....     43,261     79,589    93,524     49,339     19,451    12,369      7,157
                                     ---------  ---------  --------  ---------   -------- --------- ----------

Operating income...................     11,056      5,139    11,238     42,168     22,542    21,767     17,333
Interest income and other..........        552      1,322     1,475      1,710      1,884     1,293        187
Interest and other financing costs.    (13,711)   (10,350)  (14,169)    (5,560)      (833)     (912)      (426)
Minority interest in loss (income).         12         34         7       (427)      (251)     (216)      (171)
                                     ---------  ---------  --------  ---------   -------- --------- ----------
(Loss) income before income taxes..     (2,091)    (3,855)   (1,449)    37,891     23,342    21,932     16,923
Income tax benefit (expense).......        371        238       311        801        603       136        (93)
                                     ---------  ---------  --------  ---------   -------- --------- ----------
         Net (loss) income.........  $  (1,720) $  (3,617) $ (1,138) $  38,692   $ 23,945 $  22,068 $   16,830
                                     =========  =========  ========  =========   ======== ========= ==========
Basic and diluted (loss) income
   per Unit........................  $   (0.06) $   (0.14) $  (0.06) $    1.57   $   0.97 $    1.02 $     0.91
                                     =========  =========  ========  =========   ======== ========= ==========
Distributions declared per Common
   Unit............................  $   1.575  $    1.35  $   1.85  $    1.45   $   1.20 $    1.20 $     0.70
                                     =========  =========  ========  =========   ======== ========= ==========
Distributions declared per
   Preference Unit.................  $   1.325  $    1.35  $   1.85  $    1.45   $   1.20 $    1.20 $     0.70
                                     =========  =========  ========  =========   ======== ========= ==========

BALANCE SHEET DATA (AT END OF PERIOD):

Property, plant and equipment, net.  $ 207,007  $ 187,338  $200,639  $ 286,555   $285,275 $ 126,802 $   63,313
Equity investments.................    185,148    182,493   182,301    107,838     82,441    80,560     50,747
Total assets.......................    405,300    395,738   409,842    453,526    398,696   231,043    124,980
Notes payable......................    291,000    220,000   238,000    227,000    135,780     8,000      8,000
Partners' capital:
    Preference unitholders.........      7,587    170,481   163,426    196,224    192,225   196,340    115,061
    Common unitholders.............    101,276    (12,944)  (15,400)    (3,969)    (5,380)   (3,960)    (3,024)
    General partner................    (12,962)    (2,612)   (4,060)      (232)        (4)       51        117
       Total partners' capital.....     95,901    154,925   143,966    192,023    186,841   192,431    112,154
Book value per Unit................  $    3.94      (a)    $   5.91      (a)       (a)        (a)        (a)

---------------------------
(a)     Information has not been included as it is not required.

                       SELECTED FINANCIAL INFORMATION OF
                         VIOSCA KNOLL GATHERING COMPANY

         The financial information of VK as of and for each of the nine months ended September 30, 1998 and 1997 and for each of the three years ended December 31, 1997, 1996 and 1995 and at December 31, 1997 and 1996 was derived from VK's financial statements included elsewhere in this Proxy Statement. VK believes that all material adjustments, consisting only of normal recurring adjustments necessary for the fair presentation of VK's interim results, have been included. The historical financial information of VK for the period from inception of operations on May 24, 1994 through December 31, 1994 and as of December 31, 1995 and 1994 has been derived from the historical financial statements of VK (not included herein). The information set forth below should be read in conjunction with the financial statements and notes thereto listed on pages F-1 and F-2.


                                                                                HISTORICAL
                                                        ----------------------------------------------------------------
                                                                                                           Period from
                                                                                                           Inception of
                                                                                                            Operations
                                                        Nine Months Ended                                 (May 24, 1994)
                                                          September 30,         Year Ended December 31,     through
                                                        ---------------------  ------------------------    December 31,
                                                          1998       1997        1997     1996      1995      1994
                                                        (unaudited)(unaudited)
STATEMENT OF OPERATIONS:
Transportation services..............................   $ 20,746   $  16,171   $ 23,128 $ 13,923  $  7,107 $      629
Oil and gas sales....................................        470          --         --       --        --         --
                                                        --------   ---------   -------- --------- -------- -----------
         Total revenue...............................     21,216      16,171     23,128   13,923     7,107        629
                                                        --------   ---------   -------- --------- -------- -----------

Operating expenses...................................      1,789       1,302      1,990      298       403         29
Depreciation.........................................      2,907       1,791      2,474    2,269     2,224        238
General and administrative expenses..................        127         100        125      126       118         17
                                                        --------   ---------   -------- --------- -------- -----------
         Total operating costs.......................      4,823       3,193      4,589    2,693     2,745        284
                                                        --------   ---------   -------- --------- -------- -----------

Operating income.....................................     16,393      12,978     18,539   11,230     4,362        345
Interest income .....................................         34          14         40       --        --         --
Interest and other financing costs...................     (3,131)     (1,374)    (1,959)     (90)       --         --
Minority interest in income..........................         --          --         --       --        --         --
                                                        --------   ---------   -------- --------- -------- -----------
         Net income..................................   $ 13,296   $  11,618   $ 16,620 $ 11,140  $  4,362 $      345
                                                        ========   =========   ======== ========= ======== ===========
Distributions to partners............................   $ 14,900   $   5,825   $ 19,300 $ 36,900  $  5,650 $       --
                                                        ========   =========   ======== ========= ======== ===========

BALANCE SHEET DATA (AT END OF PERIOD):
Property, plant and equipment, net                      $ 98,156   $  80,459   $ 97,708 $ 71,108  $ 64,664 $   61,818
Total assets.........................................    104,316      85,199    101,358   75,957    66,321     62,531
Notes payable........................................     66,200      42,500     52,200   33,300        --         --
Partners' capital....................................     36,018      40,271     37,622   39,982    62,723     60,539

           SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION FOR LEVIATHAN
                                   (UNAUDITED)


                                                                         Year to Date 1998
                                                   --------------------------------------------------------------
                                                                   Quarter Ended
                                                   ----------------------------------------------
                                                      March 31        June 30       September 30   Year to Date
                                                   --------------- --------------- -------------- ---------------
                                                              (In thousands, except for per Unit data)
Revenue..........................................     $ 17,714        $18,373         $18,230        $ 54,317
Gross profit (a).................................     $  7,010        $ 8,687         $ 8,165        $ 23,862
Net (loss) income................................     $ (1,424)       $ 1,510         $(1,806)       $ (1,720)
Net (loss) income per Unit.......................     $  (0.05)       $  0.05         $ (0.06)       $  (0.06)
Weighted average number of Units outstanding.....       24,367         24,367          24,367          24,367
Distributions declared per Common Unit...........     $  0.525        $ 0.525         $ 0.525        $  1.575
Distributions declared per Preference Unit.......     $  0.525        $ 0.525         $ 0.275        $  1.325




                                                                              Year 1997
                                                   ----------------------------------------------------------------
                                                                      Quarter Ended
                                                   ----------------------------------------------------
                                                    March 31    June 30      September 30  December 31       Year
                                                   ----------- ------------ ------------- ------------- -----------
                                                                (In thousands, except for per Unit data)

Revenue..........................................  $    31,028 $   28,226    $   25,474    $   20,034   $   104,762
Gross profit (a).................................  $    13,980 $   11,289    $   11,311    $   10,541   $    47,121
Net income (loss)................................  $     8,964 $  (15,855)   $    3,274    $    2,479   $   (1,138)
Net income (loss) per Unit.......................  $      0.32 $   (0.58 )   $    0.12     $     0.08   $    (0.06)
Weighted average number of Units outstanding.....       24,367     24,367        24,367        24,367        24,367
Distributions declared per Unit..................  $     0.425 $     0.45    $    0.475    $     0.50   $      1.85



                                                                              Year 1996
                                                   -----------------------------------------------------------------
                                                                      Quarter Ended
                                                   -----------------------------------------------------
                                                    March 31    June 30     September 30    December 31       Year
                                                   ----------- ----------- -------------- -------------- -----------
                                                                (In thousands, except for per Unit data)

Revenue.........................................   $    19,637 $   18,562    $   24,214    $   29,094    $    91,507
Gross profit (a)................................   $    12,437 $   10,792    $   13,246    $   14,233    $    50,708
Net income......................................   $    10,910 $    9,161    $   10,006    $    8,615    $    38,692
Net income per Unit.............................   $      0.44 $     0.37    $     0.41    $     0.35    $      1.57
Weighted average number of Units outstanding....        24,367     24,367        24,367        24,367         24,367
Distributions declared per Unit.................   $     0.325 $     0.35    $    0.375    $     0.40    $      1.45


-------------
(a) Represent revenue less operating and depreciation, depletion and amortization expenses.

                SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION FOR
                         VIOSCA KNOLL GATHERING COMPANY
                                   (UNAUDITED)


                                                      Year to Date 1998
                                ---------------------------------------------------------------
                                                Quarter Ended
                                -----------------------------------------------
                                   March 31        June 30       September 30    Year to Date
                                --------------- --------------- --------------- ---------------
                                                        (In thousands)

Revenue.......................     $   7,027       $ 7,719         $ 6,470         $21,216
Gross profit (a)..............     $   5,491       $ 6,181         $ 4,848         $16,520
Net income....................         4,528       $ 5,096         $ 3,672         $13,296



                                                         Year 1997
                              ---------------------------------------------------------------
                                                 Quarter Ended
                              ----------------------------------------------------
                               March 31    June 30    September 30   December 31       Year
                              ---------- ----------- -------------- -------------- ----------
                                                        (In thousands)

Revenue......................  $   4,926   $   5,230    $    6,015    $    6,957    $ 23,128
Gross profit (a).............  $   3,779   $   4,356    $    4,943    $    5,587    $ 18,665
Net income...................  $   3,277   $   3,871    $    4,470    $    5,002    $ 16,620



                                                         Year 1996
                              ---------------------------------------------------------------
                                                 Quarter Ended
                              -----------------------------------------------------
                               March 31    June 30    September 30   December 31       Year
                              ----------- ---------- -------------- --------------- ---------
                                                         (In thousands)

Revenue......................  $   2,991   $   3,064    $    3,289     $    4,579   $ 13,923
Gross profit (a).............  $   2,487   $   2,493    $    2,452     $    3,924   $ 11,356
Net income...................  $   2,441   $   2,463    $    2,428     $    3,808   $ 11,140


------------------
(a) Represent revenue less operating and depreciation and amortization expenses.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with Leviathan's consolidated financial statements and the notes thereto located elsewhere in this Proxy Statement and the information set forth under the heading "Selected Financial Data" and is intended to assist in the understanding of Leviathan's financial position and results of operations for the nine months ended September 30, 1998 and 1997 and for each of the years ended December 31, 1997, 1996 and 1995. Unless the context otherwise requires, all references herein to Leviathan with respect to the operations and ownership of Leviathan's assets are also references to its subsidiaries.

OVERVIEW

         Leviathan is primarily engaged in the gathering, transportation and production of natural gas and crude oil in the Gulf. Through its subsidiaries and joint ventures, Leviathan owns interests in certain significant assets, including (i) the Gas Pipelines, (ii) Poseidon, (iii) six strategically located multi-purpose platforms, (iv) four producing oil and gas properties and (v) a dehydration facility. Additionally, as of October 1998, Leviathan owns a 100% working interest in the Sunday Silence Property.

         The Gas Pipelines, strategically located primarily offshore Louisiana and eastern Texas, gather and transport natural gas for producers, marketers, pipelines and end-users for a fee. The Gas Pipelines include approximately 1,167 miles of pipeline with a throughput capacity of 6.5 Bcf of gas per day. Each of the Gas Pipelines interconnects with one or more long line transmission pipelines that provide access to multiple markets in the eastern half of the United States. Leviathan's interest in the Gas Pipelines consists of: a 100% interest in each of Manta Ray, Green Canyon and Tarpon; a 50% interest in each of Stingray and VK, a 40% interest in HIOS; a 33 1/3% interest in UTOS; and an effective 25.7% interest in each of Manta Ray Offshore and Nautilus.

         Leviathan owns a 36% interest in POPCO which owns and operates Poseidon. Poseidon, a major new sour crude oil pipeline system built in response to an increased demand for additional sour crude oil pipeline capacity in the central Gulf, consists of 297 miles of 16-inch to 24-inch pipeline with a capacity of approximately 400,000 barrels per day and is currently delivering an average of approximately 139,000 barrels of oil per day.

         Leviathan also operates and owns interests in six strategically located multi-purpose platforms in the Gulf that have processing capabilities which complement Leviathan's pipeline operations and play a key role in the development of oil and gas reserves. The platforms are used to interconnect the offshore pipeline network and to provide an efficient means to perform pipeline maintenance and to operate compression, separation, processing and other facilities. In addition, the multi-purpose platforms serve as landing sites for deeper water production and as sites for the location of gas compression facilities and drilling operations.

         Leviathan owns an interest in four producing oil and gas leases in the Gulf, Viosca Knoll Block 817 (100% working interest), Garden Banks Block 72 (50% working interest), Garden Banks Block 117 (50% working interest) and West Delta Block 35 (38% working interest). See "Business and Properties of Leviathan--Oil and Gas Properties" for current production rates and a description of the leases.

RESULTS OF OPERATIONS

Nine Months Ended September 30, 1998 Compared With Nine Months Ended September 30, 1997

         Oil and gas sales totaled $22.3 million for the nine months ended September 30, 1998 as compared with $49.1 million for the same period in 1997. The decrease is attributable to (i) substantially lower realized oil and gas prices, (ii) decreased production as a result of two tropical storms and Hurricane George passing through the Gulf during the third quarter of 1998,
(iii) normal production declines from Leviathan's oil and gas properties and
(iv) the lack of acceptable markets downstream of the VK system. The production decline attributable to the capacity constraints of the downstream transporter was alleviated during the third quarter of 1998. During the nine months ended September 30, 1998, Leviathan produced and sold 7,435 MMcf of gas and 424,000 barrels of oil at average prices of $2.06 per Mcf and $16.04 per barrel, respectively. During the same period in 1997, Leviathan produced and sold 16,410 MMcf of gas and 606,000 barrels of oil at average prices of $2.19 per Mcf and $21.20 per barrel, respectively.

         Revenue from gathering, transportation and platform services totaled $12.9 million for the nine months ended September 30, 1998 as compared with $14.0 million for the same period in 1997. The decrease primarily reflects decreases of (i) $2.8 million related to the cessation of production in May 1997 from the only well connected to the Ewing Bank system, (ii) $1.3 million as a result of lower throughput on the Green Canyon system and the contribution of a significant portion of the Manta Ray system to Manta Ray Offshore on January 17, 1997 resulting in revenue from these assets being included in equity in earnings for all of the nine months in the period ended September 30, 1998 as compared with a portion of the nine months ended September 30, 1997 and (iii) $0.4 million in platform revenue services from Leviathan's VK Block 817 platform as a result of lower oil and gas volumes processed on the platform due to capacity constraints of the downstream transporter which was alleviated during the third quarter of 1998, offset by an increase of $3.4 million in platform services revenue from Leviathan's East Cameron Block 373 platform which was placed in service in April 1998. Throughput volumes for Leviathan's wholly-owned gathering systems increased approximately 1% from the first nine months of 1998 as compared with the same period in 1997.

         Revenue from Leviathan's joint ventures, the Equity Investees, through which Leviathan conducts a significant portion of its business, totaled $19.2 million for the nine months ended September 30, 1998 as compared with $21.6 million for the same period in 1997. The decrease of $2.4 million primarily reflects decreases of (i) $2.9 million related to Stingray and HIOS as a result of increased maintenance costs and decreased throughput and (ii) $4.1 million related to nonrecurring start-up costs, prior period adjustments and a change in equity ownership of Nautilus and Manta Ray Offshore offset by an increase of $4.6 million from Poseidon, VK and UTOS as a result of increased throughput. Total gas throughput volumes for the Equity Investees increased approximately 19% from the nine months ended September 30, 1997 to the same period in 1998 primarily as a result of increased throughput on the VK, UTOS, Nautilus and Manta Ray Offshore systems. Oil volumes from Poseidon totaled 24.7 million barrels and 13.3 million barrels for the nine months ended September 30, 1998 and 1997, respectively. The Equity Investees were also impacted by two tropical storms and Hurricane George's passing through the Gulf during the third quarter of 1998.

         Operating expenses for the nine months ended September 30, 1998 totaled $8.6 million as compared to $8.7 million for the same period in 1997. The decrease is primarily attributable to lower operating and transportation costs associated with Leviathan's oil and gas properties offset by higher operating costs associated with the East Cameron Block 373 platform placed in service in April 1998, the acquisition of the Ship Shoal Block 331 platform in August 1998 and additional activities associated with the Ship Shoal Block 332 platform.

         Depreciation, depletion and amortization totaled $21.9 million for the nine months ended September 30, 1998 as compared with $39.5 million for the same period in 1997. The decrease of $17.6 million reflects decreases of (i) $14.7 million in depreciation and depletion on oil and gas wells and facilities located on the VK Block 817, Garden Banks Block 72 and the Garden Banks Block 117 as a result of decreased production from these leases and (ii) $2.9 million in depreciation on pipelines, platforms and facilities as a result of Leviathan fully depreciating its investment in the Ewing Bank and Ship Shoal systems in June 1997.

         Impairment, abandonment and other totaled ($1.1 million) for the nine months ended September 30, 1998 and represented the excess of estimated costs over actual costs incurred associated with the abandonment of Leviathan's Ewing Bank flowlines. Impairment, abandonment and other totaled $21.2 million for the nine months ended September 30, 1997 and consisted of a non-recurring charge to reserve Leviathan's investment in certain gathering facilities and other assets associated with Tatham Offshore's Ewing Bank 914 #2 well and Ship Shoal Block 331 property, to accrue Leviathan's abandonment obligations associated with the gathering facilities serving these properties, to reserve Leviathan's noncurrent receivable related to the prepayment of the demand charge obligations under certain agreements related to the Ewing Bank and Ship Shoal leases and to accrue certain abandonment obligations associated with its oil and gas properties.

         General and administrative expenses, including the management fee allocated from General Partner, totaled $13.9 million for the nine months ended September 30, 1998 as compared with $10.2 million for the same period in 1997. The increase of $3.7 million reflects increases of (i) $0.9 million in management fees allocated by General Partner to Leviathan and (ii) $2.8 million in direct general and administrative expenses of Leviathan primarily related to
(x) the appreciation and vesting of unit rights granted in 1995 by Leviathan to certain officers and employees of Leviathan or its affiliates that provided for the right to purchase, or realize the appreciation of, a Preference Unit or Common Unit (a "Unit Right") as an incentive for these individuals to continue in the service of Leviathan or its affiliates and (y) incentive payments to General Partner's three former non-employee directors pursuant to compensation arrangements. See "Business and Properties of Leviathan--Employees; Employment Agreements; Incentive Arrangements."

         Interest income and other totaled $0.6 million for the nine months ended September 30, 1998 as compared with $1.3 million for the same period in 1997.

         Interest and other financing costs, net of capitalized interest, for the nine months ended September 30, 1998 totaled $13.7 million as compared with $10.4 million for the same period in 1997. During the nine months ended September 30, 1998 and 1997, Leviathan capitalized $0.6 million and $1.5 million, respectively, of interest costs in connection with construction projects and drilling activities in progress during such periods. During the nine months ended September 30, 1998 and 1997, Leviathan had outstanding indebtedness averaging approximately $264.5 million and $223.5 million, respectively.

         Net loss for the nine months ended September 30, 1998 totaled $1.7 million, or $0.06 per Unit, as compared with a net loss of $3.6 million, or $0.14 per Unit, for the nine months ended September 30, 1997 as a result of the items discussed above.

Year Ended December 31, 1997 Compared with Year Ended December 31, 1996

         Oil and gas sales totaled $58.1 million for the year ended December 31, 1997 as compared with $47.1 million for the year ended December 31, 1996. The increase of $11.0 million is attributable to increased production from Leviathan's oil and gas properties as a result of initiating production from VK Block 817 in December 1995, Garden Banks Block 72 in May 1996 and Garden Banks Block 117 in July 1996. During the year ended December 31, 1997, Leviathan produced and sold 19,792 MMcf of gas and 801,000 barrels of oil at average prices of $2.08 per Mcf and $20.61 per barrel, respectively. During 1996, Leviathan produced and sold 15,730 MMcf of gas and 393,000 barrels of oil at average prices of $2.37 per Mcf and $21.76 per barrel, respectively.

         Revenue from gathering, transportation and platform services totaled $17.3 million for the year ended December 31, 1997 as compared with $24.0 million for the year ended December 31, 1996. The decrease of $6.7 million reflects decreases of (i) $7.6 million as a result of the contribution of a significant portion of the Manta Ray system to Manta Ray Offshore in January 1997 resulting in revenue from these assets being included in equity in earnings for the remainder of the year ended December 31, 1997 and (ii) $3.0 million related to lower throughput on the Ewing Bank system offset by increases of (i) $1.8 million in platform services from Leviathan's VK Block 817 platform as a result of additional oil and gas volumes processed on the platform and (ii) $2.1 million from the Tarpon and Green Canyon systems primarily related to (x) the deregulation of the Tarpon system allowing Leviathan to recognize additional revenue during the current period related to the gathering fees collected in prior periods and (y) new production attached to these systems. Gathering volumes from the Tarpon system increased approximately 52% during the year ended December 31, 1997 as compared with the year ended December 31, 1996 as a result of new producing fields attached to the system in June and July 1997. Gathering volumes for the Green Canyon system increased 4% for the year ended December 31, 1997 as compared with the year ended December 31, 1996 due to increased production from the Texaco-operated field located in Green Canyon Block 6. Gathering volumes from the Manta Ray system, prior to its contribution to Manta Ray Offshore, declined 34% as compared with 1996 as a result of temporary platform related production problems from two of the fields connected to the Manta Ray system. Gathering volumes from the Ewing Bank system declined 82% during the year ended December 31, 1997 as compared with the same period in 1996 due to a downhole mechanical problem in May 1997 which caused Tatham Offshore's Ewing Bank 914 #2 well to be shut-in.

         Revenue from the Equity Investees totaled $29.3 million for the year ended December 31, 1997 as compared with $20.4 million for the year ended December 31, 1996. The increase of $8.9 million primarily reflects increases of
(i) $2.9 million from VK and UTOS as a result of increased throughput, (ii) $1.6 million from POPCO, which placed Poseidon in service in three-phases, April 1996, December 1996 and December 1997, (iii) $0.4 million from West Cameron Dehy, (iv) $3.7 million from Manta Ray Offshore related to the Manta Ray assets contributed by Leviathan and (v) $2.2 million from Nautilus, primarily as a result of Nautilus recognizing as other income an allowance for funds used during construction offset by (vi) a $1.9 million decrease in Stingray and HIOS as a result of increased maintenance costs during 1997. Total gas throughput volumes for the Equity Investees increased approximately 9% from 1996 to 1997 primarily as a result of increased throughput on the VK and UTOS systems as well as the addition of the Manta Ray Offshore system throughput as an Equity Investee, as discussed above. Oil volumes from Poseidon totaled 19.0 million barrels for the year ended December 31, 1997 as compared with 7.5 million barrels for the period from inception of operations in April 1996 through December 31, 1996.

         Operating expenses for the year ended December 31, 1997 totaled $11.4 million as compared with $9.1 million for the year ended December 31, 1996. The increase of $2.3 million is primarily

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attributable to additional maintenance costs related to the platforms operated by Leviathan and the operation by Leviathan of one additional oil and gas well during 1997.

         Depreciation, depletion and amortization totaled $46.3 million for the year ended December 31, 1997 as compared with $31.7 million for the year ended December 31, 1996. The increase of $14.6 million reflects an increase of $19.7 million in depreciation and depletion on the oil and gas wells and facilities located on VK Block 817, Garden Banks Block 72 and Garden Banks Block 117 as a result of increased production from these leases which initiated production in December 1995, May 1996 and July 1996, respectively, offset by a decrease of $5.1 million in depreciation on pipelines, platforms and facilities.

         Impairment, abandonment and other totaled $21.2 million for the year ended December 31, 1997 and consisted of a non-recurring charge to reserve Leviathan's investment in certain gathering facilities and other assets associated with Tatham Offshore's Ewing Bank 914 #2 well and Ship Shoal Block 331 property, to accrue Leviathan's abandonment obligations associated with the gathering facilities serving these properties, to reserve Leviathan's noncurrent receivable related to the prepayment of the demand charge obligations under certain agreements related to the Ewing Bank and Ship Shoal leases and to accrue certain abandonment obligations associated with its oil and gas properties.

         General and administrative expenses, including the management fee allocated from the General Partner, totaled $14.7 million for the year ended December 31, 1997 as compared with $8.5 million for the year ended December 31, 1996. General and administrative expenses for the year ended December 31, 1996 were reduced by a one-time $1.4 million reimbursement from POPCO as a result of Leviathan's management of the initial construction of Poseidon. Excluding this one-time reimbursement by POPCO, general and administrative expenses for the year ended December 31, 1997 increased $4.7 million as compared to the year ended December 31, 1996. This increase reflects (i) a $1.5 million increase in management fees allocated by the General Partner to Leviathan as a result of increased operational activities, (ii) a $3.6 million increase in direct general and administrative expenses of Leviathan primarily related to the appreciation and vesting of unit appreciation rights granted to certain officers and employees in 1995, 1996 and 1997 and (iii) a $0.4 million decrease in the reimbursement to DeepTech for certain tax liabilities pursuant to the management agreement with the General Partner. See "Business and Properties of Leviathan--Employees; Employment Agreements; Incentive Arrangements."

         Interest income and other totaled $1.5 million for the year ended December 31, 1997 as compared with $1.7 million for the year ended December 31, 1996.

         Interest and other financing costs, net of capitalized interest, for the year ended December 31, 1997 totaled $14.2 million as compared with $5.6 million for the year ended December 31, 1996. During the years ended December 31, 1997 and 1996, Leviathan capitalized $1.7 million and $11.9 million, respectively, of interest costs in connection with construction projects and drilling activities in progress during such periods.

         Net loss for the year ended December 31, 1997 totaled $1.1 million as compared with net income of $38.7 million for the year ended December 31, 1996 as a result of the items discussed above.

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



Year Ended December 31, 1996 Compared with Year Ended December 31, 1995

         Oil and gas sales totaled $47.1 million for the year ended December 31, 1996 as compared with $1.9 million for the year ended December 31, 1995. The increase of $45.2 million is attributable to the initiation of production from Leviathan's VK Block 817 in December 1995, Garden Banks Block 72 in May 1996 and Garden Banks Block 117 in July 1996. During the year ended December 31, 1996, Leviathan produced and sold 15,730 MMcf of gas and 393,000 barrels of oil at average prices of $2.37 per Mcf and $21.76 per barrel, respectively. During 1995, Leviathan produced and sold 392 MMcf of gas at an average price of $2.35 per Mcf.

         Revenue from gathering, transportation and platform services totaled $24.0 million for the year ended December 31, 1996 as compared with $20.5 million for the year ended December 31, 1995. The increase of $3.5 million includes increases of $3.0 million in platform services from Leviathan's VK Block 817 platform, which was placed in service during the third quarter of 1995 and $2.6 million related to the Green Canyon system attributable to the connection of a new gas field located in Green Canyon Block 136 to the system offset by a decrease of $2.1 million attributable to lower throughput on the Ewing Bank and Tarpon systems due to normal production declines from the wells attached to such systems. Volumes for the gathering systems increased 15.4% from the year ended December 31, 1995 to the year ended December 31, 1996. This increase is primarily a result of increased throughput on the Green Canyon system as a result of the addition of Green Canyon Block 136 partially offset by lower production from the producing fields attached to the Ewing Bank, Tarpon and Manta Ray Offshore systems.

         Revenue from the Equity Investees totaled $20.4 million for the year ended December 31, 1996 as compared with $19.6 million for the year ended December 31, 1995. The increase of $0.8 million primarily reflects increases of
(i) $3.4 million from VK as a result of increased throughput on the system, (ii) $1.1 million from POPCO, which placed Poseidon in service in April 1996 and December 1996, and (iii) $0.7 million from West Cameron Dehy, which was placed in service in November 1995, offset by a decrease of $4.4 million related primarily to Stingray, HIOS and UTOS. Total gas throughput volumes for the Equity Investees increased approximately 15.6% from the year ended December 31, 1995 to the year ended December 31, 1996 primarily as a result of increased throughput on the VK, HIOS and Stingray systems. Oil volumes from Poseidon totaled 7.5 million barrels for the period from inception of operations in April 1996 through December 31, 1996.

         Operating expenses for the year ended December 31, 1996 totaled $9.1 million as compared with $4.1 million for the year ended December 31, 1995. The increase of $5.0 million is primarily attributable to the operation by Leviathan of 12 additional oil and gas wells during the year ended December 31, 1996 as compared with the same period in 1995.

         Depreciation, depletion and amortization totaled $31.7 million for the year ended December 31, 1996 as compared with $8.3 million for the year ended December 31, 1995. The increase of $23.4 million results primarily from depreciation and depletion on the oil and gas wells and facilities located on VK Block 817, Garden Banks Block 72 and Garden Banks Block 117, depreciation on additional platforms and facilities constructed by Leviathan and accelerated depreciation on the Ewing Bank flow lines.

         General and administrative expenses, including the management fee allocated from the General Partner, totaled $8.5 million for the year ended December 31, 1996 as compared with $7.1 million for the year ended December 31, 1995. The increase of $1.4 million primarily reflects (i) a $1.2 million reimbursement to DeepTech for certain tax liabilities incurred by DeepTech as a result of Leviathan's public offering of an additional Preference Units in June 1994, (ii) a $0.8 million increase in management


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fees allocated by the General Partner to Leviathan as a result of increased operational activities and (iii) a $0.8 million increase in other general and administrative expenses of Leviathan, also as a result of increased Leviathan activities, offset by a $1.4 million reimbursement from POPCO as a result of Leviathan's management of the initial construction of Poseidon.

         During the year ended December 31, 1995, Leviathan recognized a $1.2 million gain on sale of certain oil and gas mineral leaseholds.

         Interest income and other totaled $1.7 million for the year ended December 31, 1996 as compared with $0.6 million for the year ended December 31, 1995. The increase in interest income is primarily due to accrued interest of $1.1 million related to the $7.5 million that was added to a payout amount in connection with restructuring the demand charges payable to Leviathan from Tatham Offshore.

         Interest and other financing costs, net of capitalized interest, for the year ended December 31, 1996 totaled $5.6 million as compared with $0.8 million for the year ended December 31, 1995. Interest and fees associated with Leviathan's credit facilities of $11.9 million and $5.3 million were capitalized in connection with construction projects and drilling activities in progress during the years ended December 31, 1996 and 1995, respectively.

         Net income for the year ended December 31, 1996 totaled $38.7 million as compared with $23.9 million for the year ended December 31, 1995 as a result of the items discussed above.

LIQUIDITY AND CAPITAL RESOURCES

         Sources of Cash. Leviathan intends to satisfy its capital requirements and other working capital needs primarily from cash on hand, cash from operations and borrowings under the Leviathan Credit Facility (discussed below). However, depending on market and other factors, Leviathan may issue additional equity to raise cash or acquire assets, such as in the Proposal Transaction. Net cash provided by operating activities for the nine months ended September 30, 1998 totaled $11.6 million. At September 30, 1998, Leviathan had cash and cash equivalents of $3.2 million. As of January 15, 1999, Leviathan had cash and cash equivalents of approximately $1.5 million.

         Cash from operations is derived from (i) payments for gathering gas through Leviathan's 100% owned pipelines, (ii) platform access and processing fees, (iii) cash distributions from Equity Investees and (iv) the sale of oil and gas attributable to Leviathan's interest in its producing properties. Oil and gas properties are depleting assets and will produce reduced volumes of oil and gas in the future unless additional wells are drilled or recompletions of existing wells are successful. See "Business and Properties of Leviathan--Oil and Gas Properties" for current production rates from Leviathan's properties.

         Leviathan's cash flows from operations will be affected by the ability of each Equity Investee to make distributions. Distributions from such entities are also subject to the discretion of their respective management committees. Further, each of Stingray, POPCO and VK is party to a credit agreement under which it has outstanding obligations that may restrict the payments of distributions to its owners. Distributions to Leviathan from Equity Investees during the years ended December 31, 1998 and 1997 totaled $31.2 million and $27.1 million, respectively.

         The Leviathan Credit Facility is a revolving credit facility providing for up to $350 million of available credit subject to customary terms and conditions, including certain debt incurrence limitations. Proceeds from the Leviathan Credit Facility are available to Leviathan for general partnership purposes, including financing capital expenditures, providing working capital and, subject to certain limitations,


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paying distributions to the Unitholders. The Leviathan Credit Facility can also be utilized to issue letters of credit as may be required from time to time; however, no letters of credit are currently outstanding. The Leviathan Credit Facility matures in December 1999. It is guaranteed by the General Partner and each of Leviathan's subsidiaries, and is secured by a management agreement between the General Partner and Leviathan, substantially all of the assets of Leviathan and the General Partner's 1% general partner interest in Leviathan and approximate 1% interest in certain subsidiaries of Leviathan. In April 1998, the Leviathan Credit Agreement was amended to allow for the Merger, the consummation of the Redemption Agreement and certain other transactions. In August 1998, the Leviathan Credit Facility was amended to, among other things, increase the credit facility by $50 million to $350 million of available credit. As of January 15, 1999, Leviathan had $338.0 million outstanding under its credit facility bearing interest at an average floating rate of approximately 7.1% per annum. Currently, approximately $12.0 million of additional funds are available under the Leviathan Credit Facility.

         In December 1996, VK entered into a revolving credit facility (the "VK Credit Facility") with a syndicate of commercial banks to provide up to $100 million for the addition of compression to the VK system and for other working capital needs of VK, including funds for a one-time distribution of $25 million to its partners. VK's ability to borrow money under the facility is subject to certain customary terms and conditions, including borrowing base limitations. The VK Credit Facility is secured by a substantial portion of VK's assets and matures on December 20, 2001. As of January 15, 1999, VK had $66.7 million outstanding under its credit facility bearing interest at an average floating rate of 6.6% per annum. Currently, approximately $33.3 million of additional funds are available under the VK Credit Facility.

         Prior to closing the Proposal Transaction, consent must be obtained from lenders under the VK credit facility, as well as the Leviathan Credit Facility. At such time, either or both of such facilities may be restructured.

         In March 1998, Stingray amended an existing term loan agreement to provide for additional borrowings of up to $11.1 million and to extend the maturity date of the loan from December 31, 2000 to March 31, 2003. The amended agreement requires Stingray to make 18 quarterly principal payments of $1.6 million commencing December 31, 1998. The term loan agreement is principally secured by current and future gas transportation contracts between Stingray and its customers. As of September 30, 1998, Stingray had $28.5 million outstanding under its term loan agreement bearing interest at an average floating rate of 6.6% per annum.

         In April 1996, POPCO entered into a revolving credit facility (the "POPCO Credit Facility") with a group of commercial banks to provide up to $150 million for the construction and expansion of Poseidon and for other working capital needs of POPCO. POPCO's ability to borrow money under the facility is subject to certain customary terms and conditions, including borrowing base limitations. The POPCO Credit Facility is secured by a substantial portion of POPCO's assets and matures on April 30, 2001. As of September 30, 1998, POPCO had $128.0 million outstanding under its credit facility bearing interest at an average floating rate of 6.7% per annum. Currently, approximately $20.5 million of additional funds are available under the POPCO Credit Facility.

         Uses of Cash. Leviathan's capital requirements consist primarily of (i) quarterly distributions to holders of Preference Units and Common Units and to the General Partner, including Incentive Distributions, as applicable, (ii) expenditures for the maintenance of its pipelines and related infrastructure and the acquisition and construction of additional pipelines and related facilities for the gathering, transportation and processing of oil and gas in the Gulf,
(iii) expenditures related to its producing oil and gas properties, (iv) expenditures relating to the acquisition and development of the Sunday Silence Property discussed in "Business and Properties of Leviathan--Oil and Gas Properties",


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(v) expenditures related to the abandonment of the Ewing Bank flowlines of $2.9 million, (vi) management fees and other operating expenses, (vii) contributions to Equity Investees as required to fund capital expenditures for new facilities,
(viii) debt service on its outstanding indebtedness and (ix) the payment of the accelerated appreciation of Unit Rights discussed in "Business and Properties of Leviathan--Employees; Employment Agreements; Incentive Arrangements."

         On January 19, 1999, Leviathan declared a cash distribution of $0.275 per Preference Unit and $0.525 per Common Unit for the period from October 1, 1998 through December 31, 1998 which will be paid on February 12, 1999 to all holders of record of Common Units and Preference Units as of January 29, 1999. See "Market Prices of and Distributions on Leviathan's Units and Related Unitholder Matters" for a summary of distributions. Leviathan believes that it will be able to continue to pay at least the current quarterly distributions of $0.275 per Preference Unit and $0.525 per Common Unit for the foreseeable future. At these distribution rates, the quarterly distributions total $15.6 million in respect of the Preference Units, Common Units and General Partner interest ($62.5 million on an annual basis, including $25.6 million to the General Partner).

         Distributions by Leviathan of its Available Cash are effectively made 98% to Unitholders and 2% to the General Partner, as general partner, subject to the payment of Incentive Distributions to the General Partner. See "Market Price of and Distribution on Leviathan's Units and Related Unitholder Matters--Distributions--Incentive Distributions." For the years ended December 31, 1998 and 1997, Leviathan paid the General Partner Incentive Distributions totaling $11.1 million and $3.9 million, respectively.

         In April 1998, Leviathan completed the construction and installation of a new platform and processing facilities at East Cameron Block 373. This platform, which cost $30.2 million, is strategically located to exploit reserves in the East Cameron and Garden Banks areas of the Gulf and is the terminus for an extension of the Stingray System. Leviathan funded the cost of the platform and facilities with borrowings under the Leviathan Credit Facility.

         Leviathan anticipates that its capital expenditures and equity investments for 1999 will relate to continuing acquisition and construction activities. Leviathan anticipates funding such cash requirements primarily with available cash flow, borrowing from under the Leviathan Credit Facility and, depending on the capital requirements and related market conditions, issuing additional debt and/or equity.

         Substantially all of the capital expenditures by POPCO, VK and Stingray were funded by borrowings under their respective credit facilities, and any future capital expenditures by POPCO, VK and Stingray are anticipated to be funded by borrowings under their respective credit facilities. In addition, substantially all of the capital requirements of Nautilus and Manta Ray Offshore were funded by the equity contributions of affiliates of Shell and Marathon. Leviathan's cash capital expenditures and equity investments for the nine months ended September 30, 1998 and for the year ended December 31, 1997 were $20.8 and $42.0 million, respectively. Capital expenditures for 1997 included $11.1 million relating to the Nautilus/Manta Ray Offshore project discussed above. Leviathan contributed existing assets to the Nautilus and Manta Ray Offshore joint ventures as partial consideration for its ownership therein; Leviathan may in the future contribute existing assets to new joint ventures as partial consideration for its ownership interest therein.

         Interest costs incurred by Leviathan related to the Leviathan Credit Facility totaled $14.3 million and $15.9 million for the nine months ended September 30, 1998 and for the year ended December 31, 1997, respectively. Leviathan capitalized $0.6 million and $1.7 million of such interest costs during the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively, in connection with construction projects and drilling activities in process during each respective period.


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YEAR 2000

         The Year 2000 issue is the result of computer programs that were written using two digits rather than four to define the year. Leviathan has established a project team to coordinate the five phases of its Year 2000 project to ensure that Leviathan's key automated systems and related processes will remain functional through Year 2000. The phases include: (i) awareness,
(ii) assessment, (iii) remediation, (iv) testing, and (v) implementation of the necessary modifications. The key automated systems of Leviathan consist of (a) hardware and equipment, (b) embedded chip systems in equipment and (c) third party-developed software. Leviathan has hired outside consultants and is involved in several industry trade-groups to supplement Leviathan's project team.
         The awareness phase recognizes the importance of Year 2000 issues and its impact on Leviathan. Through the project team, Leviathan has established an awareness program which includes participation of management in each business area. Even though the awareness phase is substantially completed, Leviathan will continually update awareness efforts throughout the Year 2000 project.

         The assessment phase consists of conducting an inventory of its key automated systems and related processes, analyzing and assigning levels of criticality to those systems and processes, identifying and prioritizing resource requirements, developing validation strategies and testing plans and evaluating business partner relationships. Leviathan estimates that it is more than half way complete with the portion of the assessment phase to determine the nature and impact of the Year 2000 date change for hardware and equipment, embedded chip systems, and third-party developed software. The assessment phase of the project involves, among other things, efforts to obtain representations and assurances from third parties, including Equity Investees, partners and third party customers and vendors, that their hardware and equipment products, embedded chip systems and software products being used by or impacting Leviathan are or will be modified to be Year 2000 compliant. To date, the responses from such third parties are inconclusive. Although Leviathan intends to interact only with those third parties that have Year 2000 compliant computer systems, it is impossible for Leviathan to monitor all such systems. As a result, Leviathan cannot predict the potential consequences if its Equity Investees, partners, customers or vendors are not Year 2000 compliant. Leviathan is currently evaluating the exposure associated with such business partner relationships.

         Leviathan expects that the remediation phase, which involves converting, modifying, replacing or eliminating selected key automated systems, will be substantially completed by mid-1999. The testing phase represents the validation process for key automated systems. Leviathan is utilizing test tools and written procedures to document and validate, as necessary, its unit, system, integration and acceptance testing. The testing phase is also anticipated to be substantially completed by mid-1999. While Leviathan has substantially begun work on both the remediation and testing phases, Leviathan estimates that approximately three-quarters of the work for these phases remain.

         The implementation phase represents placing the converted or replaced key automated systems into operations. In some cases, the implementation phase will consist of developing and executing contingency plans needed to support business functions and processes that may be interrupted by Year 2000 failures which are outside Leviathan's control. Contingency plans will be developed to prepare for failures of Leviathan's key automated systems not reasonably foreseen. The implementation phase is expected to be substantially completed by mid-1999. Leviathan is in the early stages of this phase.

         While the total cost of Leviathan's Year 2000 project is still being evaluated, Leviathan estimates that the costs incurred in 1998, 1999 and 2000 associated with assessing, remediating and testing hardware and equipment, embedded chip systems, and third-party developed software is anticipated not to


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exceed $1.0 million, all of which will be expensed. Through December 31, 1998
Leviathan has incurred less than $0.1 million related to such costs.

         Leviathan's present intention is that in the event Leviathan completes an acquisition of, or makes a material investment in, substantial facilities or another business entity, Leviathan will incorporate such facilities or entity into its Year 2000 program. Accordingly, Leviathan may incur substantial costs as a result of such acquisition or investment. This cost will be in addition to the costs of the Year 2000 assessment, if any, made by Leviathan with respect to such facilities or entity prior to the acquisition or investment.

         Leviathan's goal is to ensure that all of its critical systems and process that are under its direct control remain functional. However, certain systems and processes may be interrelated with systems outside the control of Leviathan for which there can be no assurance that all implementations will be successful. Leviathan's present analysis of its most reasonably likely worst case scenario for Year 2000 disruptions includes Year 2000 failures in the telecommunications and electricity industries, as well as interruptions from suppliers that might cause disruptions in Leviathan's operations, thus causing temporary financing losses and an inability to meet its obligations to customers. Accordingly, Leviathan's contingency plan may also consider any significant failures related to the most reasonably likely worst case scenario, as they may occur. The plan is expected to assess the risk of a significant failure to critical processes performed by Leviathan. This assessment is expected to also factor in the severity and duration of the impact of a significant failure. From this analysis, the Year 2000 contingency plan should be developed to mitigate the risk identified by the assessment of the most reasonably likely worst case scenario.

         Management does not expect the costs of Leviathan's Year 2000 project will have a material adverse effect on Leviathan's financial position, results of operations or cash flows. Based on information available at this time, however, Leviathan cannot conclude that any failure of Leviathan, or third-party partners and other entities to achieve Year 2000 compliance will not adversely effect Leviathan. Specific factors which may affect the success of Leviathan's Year 2000 efforts and the occurrence of Year 2000 disruption or expense include failure of Leviathan or its outside consultants to properly identify deficient systems, the failure of the selected remedial action to adequately address the deficiencies, failure of Leviathan's outside consultants to complete the remediation in a timely manner (due to shortages of qualified labor or other factors), unforeseen expenses related to the remediation of existing systems or the transition to replacement systems, and the failure of third parties, including Equity Investees to become compliant or to adequately notify Leviathan of potential noncompliance.


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



           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Market risk generally represents the risk that losses may occur in the value of financial instruments as a result of movements in interest rates, foreign currency exchange rates and commodity prices.

         Leviathan is exposed to some market risk due to the floating interest rate under the Leviathan Credit Facility. See " Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." Under the Leviathan Credit Facility, the remaining principal is due in December 1999, along with the final interest payment. As of December 31, 1998, the Leviathan Credit Facility had a principal balance of $338.0 million at an average floating interest rate of 7.1% per annum. A 1 1/2% increase in interest rates could result in a $5.1 million annual increase in interest expense on the existing principal balance. Management has determined that it is not necessary to participate in interest rate-related derivative financial instruments because it currently does not expect significant short-term increases in interest rates charged under the Leviathan Credit Facility.

         Leviathan hedges a portion of its oil and gas production to reduce its exposure to fluctuations in the market prices thereof. Leviathan uses various financial instruments whereby monthly settlements are based on differences between the prices specified in the instruments and the settlement prices of certain futures contracts quoted on the New York Mercantile Exchange ("NYMEX") or certain other indices. Leviathan settles the instruments by paying the negative difference or receiving the positive difference between the applicable settlement price and the price specified in the contract. The instruments used by Leviathan differ from futures contracts in that there is no contractual obligation which requires or allows for the future delivery of the product. Gains or losses on hedging activities are recognized as oil and gas sales in the period in which the hedged production is sold. For the year ended December 31, 1998, Leviathan recorded a gain of $2.5 million related to hedging activities.

         As of December 31, 1998, Leviathan had open sales swap transactions for calendar 1999 of 10,000 British thermal units ("MMbtu") of gas per day at a fixed price to be determined at Leviathan's option equal to the February 1999 Natural Gas Futures Contract on NYMEX as quoted at any time during 1998 and January 1999, to and including the last two trading days of the February 1999 contract, minus $0.23 per MMbtu. Additionally, Leviathan had open sales hedges of 10,000 MMbtu of gas per day at a fixed price to be determined at Leviathan's option equal to the January 2000 Natural Gas Futures Contract on NYMEX as quoted at any time during 1999, to and including the last two trading days of the January 2000 contract, minus $0.50 per MMbtu.


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

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of January 21, 1999, the beneficial ownership of the outstanding Units of Leviathan by (i) each person who is known to Leviathan to beneficially own more than 5% of the outstanding Units of Leviathan, (ii) each director of the General Partner and (iii) all directors and executive officers of the General Partner as a group. Unless otherwise indicated, each person indicated below has sole voting and investment power with respect to the Units beneficially owned by such person. The consummation of the Proposal Transaction would (i) have no effect on the amount of Units and
(ii) slightly decrease the percentage of present holdings of Units held by the directors and all directors and officers as a group of the General
Partner.


                                                                  COMMON UNITS                 PREFERENCE UNITS
                                                              ------------------------       ----------------------
                                                                         PERCENT OF                   PERCENT OF
BENEFICIAL OWNER AND ADDRESS                                  NUMBER          CLASS          NUMBER        CLASS
----------------------------                                  ------        ----------       ------      ----------
General Partner/El Paso.................................            (1)         (1)           --            --
El Paso Energy Building
1001 Louisiana
Houston, Texas 77002
Grant E. Sims...........................................      24,000              *             --            --
James H. Lytal..........................................       1,050              *             --            --
Keith B. Forman.........................................       1,000              *             --            --
H. Brent Austin.........................................          --             --             --            --
Michael B. Bracy........................................       1,500 (2)          *             --            --
Hollan D. Church........................................       1,500 (3)          *             --            --
Robert G. Phillips......................................       1,000              *             --            --
Malcolm Wallop..........................................       1,500 (4)          *             --            --
William A. Wise.........................................          --             --             --            --
D. Mark Leland..........................................          --             --             --            --
Executive officers and directors of the General Partner       31,550              *
   as a group (10 persons)

--------------
(1) All of the General Partner's outstanding common stock, par value $0.10 per share, is indirectly owned by El Paso. Before consummation of the Proposal Transaction, the General Partner, through its ownership of 6,291,894 Common Units, its 1% general partner interest in Leviathan and its approximate 1.0101% non-managing interest in certain of Leviathan's subsidiaries, owns a 27.3% effective interest in Leviathan. Following consummation of the Proposal Transaction, based on the closing sales price of the Common Units on January 15, 1999 of $20.8125, the General Partner would own a combined 35.8% effective interest in Leviathan, through its ownership of up to 9,364,326 Common Units (a 34.1% limited partnership interest), its 1% general partner interest in Leviathan and its approximate 1.0101% non-managing interest in certain of Leviathan's subsidiaries.

(2) Includes the option to acquire 1,500 Common Units pursuant to the Director Plan effective August 14, 1998. Each unit option shall expire on October 20, 2008, but shall be subject to earlier termination in the event that Mr. Bracy ceases to be a Director of the General Partner for any reason, in which case the unit options expire 36 months after such date except in the case of his death, in which case the unit options expire 12 months after such date.

(3) Includes the option to acquire 1,500 Common Units pursuant to the Director Plan effective August 14, 1998. Each unit option shall expire on January 19, 2009, but shall be subject to earlier termination in the event that Mr. Church ceases to be a Director of the General Partner for any reason, in which case the unit options expire 36 months after such date except in the case of his death, in which case the unit options expire 12 months after such date.

(4) Includes the option to acquire 1,500 Common Units pursuant to the Director Plan effective August 14, 1998. Each unit option shall expire on August 18, 2008, but shall be subject to earlier termination in the event that Mr. Wallop ceases to be a Director of the General Partner for any reason, in which case the unit options expire 36 months after such date except in the case of his death, in which case the unit options expire 12 months after such date.

-------------------

*  Less than 1%.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         PricewaterhouseCoopers LLP, independent public accountants, have been the independent auditors for Leviathan since its formation in 1993. The Board of Directors of the General Partner expects that PricewaterhouseCoopers LLP will continue as Leviathan's independent auditors. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Special Meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from Unitholders.

                                     EXPERTS

         The consolidated financial statements of Leviathan as of December 31, 1997 and 1996 and each of the three years in the period ending December 31, 1997 included in this Proxy Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of VK as of December 31, 1997 and 1996 and each of the three years in the period ending December 31, 1997 included in this Proxy Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of High Island Offshore System as of December 31, 1997 and 1996 and each of the two years in the period ending December 31, 1997 included in this Proxy Statement have been so included in reliance on the report of Deloitte & Touche LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Poseidon Oil Pipeline Company, L.L.C. as of December 31, 1997 and 1996 and for the year ended December 31, 1997 and for the period from inception (February 14, 1996) through December 31, 1996 included in this Proxy Statement have been so included in reliance on the report of Arthur Andersen LLP independent public accountants, given on the authority of said firm as experts in auditing and accounting.

         Information derived from the report of Netherland, Sewell, independent petroleum engineers, with respective to estimated oil and gas reserves of Leviathan included in this Proxy Statement have been so included in reliance upon the authority of said firm as experts with respect to the matters contained in their report.

         Information regarding the fairness of the Proposal Transaction to the Unitholders included in this Proxy Statement has been so included based upon the opinion of PaineWebber Incorporated, dated January 19, 1999, attached as Exhibit "B", given on the authority of said firm as financial advisors.


                                        Leviathan Gas Pipeline Partners, L.P.,
                                         by Leviathan Gas Pipeline Company,
                                         its General Partner

                                   /s/  KEITH B. FORMAN
                                      -----------------------------------------
                                   Keith B. Forman
                                   Chief Financial Officer

                                    EXHIBITS

                               TABLE OF CONTENTS


                                                                       Exhibit
                                                                       -------
Certain Definitions ....................................................  A
Opinion of PaineWebber Incorporated ....................................  B
Contribution Agreement .................................................  C
    Exhibit A: Assignment of Joint Venture Interest
    Exhibit B: Registration Rights Agreement
    Exhibit C: Option Agreement
    Exhibit D: Termination and Release Agreement
       Schedule A: Terminating Agreements
    Exhibit E: Amendment No. 1 and Waiver to the Joint Venture
               Agreement of Viosca Knoll Gathering Company
       Exhibit A: Ownership Information
    Exhibit F: Amendment No. 2 to the Amended and Restated Agreement
               of Limited Partnership of Leviathan Gas Pipeline
               Partners, L.P.
Consent of Independent Accountants of PricewaterhouseCoopers LLP ....... D
Independent Auditor's Consent of Deloitte & Touche LLP ................. E
Consent of Independent Public Accountants of Arthur Andersen LLP ....... F
Consent of Independent Petroleum Engineers and Geologists .............. G
Consent of Financial Advisor (PaineWebber Incorporated) ................ H

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         The following are abbreviations and words commonly used in the oil and gas industry and in this Proxy Statement.

         "Bcf" means billion cubic feet (or thousand MMcf).

         "Btu" means British thermal unit, a unit of heat measure with one Btu being the amount of heat needed to raise the temperature of one pound of water one degree Fahrenheit.

         "development well" means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

         "gathering system" means a pipeline system connecting a number of wells, batteries or platforms to an interconnection with an interstate pipeline.

         "gross" oil and natural gas wells or "gross" acres are the total number of wells or acres, respectively, in which Leviathan has an interest, without regard to the size of that interest.

         "MBbl" means thousand barrels, a barrel is a standard measure of volume for oil, condensate and natural gas liquids which equals 42 U.S. gallons.

         "Mcf" means thousand cubic feet, a standard measure of volume for gas.

         "MMcf" means million cubic feet.

         "net" oil and natural gas wells or "net" acres or "net" production or reserves are the total gross number of wells, acres, production or reserves, respectively, in which Leviathan has an interest multiplied times Leviathan's working interest in such wells, acres, production or reserves.

         "OCS" means Outer Continental Shelf; an area offshore the United States over which the federal government has jurisdiction, which extends from the end of state territorial waters (three to twelve nautical miles offshore, depending on the state) to 200 nautical miles from shore. The term OCS as used herein includes not only those areas on the Shelf itself but those areas in the flextrend and the deepwater, to a limit of 200 nautical miles, as well.

         "recompletion" means the completion of an existing well for production from a formation that exists behind the casing of the well.

         "royalty" means an interest in an oil and gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the leased acreage. Royalties may be either landowner's royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually carved from the leasehold interest pursuant to an assignment to a third party reserved by an owner of the leasehold in connection with a transfer of the leasehold to a subsequent owner.

         "working interest" means an interest in an oil and gas lease that gives the owner of the interest the right to drill for and produce oil and gas on the leased acreage and requires the owner to pay a share of the costs of drilling and production operations. The share of production to which a working interest owner is entitled will always be smaller than the share of costs that the working interest owner is required to bear, with the balance of the production accruing to the owners of royalties. For example, the owner of a 100% working interest in a lease burdened only by a landowner's royalty of 12.5% would be required to pay 100% of the costs of a well but would be entitled to retain 87.5% of the production.

In this Proxy Statement, natural gas volumes are stated at the legal pressure base of the state or area in which the reserves are located and at 60 degrees Fahrenheit.

                                    EXHIBIT B

                    FORM OF PAINEWEBBER INCORPORATED OPINION



January 19, 1999


Special Committee of the Board of Directors
Leviathan Gas Pipeline Company, as General Partner of
Leviathan Gas Pipeline Partners, L.P.
Attn: Mr. Michael B. Bracy
1001 Louisiana Street
Houston, TX  77002

Ladies and Gentlemen:

         Leviathan Gas Pipeline Partners, L.P. (the "Partnership") and El Paso Field Services Company, a subsidiary of El Paso Energy Corporation, (the "Contributor") propose to enter into a contribution agreement (the "Contribution Agreement") pursuant to which the Partnership will acquire the Contributor's 49% interest in Viosca Knoll Gathering Company ("VKGC") for consideration consisting of $21.3 million in cash and $63.9 million in value of Common Units of the Partnership (collectively, the "Initial Consideration") and an option agreement (the "Option Agreement") pursuant to which the Partnership will have the option to acquire the remaining 1% interest in VKGC from the Contributor for $1.7 million in cash (collectively, with the Initial Consideration, the "Consideration") during the six-month period following the first anniversary of the closing of the initial transaction (collectively, the "Contribution Transaction"). The Contribution Transaction is expected to be considered by the unitholders of the Partnership at a special meeting to be held as soon as reasonably practical (which currently is expected to be on or around February 23, 1999) and consummated promptly thereafter.

         You have asked us whether or not, in our opinion, the proposed Consideration to be paid by the Partnership in the Contribution Transaction is fair to the Partnership's unitholders from a financial point of view.

         In arriving at the opinion set forth below, we have, among other things:

(1) Reviewed VKGC's audited financial information for the four fiscal years ended December 31, 1997 and VKGC's unaudited financial information for the eleven months ended November 30, 1998;

(2) Reviewed the Partnership's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1997 and the Partnership's Form 10-Q and the related unaudited financial information for the nine months ended September 30, 1998;

(3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of VKGC and the Partnership, furnished to us by the Partnership;

(4) Conducted discussions with members of senior management of the Partnership concerning the businesses and prospects of the Partnership and VKGC;

(5) Compared the results of operations of VKGC and the Partnership with those of certain companies which we deemed to be relevant;

(6) Compared the proposed financial terms of the Contribution Transaction with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

(7) Considered the pro forma effect of the Contribution Transaction on the Partnership's EBITDA, distributable cash flow, distributable cash flow per unit and distribution coverage ratios;

(8) Reviewed the historical market prices and trading activity for the securities of the Partnership and compared such prices and trading activity with those of certain publicly traded companies which we deemed to be relevant;

(9) Reviewed a draft of the Contribution Agreement dated January 14, 1999, a draft of the Registration Rights Agreement between the Partnership and the Contributor dated January 14, 1999 and a draft of the Option Agreement dated January 14, 1999; and

(10) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

         In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Partnership, and we have not assumed any responsibility to independently verify such information. With respect to the financial forecasts examined by us, we have assumed that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of the Partnership as to the future performance of the Partnership and VKGC. We have also relied upon assurances of the management of the Partnership that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Partnership or VKGC nor have we been furnished with any such evaluations or appraisals. We have also assumed with your consent, that any material liabilities (contingent or otherwise, known or unknown) of the Partnership and VKGC are as set forth in the consolidated financial statements of the Partnership and VKGC, respectively. No opinion is expressed herein as to the price at which the securities of the Partnership may trade at any time. Our opinion is based on economic, monetary and market conditions existing on the date hereof.

         Our Opinion is directed to the Special Committee of the Board of Directors of the General Partner of the Partnership and does not constitute a recommendation to any unitholder of the Partnership as to how any such unitholder should vote on the Contribution Transaction. This opinion does not address the relative merits of the Contribution Transaction and any other transactions or business strategies discussed by the Board of Directors as alternatives to the Contribution Transaction or the decision of the Board of Directors to proceed with the Contribution Transaction.

         In the ordinary course of business, PaineWebber Incorporated may trade in the securities of the Partnership and the Contributor for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

         PaineWebber Incorporated is currently acting as financial advisor to the Special Committee in connection with the Contribution Transaction and will be receiving a fee in connection with the rendering of this opinion. In the past, PaineWebber Incorporated and/or its affiliates have provided investment banking and other financial services to the Partnership and have received fees for rendering these services.

         On the basis of, and subject to the foregoing, we are of the opinion that the proposed Consideration to be paid by the Partnership in the Contribution Transaction is fair to the Partnership's unitholders from a financial point of view.

         This opinion has been prepared for the use of the Special Committee of the Board of Directors of the General Partner of the Partnership in connection with the consideration of the full Board of Directors with respect to the Contribution Transaction and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of PaineWebber Incorporated, provided, however, that this letter may be reproduced in full in the Proxy Statement/Prospectus related to the Contribution Transaction.

                                               Very truly yours,

                                               PAINEWEBBER INCORPORATED

                                               /s/ PAINEWEBBER INCORPORATED
                                               --------------------------------

                             CONTRIBUTION AGREEMENT

         This Contribution Agreement is made and entered into as of January 21, 1999 and effective as of January 1, 1999 (the "Effective Date"), by and between Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership (together with its permitted successors and assigns, "Leviathan"), and El Paso Field Services Company, a Delaware corporation (together with its permitted successors and assigns, "El Paso").

                              W I T N E S S E T H:

         WHEREAS, Viosca Knoll Gathering Company, a Delaware joint venture ("Viosca Knoll"), is owned in equal percentages (50% each) by VK Deepwater Gathering Company, L.L.C., a Delaware limited liability company and a subsidiary of Leviathan ("VK Deepwater"), and EPEC Deepwater Gathering Company, a Delaware corporation and a subsidiary of El Paso ("EPEC Deepwater");

         WHEREAS, El Paso desires to cause EPEC Deepwater to contribute part of its interest in Viosca Knoll to Leviathan in exchange for Leviathan issuing certain partnership units and making a cash payment to EPEC Deepwater;

         WHEREAS, the parties hereto desire to enter into this agreement to set forth the terms, conditions and procedures of the above-described transactions;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby confirmed and acknowledged), the parties hereto hereby stipulate and agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

         1.1 SPECIFIC DEFINITIONS. The following capitalized terms shall have the meanings ascribed to them in this Section 1.1.

                  "Affiliate" means, with respect to a relevant Person, any Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such relevant Person.

                  "Agreement" means this Contribution Agreement (including any exhibits, supplements and other attachments), as amended, restated, supplemented or otherwise modified from time to time.

                  "Assignment" means the assignment in the form of "Exhibit A" hereto pursuant to which EPEC Deepwater will assign the Property to Leviathan.

                  "Cash Contribution Amount" means an amount of money equal to the product of (i) the difference between $85,260,000 and the Distributions Amount and (ii)0.25.

                  "Closing" shall have the meaning set forth in Section 2.1.

                  "Closing Date" means the date of the Closing.

                  "Common Units" means that number of common units representing limited partner interests in Leviathan to be issued to EPEC Deepwater pursuant to the terms and conditions of this Agreement, such number which shall be determined by multiplying (i) the difference between $85,260,000 and the Distributions Amount by (ii) 0.75 and dividing the product resulting therefrom by the Market Price; provided, however, in no event shall the Market Price for the purpose of calculating the number of common units to be issued be less than $19.95 nor more than $24.15.

                  "Control" (including its derivatives and similar terms) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the relevant Person, whether through the ownership or control of voting interests, by contract or otherwise.

                  "Credit Facility" means the Credit Agreement dated as of December 20, 1996 among Viosca Knoll and The Chase Manhattan Bank, as administrative agent for the lenders party to the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, and all contracts and agreements related thereto.

                  "Distributions Amount" means an amount of money equal to the sum of all cash distributions paid or accrued and payable from Viosca Knoll to EPEC Deepwater or El Paso on the Property from the Effective Date through the Closing Date.

                  "Effective Date" shall have the meaning set forth in the preamble to this Agreement.

                  "El Paso" shall have the meaning set forth in the preamble to this Agreement.

                  "El Paso Indemnified Person" means, other than any Leviathan Indemnified Person, each of (i) El Paso, (ii) its Affiliates, (iii) the members, shareholders or other owners of El Paso and its Affiliates and
         (iv) the directors, officers, employees, attorneys and agents of each Person described in (i) through (iii) above.

                  "EPEC Deepwater" shall have the meaning set forth in the recitals to this Agreement.

                  "IRS" shall have the meaning set forth in Section 3.1(j).

                  "JV Agreement" means the Joint Venture Agreement of Viosca Knoll dated as of May 24, 1994, as amended, restated, supplemented or otherwise modified from time to time.

                  "JV Amendment" means that certain Amendment No. 1 and Waiver to the JV Agreement by and between VK Deepwater and EPEC Deepwater to be executed in connection herewith, the form of which is attached hereto as "Exhibit E".

                  "Laws" means the laws, rules, regulations, decrees and orders of the United States of America and all other governmental bodies having jurisdiction over or affecting the obligations of the Parties created hereby or the other provisions contained in this Agreement, or any part thereof, or any site where any part of the obligations of the Parties created hereby are performed, whether such now exists or hereafter comes into effect.

                  "Leviathan" shall have the meaning set forth in the preamble to this Agreement.

                  "Leviathan Indemnified Person" means, other than any El Paso Indemnified Person, each of (i) Leviathan Holdings Company, a Delaware corporation, Leviathan Gas Pipeline Company, a Delaware corporation, and Leviathan, (ii) Leviathan's Subsidiaries and (iii) the directors, officers, employees, attorneys and agents of each Person described in
         (i) through (ii) above.

                  "Lien" means mortgages, deeds of trust, liens, pledges, security interests, leases, conditional sale contracts, claims, rights of first refusal, options, charges, liabilities, obligations, agreements, privileges, liberties, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind.

                  "Loss" or "Losses" means any actions, claims, settlements, judgments, demands, Liens, losses, damages, fines, penalties, interest, costs, expenses (including, without limitation, expenses attributable to the defense of any actions or claims), attorneys' fees and liabilities.

                  "LP Agreement" means the Amended and Restated Agreement of Limited Partnership of Leviathan dated as of February 19, 1993, as amended, restated, supplemented or otherwise modified from time to time.

                  "LP Amendment" means that certain Amendment No. 2 to the LP Agreement to be executed in connection herewith, the form of which is attached hereto as "Exhibit F".

                  "Market Price" means the average of the closing sales prices of the common units of Leviathan as reported on the New York Stock Exchange for the ten (10) trading days ending two (2) business days before the Closing Date.

                  "Option Agreement" means that certain Option Agreement by and between Leviathan and El Paso to be executed in connection herewith, the form of which is attached hereto as "Exhibit C".

                  "Party" means, individually, Leviathan or El Paso, and collectively, the "Parties."

                  "Person" means any individual or entity, including, without limitation, any corporation, limited liability company, partnership (general or limited), joint venture, association, joint stock company, trust, unincorporated organization or government (including any board, agency, political subdivision or other body thereof).

                  "Property" means, other than a one percent partnership interest in capital and in profits (as such terms are defined in Section 708(b)(1)(B) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.708-1(b)(1)(iii)) in Viosca Knoll being retained by EPEC Deepwater, all of EPEC Deepwater's right, title and interest in and to (a) the partnership interest in Viosca Knoll owned by EPEC Deepwater, including, but not limited to, all the rights to the Distributions Amount, the payment of which shall be made pursuant to Section 2.2(b) as adjusted pursuant to Sections 2.2(c) and (d), (b) the JV Agreement and (c) any other tangible or intangible assets related to (a) or (b) above, including, without limitation, any claims, chose in action or insurance proceeds.

                  "Registration Rights Agreement" means that certain Registration Rights Agreement by and between Leviathan and EPEC Deepwater to be executed in connection herewith, the form of which is attached hereto as "Exhibit B".

                  "Subsidiary" means, with respect to a relevant Person, any other Person owned more than 50% and Controlled by such relevant Person.

                  "Taxes" or "Tax" means any taxes, duties, assessments, fees, levies or similar governmental charges, together with interest, penalties and additions to tax, imposed by any taxing authority, wherever located, including, without limitation, all net income, gross income, gross receipts, net receipts, sales, use, transfer, franchise, privilege, profits, social security, disability, withholding, payroll, unemployment, excise, severance, property, windfall profits, value added, ad valorem, occupation or any other similar governmental charge or imposition.

                  "Tax Returns" shall have the meaning set forth in Section 3.1(j).

                  "Terminated Agreements" means (i) that certain Transfer Restriction Agreement dated as of May 24, 1994, between Leviathan, Leviathan Gas Pipeline Company and Tennessee Gas Pipeline Company and
         (ii) that certain Platform Option Agreement dated as of May 24, 1994, by and among Viosca Knoll, Leviathan and Tenneco Deepwater Gathering Company.

                  "Termination Agreement" means that certain Termination and Release Agreement by and between Leviathan, Leviathan Gas Pipeline Company, El Paso and Tennessee Gas Pipeline Company to be executed in connection herewith, the form of which is attached hereto as "Exhibit D".

                  "Transaction Agreements" means this Agreement, the Assignment, the Registration Rights Agreement, the Option Agreement, the Termination Agreement, the LP Amendment, the JV Amendment and any other agreements executed in connection herewith.

                  "Viosca Knoll" shall have the meaning set forth in the recitals to this Agreement.

                  "VK Deepwater" shall have the meaning set forth in the recitals to this Agreement.

         1.2 GENERAL DEFINITIONS. Capitalized terms used in this Agreement and not defined in Section 1.1 shall have the meanings ascribed to them elsewhere in this Agreement.

                                  ARTICLE II.
                        CONTRIBUTION AND RELATED MATTERS

         2.1 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement as set forth in Section 2.2 (the "Closing") will take place as promptly as practicable (and in any event within three (3) business days) following the approval of the transactions contemplated by the Transaction Agreements at the special meeting of Leviathan unitholders to be held to approve such transactions in accordance with Section 4.1, such Closing (i) to take place at such time and place as is mutually agreed upon by the Parties and (ii) is conditioned upon the Parties' reasonable commercial efforts (or a waiver thereof) to fulfill the conditions set forth in Article IV.

         2.2 THE TRANSACTIONS. Subject to the terms and conditions of this Agreement, on the Closing Date:

                  (a) El Paso will cause EPEC to contribute an amount which equals 50% of the then outstanding amount (including principal, interest, fees and all other charges) under the Credit Facility to Viosca Knoll in immediately available funds by wire transfer to an account designated by Leviathan;

                  (b) El Paso will cause EPEC Deepwater to contribute the Property to Leviathan by executing and delivering the Assignment to VK Deepwater;

                  (c) Leviathan will issue the Common Units to EPEC Deepwater;

                  (d) Leviathan will pay the Cash Contribution Amount to EPEC in immediately available funds by wire transfer to an account designated by El Paso to reimburse EPEC for the capital expenditures EPEC incurred with respect to the Property during the two-year period preceding the transfer pursuant to this Agreement;

                  (e) Leviathan will deliver to El Paso, either on the Closing Date or as soon as practicable thereafter, a certificate (or certificates, as El Paso may reasonably request), in such form (or forms) as is approved by Leviathan and conforms with applicable law, evidencing the Common Units issued to EPEC Deepwater in accordance with
         Section 2.2(c); and

                  (f) each of El Paso and Leviathan will, or will cause the applicable El Paso Indemnified Person or Leviathan Indemnified Person to, as applicable, execute each of the other Transaction Agreements in order to effect the transactions contemplated hereby.

         2.3 RELEASES.

                  (a) Leviathan. Leviathan, on behalf of itself and each Leviathan Indemnified Person, hereby releases and discharges each El Paso Indemnified Person from all actions, and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, counterclaims and offsets of every character, known or unknown, direct and/or indirect, at law or in equity, of whatever kind or nature, by any Leviathan Indemnified Person which have arisen or accrued through the Effective Date in any way directly or indirectly arising out of in any way connected with the Terminating Agreements, or any verbal or oral commitment, contract, agreement, duty, covenant, obligation, understanding or arrangement of any kind or nature, any amendment or modifications thereof pertaining or relating thereto.

                  (b) El Paso. El Paso, on behalf of itself and each El Paso Indemnified Person, hereby releases and discharges each Leviathan Indemnified Person from all actions, and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, counterclaims and offsets of every character, known or unknown, direct and/or indirect, at law or in equity, of whatever kind or nature, by any El Paso Indemnified Person which have arisen or accrued through the Effective Date in any way directly or indirectly arising out of or in any way connected with the Terminated Agreements, or any verbal or oral commitment, contract, agreement, duty, covenant, obligation, understanding or arrangement of any kind or nature, any amendment or modifications thereof pertaining or relating thereto.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF EL PASO. El Paso hereby represents and warrants to Leviathan as follows:

                  (a) Organization and Good Standing. Each El Paso Indemnified Person which is a party to any Transaction Agreement is duly formed, validly existing and in good standing under the laws of the state of its incorporation or formation, with all requisite power and authority to carry on the business in which it is engaged.

                  (b) Authority and Authorization. Each El Paso Indemnified Person which is a party to any Transaction Agreement has all requisite power and authority (i) to execute and deliver, or to cause to be executed and delivered, as applicable, each such agreement, (ii) to consummate the transactions contemplated thereby and (iii) to perform or cause to be performed, as applicable, all the terms and conditions thereof to be performed by such Person. The execution and delivery of each Transaction Agreement by the relevant El Paso Indemnified Person has been duly authorized and approved by all requisite action on the part of such Person. Each Transaction Agreement to which each El Paso Indemnified Person is a party is, and will be, a valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other Laws generally affecting creditors' rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

                  (c) No Violation. To the knowledge of each El Paso Indemnified Person, the execution and delivery of each Transaction Agreement to which it is a party, does not, and consummation of the transactions contemplated therein will not, violate (i) any of the provisions of organizational documents of such Person, (ii) any order, rule, decree or material agreement pursuant to which such Person or the Property is bound or (iii) any applicable Laws.

                  (d) Good and Valid Title; No Liens. EPEC Deepwater owns (beneficially and of record) and has good and valid title to (i) 50% of all of the outstanding partnership interest of Viosca Knoll and (ii) all of the other Property. EPEC Deepwater has not, voluntarily or involuntarily, with or without consideration, sold, assigned, disposed of, transferred or otherwise alienated any interest it owned in (a) Viosca Knoll, (b) any of the other Property or (c) other rights related to (a) or (b). Except as expressly set forth in Section 4.03(b) of the JV Agreement and in the Credit Facility, including Section 2.2 thereof,
         (x) there are no Liens against the Property and (y) EPEC Deepwater has not signed a financing statement (or other instrument) or any security agreement with respect to the Property authorizing any secured party thereunder to file any such financing statement (or other instrument), and, to the knowledge of each El Paso Indemnified Person, no such financing statement (or other instrument) or mortgage has been filed. Upon the transfer of the Property to VK Deepwater pursuant to the Assignment, VK Deepwater will have good and indefeasible title to the Property free and clear of all Liens. El Paso will warrant such title to the Property and defend VK Deepwater against all claims related thereto.

                  (e) Litigation. There are no pending suits or actions or other proceedings or suits which affect the Property (including, without limitation, any actions challenging or pertaining to an El Paso Indemnified Person's right, title and interest to the Property) or which could affect the consummation of the transactions contemplated hereby or, in any material respect, Viosca Knoll or the business or prospects of Viosca Knoll. None of El Paso, EPEC Deepwater or any other El Paso Indemnified Person believes, in good faith, that any circumstances, events or conditions have occurred which reasonably could be expected (based on their knowledge and experience) to form the basis for a suit, action or other proceeding against (i) Viosca Knoll which, if adversely determined, reasonably could be expected to affect the Property or to materially and adversely affect Viosca Knoll or (ii) any El Paso Indemnified Person which, if adversely determined, reasonably could be expected to affect the transactions contemplated by any Transaction Agreement.

                  (f) Conformity with Laws. Except to the extent previously disclosed by any El Paso Indemnified Person in writing to any Leviathan Indemnified Person, to the knowledge of each El Paso Indemnified Person, ownership and operation of the Property and Viosca Knoll have been in conformity, in all material respects, with all applicable Laws. Without in any way limiting the foregoing representation and warranty, to the knowledge of each El Paso Indemnified Person, (i) Viosca Knoll is not subject to any pending suit, action, investigation or inquiry by any governmental authority under any applicable Laws and (ii) no judgment, order, writ, injunction or decree of any governmental entity has been issued or entered against any El Paso Indemnified Person which continues to be in effect with respect to or affecting the Property.

                  (g) The Assignment. The form of the Assignment (i) is sufficient to validly transfer title to all of the Property from EPEC Deepwater to Leviathan and then to VK Deepwater and (ii) complies with all applicable Laws. No actions, filings, recordings or consents are necessary to transfer any of the Property to VK Deepwater.

                  (h) No Outstanding Liabilities. Except as previously disclosed by any El Paso Indemnified Person in writing to any Leviathan Indemnified Person, no El Paso Indemnified Person has any outstanding liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, and whether due or to become due) with respect to Viosca Knoll or any of the Terminated Agreements.

                  (i) No Implied Warranties. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NOTHING IN THIS AGREEMENT IS INTENDED TO CREATE, AND EL PASO EXPRESSLY DISCLAIMS AND NEGATES, ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY MADE HEREIN, INCLUDING, WITHOUT LIMITATION, IMPLIED OR STATUTORILY IMPOSED WARRANTIES OF FITNESS FOR PURPOSE OR MERCHANTABILITY, AND LEVIATHAN HEREBY WAIVES SAME.

                  (j) Taxes. To the knowledge of each El Paso Indemnified Person, Viosca Knoll has (i) duly filed all material federal, state, local and foreign tax returns, reports or forms (collectively "Tax Returns") required to be filed by or with respect to Viosca Knoll or its assets or operations with the Internal Revenue Service (the "IRS") or other applicable taxing authority, (ii) paid, or adequately reserved against, all Taxes due or claimed due by a taxing authority from or with respect to Viosca Knoll or its assets or operations and (iii) made all material deposits required with respect to Taxes. To the knowledge of each El Paso Indemnified Person, there has been no material issue raised or material adjustment proposed (and none is pending) by the IRS or any other taxing authority in connection with any Tax Returns relating to the assets or operations of Viosca Knoll, and no waiver or extension of any statute of limitations as to any federal, state, local or foreign tax matter relating to the assets or operations of Viosca Knoll has been given by or requested from Viosca Knoll with respect to any Tax year.

         With respect to the representations and warranties contained in this
Section 3.1, and with respect to the provisions of Section 6.3, the terms "believe," "knowledge" and "experience" refer to that of those persons who from time to time have held the office of the Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer or any Vice President or equivalent position of the relevant El Paso Indemnified Person and the terms "knowledge" and "known" mean the actual conscious awareness of any such person.

         3.2 REPRESENTATIONS AND WARRANTIES OF LEVIATHAN. Leviathan hereby represents and warrants to El Paso as follows:

                  (a) Organization and Good Standing. Each Leviathan Indemnified Person which is a party to any Transaction Agreement is duly formed and validly existing and in good standing under the laws of its state or jurisdiction of formation, with all requisite power and authority to carry on the business in which it is engaged.

                  (b) Authority and Authorization. Each Leviathan Indemnified Person which is a party to any Transaction Agreement has all requisite power and authority (i) to execute and deliver, or to cause to be executed and delivered, as applicable, each such agreement, (ii) to consummate the transactions contemplated thereby and (iii) to perform or cause to be performed, as applicable, all the terms and conditions thereof to be performed by such Person. The execution and delivery of each Transaction Agreement by the relevant Leviathan Indemnified Person has been duly authorized and approved by all requisite action on the part of such Person. Each Transaction Agreement to which each Leviathan Indemnified Person is a party is, and will be, a valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other Laws generally affecting creditors' rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

                  (c) No Violation. To the knowledge of each Leviathan Indemnified Person, the execution and delivery of each Transaction Agreement to which it is a party, does not, and consummation of the transactions contemplated therein will not, violate (i) any of the provisions of organizational documents of such Person, (ii) any order, rule, decree or material agreement pursuant to which such Person or the Property is bound or (iii) any applicable Laws.

                  (d) Issuance of the Common Units. The issuance of the Common Units by Leviathan has been duly authorized and approved by all requisite partnership action, and such Common Units will, when issued in consideration for the contribution by EPEC Deepwater of the Property pursuant to this Agreement, be validly issued, fully paid and non-assessable; provided, however, that, any representation or warranty with respect to the non-assessability of the Common Units is subject to the qualifications under (i) Section 17-303(a) of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") and (ii) Section 17-607 of the Delaware Act.

                  (e) Taxes. To the knowledge of each Leviathan Indemnified Person, Leviathan has (i) duly filed all material Tax Returns required to be filed by or with respect to Leviathan or its assets or operations with the IRS or other applicable taxing authority, (ii) paid, or adequately reserved against, all Taxes due or claimed due by a taxing authority from or with respect to Leviathan or its assets or operations and (iii) made all material deposits required with respect to Taxes. To the knowledge of each Leviathan Indemnified Person, there has been no material issue raised or material adjustment proposed (and none is pending) by the IRS or any other taxing authority in connection with any Tax Returns relating to the assets or operations of Leviathan, and no waiver or extension of any statute of limitations as to any federal, state, local or foreign tax matter relating to the assets or operations of Leviathan has been given by or requested from Leviathan with respect to any Tax year.

         With respect to the representations and warranties contained in this
Section 3.2, and with respect to the provisions of Section 6.3, the terms "believe," "knowledge" and "experience" refer to that of those persons who from time to time have held the office of Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer or any Vice President or Manager or equivalent position of the relevant Leviathan Indemnified Person, and the terms "knowledge" and "known" mean the actual conscious awareness of any such person.

                                  ARTICLE IV.
                              CONDITIONS TO CLOSING

         The obligations of El Paso and Leviathan to effect the transactions contemplated by this Agreement are subject to the Parties' reasonable commercial efforts to fulfill the following conditions:

         4.1 APPROVAL OF THE TRANSACTIONS. To the extent required by applicable Laws, the LP Agreement or the rules of the New York Stock Exchange, the transactions contemplated by the Transaction Agreements must be approved by the holders of the outstanding units of Leviathan.

         4.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Party contained in this Agreement must be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. Each Party must have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Each Party must have delivered to the other Party a certificate, dated as of the Closing Date and signed by an authorized officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         4.3 CONSENTS. All consents, waivers, approvals, authorizations or orders required to be obtained from third parties, governmental authorities or otherwise (including, but not limited to, from lenders to Leviathan and Viosca Knoll), and all filings required to be made, by the Parties, VK Deepwater, EPEC Deepwater and Viosca Knoll for the consummation of the transactions contemplated by the Transaction Agreements, must have been made and obtained by the Parties, VK Deepwater, EPEC Deepwater and Viosca Knoll.

         4.4 RELEASE FROM OBLIGATIONS UNDER CREDIT FACILITY. A waiver or release of the clawback payment obligations under Section 2.22 of the Credit Facility as such obligations relate to any El Paso Indemnified Person must be secured.

         4.5 RECEIPT OF FAIRNESS OPINION. Leviathan must have received, in a form reasonably acceptable to the Board of Directors of Leviathan's general partner and any special committee thereof directed to review the fairness of the transactions contemplated hereby, an opinion from a financial advisor with respect to the fairness of such transactions to the unitholders of Leviathan.

                                   ARTICLE V.
                     CONDUCT OF BUSINESS PENDING THE CLOSING

         Each Party covenants and agrees that, except as otherwise specifically required by the terms of this Agreement, between the Effective Date and the Closing Date, the business of Viosca Knoll will be conducted only in, and neither Party will take any action with respect to Viosca Knoll except in, the ordinary course of business consistent with past practice; provided, that Leviathan hereby covenants and agrees that it will not cause Viosca Knoll to borrow additional amounts under the Credit Facility after the Effective Date and prior to the Closing Date. The Parties will each use their reasonable commercial efforts to preserve intact Viosca Knoll's business, to keep available the services of Viosca Knoll's current officers, employees (if any) and consultants (if any), and to preserve Viosca Knoll's present relationships with customers, suppliers and other Persons with which it has significant business relations.

                                  ARTICLE VI.
                                 INDEMNIFICATION

         6.1 INDEMNIFICATION OF LEVIATHAN. Subject to the limitations set forth in this Article VI and Section 7.11, El Paso hereby agrees to RELEASE, INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS each Leviathan Indemnified Person from and against any and all Losses of any kind or character, to the extent the same arise out of any inaccuracy, violation or breach by El Paso of any representation, warranty, condition or covenant set forth in this Agreement.

         6.2 INDEMNIFICATION OF EL PASO. Subject to the limitations set forth in this Article VI and Section 7.11, Leviathan hereby agrees to RELEASE, INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS each El Paso Indemnified Person from and against any and all Losses of any kind or character, to the extent the same arise out of any inaccuracy, violation or breach by Leviathan of any representation, warranty, condition or covenant set forth in this Agreement.

         6.3 LIMITATION ON INDEMNITIES.

                  (a) Notwithstanding anything to the contrary in this Agreement, the indemnities for any inaccuracy in, violation of or breach of any representation or warranty set forth in Sections 3.1 or
         3.2 (as limited in this Section 6.3 and by Section 7.11) are each Party's sole and exclusive remedy for all inaccuracies in, violations of or breaches of such representations and warranties, and for any independent common-law or statutory rights or remedies that such Party may have at any time now and in the future with respect to any and all such inaccuracies, violations or breaches by the other Party with respect to any such representation or warranty.

                  (b) Except to the extent relating to (i) a requirement to obtain third party consent to an assignment of any of the Property or
         (ii) the representations and warranties set forth in Section 3.1(a) -
         (d), the indemnities with respect to an inaccuracy in, violation of or breach of a representation or warranty set forth in Section 3.1(e) -
         (j) shall not cover any claim for which the underlying facts, circumstances, or conditions were disclosed by any El Paso Indemnified Person in writing to or otherwise known (as defined in Section 3.2) by any Leviathan Indemnified Person on or before the date of this Agreement.

                  (c) Except to the extent relating to the representations and warranties set forth in Section 3.2(a) - (c), the indemnities with respect to an inaccuracy in, violation of or breach of a representation or warranty set forth in Section 3.2(d) or (e) shall not cover any claim for which the underlying facts, circumstances, or conditions were disclosed by any Leviathan Indemnified Person in writing to or otherwise known (as defined in Section 3.1) by any El Paso Indemnified Person on or before the date of this Agreement.

                  (d) The indemnifying Party shall have the burden of proving a claim that any indemnified Person had knowledge under this Section 6.3.

                                  ARTICLE VII.
                                  MISCELLANEOUS

         7.1 ENTIRE AGREEMENT. This Agreement and the Transaction Agreements constitute the entire agreement and supersede all prior (oral or written) or oral contemporaneous proposals or agreements, all previous negotiations and all other communications or understandings between the Parties with respect to the subject matter hereof, including, without limitation, the Proposal Letter and Term Sheet dated December 1, 1998, from El Paso to Leviathan and the supplemental Letter dated January 4, 1999, from Leviathan to El Paso.

         7.2 AMENDMENT AND MODIFICATION. All amendments, supplements and modifications to this Agreement shall be in writing and signed by each of the Parties.

         7.3 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument.

         7.4 PARTIES BOUND BY AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

         7.5 TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Articles and other titles or headings are for convenience only, and neither limit nor amplify the provisions of the Agreement itself, and all references herein to articles, sections or subdivisions thereof shall refer to the corresponding article, section or subdivision thereof of this Agreement unless specific reference is made to such articles, sections or subdivisions of another document or instrument.

         7.6 LAWS. This Agreement and all of the terms and conditions contained herein, and the respective obligations of the Parties, are subject to all valid and applicable Laws.

         7.7 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY AND ACCORDING TO, THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT OF LAWS PRINCIPLES WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         7.8 EXHIBITS AND SCHEDULES. All exhibits, schedules and the like contained herein or attached hereto are integrally related to this Agreement, and are hereby made a part of this Agreement for all purposes.

         7.9 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing (including telex, facsimile, telecopier or similar writing) and sent to the address of the Party set forth below, or to such other more recent address of which the sending Party actually has received written notice:

         (a)      if to Leviathan, to:

                  Leviathan Gas Pipeline Partners, L.P.
                  Attn:  President
                  1001 Louisiana
                  Houston, Texas  77002
                  Telephone: (713) 420-2131
                  Telecopy:  (713) 420-5477

         (b)      if to El Paso, to:

                  El Paso Field Services Company
                  Attn:  President
                  1001 Louisiana
                  Houston, Texas  77002
                  Telephone: (713) 420-4282
                  Telecopy:  (713) 420-2087

Each such notice, demand or other communication shall be effective, if given by registered or certified mail, return receipt requested, as of the third day after the date indicated on the mailing certificate, or if given by any other means, when delivered at the address specified in this Section.

         7.10 FURTHER ASSURANCES. Subject to the terms and conditions set forth in this Agreement, each of the Parties agrees to use all reasonable commercial efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case, at any time after the execution of this Agreement, any further action is necessary or desirable to carry out its purposes, the proper officers or directors of the Parties shall take or cause to be taken all such necessary action.

         7.11 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Except to the extent expressly set forth to the contrary in this Section 7.11, the representations, warranties, conditions, covenants and agreements given by the Parties shall survive this Agreement without regard to any action taken pursuant to this Agreement, including, without limitation, the execution of any documents affecting an interest in real property or any investigation made by the Party asserting the breach thereof. The representations and warranties set forth in (i) Sections 3.1(a) - (d) and (j) and 3.2 (a) - (e) shall survive for a period of four (4) years after the date of this Agreement and (ii) Sections 3.1(e) - (i) shall survive for a period of one (1) year after the date of this Agreement, and with respect to the survival periods set forth in (i) and (ii), such representations and warranties shall thereafter expire and have no further force or effect (except to the extent the indemnitee has notified the indemnitor of an alleged inaccuracy, violation or breach with respect thereto prior to the expiration of such one-year or four-year period, as applicable). Such one-year and four-year survival periods shall not affect any other representation, warranty, condition, covenant or indemnity obligation under this Agreement.

         7.12 COMMON UNITS. When issued, the Common Units (i) will be subject to the rights, obligations and restrictions set forth in the Registration Rights Agreement and the LP Agreement and (ii) will be subject to certain transfer restrictions under applicable federal and state securities laws.

         7.13 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective as to such jurisdiction, to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. A bankruptcy or similar trustee must accept or, to the extent permitted by law, reject this Agreement in its entirety.

         7.14 WAIVERS. Neither action taken (including, without limitation, any investigation by or on behalf of either Party) nor inaction pursuant to this Agreement, shall be deemed to constitute a waiver of compliance with any representation, warranty, covenant or agreement contained herein by the Party not committing such action or inaction. A waiver by either Party of a particular right, including, without limitation, breach of any provision of this Agreement, shall not operate or be construed as a subsequent waiver of that same right or a waiver of any other right.

         7.15 REMEDIES. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein shall be considered an election of remedies. Without being subject to the limitations required by common law, either Party may enforce this Agreement by an injunction or specific performance. In addition, any successful Party is entitled to costs related to enforcing this Agreement, including, without limitation, reasonable attorneys' fees, court costs and settlement and arbitration expenses. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE PARTIES WAIVE ANY AND ALL RIGHTS, CLAIMS OR CAUSES OF ACTION ARISING UNDER THIS AGREEMENT AGAINST THE OTHER PARTY OR ITS AFFILIATES FOR INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES (OTHER THAN INDEMNIFICATION OBLIGATIONS WITH RESPECT TO THIRD PARTY CLAIMS FOR SUCH DAMAGES).

         7.16 NO THIRD PARTY BENEFICIARIES. Except to the extent a third party is expressly given rights pursuant to Article VI, any agreement herein contained, expressed or implied, shall be only for the benefit of the Parties and their respective legal representatives, successors, and assigns, and such agreements shall not inure to the benefit of any other Person whomsoever, it being the intention of the Parties that no Person shall be deemed a third party beneficiary of this Agreement except to the extent a third party is expressly given rights herein.

         7.17 NO MERGER. The rights and obligations created by this Agreement are separate and independent from any rights and obligations created by any other agreements between the Parties, including, without limitation, the Assignment. Accordingly, none of the representations, warranties, covenants or indemnities included in any other agreements between the Parties shall be merged into this Agreement or otherwise restrict or limit the affect of this Agreement, but each shall survive as provided in each such agreement.

               [Remainder of this Page Intentionally Left Blank.]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth in the preamble of this Agreement.

                                      LEVIATHAN GAS PIPELINE PARTNERS, L.P.


                                      By:     /s/  GRANT E. SIMS
                                         -------------------------------------
                                      Name:   Grant E. Sims
                                           -----------------------------------
                                      Title:  Chief Executive Officer
                                            ----------------------------------


                                      EL PASO FIELD SERVICES COMPANY


                                      By:     /s/  WILLIAM A. WISE
                                         -------------------------------------
                                      Name:   William A. Wise
                                           -----------------------------------
                                      Title:  Chief Executive Officer
                                            ----------------------------------








Exhibit A:        Form of Assignment
Exhibit B:        Form of Registration Rights Agreement
Exhibit C:        Form of Option Agreement
Exhibit D:        Form of Termination and Release Agreement
Exhibit E:        Form of JV Amendment
Exhibit F:        Form of LP Amendment

                                   EXHIBIT A
                         VIOSCA KNOLL GATHERING COMPANY

                      ASSIGNMENT OF JOINT VENTURE INTEREST

         This Assignment ("Assignment") is dated as of _________, 1999 and effective as of January 1, 1999 and is between EPEC Deepwater Gathering Company, a Delaware corporation ("Assignor"), and VK Deepwater Gathering Company, L.L.C., a Delaware limited liability company ("Assignee"). Assignee and Assignor may be referred to herein individually as a "Party" and collectively as the "Parties."

         For and in consideration of the mutual premises, covenants and conditions contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby confirmed and acknowledged), Assignor, at the direction of Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership ("Leviathan"), hereby sells, conveys, assigns, transfers and delivers unto Assignee, the following described property (the "Property"):

         other than a one percent partnership interest in capital and in profits (as such terms are defined in Section 708(b)(1)(B) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation
         Section 1.708-1(b)(1)(iii)) in Viosca Knoll retained by Assignor, all of Assignor's right, title and interest in and to (a) the partnership interest in Viosca Knoll Gathering Company, a Delaware joint venture ("Viosca Knoll") formed pursuant to that certain Joint Venture Agreement of Viosca Knoll Gathering Company dated as of May 24, 1994 (as amended, restated or otherwise modified from time to time, the "JV Agreement") owned by Assignor, including, but not limited to, all the rights to any distributions and other payments paid or payable from Viosca Knoll to Assignor on the partnership interest being conveyed to Assignee pursuant to this Assignment from January 1, 1999 through the date first written above (the payment of which is deemed to have been made by Assignor pursuant to Section 2.2(b) of the Contribution Agreement dated as of January 21, 1999 between Leviathan and El Paso Field Services Company, as adjusted by Section 2.2(c) and (d) thereof), (b) the JV Agreement and (c) any other tangible or intangible assets related to (a) or (b) above, including, without limitation, any claims, chose in action or insurance proceeds.

         Assignor hereby warrants and represents as follows:

         (i) Assignor owns (beneficially and of record) and has good and valid title to (a) 50% of all of the outstanding partnership interest in Viosca Knoll free and clear of all liens, encumbrances and other defects, except for liens arising under
                Section 4.03 of the JV Agreement and the Credit Agreement dated as of December 20, 1996 among Viosca Knoll and the Chase Manhattan Bank, as administrative agent for the lenders party to the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time (the "Credit Facility"), and (b) all of the other Property.

         (ii) except as expressly set forth in Section 4.03(b) of the JV Agreement and in the Credit Facility (a) there are no mortgages, deeds of trust, liens, pledges, security interests, leases, conditional sale contracts, claims, rights of first refusal, options, charges, liabilities, obligations, agreements, privileges, liberties, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind ("Liens") against the Property and (b) Assignor has not signed a financing statement (or other instrument) or any security agreement with respect to the Property authorizing any secured party thereunder to file any such financing statement (or other instrument);

         (iii) upon the transfer of the Property to Assignee pursuant to the Assignment, (a) Assignee will have good and indefeasible title to the Property free and clear of all Liens except for Liens arising under Section 4.03 of the JV Agreement and the Credit Facility, and (b) Assignor, its personal representatives, successors and assigns shall warrant and forever defend such title in and to the Property unto Assignee, its personal representatives, successors and assigns, against any and every person or persons (except for any person so claiming any Lien under the JV Agreement or the Credit Facility) whomsoever lawfully claiming or to claim the same or any part thereof; and

         (iv) this form of Assignment (a) is sufficient to validly transfer title to all of the Property from Assignor to Leviathan and then to Assignee and no actions, filings, recordings or consents are necessary to transfer any of the Property to Assignee and (b) complies with all applicable laws.

         Assignor hereby agrees to be responsible for, to timely perform and TO RELEASE, INDEMNIFY AND HOLD HARMLESS Assignee with respect to, all duties, claims, obligations and liabilities against or in respect of the Property accrued or arising before or otherwise attributable or relating to the period before January 1, 1999, except for the Liens established as set forth in
Section 4.03(b) of the JV Agreement or in the Credit Facility. Assignee assumes and agrees to RELEASE, INDEMNIFY AND HOLD HARMLESS Assignor against all duties, claims, obligations and liabilities against or in respect of the Property accruing on or after January 1, 1999.

         This Assignment is made pursuant to all the terms and conditions of
(i) that certain Contribution Agreement dated as of January 21, 1999 between Leviathan and El Paso Field Services Company, a Delaware corporation, and (ii) the JV Agreement. Assignee consents to be bound by all the terms and provisions of the JV Agreement.

         The rights and obligations created by this Assignment are separate and independent from any rights and obligations created by any other agreements between the Parties, including, without limitation, the Contribution Agreement. Accordingly, none of the representations, warranties, covenants or indemnities included in any other agreements between the Parties shall be merged into this Assignment or otherwise restrict or limit the affect of this Assignment, but each shall survive as provided in each such agreement.

         This Assignment shall be binding on and inure to the benefit of Assignor and Assignee, their respective personal representatives, successors and assigns.

               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned have executed this Assignment of Joint Venture Interest as of the ___ day of ____________, 1999.


                                       ASSIGNOR:

                                       EPEC DEEPWATER GATHERING COMPANY



                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------



                                       ASSIGNEE:

                                       VK DEEPWATER GATHERING COMPANY, L.L.C.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                   EXHIBIT B

                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement dated as of __________, 1999 (this "Agreement") is by and between EPEC Deepwater Gathering Company, a Delaware corporation (the "Company"), and Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership ("Leviathan").

         WHEREAS, the Company has acquired certain limited partnership units issued by Leviathan pursuant to that certain Contribution Agreement dated as of January 21, 1999 and effective as of January 1, 1999 (the "Contribution Agreement") between Leviathan and the Company;

         WHEREAS, the ability of the Company to freely trade such units may be limited by applicable United States federal securities laws;

         WHEREAS, in order to improve the transferability of such units, Leviathan is willing to provide certain registration rights with respect thereto;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby confirmed and acknowledged), the parties hereto stipulate and agree as follows:

1.       Securities Subject to this Agreement.

         a. "Registrable Securities" means the limited partnership units issued by Leviathan to the Company pursuant to the Contribution Agreement, as adjusted in the event of unit splits, unit dividends or similar transactions.

         b. "Restricted Securities" means each Registrable Security until (i) a registration statement covering such Restricted Security has been declared effective and it has been disposed of pursuant to such effective registration statement, (ii) it has been distributed pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act of 1933 (as amended from time to time, the "Act") or (iii) it has been otherwise transferred and Leviathan has delivered a new certificate or other evidence of ownership for it not subject to any legal or other restriction on transfer under the Act or under state securities laws and not bearing the following legend (or one substantially similar thereto):

                  The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. Without such registration, such securities may not be sold, pledged, hypothecated, or otherwise transferred, except upon delivery to the Company of an opinion of counsel satisfactory to the Company that registration is not required for such transfer or the submission to the Company of such other evidence as may be satisfactory to the Company to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, or applicable state securities laws or any rule or regulation promulgated thereunder.

2.       Demand Registration.

         a. Request for Registration. Subject to the limitations contained in this Agreement (including, but not limited to, Section 5), at any time on or after the date of issuance of the Registrable Securities, any holder or holders of a majority in aggregate number of Restricted Securities then outstanding may make a written request to Leviathan for registration under the Act pursuant to this Section 2 of all or part of its or their Restricted Securities (a "Demand Registration"). Such request will specify the aggregate number of Restricted Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 10 days after receipt of such request, Leviathan will give written notice of such registration request to all other holders of the Restricted Securities and include in such registration all Restricted Securities with respect to which Leviathan has received written requests for inclusion therein within 10 days after the receipt by the applicable holder of Leviathan's notice. Each such request will also specify the aggregate number of Restricted Securities to be registered and the intended method of disposition thereof. No other party, including Leviathan (but excluding another holder of a Restricted Security) shall be permitted to offer securities under any such Demand Registration unless (i) holders of a majority of the Restricted Securities requesting to participate in the Demand Registration shall consent in writing or (ii) Leviathan has an obligation to include such securities in such registration.

         b. Required Registrations. Subject to Section 5, Leviathan is obligated to effect only three (3) Demand Registrations pursuant to this Section 2 (in addition to any registration in which holders of Restricted Securities may participate pursuant to the other provisions of this Agreement).

         c. Effective Registration and Expenses. A registration will not count as a Demand Registration for the purposes of Section 2(b) until it has become effective. In any registration initiated as a Demand Registration, Leviathan will pay all Registration Expenses (as hereinafter defined) in connection therewith, whether or not it becomes effective; provided, however, that if (i) one (1) Demand Registration has previously become effective with respect to any Registrable Securities and (ii) a subsequent registration is initiated as a Demand Registration with respect to any Restricted Securities and such Demand Registration could have become effective but does not solely because of holders withdrawing their Restricted Securities, such withdrawing holders shall pay the Registration Expenses (pro rata on the basis of the Restricted Securities being withdrawn by each). Notwithstanding the first sentence of this Section 2(c), any such noneffective registration shall not constitute a Demand Registration for the purposes of Section 2(b) unless each holder of Restricted Securities then outstanding (whether or not included in such registration) consents to such noneffective registration counting as a Demand Registration, in which case Leviathan shall pay the Registration Expenses.

         d. Priority on Demand Registrations. If the holders of a majority in aggregate number of Restricted Securities to be registered in a Demand Registration so elect, the offering of such Restricted Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, if the managing underwriter or underwriters of such offering advise Leviathan and the holders in writing that in their opinion the aggregate number of Restricted Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success or offering price of such offering, Leviathan will include in such registration the aggregate number of such Restricted Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect, and such securities shall be allocated pro rata among the holders of Restricted Securities on the basis of the number of Restricted Securities requested to be included in such registration by their holders.

         e. Selection of Underwriters. If any Demand Registration is in the form of an underwritten offering, the holders of a majority in aggregate number of Restricted Securities to be registered will select and obtain the investment banker or investment bankers and manager or managers that will administer the offering; provided, however, that such investment bankers and managers must be reasonably satisfactory to Leviathan.

         f. Periods Where no Registration is Required. Notwithstanding anything to the contrary in this Section 2, Leviathan will not be required to register any Restricted Securities pursuant to this
             Section 2: (i) during a reasonable period of time, not to exceed 90 days, following the distribution of other securities pursuant to a registered underwritten public offering if such offering was commenced prior to the time Leviathan receives the request contemplated by Section 2(a) or (ii) during a reasonable period of time, not to exceed 60 days, after which the Board of Directors of Leviathan Gas Pipeline Company, a Delaware corporation and the general partner of Leviathan (the "General Partner"), acting in its capacity as general partner, has determined that a registration of Restricted Securities pursuant to this Section 2 would adversely affect Leviathan because of a material non-public acquisition or other material transaction that is pending at the time Leviathan receives the request contemplated by Section 2(a).

3. Piggy-Back Registration. Subject to the limitations contained in this Agreement (including, but not limited to, Section 5), if Leviathan proposes to file a registration statement under the Act with respect to an offering by it for its own account of any class of security (other than a registration statement on Form S-4 or S-8 or successor forms thereto or filed in connection with an exchange offer or an offering of securities solely to

         Leviathan's existing unitholders), then Leviathan shall in each case give written notice of such proposed filing to the holders of Restricted Securities at least 30 days before the anticipated filing date, and such notice shall offer such holders the opportunity to register such number of Restricted Securities as each such holder may request. Upon the written request of any holder of Restricted Securities made within 15 days of receipt of such notice, Leviathan shall use its Best Efforts (as hereinafter defined) to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the holders of Restricted Securities requested to be included in the registration of such offering to include such securities in such offering on the same terms and conditions as any similar securities of Leviathan included therein. Notwithstanding the foregoing, if in the managing underwriter's or underwriters' opinion the total amount or kind of securities which the holders of Restricted Securities, Leviathan and any other persons or entities intend to include in such offering is sufficiently large to materially and adversely affect the success or offering price of such offering, then the amount or kind of securities to be offered for the accounts of holders of Restricted Securities shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided, however, that if securities are being offered for the account of other persons or entities as well as Leviathan, such reduction shall not represent a greater fraction of the number of securities intended to be offered by holders of Restricted Securities than the fraction of similar reductions imposed on such other persons or entities other than Leviathan over the amount of securities they intended to offer. In connection with a piggyback registration pursuant to this Section 3, Leviathan will bear all Registration Expenses; provided, however, that Leviathan will not have any obligation pursuant to this sentence to persons or entities who do not hold Restricted Securities. "Best Efforts" as used herein means best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

4.       Holdback Agreement.

         a.  Restrictions on Sale by Holder of Registrable Securities.

             (i) Each holder of Registrable Securities agrees not to sell, transfer or otherwise dispose of any Registrable Securities in violation of the Act, or any other applicable securities law.

             (ii) To the extent not inconsistent with applicable law, each holder of Registrable Securities whose securities are included in a registration statement agrees not to effect any sale or distribution of the securities being registered or a similar security of Leviathan, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Act, during the 14 days prior to, and during the 90 day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by Leviathan in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

         b. Restrictions on Sale by Leviathan and Others. Leviathan agrees not to effect any sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities in connection with any merger, conversion or consolidation by Leviathan or any subsidiary thereof or the acquisition by Leviathan or a subsidiary thereof of the capital stock or other equity or all or substantially all of the assets or any other person or entity or in connection with an employee stock option or benefit plan), during the 14 days prior to, and during the 90 day period beginning on, the effective date of any registration statement in which the holders of Registrable Securities are participating (except as part of such registration), if and to the extent requested by the holders in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

5. Registration Procedures. Whenever the holders of Restricted Securities have requested that any Restricted Securities be registered pursuant to Section 2 or Section 3 of this Agreement, Leviathan will use its Best Efforts to effect the registration of such Restricted Securities upon the terms and conditions hereof to permit the sale of such Restricted Securities by holders thereof in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request, Leviathan will as expeditiously as possible:

         a. in connection with a request pursuant to Section 2, prepare and file with the Securities and Exchange Commission (the "Commission"), not later than 45 days after receipt of a request to file a registration statement with respect to such Restricted Securities, a registration statement on any form for which Leviathan then qualifies or which counsel for Leviathan shall deem appropriate and which form shall be available for the sale of such Restricted Securities in accordance with the intended method of distribution thereof, and use their Best Efforts to cause such registration statement to become effective as promptly as practicable thereafter; provided, however, that if Leviathan shall furnish to the holders making such a request a certificate signed by the Chief Executive Officer of Leviathan stating that in the good faith judgment of the Board of Directors of the General Partner it would be significantly disadvantageous to Leviathan and its unitholders for such a registration statement to be filed on or before the date filing would be required or to become effective, Leviathan shall have an additional period of not more than 30 days within which to file (or before which they request the effectiveness of) such registration statement; and, provided further, that not less than 5 days before filing a registration statement or prospectus or any amendments or supplements thereto, Leviathan will (i) furnish to one (1) counsel selected by the holders of a majority in aggregate number of the Restricted Securities covered by such registration statement copies of all such documents proposed to be filed and (ii) notify each seller of Restricted Securities of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         b. in connection with a registration pursuant to Section 2, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days or such shorter period which will terminate when all Restricted Securities covered by such registration statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         c. as soon as reasonably possible, furnish to each seller of Restricted Securities to be included in a registration statement copies of such registration statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Restricted Securities owned by such seller;

         d. use its Best Efforts to register or qualify such Restricted Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Restricted Securities owned by such seller; provided, however, that Leviathan will not be required to
             (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(d), (ii) subject itself to taxation in any such jurisdiction or
             (iii) consent to general service of process in any such jurisdiction;

         e. use its Best Efforts to cause the Restricted Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Leviathan to enable the seller or sellers thereof to consummate the disposition of such Restricted Securities;

         f. notify each seller of such Restricted Securities at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading, and Leviathan will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Restricted Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading;

         g. enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Restricted Securities;

         h. use its Best Efforts to make available for inspection by any seller of Restricted Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Leviathan (collectively, the "Records"), and cause Leviathan's officers and employees to supply all information reasonably requested by any such Inspector, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, in connection with such registration statement. Records or other information which Leviathan determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records or other information is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records or other information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. The seller of Restricted Securities agrees that it will, upon learning that disclosure of such Records or other information is sought in a court or competent jurisdiction, give notice to Leviathan and allow Leviathan, at Leviathan's expense, to undertake appropriate action to prevent disclosure of the Records or other information deemed confidential;

         i. use its Best Efforts to obtain a comfort letter from Leviathan's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority in aggregate number of Restricted Securities being sold reasonably request;

         j. otherwise use its Best Efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within 3 months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act;

         k. if underwritten, use its Best Efforts to make appropriate officers of Leviathan available to the underwriters for meetings with prospective purchasers of the Restricted Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Restricted Securities; and

         l. if so required by applicable listing requirements, cause all such Restricted Securities to be listed on each securities exchange on which similar securities issued by Leviathan are then listed, provided that the applicable listing requirements are satisfied.


             (i) Leviathan may require each seller of Restricted Securities as to which any registration is being effected to furnish to Leviathan such information regarding the distribution of such securities as Leviathan may from time to time reasonably request in writing.

             (ii) Each holder of Restricted Securities agrees that, upon receipt of any notice from Leviathan of the happening of any event of the kind described in Section 5(f), such holder will forthwith discontinue disposition of such Restricted Securities pursuant to the registration statement covering such Restricted Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f), and, if so directed by Leviathan, such holder will deliver to Leviathan (at Leviathan's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Restricted Securities current at the time of receipt of such notice. If Leviathan shall give any such notice, Leviathan shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 5(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(f) to and including the date when each seller of Restricted Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(f).

6. Expiration. The obligation of Leviathan to register any Restricted Securities pursuant to this Agreement shall expire on March 31, 2009.

7. Registration Expenses. All expenses incident to Leviathan's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of Leviathan's counsel in connection with blue sky qualifications of the Restricted Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by Leviathan are then listed, and fees and disbursements of counsel for Leviathan and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance), securities acts liability insurance (if Leviathan elects to obtain such insurance), the fees and expenses of any special experts retained by Leviathan in connection with such registration, fees and expenses of other persons retained by

         Leviathan, reasonable fees and expenses of one (1) counsel (who shall be reasonably acceptable to Leviathan) for the holders of Restricted Securities incurred in connection with each registration hereunder (but not including any underwriting discounts or commissions or transfer taxes attributable to the sale of Restricted Securities) and any reasonable out-of-pocket expenses of the holders of Restricted Securities (or the agents who manage their accounts) excluding fees of counsel other than those fees specifically referred to in this Section 7 and excluding travel expenses (all such expenses being herein called "Registration Expenses"), will be borne by Leviathan.

8.       Indemnification; Contribution.

         a. Indemnification by Leviathan. Leviathan agrees to RELEASE, DEFEND, INDEMNIFY, PROTECT AND HOLD HARMLESS, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors and agents and each person or entity who controls such holder (within the meaning of the Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such holder furnished in writing to Leviathan by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Leviathan's compliance with Section 5(c) hereof. Leviathan will also indemnify any underwriters of the Registrable Securities, their officers and directors and each person or entity who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

         b. Indemnification by Holder of Restricted Securities. In connection with any registration statement in which a holder of Restricted Securities is participating, each such holder will furnish to Leviathan in writing such information with respect to such holder as is required to be included therein for use in connection with any such registration statement or prospectus and agrees to RELEASE, DEFEND, INDEMNIFY, PROTECT AND HOLD HARMLESS, to the extent permitted by law, Leviathan, the General Partner, and each of their (as applicable), directors and officers, and affiliates of any of them (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such holder so furnished in writing by such holder.

         c. Conduct of Indemnification Proceedings. Any person or entity entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person or entity of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person or entity will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one (1) counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

         d.  Contribution. If for any reason the indemnity provided for in this
             Section 8 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party or on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, abilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

             The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

             If indemnification is available under this Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 8(a) and Section 8(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 8(d).

9. Participation in Underwritten Registrations. No person or entity may participate in any underwritten registration hereunder unless such person or entity (a) agrees to sell such person's or entity's securities on the basis provided in any underwriting arrangements approved by the persons or entities entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10. Representations and Warranties. The Company hereby represents and warrants to Leviathan as follows:

         a. It is a "sophisticated investor" as such term is contemplated by applicable securities laws (including the related jurisprudence);

         b. The Registrable Securities are being acquired solely for its own account for investment and not with a view toward, or for resale in connection with, any "distribution" (as such term is used in the Act and the rules and regulations thereunder) of all or any portion thereof;

         c. It understands and agrees that the Registrable Securities may not be sold, pledged, hypothecated or otherwise transferred unless they are registered under the Act and applicable state securities laws or an exemption from such registration is available;

         d. It has adequate means of providing for its current needs and possible contingencies. It is able to bear the economic risks of this investment and has a sufficient net worth to sustain a loss of its entire investment in Leviathan if such loss should occur;

         e. It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Leviathan; and


         f. It has made its own inquiry and investigation into and based thereon has formed an independent judgment concerning Leviathan and the Registrable Securities, and has been furnished with or given adequate access to such information about Leviathan and the Registrable Securities as it has requested.

11. Rule 144. Leviathan covenants that it will use its Best Efforts to file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder; and it will take such further action as any holder of Restricted Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Restricted Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Restricted Securities, Leviathan will deliver to such holder a written statement as to whether it has complied with such requirements.

12. Assignment of Registration Rights. The rights of the Company under this Agreement with respect to any Restricted Securities may be assigned to any person or entity who acquires all or a portion of such Restricted Securities. Any assignment of registration rights pursuant to this Section 12 shall be effective upon receipt by Leviathan of (i) written notice from the assignor (A) stating the name and address of any assignee, (B) describing the manner in which the assignee acquired the Restricted Securities from the assignor and (C) identifying the Restricted Securities with respect to which the rights under this Agreement are being assigned, (ii) a certificate signed by the assignee assuming all obligations of the assignor under this Agreement and (iii) any other certificate or document that Leviathan might reasonably require.

13.      Miscellaneous.

         a. Entire Agreement. This Agreement and the other agreements executed in connection and contemporaneously herewith constitute the entire agreement and supersede all prior (oral and written) or contemporaneous proposals or agreements, all previous negotiations and all other communications or understandings between the parties hereto with respect to the subject matter hereof.

         b. Parties Bound by Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, subject to Section 12, their respective successors and assigns.

         c. Counterparts. This Agreement may be executed in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument.

         d. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY AND ACCORDING TO, THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT OF LAWS PRINCIPLES WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         e. No Inconsistent Agreements. Leviathan will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

         f. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Leviathan agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

         g. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless Leviathan has obtained the written consent of holders of at least a majority in aggregate number of Restricted Securities then outstanding affected by such amendment, modification, supplement, waiver or departure.

         h. Further Assurances. Subject to the terms and conditions set forth in this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the execution of this Agreement, any further action is necessary or desirable to carry out its purposes, the proper officers or directors of the parties hereto shall take or cause to be taken all such necessary action.

         i. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective as to such jurisdiction, to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. A bankruptcy or similar trustee must accept or, to the extent permitted by law, reject this Agreement in its entirety.

         j. Waivers. Neither action taken (including, without limitation, any investigation by or on behalf of either party hereto) nor inaction pursuant to this Agreement, shall be deemed to constitute a waiver of compliance with any representation, warranty, covenant or agreement contained herein by the party not committing such action or inaction. A waiver by either party hereto of a particular right, including, without limitation, breach of any provision of this Agreement, shall not operate or be construed as a subsequent waiver of that same right or a waiver of any other right.

         k. No Third Party Beneficiaries. Except to the extent a third party is expressly given rights herein, any agreement herein contained, expressed or implied, shall be only for the benefit of the parties hereto and their respective legal representatives and permitted successors and assigns, and such agreements shall not inure to the benefit of any other person whomsoever, it being the intention of the parties hereto that no person shall be deemed a third party beneficiary of this Agreement except to the extent a third party is expressly given rights herein.

         l.  Termination. This Agreement shall terminate on March 31, 2009.

         m. Notices. All notices and other communications provided or permitted hereunder shall be made by hand-delivery or registered first-class mail:

             (i)   if to the Company:

                   EPEC Deepwater Gathering Company
                   1001 Louisiana
                   Houston, Texas 77002

                   Attention: President

             (ii) if to a permitted successor holder of Restricted Securities at the most current address, and with a copy to be sent to each additional address, given by such holder to Leviathan, in writing; and

             (iii) if to Leviathan:

                   Leviathan Gas Pipeline Partners, L.P.
                   1001 Louisiana
                   26th Floor
                   Houston, Texas 77002

                   Attention: Chief Financial Officer



               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth in the preamble of this Agreement.

                             LEVIATHAN GAS PIPELINE PARTNERS, L.P.


                             By:
                                -----------------------------------------------
                             Name:
                                  ---------------------------------------------
                             Title:
                                   --------------------------------------------



                             EPEC DEEPWATER GATHERING COMPANY


                             By:
                                -----------------------------------------------
                             Name:
                                  ---------------------------------------------
                             Title:
                                   --------------------------------------------

                                    EXHIBIT C


                                OPTION AGREEMENT

         This Option Agreement is made and entered into as of ___________, 1999 and effective as of January 1, 1999 (the "Effective Date") by and between Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership (together with its permitted successors and assigns, "Leviathan") and El Paso Field Services Company, a Delaware corporation (together with its permitted successors and assigns, "El Paso").


                              W I T N E S S E T H:

         WHEREAS, prior to the Effective Date, Viosca Knoll Gathering Company, a Delaware joint venture ("Viosca Knoll"), was owned in equal percentages (50% each) by VK Deepwater Gathering Company, L.L.C., a Delaware limited liability company and a subsidiary of Leviathan, and EPEC Deepwater Gathering Company, a Delaware corporation and a subsidiary of El Paso ("EPEC Deepwater");

         WHEREAS, as of the Effective Date and pursuant to the terms of the Contribution Agreement (as defined herein), El Paso will cause EPEC Deepwater to contribute all of its interest in Viosca Knoll other than the Remaining Interest (as defined herein) to Leviathan; and

         WHEREAS, in connection with the transactions contemplated by the Contribution Agreement, El Paso desires to grant to Leviathan, and Leviathan desires to acquire from El Paso, (i) the right to direct the vote of the Remaining Interest with respect to all partnership matters during the Voting Period (as defined herein) and (ii) an option to purchase the Remaining Interest at any time during the Option Period (as defined herein) upon and subject to the terms and the conditions hereinafter set forth; and

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby confirmed and acknowledged), the parties hereto hereby stipulate and agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them in this Section 1.1.

         "Accrued Dividend Amount" means an amount of money equal to the product of (i) any distributions paid, payable or in arrears, if any, in respect of a single Common Unit issued pursuant to the Contribution Agreement and attributable to the period of time beginning on the Closing Date and ending upon the Option Closing Date, multiplied by (ii) the number of Phantom Units.

         "Agreement" means this Option Agreement (including any exhibit, supplements and other attachments), as amended, restated, supplemented or otherwise modified from time to time.

         "Assignment Documents" has the meaning set forth in Section 2.4(b).

         "Common Units" means common units issued by Leviathan having all the rights, privileges and other attributes set forth in Leviathan's constitutive documents.

         "Contribution Agreement" means that certain Contribution Agreement dated as of January 21, 1999 and effective as of the Effective Date by and between Leviathan and El Paso.

         "Distributions Amount" means an amount of money equal to the sum of all cash distributions paid or accrued and payable from Viosca Knoll to EPEC Deepwater or El Paso on the Remaining Interest from the Effective Date through the Option Closing Date.

         "El Paso" has the meaning set forth in the preamble to this Agreement.

         "EPEC Deepwater" has the meaning set forth in the recitals to this Agreement.

         "Exercise Notice" has the meaning set forth in Section 2.3.

         "Exercise Price" means an amount of money equal to the sum of $1,740,000 plus the Accrued Dividend Amount.

         "Expiration Date" means the last day of the 18th calendar month immediately following the calendar month in which the Closing Date occurs.

         "Leviathan" has the meaning set forth in the preamble to this Agreement.

         "Option" has the meaning set forth in Section 2.1.

         "Option Closing Date" has the meaning set forth in Section 2.3.

         "Option Period" means a period of time commencing on the day after the first anniversary of the Closing Date and terminating at 11:59 p.m. (Houston, Texas time) on the day after the Expiration Date.

         "Parties" means, collectively, Leviathan and El Paso, and individually, each a "Party".

         "Phantom Units" means the number of additional Common Units which Leviathan would have issued pursuant to the Contribution Agreement if Leviathan had also acquired the Remaining Interest on the Closing Date in exchange solely for Common Units (and no cash) assuming the number of such Common Units was calculated by dividing $1,740,000 by the Market Price.

         "Remaining Interest" means, immediately following consummation of the transactions contemplated by the Contribution Agreement, all of EPEC Deepwater's remaining right, title and interest in and to (a) the partnership interest in Viosca Knoll owned by EPEC Deepwater, including, but not limited to, all the rights to the Distributions Amount, the payment of which shall be made pursuant to Section 2.4(b) as adjusted pursuant to Section 2.4(a), and (b) any other tangible or intangible assets related to
(a) above, including, without limitation, any claims, choses in action or insurance proceeds.

         "Viosca Knoll" has the meaning set forth in the recitals to this Agreement.

         "Voting Period" means a period of time commencing on the Closing Date and terminating on the Expiration Date.

         1.2 GENERAL DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Contribution Agreement.

                                   ARTICLE II.
                                     OPTION

         2.1 GRANT OF OPTION. Subject to the terms of this Agreement, El Paso hereby irrevocably grants to Leviathan an option (the "Option") to purchase the Remaining Interest at any time during the Option Period.

         2.2 TERM OF OPTION. The Option will be effective for the duration of the Option Period. Unless Leviathan has exercised the Option in accordance with the terms of this Agreement before the Option Period ends, the Option will terminate and be of no further force or effect.

         2.3 MANNER OF EXERCISE OF THE OPTION. Leviathan may exercise the Option by delivering written notice of exercise (the "Exercise Notice") addressed to El Paso in accordance with this Agreement at any time during the Option Period. The Exercise Notice shall specify the date on which the related closing shall occur (the "Option Closing Date"), which date may not be more than 30 days after the Expiration Date.

         2.4 THE OPTION CLOSING DATE. On the Option Closing Date:

             (a) Leviathan will pay to El Paso in immediately available funds an amount equal to the difference, if positive, between the Exercise Price and the Distributions Amount (which reduction shall be deemed to be an assignment by El Paso to Leviathan of such Distributions Amount); and

             (b) El Paso will, and will cause EPEC Deepwater and any other affiliate with an interest in the Remaining Interest to, execute and deliver to Leviathan and its applicable subsidiaries all such assignments, bills of sale and other instruments (the "Assignment Documents") as Leviathan may reasonably deem necessary or desirable or each other instrument as are necessary to effect the transfer of the Remaining Interest, including an assignment substantially similar to Exhibit "A" to the Contribution Agreement.

         2.5 REPRESENTATIONS AND WARRANTIES. At least one of the Assignment Documents will include representations and warranties with respect to the Remaining Interest given by El Paso: (i) substantially similar to those in
Section 3.1 of the Contribution Agreement (except to the extent that such representations and warranties should be altered so as to apply to the Remaining Interest and the Option Closing Date), (ii) effective as of the Option Closing Date and (iii) which explicitly survive for periods of time (e.g., four (4) years or one (1) year, as applicable, from the Option Closing Date) equal to the survival periods assigned to the equivalent representations and warranties in
Section 7.11 of the Contribution Agreement.

         2.6 ASSIGNABILITY OF OPTION RIGHTS. Leviathan may assign all or any portion of its rights under this Agreement to an affiliate, provided that the assignee expressly agrees in writing to be subject to the terms and conditions of this Agreement.

         2.7 VOTING RIGHTS OF LEVIATHAN. During the Voting Period, El Paso hereby irrevocably grants (on behalf of EPEC Deepwater) to Leviathan the right to vote the Remaining Interest (in Leviathan's sole discretion and without any standard of care or other obligation to El Paso or EPEC Deepwater except that Leviathan agrees not to direct the vote of the Remaining Interest to amend the JV Agreement in any way to adversely affect EPEC Deepwater's interest in the joint venture) on all matters on which such interest is entitled to vote. El Paso hereby agrees and acknowledges that Leviathan will have no fiduciary or other duty to El Paso or EPEC Deepwater in connection with the exercise of the voting rights granted pursuant to this Section 2.7, except that Leviathan agrees to release, defend and indemnify El Paso and EPEC Deepwater with respect to any causes of action, judgments, suits, claims and counterclaims of every character, by any person (excluding El Paso or any of its affiliates) which arises during the Voting Period and which results from the exercise by Leviathan during the Voting Period of any voting rights under the JV Agreement.

                                  ARTICLE III.
                                  MISCELLANEOUS

         3.1 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. Any previous agreements or understandings (whether oral or written) between the Parties regarding the subject matter hereof are merged into and superseded by this Agreement, including, without limitation, the Proposal Letter and Term Sheet dated December 1, 1998, from El Paso to Leviathan and the supplemental Letter dated January 4, 1999, from Leviathan to El Paso.

         3.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the Parties hereto.

         3.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         3.4 HEADINGS. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         3.5 MODIFICATION AND WAIVER. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         3.6 EXPENSES. Except as otherwise provided in this Agreement, each Party shall pay all costs and expenses incurred by them or on their behalf in connection with this Agreement and the transactions contemplated hereby.

         3.7 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY AND ACCORDING TO, THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT OF LAWS PRINCIPLES WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         3.8 SEVERABILITY. If any provision of this Agreement is unenforceable, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any provision is unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

         3.9 CONSTRUCTION. This Agreement is the result of substantial negotiations among the Parties and their respective counsel. Accordingly, the Parties agree that the fact that counsel for one Party or another may have drafted this Agreement is immaterial, and this Agreement will not be strictly construed against such Party.

         3.10 ENFORCEMENT. The Parties hereto agree that the remedy at Law for any breach of this Agreement is inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable by specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the Parties hereto may have.

         3.11 NOTICES. Any notice, request, demand, instruction or other communication to be given to either Party hereunder will be in writing, and will be deemed to be delivered upon the earlier to occur of (i) actual receipt if delivered by hand or by commercial courier such as "Federal Express" or "DHL", postage prepaid, to the address indicated or (ii) upon confirmation of receipt if by facsimile transmission addressed as follows:

              If to Leviathan:      Leviathan Gas Pipeline Partners, L.P.
                                    Attention:  President
                                    1001 Louisiana
                                    Houston, Texas 77002
                                    Telephone:  (713) 420-2131
                                    Telecopy:  (713) 420-5477

              If to El Paso:        El Paso Field Services Company
                                    Attention:  President
                                    1001 Louisiana
                                    Houston, Texas  77002
                                    Telephone:  (713) 420-4282
                                    Telecopy:  (713) 420-2087

The addresses and facsimile numbers for the purpose of this Section may be changed by either Party by giving written notice of such change to the other Party in the manner provided herein.

         3.12 FURTHER ASSURANCES. Subject to the terms and conditions set forth in this Agreement, each of the Parties agrees to use all reasonable commercial efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case, at any time after the execution of this Agreement, any further action is necessary or desirable to carry out its purposes, the proper officers or directors of the Parties shall take or cause to be taken all such necessary action.

         3.13 NO MERGER. The rights and obligations created by this Agreement are separate and independent from any rights and obligations created by any other agreements between the Parties. Accordingly, none of the representations, warranties, covenants or indemnities included in any other agreements between the Parties shall be merged into this Agreement or otherwise restrict or limit the affect of this Agreement, but each shall survive as provided in each such agreement.

               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first written above.

                                    EL PASO FIELD SERVICES COMPANY


                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

                                    LEVIATHAN GAS PIPELINE PARTNERS, L.P.

                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXHIBIT D


                        TERMINATION AND RELEASE AGREEMENT

         This Termination and Release Agreement is made and entered into as of ________, 1999 and effective as of January 1, 1999 (the "Effective Date") by and among Leviathan Gas Pipeline Partners, L.P. ("Leviathan"), Leviathan Gas Pipeline Company, a Delaware corporation (the "General Partner") and the general partner of Leviathan, El Paso Field Services Company, a Delaware corporation ("El Paso") and parent of EPEC Deepwater Gathering Company, the successor in interest to Tenneco Deepwater Gathering Company, and Tennessee Gas Pipeline Company, a Delaware corporation ("Tennessee"). Leviathan, the General Partner, El Paso and Tennessee may be referred to herein individually as a "Party" or collectively as the "Parties".

                              W I T N E S S E T H:

         WHEREAS, Leviathan and El Paso have executed that certain Contribution Agreement dated as of January 21, 1999 (the "Contribution Agreement"), pursuant to which El Paso will contribute to Leviathan an interest in Viosca Knoll Gathering Company, a Delaware joint venture ("Viosca Knoll"), the partners of which are subsidiaries of Leviathan and El Paso, in exchange for cash and common units of Leviathan;

         WHEREAS, effective as of the Effective Date, the Parties and certain of their Subsidiaries (herein defined) will consummate the transactions contemplated by the Contribution Agreement;

         WHEREAS, in connection with the consummation of such transactions, the Parties desire to terminate certain agreements to which the Parties and certain of their affiliates are party;

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration (the receipt and sufficiency of which are hereby confirmed and acknowledged) the parties hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings indicated below:

         "Affiliate" means, with respect to a relevant Person, any Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such relevant Person.

         "Agreement" shall mean this Termination and Release Agreement, as amended, restated, supplemented or otherwise modified from time to time.

         "Contribution Agreement" shall have the meaning set forth in the Recitals.

         "Control" (including its derivatives and similar terms) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the relevant Person, whether through the ownership or control of voting interests, by contract or otherwise.

         "Effective Date" shall have the meaning set forth in the Preamble.

         "El Paso" shall have the meaning set forth in the Preamble.

         "El Paso Indemnified Person" means, other than any Leviathan Indemnified Person, each of (i) El Paso, (ii) its Affiliates, (iii) the members, shareholders or other owners of El Paso and its Affiliates and (iv) the directors, officers, employees, attorneys and agents of each Person described in
(i) through (iii) above.

         "General Partner" shall have the meaning set forth in the Preamble.

         "Laws" shall mean the laws, rules, regulations, decrees and orders of the United States of America, the State of Texas, the State of New York and all other governmental authorities having jurisdiction, whether such Laws now exist or hereafter come into effect.

         "Leviathan" shall have the meaning set forth in the Preamble.

         "Leviathan Indemnified Person" means, other than any El Paso Indemnified Person, each of (i) Leviathan Holdings Company, a Delaware corporation, the General Partner and Leviathan, (ii) Subsidiaries of Leviathan and (iii) the directors, officers, employees, attorneys and agents of each Person described in (i) through (ii) above.

         "Party" and "Parties" shall have the meaning set forth in the Preamble.

         "Person" means any individual or entity, including, without limitation, any corporation, limited liability company, partnership (general or limited), joint venture, association, joint stock company, trust, unincorporated organization or government (including any board, agency, political subdivision or other body thereof).

         "Subsidiary" means, with respect to a relevant Person, any other Person owned more than 50% and Controlled by such relevant Person.

         "Tennessee" shall have the meaning set forth in the Preamble.

         "Terminating Agreements" shall mean the documents set forth on "Schedule A" attached hereto and made a part of this Agreement.

         "Viosca Knoll" shall have the meaning set forth in the Recitals.

         2. GENERAL DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Contribution Agreement.

         3. CONDITIONS PRECEDENT. The obligations and acknowledgements of the Parties in this Agreement are subject to the execution and delivery of the Contribution Agreement.

         4. TERMINATION OF AGREEMENTS. The Parties hereby acknowledge and agree that the Terminating Agreements are hereby terminated as of the Effective Date, and that all rights and obligations accruing to the Parties (or any applicable Subsidiary of a Party) thereunder are fully satisfied and terminated; provided, however, the provisions of the Terminating Agreements that survive the termination of the obligations thereunder shall remain in full force and effect to the extent so specified therein.

         5. MUTUAL RELEASE OF OBLIGATIONS AND CLAIMS; INDEMNITY.

         (a) RELEASE BY LEVIATHAN. The General Partner and Leviathan hereby jointly and severally release and discharge each El Paso Indemnified Person from all actions, and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, counterclaims and offsets of every character, known or unknown, direct and/or indirect, at law or in equity, of whatever kind or nature which have arisen or accrued through the Effective Date in any way directly or indirectly arising out of in any way connected with the Terminating Agreements, or any verbal or oral commitment, contract, agreement, duty, covenant, obligation, understanding or arrangement of any kind or nature, any amendment or modifications thereof pertaining or relating thereto.

         (b) RELEASE BY EL PASO. El Paso hereby releases and discharges each Leviathan Indemnified Person from all actions, and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, counterclaims and offsets of every character, known or unknown, direct and/or indirect, at law or in equity, of whatever kind or nature which have arisen or accrued through the Effective Date in any way directly or indirectly arising out of in any way connected with the Terminating Agreements, or any verbal or oral commitment, contract, agreement, duty, covenant, obligation, understanding or arrangement of any kind or nature, any amendment or modifications thereof pertaining or relating thereto.

         6. MISCELLANEOUS.

         (a) LAWS AND REGULATIONS. This Agreement and all of the terms and conditions contained herein, and the respective obligations of the Parties, are subject to all valid and applicable Laws.

         (b) ENTIRE AGREEMENT. This Agreement and the other agreements executed pursuant hereto and in connection herewith, if any, constitute the entire agreement and supersede all prior (oral or written) and all oral contemporaneous proposals or agreements, all previous negotiations and all other communications or understandings between the Parties and their Affiliates with respect to the subject matter hereof.

         (c) AMENDMENT AND MODIFICATION. All amendments, supplements and modifications to this Agreement shall be in writing and signed by all of the Parties.

         (d) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument.

         (e) PARTIES BOUND BY AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

         (f) TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Articles and other titles or headings are for convenience only, and neither limit nor amplify the provisions of the Agreement itself, and all references herein to articles, sections or subdivisions shall refer to the corresponding article, section or subdivision of this Agreement unless specific reference is made to such articles, sections or subdivisions of another document or instrument.

         (g) FURTHER ASSURANCES. Subject to the terms and conditions set forth in this Agreement, each of the Parties agrees to use all commercially reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement. In case, at any time after the execution of this Agreement, any further action is necessary or desirable to carry out its purposes, the proper officers, directors or other appropriate representatives of the Parties shall take or cause to be taken all such necessary action.

         (h) GOVERNING LAW. TO THE EXTENT THE LAW OF ANOTHER JURISDICTION IS NOT REQUIRED TO BE APPLIED, THIS AGREEMENT SHALL BE DEEMED TO BE AN AGREEMENT UNDER, SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY AND ACCORDING TO, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ANY CONFLICT OR CHOICE OF LAWS PRINCIPLE WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         (i) EXHIBITS AND SCHEDULES. All exhibits, schedules, attachments and the like contained herein or attached hereto are integrally related to this Agreement, and are hereby made a part of this Agreement for all purposes.

         (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective only as to such jurisdiction and then only to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, each provision shall be interpreted to be only so broad as is enforceable. A bankruptcy or similar trustee must accept or, to the extent permitted by Law, reject this Agreement in its entirety.

         (k) WAIVERS. Neither action taken (including, without limitation, any investigation by or on behalf of either Party) nor inaction pursuant to this Agreement, shall be deemed to constitute a waiver of compliance with any representation, warranty, covenant or agreement contained herein by the Party not committing such action or inaction. A waiver by any Party of a particular right, including, without limitation, breach of any provision of this Agreement, shall not operate or be construed as a subsequent waiver of that same right or a waiver of any other right.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.


                             LEVIATHAN GAS PIPELINE COMPANY, on behalf of itself and in its capacity as general partner of LEVIATHAN GAS PIPELINE PARTNERS, L.P.

                             By:
                                   ---------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                   ---------------------------------------------


                             EL PASO FIELD SERVICES COMPANY, on behalf of itself and in its capacity as parent of EPEC Deepwater Gathering Company, the successor in interest to Tenneco DeepWater Gathering Company

                             By:
                                   ---------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                   ---------------------------------------------


                             TENNESSEE GAS PIPELINE COMPANY

                             By:
                                   ---------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                   ---------------------------------------------




Schedule A:       Terminating Agreements

                                   SCHEDULE A

                             TERMINATING AGREEMENTS

1. That certain Transfer Restriction Agreement dated as of May 24, 1994 by and among Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership, Leviathan Gas Pipeline Company, a Delaware corporation, and Tennessee Gas Pipeline Company, a Delaware corporation

2. That certain Platform Option Agreement dated as of May 24, 1994, by and among Viosca Knoll Gathering Company, a Delaware joint venture, Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership, and Tenneco Deepwater Gathering Company, a Delaware corporation.

                                    EXHIBIT E

                        AMENDMENT NO. 1 AND WAIVER TO THE
                             JOINT VENTURE AGREEMENT
                                       OF
                         VIOSCA KNOLL GATHERING COMPANY
                           (A DELAWARE JOINT VENTURE)

         This Amendment No. 1 and Waiver made and entered into as of ___________, 1999 and effective as of January 1, 1999 (this "Amendment") to the Joint Venture Agreement (the "JV Agreement") of Viosca Knoll Gathering Company dated as of May 24, 1994, is entered into by the Partners (herein defined).

                              W I T N E S S E T H:

         WHEREAS, on May 24, 1994, Tenneco Deepwater Gathering Company, a Delaware corporation ("Tenneco"), and VK Deepwater Gathering Company, L.L.C., a Delaware limited liability company ("VK Deepwater"), formed the Delaware joint venture known as Viosca Knoll Gathering Company (the "Company"), pursuant to the JV Agreement;

         WHEREAS, EPEC Deepwater Gathering Company, a Delaware corporation ("EPEC Deepwater") is the successor in interest to Tenneco;

         WHEREAS, at the closing of the transactions contemplated by that certain Contribution Agreement dated as of January 21, 1999 and effective as of January 1, 1999 by and between Leviathan Gas Pipeline Partners, L.P. ("Leviathan"), a Delaware limited partnership and an affiliate of VK Deepwater, and El Paso Field Services Company, a Delaware corporation and an affiliate of EPEC Deepwater, EPEC Deepwater will assign, at the direction of Leviathan, a partnership interest in the Company to VK Deepwater;

         WHEREAS, VK Deepwater and EPEC Deepwater are the current partners of the Company;

         WHEREAS, VK Deepwater and EPEC Deepwater (collectively, the "Partners," and each a "Partner") have agreed to amend the JV Agreement;

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the Partners hereby stipulate and agree as follows:

1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to such terms in the JV Agreement.

2.       AMENDMENTS. The JV Agreement shall be amended as follows:

         (a) Section 16.21. Section 16.21 of the JV Agreement is amended by deleting the notice addresses of Tenneco and VK Deepwater and replacing them with the following:

                           VK Deepwater Gathering Company
                           Attn:  President
                           1001 Louisiana Street
                           Houston, Texas  77002
                           Telephone:       (713) 410-2131

                           EPEC Deepwater Gathering Company
                           Attn:  President
                           1001 Louisiana Street
                           Houston, Texas  77002
                           Telephone:       (713) 410-2131

         (b) Exhibit A. Exhibit "A" of the JV Agreement is amended by deleting such Exhibit in its entirety and replacing it with Exhibit "A" attached hereto.

3. REPRESENTATIONS AND WARRANTIES. Each Partner hereby represents and warrants to the other Partner that, after giving effect to the amendments provided for herein, the representations and warranties contained in the JV Agreement will be true and correct in all material respects as if made on and as of the date first written above (unless such representations or warranties are stated to refer to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and that no Default or Event of Default will have occurred and be continuing.

4. NO OTHER WAIVERS OR AMENDMENTS. Except as expressly waived or amended hereby, the JV Agreement shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification of any provision thereof.

5. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6. FURTHER ASSURANCES. Subject to the terms and conditions set forth in this Amendment, each of the Partners agrees to use all reasonable commercial efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Amendment. In case, at any time after the execution of this Amendment, any further action is necessary or desirable to carry out its purposes, the proper officers or directors of the Partners shall take or cause to be taken all such necessary action.

7. NO MERGER. The rights and obligations created by this Amendment are separate and independent from any rights and obligations created by any other agreements between the Partners. Accordingly, none of the representations, warranties, covenants or indemnities included in any other agreements between the Parties shall be merged into this Amendment or otherwise restrict or limit the affect of this Amendment, but each shall survive as provided in each such agreement.


               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the Partners have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                     VK DEEPWATER GATHERING COMPANY, L.L.C.


                                     By:
                                           -----------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                           -----------------------------------

                                     EPEC DEEPWATER GATHERING COMPANY


                                     By:
                                           -----------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                           -----------------------------------


Exhibit A:        Ownership Information

                                    EXHIBIT A
                              OWNERSHIP INFORMATION

------------------------------------------------------------------------------ ------------------ ------------------
                                                                                   INTEREST           INTEREST
                             NAME OF EACH MEMBER                                  IN PROFITS(1)       IN CAPITAL(1)
------------------------------------------------------------------------------ ------------------ ------------------
1)       VK Deepwater Gathering Company, L.L.C., a Delaware limited                  99%              99%
         liability company

         1001 Louisiana Street
         Houston, Texas  77002
         Telephone:        (713) 410-2131

------------------------------------------------------------------------------ ------------------ ------------------
2)       EPEC Deepwater Gathering Company, a Delaware corporation                     1%               1%
         1001 Louisiana Street
         Houston, Texas  77002
         Telephone:        (713) 410-2131

------------------------------------------------------------------------------ ------------------ ------------------





--------------------

(1)As such terms are defined in Section 708(b)(1)(B) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.708-1(b)(1)(iii).

                                   EXHIBIT F


                                AMENDMENT NO. 2
                                       TO
           THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.

         This Amendment, dated as of ___________, 1999 (this "Amendment"), to the Amended and Restated Limited Partnership Agreement of Leviathan Gas Pipeline Partners, L.P., a Delaware corporation (as amended, the "Partnership"), dated as of February 19, 1993 (the "Partnership Agreement"), is entered into by and among Leviathan Gas Pipeline Company, a Delaware corporation (the "General Partner"), as the general partner of the Partnership, and the Limited Partners (as defined in the Partnership Agreement).

                                R E C I T A L S

         A. WHEREAS, the Partnership has entered into certain transactions with El Paso Field Services Company, a Delaware corporation ("El Paso"), and certain affiliates thereof pursuant to which, at the closing contemplated thereby, El Paso will contribute to the Partnership an interest in Viosca Knoll Gathering Company, a Delaware joint venture ("Viosca Knoll"), in exchange for cash and common units of the Partnership; and

         B. WHEREAS, in connection with such transactions, the General Partner deems it to be in the Partnership's best interests to amend the Partnership Agreement by action of the General Partner pursuant to Sections 15.1-15.3 of the Partnership Agreement; and

         C. NOW, THEREFORE, AND IN CONSIDERATION of the mutual covenants, conditions and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                               A G R E E M E N T

         1. Undefined Terms. Undefined terms used herein shall have the meanings ascribed such terms in the Partnership Agreement.

         2. Amendments. Section 13.2 of the Partnership Agreement is amended by deleting it in its entirety and replacing it with the following:

            13.2 Removal of the General Partner. The General Partner may be removed with or without Cause if such removal is approved by at least 55% of the Outstanding Units. Any such action by the Limited Partners for removal of the General Partner also must provide for the election of a new General Partner by the holders of a majority of the Outstanding Units. Such removal shall be effective immediately following the admission of the successor General Partner pursuant to
         Article XII. The right of the Limited Partners to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel opining as to the matters covered by a Withdrawal Opinion of Counsel.

         Any such successor General Partner shall be subject to the provisions of Section 12.3.

2.       Miscellaneous.

             (a) Pronouns and Plurals. Whenever the context may required, any pronoun used in this Amendment shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice-versa.

             (b) Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Amendment.

             (c) Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

             (d) Integration. This Amendment constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. (

             (e) Creditors. None of the provisions of this Amendment shall be for the benefit or, or shall be enforceable by, any creditor of the Partnership.

             (f) Waiver. No failure by any party to insist upon the strict performance of any covenant duty, agreement or condition of this Amendment or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant duty, agreement or condition.

             (g) Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Amendment immediately upon affixing its signature hereto, or, in the case of a Person acquiring a Unit, upon executing and delivering a Transfer Application as described in the Partnership Agreement, independently of the signature of any other party.

             (h) Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

             (i) Invalidity of Provisions. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                 [Remainder of Page Intentionally Left Blank.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                             GENERAL PARTNER

                                LEVIATHAN GAS PIPELINE COMPANY


                                By:
                                   --------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                      -----------------------------------------

                                LIMITED PARTNERS

                                All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

                                By:  Leviathan Gas Pipeline Company, General
                                     Partner, as attorney-in-fact for all
                                     Limited Partners pursuant to Powers of
                                     Attorney granted pursuant to Section 1.4.


                                By:
                                   --------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                      -----------------------------------------

                                    EXHIBIT D

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Proxy Statement on Schedule 14A of our reports dated March 2, 1998, on our audits of the consolidated financial statements of Leviathan Gas Pipeline Partners, L.P. and the financial statements of Viosca Knoll Gathering Company. We also consent to the reference to our firm under the caption "Experts."

                                   PricewaterhouseCoopers LLP

Houston, Texas
January 21, 1999

                                    EXHIBIT E


INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Proxy Statement constituting part of the
Schedule 14A of Leviathan Gas Pipeline Partners, L.P. of our report dated February 18, 1998, appearing in the Proxy Statement, relating to the financial statements of High Island Offshore System as of December 31, 1997 and 1996 and for the years then ended.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement.



DELOITTE & TOUCHE LLP
Detroit, Michigan
January 21, 1999

                                    EXHIBIT F


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use in this Proxy Statement constituting part of the Schedule 14A of Leviathan Gas Pipeline Partners, L.P. of our report dated February 20, 1998 relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C., as of December 31, 1997 and 1996 and for the year ended December 31, 1997 and the period from inception (February 14, 1996) through December 31, 1996, and to all references to our Firm included in this Proxy Statement.



                                            /s/ Arthur Andersen LLP

Denver, Colorado,
   January 21, 1999.

                                    EXHIBIT G

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We hereby consent to the use in the Proxy Statement constituting part of the Schedule 14A of Leviathan Gas Pipeline Partners, L.P. of our reserve report dated December 31, 1997, and all references to our firm appearing in the Proxy Statement of Leviathan Gas Pipeline Partners, L.P. for the fiscal year ended December 31, 1997. We also consent to the reference to us under the heading of "Experts" in such Proxy Statement.

                                 NETHERLAND, SEWELL & ASSOCIATES, INC.


                                 By: /s/ Frederic D. Sewell
                                    --------------------------------------
                                         Frederic D. Sewell
                                         President




Dallas, Texas
January 21, 1999

                                   EXHIBIT H

                          CONSENT OF FINANCIAL ADVISOR


     We hereby consent to the use of our opinion letter dated January 19, 1999 to the Special Committee of the Board of Directors of Leviathan Gas Pipeline Company, as general partner of Leviathan Gas Pipeline Partners, L.P. included as an exhibit to the Proxy Statement on Schedule 14A relating to the proposed acquisition of Viosca Knoll Gathering Company and to the references to such opinion in such Proxy Statement under the caption "The Proposal and the Proposal Transaction--The Contribution, Common Unit Issuance and Cash Payment" and "The Proposal and the Proposal Transaction--Fairness." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        PAINEWEBBER INCORPORATED

New York, New York
January 21, 1999

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                               Page
                                                                                                               ----
PRO FORMA LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

    Unaudited Pro Forma Condensed Consolidated Financial Statements.......................................      F-3
    Unaudited Pro Forma Condensed Consolidated Balance Sheet as of  September 30, 1998....................      F-4
    Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine
        Months Ended September 30, 1998...................................................................      F-5
    Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year
        Ended December 31, 1997...........................................................................      F-6
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements..............................      F-7

HISTORICAL LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

    Consolidated Balance Sheet as of September 30, 1998 (unaudited) and December 31, 1997.................      F-8
    Unaudited Consolidated Statement of Operations for the Nine Months Ended
        September 30, 1998 and 1997.......................................................................      F-9
    Unaudited Consolidated Statement of Cash Flows for the Nine Months Ended
        September 30, 1998 and 1997.......................................................................     F-10
    Consolidated Statement of Partners' Capital for the Nine Months Ended September 30,
        1998 (unaudited) .................................................................................     F-11
    Notes to Consolidated Financial Statements (unaudited)................................................     F-12

HISTORICAL LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

    Report of Independent Accountants ....................................................................     F-19
    Consolidated Balance Sheet as of December 31, 1997 and 1996...........................................     F-20
    Consolidated Statement of Operations for the Years Ended December 31, 1997, 1996
        and 1995..........................................................................................     F-21
    Consolidated Statement of Cash Flows for the Years Ended December 31, 1997, 1996
        and 1995..........................................................................................     F-22
    Consolidated Statement of Partners' Capital for the Years Ended December 31, 1995,
        1996 and 1997.....................................................................................     F-23
    Notes to Consolidated Financial Statements............................................................     F-24

HISTORICAL VIOSCA KNOLL GATHERING COMPANY

    Report of Independent Accountants ....................................................................     F-44
    Balance Sheet as of September 30, 1998 (unaudited) and December 31, 1997, and 1996....................     F-45
    Statement of Operations for the Nine Months Ended September 30, 1998 and 1997
        (unaudited) and for the Years Ended December 31, 1997, 1996  and 1995 ............................     F-46
    Statement of Cash Flows for the Nine Months Ended September 30, 1998 and 1997
        (unaudited) and for the Years Ended December 31, 1997 and 1996  and 1995 .........................     F-47
    Statement of Partners' Capital for the Years Ended December 31, 1995, 1996 and 1997 and
        for the nine months ended September 30, 1998 (unaudited)  ........................................     F-48
    Notes to Financial Statements.........................................................................     F-49

HISTORICAL HIGH ISLAND OFFSHORE SYSTEM

    Independent Auditors' Report .........................................................................     F-52
    Statements of Financial Position as of December 31, 1997 and 1996 ....................................     F-53
    Statements of Income and Statements of Partners' Equity for the Years Ended
        December 31, 1997 and 1996 .......................................................................     F-54
    Statements of Cash Flows for the Years Ended December 31, 1997 and 1996 ..............................     F-55
    Notes to the Financial Statements for the Years Ended December 31, 1997 and 1996 .....................     F-56

                                                                                                               Page
                                                                                                               ----
HISTORICAL POSEIDON OIL PIPELINE COMPANY, L.L.C

    Report of Independent Public Accountants .............................................................     F-59
    Balance Sheets as of December 31, 1997 and 1996 ......................................................     F-60
    Statements of Income for the Year Ended December 31, 1997 and for the Period From
        Inception (February 14, 1996) through December 31, 1996 ..........................................     F-61
    Statements of Members' Equity for the Year Ended December 31, 1997 and for the
        Period From Inception (February 14, 1996) through December 31, 1996 ..............................     F-62
    Statements of Cash Flows for the Year Ended December 31, 1997 and for the Period
        From Inception (February 14, 1996) through December 31, 1996......................................     F-63
    Notes to Financial Statements - December 31, 1997 and 1996 ...........................................     F-64

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 1998 and for the year ended December 31, 1997 have been prepared based on the historical consolidated balance sheet and statements of operations of Leviathan Gas Pipeline Partners, L.P. and its subsidiaries ("Leviathan"). The historical balance sheet and statements of operations were adjusted to give effect to the transactions identified below (the "Proposal Transactions"). The balance sheet was adjusted by giving effect to the Proposal Transactions as if they had occurred on September 30, 1998. The statements of operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997 were adjusted by giving effect to the Proposal Transactions as if they had occurred on January 1, 1998 and January 1, 1997, respectively.

     Leviathan, a publicly held Delaware limited partnership, is primarily engaged in the gathering and transportation of natural gas and crude oil through its pipeline systems located in the Gulf of Mexico (the "Gulf") and in the development and production of oil and gas reserves from its proved properties. Leviathan, through its subsidiaries and joint ventures, owns interest in (i) eight natural gas pipelines, (ii) a crude oil pipeline system, (iii) six strategically located multi-purpose platforms, (iv) four producing oil and gas properties and (v) a dehydration facility. Additionally, Leviathan owns a 100% working interest in Ewing Bank Blocks 958, 959, 1002 and 1003.

     The pro forma financial information gives effect to the following Proposal
Transactions:

     (1) The Boards of Directors of Leviathan Gas Pipeline Company, the general partner of Leviathan and a wholly-owned indirect subsidiary of El Paso Energy Corporation ("El Paso"), and El Paso have approved, subject to the execution of definitive agreements and the approval of a majority of the unitholders of Leviathan, the acquisition by Leviathan of all of El Paso's interest in Viosca Knoll Gathering Company ("Viosca Knoll"), a Delaware general partnership (currently owned 50% by Leviathan and 50% by El Paso), other than a 1% interest in profits and capital in Viosca Knoll, for approximately $85.260 million (subject to adjustment). Viosca Knoll was formed in 1994 to construct, own and operate a non-jurisdictional gathering system designed to serve the Main Pass, Mississippi Canyon and Viosca Knoll areas of the Gulf, southeast of New Orleans, Louisiana. Leviathan serves as operator of the system, which is capable of delivering approximately one billion cubic feet of gas per day and consists of approximately 125 miles of predominately 20-inch gas pipeline and a large compressor.

     (2) The total consideration of $85.260 million consists of 25% cash (up to a maximum of $21.315 million) and 75% common units (up to a maximum of 3,205,263 common units). The actual number of common units issued by Leviathan will depend on the market price of the common units during the applicable trading reference period. Such number would be determined by dividing $63.945 million by the Market Price. The "Market Price" is the average closing sales price for a common unit as reported on the New York Stock Exchange for the ten trading day period ending two days prior to the closing date; provided that, for the purposes of such calculation, the Market Price will not be less than $19.95 per common unit or more than $24.15 per common unit. Accordingly, Leviathan will neither issue less than 2,647,826 nor more than 3,205,263 common units in connection with the acquisition of the Viosca Knoll interest, subject to adjustment in the event of any split or unit distribution.

     (3) Immediately prior to closing, El Paso will contribute to Viosca Knoll an amount of cash equal to 50% of the amount outstanding under Viosca Knoll's current credit facility (the "Capital Contribution"). Viosca Knoll will use the proceeds from the Capital Contribution to reduce the principal amount outstanding.

     (4) Additionally, at the closing, as required by Leviathan's Amended and Restated Agreement of Limited Partnership, the general partner will contribute approximately $600,000 to Leviathan in order to maintain its 1% capital account balance.

     (5) During the six month period commencing on the day after the first anniversary of the closing date of the Proposal Transactions, Leviathan would have an option to acquire the remaining 1% interest in profits and capital in Viosca Knoll for a cash payment equal to the sum of $1.740 million plus the amount of additional distributions (paid, payable or in arrears) which would have been paid, accrued or been in arrears had Leviathan acquired the remaining 1% of Viosca Knoll at the initial closing by issuing additional common units in lieu of a cash payment of $1.740 million.

     The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of Leviathan's consolidated financial condition or results of operations that might have occurred had the Proposal Transactions been completed at the beginning of the period or as of the dates specified, and do not purport to indicate Leviathan's consolidated financial position or results of operations for any future period or at any future date. The unaudited pro forma condensed consolidated financial statements should be read in the context of the related historical consolidated financial statements and notes thereto appearing elsewhere in this Proxy Statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                 (In thousands)


                                                                                         Pro Forma
                        ASSETS                           Leviathan      Viosca Knoll    Adjustments     Pro Forma
                                                       --------------  --------------  -------------   -------------
Current assets:
   Cash and cash equivalents..........................      $   3,191     $   1,872    $  33,100 (a)    $   5,209
                                                                                         (33,100)(b)
                                                                                          21,315 (c)
                                                                                         (21,815)(d)
                                                                                             646 (e)
   Accounts receivable .................................        5,914         4,047           --            9,961
   Other current assets ................................          128            --           --              128
                                                            ---------     ---------    ---------        ---------
       Total current assets ............................        9,233         5,919          146           15,298
                                                            ---------     ---------    ---------        ---------

Property and equipment, net ............................      207,007        98,156       35,173 (f)      340,336

Equity investments .....................................      185,148            --       85,260 (d)      167,139
                                                                                        (103,269)(f)
Other noncurrent assets ................................        3,912           241           --            4,153
                                                            ---------     ---------    ---------        ---------
       Total assets ....................................    $ 405,300     $ 104,316    $  17,310        $ 526,926
                                                            =========     =========    =========        =========


           LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable and accrued liabilities ............    $   8,209     $   1,779    $      --        $   9,988
                                                            ---------     ---------    ---------        ---------
       Total current liabilities .......................        8,209         1,779           --            9,988
Notes payable ..........................................      291,000        66,200      (33,100)(b)      345,415
                                                                                          21,315 (c)
Deferred income taxes ..................................        1,037            --                         1,037
Other noncurrent liabilities ...........................       10,019           319           --           10,338
                                                            ---------     ---------    ---------        ---------
       Total liabilities ...............................      310,265        68,298      (11,785)         366,778
                                                            ---------     ---------    ---------        ---------

Minority interests .....................................         (866)           --        1,022 (f)          156
                                                            ---------     ---------    ---------        ---------

Partners' capital:
   Preference unitholders' interest ....................        7,587            --           --            7,587
   Common unitholders' interest ........................      101,276            --       63,445 (d)      164,721
   General partner's interest ..........................      (12,962)           --          646 (e)      (12,316)
   Viosca Knoll partners' capital ......................           --        36,018       33,100 (a)           --
                                                                                         (69,118)(f)
                                                            ---------     ---------    ---------        ---------
                                                               95,901        36,018       28,073          159,992
                                                            ---------     ---------    ---------        ---------
       Total liabilities and partners' capital .........    $ 405,300     $ 104,316    $  17,310        $ 526,926
                                                            =========     =========    =========        =========

    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                     (In thousands, except per unit amounts)



                                                                                                Pro Forma
                                                                 Leviathan      Viosca Knoll    Adjustments         Pro Forma
                                                               -------------   -------------   ------------        ------------
Revenue:
  Oil and gas sales....................................        $      22,270   $         470   $         --        $     22,740
  Gathering, transportation and platform services......               12,866          20,746             --              33,612
  Equity in earnings...................................               19,181              --         (6,648)(c)          12,533
                                                               -------------   -------------   ------------        ------------
                                                                      54,317          21,216         (6,648)             68,885
                                                               -------------   -------------   ------------        ------------

Costs and expenses:
   Operating expenses..................................                8,558           1,789             --              10,347
  Depreciation, depletion and amortization.............               21,897           2,907          1,055 (d)          25,859
   Impairment, abandonment and other...................               (1,131)             --             --              (1,131)
   General and administrative expenses and management
     fee...............................................               13,937             127             --              14,064
                                                               -------------   -------------   ------------        ------------
                                                                      43,261           4,823          1,055              49,139
                                                               -------------   -------------   ------------        ------------

Operating income (loss)................................               11,056          16,393         (7,703)             19,746
Interest and other income..............................                  552              34             --                 586
Interest and other financing costs.....................              (13,711)         (3,131)         1,659 (a)         (16,235)
                                                                                                     (1,052)(b)
Minority interest in loss (income).....................                   12              --           (212)(e)            (200)
                                                               -------------   -------------   ------------        ------------
(Loss) income before income taxes......................               (2,091)         13,296         (7,308)              3,897
Income tax benefit ....................................                  371              --             --                 371
                                                               -------------   -------------   ------------        ------------

Net (loss) income......................................        $      (1,720)  $      13,296   $     (7,308)       $      4,268
                                                               =============   =============   ============        ============

Weighted average number units outstanding..............               24,367                          3,072(f)           27,439
                                                               =============                   ============        ============

Basic and diluted net (loss) income per unit...........        $       (0.06)                                      $       0.13
                                                               =============                                       ============


    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                     (In thousands, except per unit amounts)


                                                                                         Pro Forma
                                                         Leviathan      Viosca Knoll    Adjustments     Pro Forma
                                                       --------------  --------------  -------------   ------------
Revenue:
  Oil and gas sales................................... $      58,106   $          --   $         --    $     58,106
  Gathering, transportation and platform services.....        17,329          23,128             --          40,457
  Equity in earnings..................................        29,327              --         (8,310)(c)      21,017
                                                       -------------   -------------   ------------    ------------
                                                             104,762          23,128         (8,310)        119,580
                                                       -------------   -------------   ------------    ------------

Costs and expenses:
   Operating expenses.................................        11,352           1,990             --          13,342
  Depreciation, depletion and amortization............        46,289           2,474          1,407 (d)      50,170
   Impairment, abandonment and other..................        21,222              --             --          21,222
   General and administrative expenses and
     management fee...................................        14,661             125             --          14,786
                                                       -------------   -------------   ------------    ------------
                                                              93,524           4,589          1,407          99,520
                                                       -------------   -------------   ------------    ------------

Operating income (loss)...............................        11,238          18,539         (9,717)         20,060
Interest and other income.............................         1,475              40             --           1,515
Interest and other financing costs....................       (14,169)         (1,959)         1,959 (a)     (15,576)
                                                                                             (1,407)(b)
Minority interest in loss (income)....................             7              --           (261)(e)        (254)
                                                       -------------   -------------   ------------    ------------
(Loss) income before income taxes.....................        (1,449)         16,620         (9,426)          5,745
Income tax benefit ...................................           311              --             --             311
                                                       -------------   -------------   ------------    ------------

Net (loss) income..................................... $      (1,138)  $      16,620   $     (9,426)   $      6,056
                                                       =============   =============   ============    ============

Weighted average number units outstanding.............        24,367                          3,072(f)       27,439
                                                       =============                   ============    ============

Basic and diluted net (loss) income per unit.......... $       (0.06)                                  $       0.19
                                                       =============                                   ============


    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements have been prepared to reflect the Proposal Transactions described on page F-3 and the application of the adjustments to the historical amounts as described below:

BALANCE SHEET

(a) To record the Capital Contribution from El Paso to Viosca Knoll as described in Proposal Transaction (3) on page F-3.

(b) To reduce notes payable of Viosca Knoll using the proceeds from the Capital Contribution.

(c) To record additional borrowings under Leviathan's credit facility in order to fund the cash portion of the Proposal Transactions.

(d) To record the purchase of all of El Paso's interest in Viosca Knoll, other than a 1% interest in profits and capital in Viosca Knoll, based on the cash payment of $21.315 million and the issuance of 3,072,432 common units at $20.8125 per unit, less $0.5 million of estimated acquisition costs. The $20.8125 unit price is based on the closing sales price of Leviathan's common units on January 15, 1999.

(e) To record the additional capital contribution (1%) by the general partner of Leviathan described in Proposal Transaction (4) on page F-3.

(f) To record eliminating and consolidating entries related to Leviathan's investment in Viosca Knoll. For purposes of a preliminary purchase price allocation, the excess of the purchase price over the net book value of Viosca Knoll's assets has been allocated to property and equipment.

STATEMENT OF OPERATIONS

(a) To record the reduction in Viosca Knoll's interest expense in connection with its reduction of notes payable with the proceeds from the Capital Contribution. The interest expense savings is calculated as follows (in thousands):

                                                   9/30/98          12/31/97
                                                   -------          --------
                  Debt reduction.................   $33,100         $33,100
                  Average interest rate..........       6.7%            6.7%
                  Period outstanding.............       273 days        365 days
                  Interest expense savings.......   $ 1,659         $ 2,234*

          ----------
          * Limited to the total interest expense for the period.


(b) To record interest expense (based on a 6.6% per annum rate) on the $21.315 million to be borrowed to fund the cash portion of Proposal Transaction (2) described on page F-3.

(c)  To reverse Leviathan's historical equity in earnings of Viosca Knoll.

(d) To record depreciation expense associated with the allocation of the excess purchase price to property and equipment. Such equipment will be depreciated on a straight-line basis over the remaining useful lives of the assets which approximate 25 years.

(e) To adjust minority interest in loss (income) for the 1.01% minority interest ownership in Leviathan and the 1.00% minority interest ownership in Viosca Knoll.

(f) To adjust weighted average units outstanding for the common units issued in Proposal Transaction (2).

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


                                     ASSETS

                                                                           SEPTEMBER 30, DECEMBER 31,
                                                                              1998          1997
                                                                           ------------- ------------
                                                                           (UNAUDITED)
Current assets:
   Cash and cash equivalents ...........................................    $   3,191     $   6,430
   Accounts receivable .................................................        3,152         1,953
   Accounts receivable from affiliates .................................        2,762         6,608
   Other current assets ................................................          128           653
                                                                            ---------     ---------
         Total current assets ..........................................        9,233        15,644
                                                                            ---------     ---------
Equity investments .....................................................      185,148       182,301
                                                                            ---------     ---------
Property and equipment:
   Pipelines ...........................................................       55,123        78,244
   Platforms and facilities ............................................      121,321        97,882
   Oil and gas properties, at cost, using successful efforts method ....      122,431       120,296
                                                                            ---------     ---------
                                                                              298,875       296,422
   Less accumulated depreciation, depletion, amortization
     and impairment.....................................................       91,868        95,783
                                                                            ---------     ---------
         Property and equipment, net ...................................      207,007       200,639
                                                                            ---------     ---------
Investment in Tatham Offshore, Inc. (Note 2) ...........................           --         7,500
Other noncurrent assets ................................................        3,912         3,758
                                                                            ---------     ---------
         Total assets ..................................................    $ 405,300     $ 409,842
                                                                            =========     =========


                        LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable and accrued liabilities ............................    $   6,343     $  12,522
   Accounts payable to affiliates ......................................        1,866         1,032
                                                                            ---------     ---------
         Total current liabilities .....................................        8,209        13,554
Deferred federal income taxes ..........................................        1,037         1,399
Note payable ...........................................................      291,000       238,000
Other noncurrent liabilities ...........................................       10,019        13,304
                                                                            ---------     ---------
         Total liabilities .............................................      310,265       266,257
                                                                            ---------     ---------
Minority interest ......................................................         (866)         (381)
                                                                            ---------     ---------
Partners' capital ......................................................       95,901       143,966
                                                                            ---------     ---------
         Total liabilities and partners' capital .......................    $ 405,300     $ 409,842
                                                                            =========     =========


    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)


                                                                        NINE MONTHS
                                                                     ENDED SEPTEMBER 30,
                                                              --------------------------------
                                                                  1998                1997
                                                              ------------        ------------
Revenue:
    Oil and gas sales ....................................    $     22,270        $     49,124
    Gathering, transportation and platform services ......          12,866              14,005
    Equity in earnings ...................................          19,181              21,599
                                                              ------------        ------------
                                                                    54,317              84,728
                                                              ------------        ------------
Costs and expenses:
    Operating expenses ...................................           8,558               8,674
    Depreciation, depletion and amortization .............          21,897              39,474
    Impairment, abandonment and other ....................          (1,131)             21,222
    General and administrative expenses and
       management fee.....................................          13,937              10,219
                                                              ------------        ------------
                                                                    43,261              79,589
                                                              ------------        ------------

Operating income .........................................          11,056               5,139
Interest income and other ................................             552               1,322
Interest and other financing costs .......................         (13,711)            (10,350)
Minority interest in loss (income) .......................              12                  34
                                                              ------------        ------------
Loss before income taxes .................................          (2,091)             (3,855)
Income tax benefit .......................................             371                 238
                                                              ------------        ------------
Net loss .................................................    $     (1,720)       $     (3,617)
                                                              ============        ============

Weighted average number of Units outstanding .............          24,367              24,367
                                                              ============        ============

Basic and diluted net loss per Unit ......................    $      (0.06)(a)    $      (0.14)
                                                              ============        ============


----------
(a) Excludes 930,000 and 1,500 outstanding unit options to purchase an equal number of Common Units of the Partnership at $27.1875 per Common Unit and $27.34375 per Common Unit, respectively, as the exercise prices of the unit options were greater than the average market price of the Common Units.






    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                  NINE MONTHS
                                                                              ENDED SEPTEMBER 30,
                                                                           -------------------------
                                                                              1998           1997
                                                                           ----------     ----------
Cash flows from operating activities:
    Net loss ..........................................................    $   (1,720)    $   (3,617)
    Adjustments to reconcile net loss to net cash provided
       by operating activities:
       Amortization of debt issue costs ...............................           765            721
       Depreciation, depletion and amortization .......................        21,897         39,474
       Impairment, abandonment and other ..............................        (1,131)        21,222
       Minority interest in loss ......................................           (12)           (34)
       Equity in earnings .............................................       (19,181)       (21,599)
       Distributions from equity investments ..........................        20,880         19,310
       Deferred income taxes ..........................................          (362)          (250)
       Other noncash items ............................................          (218)        (3,467)
       Changes in operating working capital:
         (Increase) decrease in accounts receivable ...................        (1,199)         4,080
         Decrease in accounts receivable from affiliates ..............         3,846          5,086
         Decrease in other current assets .............................           525            465
         Decrease in accounts payable and accrued liabilities .........       (13,287)       (10,761)
         Increase (decrease) in payable to affiliates .................           834         (1,255)
                                                                           ----------     ----------
              Net cash provided by operating activities ...............        11,637         49,375
                                                                           ----------     ----------

Cash flows from investing activities:
    Additions to pipelines, platforms and facilities ..................       (15,437)       (12,261)
    Equity investments ................................................        (4,516)           (23)
    Acquisition and development of oil and gas properties .............          (828)       (11,212)
    Other .............................................................           650            176
                                                                           ----------     ----------
              Net cash used in investing activities ...................       (20,131)       (23,320)
                                                                           ----------     ----------

Cash flows from financing activities:
    Decrease in restricted cash .......................................            --            716
    Proceeds from notes payable .......................................        87,000         44,000
    Repayments of notes payable .......................................       (34,000)       (51,000)
    Debt issue costs ..................................................          (927)           (93)
    Distributions to partners .........................................       (46,818)       (33,822)
                                                                           ----------     ----------
              Net cash provided by (used in) financing activities .....         5,255        (40,199)
                                                                           ----------     ----------

Decrease in cash and cash equivalents .................................        (3,239)       (14,144)
Cash and cash equivalents at beginning of year ........................         6,430         16,489
                                                                           ----------     ----------
Cash and cash equivalents at end of period ............................    $    3,191     $    2,345
                                                                           ==========     ==========

Cash paid for interest, net of amounts capitalized ....................    $   12,875     $    9,640
Cash paid for income taxes ............................................    $       --     $        2

    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
                                 (IN THOUSANDS)


                                                 PREFERENCE   PREFERENCE      COMMON       COMMON        GENERAL
                                                   UNITS      UNITHOLDERS     UNITS      UNITHOLDERS    PARTNER(a)      TOTAL
                                                 ----------   -----------    ---------   -----------    ----------    ---------
Partners' capital at December 31, 1997 ......       18,075     $ 163,426         6,292    $ (15,400)     $ (4,060)     $143,966
Net income (loss) for the nine months
   ended September 30, 1998 (unaudited) .....           --            19            --       (1,413)         (326)       (1,720)
Conversion of Preference Units into
   Common Units (unaudited) .................      (17,058)     (127,842)       17,058      127,842            --            --
   Cash Distributions (unaudited) ...........           --       (28,016)           --       (9,753)       (8,576)      (46,345)
                                                 ---------     ---------     ---------    ---------     ---------     ---------
Partners' capital at September 30, 1998
   (unaudited) ..............................        1,017     $   7,587        23,350    $ 101,276     $ (12,962)    $  95,901
                                                 =========     =========     =========    =========     =========     =========


----------
(a) Leviathan Gas Pipeline Company owns a 1% general partner interest in Leviathan Gas Pipeline Partners, L.P. (Notes 1 and 4).


    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)



NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION:

Leviathan Gas Pipeline Partners, L.P. (the "Partnership"), a publicly held Delaware limited partnership, is primarily engaged in the gathering and transportation of natural gas and crude oil through pipeline systems located in the Gulf of Mexico (the "Gulf") and in the development and production of oil and gas reserves. The Partnership's assets include interests in (i) eight natural gas pipeline systems, (ii) a crude oil pipeline system, (iii) six strategically located multi-purpose platforms, (iv) four producing oil and gas properties and
(v) a dehydration facility.

Leviathan Gas Pipeline Company ("Leviathan"), a Delaware corporation and wholly owned subsidiary of Leviathan Holdings Company ("Leviathan Holdings"), a wholly owned subsidiary of DeepTech International Inc. ("DeepTech"), is the general partner of the Partnership, and as such, performs all management and operational functions for the Partnership and its subsidiaries. On August 14, 1998, DeepTech became a wholly owned subsidiary of El Paso Energy Corporation ("El Paso Energy"). See Note 2.

As of September 30, 1998, the Partnership had 1,016,506 Preference Units and 23,350,388 Common Units outstanding. Preference Units and Common Units totaling 18,075,000 are owned by the public, representing a 72.7% effective limited partner interest in the Partnership. Leviathan, through its ownership of 6,291,894 Common Units, its 1% general partner interest in the Partnership and its approximate 1% nonmanaging interest in certain of the Partnership's subsidiaries, owns a 27.3% effective interest in the Partnership. See Note 4 for a discussion of the conversion of Preference Units into Common Units.

The accompanying consolidated financial statements have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, the statements reflect all normal recurring adjustments which are, in the opinion of management, necessary for a fair statement of the results of operations for the period covered by such statements. These interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1997.

Effective January 1, 1998, the Partnership adopted Statement of Financial Accounting Standard ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the method public entities report information about operating segments in both interim and annual financial statements issued to shareholders and requires related disclosures about products and services, geographic areas and major customers. The Partnership is currently evaluating the disclosure requirements of this statement, as this statement does not apply to interim financial statements in the initial year of its adoption. However, comparative financial information for interim periods in the initial year of application must be reported in financial statements for interim periods in the second year of application.

NOTE 2 -- RECENT EVENTS:

Merger

Effective August 14, 1998, El Paso Energy completed the acquisition of DeepTech by merging a wholly owned subsidiary of El Paso Energy with and into DeepTech (the "Merger") pursuant to the Agreement and Plan of Merger dated as of February 27, 1998 (as amended, the "Merger Agreement"). The material terms of the Merger and the transactions contemplated by the Merger Agreement and other agreements as these agreements relate to the Partnership are as follows:

     (a) El Paso Energy acquired the minority interests of Leviathan Holdings and two other subsidiaries of DeepTech primarily held by DeepTech management for an aggregate of $55.0 million. As a result, El Paso

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

          Energy owns 100% of Leviathan's general partner interest in the Partnership and an overall 27.3% effective interest in the Partnership.

     (b) In June 1998, Tatham Offshore, Inc. ("Tatham Offshore"), an affiliate of the Partnership through August 14, 1998, canceled its reversionary interests in certain oil and gas properties owned by the Partnership.

     (c) On August 14, 1998, Tatham Offshore transferred its remaining assets located in the Gulf to the Partnership in consideration of the redemption by Tatham Offshore of its 7,500 shares of Series B 9% Senior Convertible Preferred Stock (the "Senior Preferred Stock") owned by the Partnership (the "Redemption Agreement"). Under the terms of the Redemption Agreement, the Partnership exchanged the Senior Preferred Stock for 100% of Tatham Offshore's right, title and interest in and to Viosca Knoll Blocks 772, 773, 774, 817, 818 and 861 (subject to an existing production payment obligation), West Delta Block 35, Ewing Bank Blocks 871, 914, 915 and 916 and the platform located at Ship Shoal Block 331. The net cash expenditure of the Partnership under the Redemption Agreement totaled $0.8 million representing (i) $2.8 million of abandonment costs relating to wells located at Ewing Bank Blocks 914 and 915 offset by (ii) $2.0 million of net cash generated from producing properties from January 1, 1998 through August 14, 1998. In addition, the Partnership assumed all remaining abandonment and restoration obligations associated with the platform and leases.

     (d) Pursuant to the Merger Agreement, employees of DeepTech who were terminated on August 14, 1998, received certain severance payments from DeepTech. DeepTech employees hired by El Paso Energy who are terminated during the six months after August 14, 1998, will receive certain severance payments from El Paso Energy.

Mr. Grant E. Sims and Mr. James H. Lytal, the Chief Executive Officer and the President, respectively, of the Partnership entered into employment agreements with El Paso Energy effective as of August 14, 1998, and will continue to serve as the Chief Executive Officer and the President, respectively, of the Partnership for a term of five years. However, pursuant to the terms of their respective employment agreements, Messrs. Sims and Lytal have the right to terminate such agreements upon thirty days notice and El Paso Energy has the right to terminate such agreements under certain circumstances.

Recent Pronouncements

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires that entities recognize all derivative investments as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. For fair-value hedge transactions in which the Partnership is hedging changes in an asset's, liability's or firm commitment's fair value, changes in the fair value of the derivative instrument will generally be offset in the income statement by changes in the hedged item's fair value. For cash-flow hedge transactions, in which the Partnership is hedging the variability of cash flows related to a variable-rate asset, liability, or a forecasted transaction, changes in the fair value of the derivative instrument will be reported in other comprehensive income. The gains and losses on the derivative instrument that are reported in other comprehensive income will be reclassified as earnings in the periods in which earnings are impacted by the variability of the cash flows of the hedged item. The ineffective portion of all hedges will be recognized in current-period earnings. This statement is effective for fiscal years beginning after June 15, 1999. The Partnership has not yet determined the impact that the adoption of SFAS No. 133 will have on its earnings or financial position.

NOTE 3 -- EQUITY INVESTMENTS:

The Partnership owns interests of 50% in Viosca Knoll Gathering Company ("Viosca Knoll"), 36% in Poseidon Oil Pipeline Company, L.L.C. ("POPCO"), 25.7% in Nautilus Pipeline Company, L.L.C. ("Nautilus"), 25.7% in Manta Ray Offshore Gathering Company, L.L.C. ("Manta Ray Offshore"), 50% in Stingray Pipeline Company ("Stingray"), 40% in High Island Offshore System ("HIOS"), 33 1/3% in U-T Offshore System ("UTOS") and 50% in West

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Cameron Dehydration Company, L.L.C. ("West Cameron Dehy"). The summarized financial information for these investments, which are accounted for using the equity method, is as follows:

                UNAUDITED SUMMARIZED HISTORICAL OPERATING RESULTS
                                 (In thousands)


                                                     Nine Months Ended September 30, 1998
                                 ------------------------------------------------------------------------------------------------
                                                         West                                        Manta
                                  Viosca               Cameron                                        Ray
                                   HIOS      Knoll     Stingray    Dehy        POPCO      UTOS      Offshore   Nautilus    Total
                                 --------   --------   --------   --------    --------   --------   --------   --------    ------
Operating revenue .............  $ 31,801   $ 21,216   $ 17,237   $  1,945    $ 30,477   $  3,840   $  7,039   $  3,992
Other income ..................       180         34        606          7         245         86        219         57
Operating expenses ............   (13,249)    (1,916)   (11,517)      (136)     (3,066)    (1,893)    (2,671)    (1,284)
Depreciation ..................    (3,576)    (2,907)    (5,131)       (12)     (6,590)      (419)    (3,235)    (4,369)
Interest expense ..............        --     (3,131)    (1,083)        --      (6,552)        --         --         --
                                 --------   --------   --------   --------    --------   --------   --------   --------
Net earnings (loss) ...........    15,156     13,296        112      1,804      14,514      1,614      1,352     (1,604)
Ownership percentage ..........        40%        50%        50%        50%         36%       33.3%     25.7%      25.7%
                                 --------   --------   --------   --------    --------   --------   --------   --------
                                    6,062      6,648         56        902       5,225        537        347       (412)
Adjustments:
   Depreciation (a) ...........       580         --        558         --          --         25       (261)        --
   Contract amortization (a)...       (79)        --       (119)        --          --         --         --         --

   Other ......................        (8)        --        (37)         3         (90)        13         --       (769)(c)
                                 --------   --------   --------   --------    --------   --------   --------   --------
Equity in earnings (loss)......  $  6,555   $  6,648   $    458   $    905    $  5,135   $    575   $     86   $ (1,181)   $ 19,181
                                 ========   ========   ========   ========    ========   ========   ========   ========    ========
Distributions (b) .............  $  7,640   $  7,450   $  1,000   $    825    $  3,132   $    333   $    500   $     --    $ 20,880
                                 ========   ========   ========   ========    ========   ========   ========   ========    ========

----------
(a) Adjustments result from purchase price adjustments made in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations."

(b) Future distributions could be restricted by the terms of the equity investees' respective credit agreements.

(c) Primarily relates to a revision of the allowance for funds used during construction ("AFUDC") which represents the estimated costs, during the construction period, of funds used for construction purposes.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                UNAUDITED SUMMARIZED HISTORICAL OPERATING RESULTS
                                 (In thousands)


                                                             Nine Months Ended September 30, 1997
                                 --------------------------------------------------------------------------------------------
                                                                        West                            Manta
                                               Viosca                  Cameron                           Ray
                                    HIOS        Knoll     Stingray      Dehy       POPCO      UTOS     Offshore        Total
                                  --------    --------    --------    --------   --------   --------   --------      --------
Operating revenue ............    $ 34,115    $ 16,171    $ 18,471    $  1,752   $ 18,375   $  2,836   $  3,889
Other income .................         298          14         730          18        102         32        234
Operating expenses ...........     (11,792)     (1,402)     (9,928)       (121)    (4,573)    (1,891)    (1,299)
Depreciation .................      (3,582)     (1,791)     (5,409)        (12)    (4,376)      (424)    (1,188)
Interest expense .............          --      (1,374)     (1,072)         --     (3,733)        --         --
                                  --------    --------    --------    --------   --------   --------   --------
Net earnings .................      19,039      11,618       2,792       1,637      5,795        553      1,636
Ownership percentage .........          40%         50%         50%         50%        36%      33.3%      25.7%
                                  --------    --------    --------    --------   --------   --------   --------
                                     7,616       5,809       1,396        818       2,086        184        420
Adjustments:
   Depreciation (a) ..........         634          --         718          --         --         27         --
   Contract amortization (a)..          (7)         --         (25)         --         --         --         --

   Other .....................          (9)         --          (3)         --       (180)       (23)     2,563(b)
                                  --------    --------    --------    --------   --------   --------   --------
Equity in earnings ...........    $  8,073    $  5,809    $  1,822    $    818   $  1,906   $    188   $  2,983      $ 21,599
                                  ========    ========    ========    ========   ========   ========   ========      ========
Distributions (c) ............    $  9,400    $  5,825    $  1,375    $    650   $     --   $    200   $  1,860      $ 19,310
                                  ========    ========    ========    ========   ========   ========   ========      ========


(a) Adjustments result from purchase price adjustments made in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations."

(b) Represents additional net earnings specifically allocated to the Partnership related to the assets contributed by the Partnership to Manta Ray Offshore. Pursuant to the terms of the arrangement, the Partnership managed the operations of the assets contributed to Manta Ray Offshore and was permitted to retain approximately 100% of the net earnings from such assets during the construction phase of the expansion to the Manta Ray Offshore system (January 17, 1997 through December 31, 1997). Effective January 1, 1998, Manta Ray Offshore began allocating all net earnings in accordance with ownership percentages. (c) Future distributions could be restricted by the terms of the equity investees' respective credit agreements.


NOTE 4 -- PARTNERS' CAPITAL INCLUDING CASH DISTRIBUTIONS:

Cash distributions

During and after the Preference Period (as defined in the Partnership Agreement), distributions by the Partnership of its Available Cash (as defined in the Partnership Agreement) were and are effectively made 98% to Unitholders and 2% to Leviathan, subject to the payment of incentive distributions to Leviathan if certain target levels of cash distributions to Unitholders are achieved (the "Incentive Distributions"). As an incentive, the general partner's interest in the portion of quarterly cash distributions in excess of $0.325 per Unit and less than or equal to $0.375 per Unit is increased to 15%. For quarterly cash distributions over $0.375 per Unit but less than or equal to $0.425 per Unit, the general partner receives 25% of such incremental amount and for all quarterly cash distributions in excess of $0.425 per Unit, the general partner receives 50% of the incremental amount. During and after the Preference Period, the Preference Units are entitled to receive from Available Cash a minimum quarterly distribution for each quarter of $0.275 per Preference Unit, plus any arrearage in the payment of the minimum quarterly distribution for prior quarters, before any distribution of Available Cash is made to holders of Common Units for such quarter. After the Preference Period, the Preference Units are not entitled to receive any more than the minimum quarterly distribution, plus any arrearage in the payment of the minimum quarterly distribution from prior quarters, if any, per quarter.

In February 1998, the Partnership paid a cash distribution of $0.50 per Preference and Common Unit for the period from October 1, 1997 through December 31, 1997 and an Incentive Distribution of $2.4 million to Leviathan, as general partner. In May and August 1998, the Partnership paid a cash distribution of $0.525 per Preference and Common Unit for the periods from January 1, 1998 through March 31, 1998 and from April 1, 1998 through June 30,

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

1998, respectively, and an Incentive Distribution of $3.0 million to Leviathan for each of these periods. On October 20, 1998, the Partnership declared a cash distribution of $0.275 per Preference Unit and $0.525 per Common Unit for the period from July 1, 1998 through September 30, 1998 which will be paid on November 13, 1998 to all holders of record of Common Units and Preference Units as of October 30, 1998. Leviathan will receive an Incentive Distribution of $2.8 million for the three months ended September 30, 1998.

Conversion of Preference Units into Common Units

On May 6, 1998, the Partnership notified the holders of its 18,075,000 then outstanding Preference Units of their right to convert their Preference Units into an equal number of Common Units within a 90-day period. On August 5, 1998, the conversion period expired and holders of 17,058,094 Preference Units, representing approximately 94% of the Preference Units then outstanding, had elected to convert to Common Units. As a result, the Preference Period ended and the Common Units (including the 6,291,894 Common Units held by Leviathan) became the primary listed security on the New York Stock Exchange ("NYSE") under the symbol "LEV". A total of 1,016,906 Preference Units remain outstanding and now trade as the Partnership's secondary listed security on the NYSE under the symbol "LEV.P".

The remaining Preference Units retain their distribution preferences over the Common Units; that is, Preference Units will be paid up to the minimum quarterly distribution of $0.275 per Unit before any quarterly distributions are made to the Common Units or Leviathan, as general partner. However, Preference Units will not receive any distributions in excess of the minimum quarterly distribution of $0.275 per Unit. Only Common Units and Leviathan, as general partner, will be eligible to receive any of such excess distributions.

In accordance with the Partnership Agreement, holders of the remaining Preference Units will not have another opportunity to convert their Preference Units into Common Units until May 1999 and again in May 2000. Thereafter, any remaining Preference Units may, under certain circumstances, be subject to redemption.

NOTE 5 -- RELATED PARTY TRANSACTIONS:

Management fees. For the nine months ended September 30, 1998, Leviathan charged the Partnership $7.4 million pursuant to the Partnership Agreement which provides for reimbursement of expenses Leviathan incurs as general partner of the Partnership, including reimbursement of expenses incurred by DeepTech and El Paso Energy in providing management services to Leviathan and the Partnership.

Joint Ventures. Viosca Knoll is owned 50% by a subsidiary of the Partnership and 50% by a wholly owned indirect subsidiary of El Paso Energy. Viosca Knoll is managed by a committee consisting of representatives from each of the partners. The Partnership is the operator of Viosca Knoll and has contracted the wholly owned indirect subsidiary of El Paso Energy to maintain the pipeline and Leviathan to perform financial, accounting and administrative services. The Viosca Knoll gathering system interconnects with six interstate pipelines in the South Pass and Main Pass areas of the Gulf. One of these interstate pipelines is owned by an affiliate of El Paso Energy.

Property Acquisition. In October 1998, the Partnership purchased a 100% working interest in Ewing Bank Blocks 958, 959, 1002 and 1003 (the Sunday Silence field) from a wholly-owned subsidiary of DeepTech for approximately $11.6 million. The Sunday Silence field, discovered in July 1994, is contained within four lease blocks in the Ewing Bank area of the Gulf in approximately 1,500 feet of water and has received a royalty abatement from the Minerals Management Service for the first 52.5 million barrels of oil equivalent to be produced from the field. The Partnership is drilling a delineation well which is expected to be completed in December 1998 at a cost of approximately $15.1 million.

Other. In 1995, the Partnership adopted the Unit Rights Appreciation Plan (the "Plan") to provide the Partnership with the ability of making awards of Unit Rights, as hereinafter defined, to certain officers and employees of the Partnership or its affiliates as an incentive for these individuals to continue in the service of the Partnership or its affiliates. Under the Plan, the Partnership granted 1,200,000 Unit Rights to certain officers and employees of the Partnership or its affiliates that provided for the right to purchase, or realize the appreciation of, a Preference Unit or Common Unit (see Note 4) (a "Unit Right"), pursuant to the provisions of the Plan. The exercise prices covered by the Unit Rights granted pursuant to the Plan ranged from $15.6875 to $21.50, the closing prices of the Preference Units as reported on the

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

NYSE on the grant date of the respective Unit Rights. As a result of the "change of control" occurring upon the closing of the Merger, the Unit Rights fully vested and certain of the holders of the Unit Rights elected to be paid $7.3 million, the amount equal to the difference between the grant price of the Unit Rights and the average of the high and low sales price of the Common Units on the date of exercise. As of September 30, 1998, the Partnership had accrued $1.4 million related to the appreciation and vesting of the remaining 215,000 outstanding Unit Rights. In October 1998, the Partnership paid the holder of the remaining Unit Rights $1.3 million upon the exercise of the remaining Unit Rights and the Plan was terminated.

In August 1998, the Partnership adopted the 1998 Omnibus Compensation Plan (the "Omnibus Plan") and the 1998 Unit Option Plan for Non-Employee Directors (the "Director Plan" and together with the Omnibus Plan the "Option Plans"). The Option Plans provide the Partnership with the ability to issue unit options to attract and retain the services of knowledgeable directors, officers and key management personnel. Unit options to purchase a maximum of 3,000,000 Common Units and 100,000 Common Units of the Partnership may be issued pursuant to the Omnibus Plan and the Director Plan, respectively. As of September 30, 1998, the Partnership had granted 930,000 unit options at $27.1875 per unit option and 1,500 unit options at $27.34375 per unit option under the Omnibus Plan and the Director Plan, respectively.

Pursuant to the former Leviathan non-employee director compensation arrangements, the Partnership was obligated to pay each non-employee director 2 1/2% of the general partner's Incentive Distribution as a profit participation fee. During the nine months ended September 30, 1998, the Partnership paid the three non-employee directors of Leviathan a total of $0.6 million as a profit participation fee. As a result of the Merger, the three non-employee directors resigned and the compensation arrangements were terminated.

In March 1998, Tatham Offshore eliminated its 7,500 shares of 9% Senior Convertible Preferred Stock issued to the Partnership and replaced this stock with its Senior Preferred Stock. In connection with the Redemption Agreement discussed in Note 2, the Senior Preferred Stock and all related unpaid dividends were exchanged for certain oil and gas properties and an offshore platform.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES:

Hedging Activities

The Partnership hedges a portion of its oil and natural gas production to reduce the Partnership's exposure to fluctuations in market prices of oil and natural gas and to meet certain requirements of the Partnership Credit Facility (as defined herein). The Partnership uses various financial instruments whereby monthly settlements are based on differences between the prices specified in the instruments and the settlement prices of certain futures contracts quoted on the New York Mercantile Exchange ("NYMEX") or certain other indices. The Partnership settles the instruments by paying the negative difference or receiving the positive difference between the applicable settlement price and the price specified in the contract. The instruments utilized by the Partnership differ from futures contracts in that there is no contractual obligation which requires or allows for the future delivery of the product. Gains or losses on hedging activities are recognized as oil and gas sales in the period in which the hedged production is sold.

At September 30, 1998, the Partnership had open sales hedges on approximately 25,000 million British thermal units ("MMbtu") of natural gas per day for the remaining period in 1998 at an average price of $2.375 per MMbtu and open purchase hedges of approximately 25,000 MMbtu of natural gas per day for the remaining period in 1998 at an average price of $2.24 per MMbtu. In addition, the Partnership had entered into commodity sales swap transactions for calendar 1999 of (i) 5,000 MMbtu per day at a fixed price to be determined at the Partnership's option equal to the January 1999 Natural Gas Futures Contract on NYMEX as quoted at any time during 1998, to and including the last three trading days of the January 1999 contract, minus $0.25 per MMbtu and (ii) 5,000 MMbtu per day at a fixed price to be determined at the Partnership's option equal to the January 1999 Natural Gas Futures Contract on NYMEX as quoted at any time during 1998, to and including the last three trading days of the January 1999 contract, minus $0.28 per MMbtu. The Partnership has also entered into a commodity purchase swap transaction for calendar 1999 for 5,000 MMbtu per day at a fixed price to be determined at the Partnership's option equal to the December 1998 Natural Gas Futures Contract on NYMEX as quoted at any time from July 23, 1998, to and including two days prior to the last three trading days of the December 1998 contract, minus $0.17 per MMbtu.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

At September 30, 1998, the Partnership had open sales hedges on approximately 992 barrels of oil per day for the remaining period in 1998 at an average price of $20.43 per barrel and open purchase hedges of approximately 1,000 barrels of oil per day for the remaining period in 1998 at an average price of $17.81 per barrel.

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Unitholders of Leviathan Gas Pipeline Partners, L.P.
  and the Board of Directors and Stockholder of Leviathan Gas Pipeline Company, as General Partner


     In our opinion, the accompanying consolidated balance sheet and related consolidated statements of operations, of cash flows and of partners' capital present fairly, in all material respects, the financial position of Leviathan Gas Pipeline Partners, L.P. and its subsidiaries at December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





PRICE WATERHOUSE LLP

Houston, Texas
March 2, 1998

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 (In thousands)


                                        ASSETS                                 DECEMBER 31,
                                                                          ---------------------
                                                                             1997        1996
Current assets:
   Cash and cash equivalents ...........................................  $   6,430   $  16,489
   Accounts receivable .................................................      1,953       6,237
   Accounts receivable from affiliates .................................      6,608      14,107
   Other current assets ................................................        653         859
                                                                          ---------   ---------
         Total current assets ..........................................     15,644      37,692
                                                                          ---------   ---------
Equity investments .....................................................    182,301     107,838
                                                                          ---------   ---------
Property and equipment:
   Pipelines ...........................................................     78,244     151,253
   Platforms and facilities ............................................     97,882      72,461
   Oil and gas properties, at cost, using successful efforts method ....    120,296     109,047
                                                                          ---------   ---------
                                                                            296,422     332,761
   Less accumulated depreciation, depletion, amortization and
         impairment.....................................................     95,783      46,206
                                                                          ---------   ---------
         Property and equipment, net ...................................    200,639     286,555
                                                                          ---------   ---------
Investment in Tatham Offshore, Inc. ....................................      7,500       7,500
Other noncurrent receivable ............................................         --       8,531
Other noncurrent assets ................................................      3,758       5,410
                                                                          ---------   ---------
         Total assets ..................................................  $ 409,842   $ 453,526
                                                                          =========   =========



                           LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable and accrued liabilities ............................  $  12,522   $  17,769
   Accounts payable to affiliates ......................................      1,032       3,504
                                                                          ---------   ---------
         Total current liabilities .....................................     13,554      21,273
Deferred federal income taxes ..........................................      1,399       1,722
Deferred revenue .......................................................         --       8,913
Note payable ...........................................................    238,000     227,000
Other noncurrent liabilities ...........................................     13,304       2,490
                                                                          ---------   ---------
         Total liabilities .............................................    266,257     261,398
                                                                          ---------   ---------

Commitments and contingencies (Note 12)

Minority interest ......................................................       (381)        105
                                                                          ---------   ---------
Partners' capital:
   Preference unitholders' interest ....................................    163,426     196,224
   Common unitholder's interest ........................................    (15,400)     (3,969)
   General partner's interest ..........................................     (4,060)       (232)
                                                                          ---------   ---------
                                                                            143,966     192,023
                                                                          ---------   ---------
         Total liabilities and partners' capital .......................  $ 409,842   $ 453,526
                                                                          =========   =========



    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     (In thousands, except per Unit amounts)


                                                                        YEAR ENDED DECEMBER 31,
                                                                   ---------------------------------
                                                                      1997        1996        1995
Revenue:
    Oil and gas sales ...........................................  $     276   $     772   $     936
    Oil and gas sales to affiliates .............................     57,830      46,296         922
    Gathering, transportation and platform services .............     10,029      13,974      10,696
    Gathering, transportation and platform services
        to affiliates ...........................................      7,300      10,031       9,851
    Equity in earnings ..........................................     29,327      20,434      19,588
                                                                   ---------   ---------   ---------
                                                                     104,762      91,507      41,993
                                                                   ---------   ---------   ---------
Costs and expenses:
    Operating expenses ..........................................     11,352       9,068       4,092
    Depreciation, depletion and amortization ....................     46,289      31,731       8,290
    Impairment, abandonment and other ...........................     21,222          --          --
    General and administrative expenses .........................      5,869         788       1,273
    Management fee and general and administrative expenses
       allocated from general partner ...........................      8,792       7,752       5,796
                                                                   ---------   ---------   ---------
                                                                      93,524      49,339      19,451
                                                                   ---------   ---------   ---------

Operating income ................................................     11,238      42,168      22,542
Gains on sales of assets ........................................         --          --       1,247
Interest income and other .......................................      1,475       1,710         637
Interest and other financing costs ..............................    (14,169)     (5,560)       (833)
Minority interest in income .....................................          7        (427)       (251)
                                                                   ---------   ---------   ---------
(Loss) income before income taxes ...............................     (1,449)     37,891      23,342
Income tax benefit ..............................................        311         801         603
                                                                   ---------   ---------   ---------

Net (loss) income ...............................................  $  (1,138)  $  38,692      23,945
                                                                   =========   =========   =========

Weighted average number of Units outstanding ....................     24,367      24,367      24,367
                                                                   =========   =========   =========

Basic and diluted net (loss) income per Unit (Note 2) ...........  $   (0.06)  $    1.57   $    0.97
                                                                   =========   =========   =========




    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In thousands)


                                                                                       YEAR ENDED DECEMBER 31,
                                                                                  --------------------------------
                                                                                    1997        1996        1995
Cash flows from operating activities:
    Net (loss) income ..........................................................  $  (1,138)  $  38,692   $  23,945
    Adjustments to reconcile net (loss) income to net cash provided by operating activities:
       Amortization of debt issue costs ........................................        960       1,351         687
       Depreciation, depletion and amortization ................................     46,289      31,731       8,290
       Impairment, abandonment and other .......................................     21,222          --          --
       Minority interest in income (loss) ......................................         (7)        427         251
       Equity in earnings ......................................................    (29,327)    (20,434)    (19,588)
       Distributions from equity investments ...................................     27,135      36,823      24,642
       Gains on sales of assets ................................................         --          --      (1,247)
       Deferred income taxes and other .........................................       (323)       (936)       (640)
       Other noncash items .....................................................     (1,596)     (6,560)        152
       Changes in operating working capital:
          Decrease in short-term investments ...................................         --          --       2,000
          Decrease (increase) in accounts receivable ...........................      4,284      (3,442)     (1,663)
          Decrease (increase) in accounts receivable from
              affiliates .......................................................      7,499      (7,512)     (5,833)
          Decrease (increase) in other current assets ..........................        206         (97)         67
          (Decrease) increase in accounts payable and accrued liabilities ......     (5,247)    (23,190)     44,858
          (Decrease) increase in accounts payable to affiliates ................     (2,472)      3,326      (1,035)
                                                                                  ---------   ---------   ---------
          Net cash provided by operating activities ............................     67,485      50,179      74,886
                                                                                  ---------   ---------   ---------

Cash flows from investing activities:
    Acquisition and development of oil and gas properties ......................    (11,249)    (59,599)    (45,291)
    Additions to pipelines, platforms and facilities ...........................    (30,708)    (30,095)   (121,405)
    Equity investments .........................................................         --     (12,027)     (6,936)
    Proceeds from sales of assets and other ....................................        188          --       1,250
                                                                                  ---------   ---------   ---------
          Net cash used in investing activities ................................    (41,769)   (101,721)   (172,382)
                                                                                  ---------   ---------   ---------

Cash flows from financing activities:
    Decrease in restricted cash ................................................        716          --          --
    Debt issue costs ...........................................................        (93)     (2,843)     (4,363)
    Proceeds from notes payable ................................................     11,000      89,220     129,780
    Distributions to partners ..................................................    (47,398)    (33,852)    (29,837)
                                                                                  ---------   ---------   ---------
          Net cash (used in) provided by financing activities                       (35,775)     52,525      95,580
                                                                                  ---------   ---------   ---------

Net (decrease) increase in cash and cash equivalents ...........................    (10,059)        983      (1,916)
Cash and cash equivalents at beginning of year .................................     16,489      15,506      17,422
                                                                                  ---------   ---------   ---------

Cash and cash equivalents at end of year .......................................  $   6,430   $  16,489   $  15,506
                                                                                  =========   =========   =========

Supplemental disclosures to the statement of cash flows - see Note 13.



    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
                                 (In thousands)


                                                        Preference     Common     General
                                                        Unitholders  Unitholder   Partner        Total
                                                         ---------   ---------   ---------     ---------
Partners' capital at December 31, 1994 ................  $ 196,340   $  (3,960)  $      51     $ 192,431

Net income for the year ended December 31, 1995 .......     17,575       6,130         240        23,945

Cash distributions ....................................    (21,690)     (7,550)       (295)      (29,535)
                                                         ---------   ---------   ---------     ---------

Partners' capital at December 31, 1995 ................    192,225      (5,380)         (4)      186,841

Net income for the year ended December 31, 1996 .......     28,400       9,905         387        38,692

Cash distributions ....................................    (24,401)     (8,494)       (615)      (33,510)
                                                         ---------   ---------   ---------     ---------

Partners' capital at December 31, 1996 ................    196,224      (3,969)       (232)      192,023

Net loss for the year ended December 31, 1997 .........     (1,167)       (420)        449        (1,138)

Cash distributions ....................................    (31,631)    (11,011)     (4,277)      (46,919)
                                                         ---------   ---------   ---------     ---------

Partners' capital at December 31, 1997 ................  $ 163,426   $ (15,400)  $  (4,060)    $ 143,966
                                                         =========   =========   =========     =========

Limited Partnership Units outstanding at
     December 31, 1995, 1996 and 1997 .................     18,075       6,292          --(a)     24,367
                                                         =========   =========   =========     =========

----------
(a) Leviathan Gas Pipeline Company owns a 1% general partner interest in Leviathan Gas Pipeline Partners, L.P.



    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - ORGANIZATION:

Leviathan Gas Pipeline Partners, L.P. (the "Partnership"), a publicly held Delaware limited partnership, is engaged in the gathering and transportation of natural gas and crude oil through its pipeline systems located in the Gulf of Mexico (the "Gulf") and in the development and production of oil and gas reserves from its proved properties. The Partnership's assets include interests in (i) eight natural gas pipelines, (ii) a crude oil pipeline system, (iii) five strategically located multi-purpose platforms, (iv) three producing oil and gas properties and (v) a dehydration facility.

Leviathan Gas Pipeline Company ("Leviathan"), a Delaware corporation and wholly-owned subsidiary of Leviathan Holdings Company ("Leviathan Holdings"), an 85%-owned subsidiary of DeepTech International Inc. ("DeepTech"), is the general partner of the Partnership, and as such, performs all management and operational functions of the Partnership and its subsidiaries. The remaining 15% of Leviathan Holdings is principally owned by members of the management of DeepTech. DeepTech also owns and controls several other operating subsidiaries which are engaged in various oil and gas related activities.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

Principles of consolidation

The accompanying consolidated financial statements include the accounts of those 50% or more owned subsidiaries controlled by the Partnership. Leviathan's approximate 1% nonmanaging interest in certain subsidiaries of the Partnership represents the minority interest in the Partnership's consolidated financial statements. Investments in which the Partnership owns a 20% to 50% ownership interest are accounted for using the equity method. All significant intercompany balances and transactions have been eliminated in consolidation. Certain amounts from the prior year have been reclassified to conform to the current year's presentation.

Cash and cash equivalents

All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

Debt issue costs

Debt issue costs are capitalized and amortized over the life of the related indebtedness. Any unamortized debt issue costs are expensed at the time the related indebtedness is repaid or otherwise terminated.

Property and equipment

Gathering pipelines, platforms and related facilities are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets which generally range from 5 to 30 years for gathering pipelines, from 18 to 30 years for platforms and from 18 to 30 years for the related facilities. Repair and maintenance costs are expensed as incurred; additions, improvements and replacements are capitalized.

The Partnership accounts for its oil and gas exploration and production activities using the successful efforts method of accounting. Under this method, costs of successful exploratory wells, development wells and acquisitions of mineral leasehold interests are capitalized. Production, exploratory dry hole and other exploration costs, including geological and geophysical costs and delay rentals, are expensed as incurred. Unproved properties are assessed periodically and any impairment in value is recognized currently as depreciation, depletion and amortization expense.

Depreciation, depletion and amortization of the capitalized costs of producing oil and gas properties, consisting principally of tangible and intangible costs incurred in developing a property and costs of productive leasehold interests, are computed on the unit-of-production method. Unit-of-production rates are based on annual estimates of remaining proved developed reserves or proved reserves, as appropriate, for each property. Repair and maintenance costs are charged to expense as incurred; additions, improvements and replacements are capitalized.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


Estimated dismantlement, restoration and abandonment costs and estimated residual salvage values are taken into account in determining depreciation provisions for gathering pipelines, platforms, related facilities and oil and gas properties. Other noncurrent liabilities at December 31, 1997 and 1996 include $9,158,0000 and $2,054,000, respectively, of accrued dismantlement, restoration and abandonment costs.

The Partnership adopted Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", effective January 1, 1996. SFAS No. 121 requires recognition of impairment losses on long-lived assets (including pipelines, proved properties, wells, equipment and related facilities) if the carrying amount of such assets, grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows from other assets, exceeds the estimated undiscounted future cash flows of such assets. Measurement of any impairment loss is based on the fair value of the assets. Implementation of SFAS No. 121 did not have a material effect on the Partnership's financial position or results of operations.

Capitalization of interest

Interest and other financing costs are capitalized in connection with construction and drilling activities as part of the cost of the asset and amortized over the related asset's estimated useful life.

Revenue recognition

Revenue from pipeline transportation of hydrocarbons is recognized upon receipt of the hydrocarbons into the pipeline systems. Revenue from oil and gas sales is recognized upon delivery in the period of production. Revenue from platform access and processing services is recognized in the period the services are provided.

Income taxes

The Partnership and its subsidiaries other than Tarpon Transmission Company ("Tarpon") are not taxable entities. However, the taxable income or loss resulting from the operations of the Partnership will ultimately be included in the federal and state income tax returns of the general and limited partners and may vary substantially from the income or loss reported for financial reporting purposes.

Tarpon is, and Manta Ray Gathering Systems, Inc. ("Manta Ray") was, prior to its liquidation in May 1996, a subsidiary of the Partnership subject to federal corporate income taxation. The Partnership utilizes an asset and liability approach for accounting for income taxes of Tarpon and Manta Ray that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax bases of other assets and liabilities. Resulting tax liabilities, if any, are borne by the Partnership.

Net income per unit

During the three months ended December 31, 1997, the Partnership adopted SFAS No. 128, "Earnings per Share". SFAS No. 128 establishes new guidelines for computing earnings per share ("EPS") and requires dual presentation of basic and diluted EPS for entities with complex capital structures. Basic EPS excludes dilution and is computed by dividing net income (loss) by the weighted average number of units outstanding during the period. Dilutive EPS reflects potential dilution and is computed by dividing net income (loss) by the weighted average number of units outstanding during the period increased by the number of additional units that would have been outstanding if the dilutive potential units had been issued. All prior period EPS data has been restated to conform with the provisions of SFAS No. 128.

Basic income (loss) per unit and diluted income (loss) per unit for the Partnership are the same for the years ended December 31, 1997, 1996 and 1995. For the year ended December 31, 1997, net income (loss) per Unit was calculated based upon the quarterly net income (loss) of the Partnership less an allocation of net income (loss) to the general partner proportionate to its share of quarterly cash distributions which included Incentive Distributions (see Note
9). For the years ended December 31, 1996 and 1995, net income per Unit was computed based upon the net income of the Partnership less an allocation of approximately 1% of the Partnership's net income to the general partner. The

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



weighted average number of Units outstanding for each of the years ended December 31, 1997, 1996 and 1995 was 24,366,894 Units.

Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles and the estimation of oil and gas reserves requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the related reported amounts of revenue and expenses during the reporting period. Such estimates and assumptions include those regarding: (i) Federal Energy Regulatory Commission ("FERC") regulations, (ii) oil and gas reserve disclosure, (iii) estimated useful lives of depreciable assets and (iv) potential environmental liabilities. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

Other

The fair values of the financial instruments included in the Partnership's assets and liabilities approximate their carrying values.

The Partnership enters into commodity derivative transactions to hedge its exposure to price fluctuations on anticipated natural gas and crude oil sales transactions. Gains and losses on hedging activities are deferred and included in the results of operations in the period in which the hedged production is sold. See Note 12.

During June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the method public entities report information about operating segments in both interim and annual financial statements issued to shareholders and requires related disclosures about products and services, geographic areas and major customers. This statement is effective for fiscal years beginning after December 15, 1997. The Partnership is currently evaluating the disclosure requirements of this statement.

NOTE 3 - OIL AND GAS PROPERTIES:

Capitalized Costs

                                                                        December 31,
                                                                ---------------------------
                                                                   1997             1996
                                                                       (In thousands)
   Proved properties........................................    $    38,790     $    38,681
   Wells, equipment and related facilities..................         81,506          70,366
                                                                -----------     -----------
           Total capitalized costs..........................        120,296         109,047
   Accumulated depreciation, depletion and amortization.....         53,684          17,673
                                                                -----------     -----------
           Net capitalized costs............................    $    66,612     $    91,374
                                                                ===========     ===========


     Costs incurred in the Oil and Gas Acquisitions, Exploration and Development Activities

                                                                  Year ended December 31,
                                                               ---------------------------
                                                                  1997            1996
                                                                      (In thousands)
   Acquisitions of proved properties.........................  $         1     $       (13)
   Development...............................................       10,522          54,771
   Capitalized interest......................................          726           6,296
                                                               -----------     -----------
           Total costs incurred..............................  $    11,249     $    61,054
                                                               ===========     ===========

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



On June 30, 1995, the Partnership entered into a purchase and sale agreement (the "Purchase and Sale Agreement") with Tatham Offshore, Inc. ("Tatham Offshore"), an approximately 94%-owned affiliate of DeepTech, pursuant to which the Partnership acquired, subject to certain reversionary rights, a 75% working interest in Viosca Knoll Block 817, a 50% working interest in Garden Banks Block 72 and a 50% working interest in Garden Banks Block 117 (the "Acquired Properties") from Tatham Offshore for $30,000,000. The Partnership is entitled to retain all of the revenue attributable to the Acquired Properties until it has received net revenue equal to the Payout Amount (as defined below), whereupon Tatham Offshore is entitled to receive a reassignment of the Acquired Properties, subject to reduction and conditions as discussed below. Prior to December 10, 1996, "Payout Amount" was defined as an amount equal to all costs incurred by the Partnership with respect to the Acquired Properties (including the $30,000,000 acquisition cost paid to Tatham Offshore) plus interest thereon at a rate of 15% per annum. Effective February 1, 1996, the Partnership entered into an agreement with Tatham Offshore regarding certain transportation agreements that increases the amount recoverable from the Payout Amount by $7,500,000 plus interest (Note 10).

Effective December 10, 1996, the Partnership exercised its option to permanently retain 50% of the working interest in the Acquired Properties in exchange for forgiving 50% of the then-existing Payout Amount exclusive of the $7,500,000 plus interest added to the Payout Amount in connection with the restructuring of certain transportation agreements discussed above. The Partnership remains obligated to fund any further development costs attributable to Tatham Offshore's portion of the working interests, such costs to be added to the Payout Amount. The Partnership's election to retain 50% of the working interest in the Acquired Properties reduced the Payout Amount from $94,020,000 to $50,760,000. Subsequent to December 10, 1996, only 50% of the development and operating costs attributable to the Acquired Properties are added to the Payout Amount and 50% of the net revenue from the Acquired Properties reduce the Payout Amount. As of December 31, 1997, the Payout Amount totaled $41,425,000. See Note 5 and 16.

NOTE 4 - EQUITY INVESTMENTS:

The Partnership owns interests of 50% in Viosca Knoll Gathering Company ("Viosca Knoll"), 36% in Poseidon Oil Pipeline Company, L.L.C. ("POPCO"), 50% in Stingray Pipeline Company ("Stingray"), 40% in High Island Offshore System ("HIOS"), 33 1/3% in U-T Offshore System ("UTOS") and 50% in West Cameron Dehydration Company, L.L.C.
("West Cameron Dehy").

Leviathan contributed the equity interests in Stingray, HIOS and UTOS to the Partnership at its carrying value on February 19, 1993. The excess of the carrying amount of the investments accounted for using the equity method over the underlying equity in net assets as of December 31, 1997 is $44,233,000. Leviathan accounted for its acquisition of its interest in Stingray, HIOS and UTOS using the purchase method of accounting. The difference between the cost of the investments accounted for on the equity method and the underlying equity in net assets of Stingray, HIOS and UTOS at acquisition was assigned to property, plant and equipment and favorable firm transportation contracts and is being depreciated on a straight-line basis over the estimated 20-year lives of such property, plant and equipment and the lives of the related contracts, respectively. The majority of such contracts expired by December 1993. The 20-year depreciable life used for the regulated pipeline assets may be impacted by future rates approved by the FERC.

In January 1997, the Partnership and affiliates of Marathon Oil Company ("Marathon") and Shell Oil Company ("Shell") formed Nautilus to construct and operate a new interstate natural gas pipeline system. In addition, the same parties formed Manta Ray Offshore to acquire an existing gathering system from the Partnership. The gathering system was extended and is currently delivering gas to several downstream pipelines, including the Nautilus system. The Nautilus and Manta Ray Offshore systems are located to serve growing production areas in the Green Canyon area of the Gulf and are indirectly owned 50% by Shell, 24.3% by Marathon and 25.7% by the Partnership. The capital costs associated with the construction of the Nautilus interstate pipeline system and the expansion of the Manta Ray Offshore gathering system, including the value of existing assets contributed by the partners, totaled approximately $250 million. The Nautilus system consists of 101 miles of 30-inch pipeline downstream from Ship Shoal Block 207 connecting to a gas processing plant, onshore Louisiana, operated by Exxon Company USA ("Exxon"), plus certain facilities downstream of the Exxon plant to effect deliveries into multiple interstate pipelines. Upstream of the Ship Shoal 207 platform, the existing Manta Ray Offshore gathering system was extended into a broader gathering system that serves shelf and deepwater production areas around Ewing Bank Block 873 to the east and Green Canyon Block 65 to the west. The Manta Ray Offshore 47-mile expansion was completed and placed in service in November 1997. The Nautilus system, including the related onshore facilities and platform connections, was completed and placed in service in December 1997. Affiliates of Marathon and Shell dedicated for transportation and gathering to each of the Nautilus

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



and Manta Ray Offshore systems significant deepwater acreage positions in the area and provided substantially all of the capital funding for the new construction. The Partnership provided $11,144,000 of funding in the form of a newly constructed compressor in addition to the contribution of the Manta Ray Offshore system.

The summarized financial information for investments which are accounted for using the equity method is as follows:

                     SUMMARIZED HISTORICAL OPERATING RESULTS
                          YEAR ENDED DECEMBER 31, 1997
                                 (In thousands)


                                                                             West                 Manta
                                            Viosca                         Cameron                 Ray
                                  HIOS      Knoll    Stingray    POPCO       Dehy       UTOS     Offshore      Nautilus      Total
                                --------   --------  --------   --------   --------   --------   --------      --------    --------
Operating revenue ............  $ 45,569   $ 23,128  $ 23,630   $ 26,161   $  2,451   $  3,785   $  6,263      $     54
Other income .................       348         39       970        209         29         61      1,564         6,489 (a)
Operating expenses ...........   (17,101)    (2,115)  (15,612)    (5,782)      (164)    (2,472)    (2,223)         (435)
Depreciation .................    (4,774)    (2,473)   (7,216)    (6,463)       (16)      (566)    (1,823)         (233)
Other expenses ...............        --     (1,959)   (1,384)    (5,341)        --         37     (1,483)           --
                                --------   --------  --------   --------   --------   --------   --------      --------
Net earnings .................    24,042     16,620       388      8,784      2,300        845      2,298         5,875
Ownership percentage .........        40%        50%       50%        36%        50%     33.3%      25.67%        25.67%
                                --------   --------  --------   --------   --------   --------   --------      --------
                                   9,617      8,310       194      3,162      1,150        281        590         1,508
Adjustments:
   Depreciation (b) ..........       845         --       959       (120)        --         35         --            --
   Contract amortization (b)..      (105)        --      (350)        --         --         --         --            --

   Other .....................      (228)        --       (49)      (263)        --        (24)     3,082(c)        733
                                --------   --------  --------   --------   --------   --------   --------      --------
Equity in earnings ...........  $ 10,129   $  8,310  $    754   $  2,779   $  1,150   $    292   $  3,672      $  2,241    $ 29,327
                                ========   ========  ========   ========   ========   ========   ========      ========    ========
Distributions (d) ............  $ 12,200   $  9,650  $  1,375   $     --   $  1,150   $    200   $  2,560      $     --    $ 27,135
                                ========   ========  ========   ========   ========   ========   ========      ========    ========

----------

(a) Includes $6,431,000 related to an allowance for funds used during construction ("AFUDC") which represents the estimated costs, during the construction period, of funds used for construction purposes. Recognition of this allowance is appropriate because it constitutes an actual cost of construction. For regulated activities, Nautilus is permitted to earn a return on and recover AFUDC through its inclusion in the rate base and the provision for depreciation. The rate employed for the equity component of AFUDC is the equity rate of return stated in Nautilus' FERC tariff.

(b) Adjustments result from purchase price adjustments made in accordance with Accounting Principles Board ("APB") No. 16 "Business Combinations".

(c) Represents additional net earnings specifically allocated to the Partnership related to the assets contributed by the Partnership to the Manta Ray Offshore joint venture. Pursuant to the terms of the joint venture agreement, the Partnership managed the operations of the assets contributed to Manta Ray Offshore and was permitted to retain approximately 100% of the net earnings from such assets during the construction phase of the expansion to the Manta Ray Offshore system (January 17, 1997 through December 31, 1997). Effective January 1, 1998, Manta Ray Offshore began allocating all net earnings in accordance with the ownership percentages of the joint venture.

(d) Future distributions could be restricted by the terms of the equity investees' respective credit agreements.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


                     SUMMARIZED HISTORICAL OPERATING RESULTS
                          YEAR ENDED DECEMBER 31, 1996
                                 (In thousands)

                                                                                   West
                                             Viosca                              Cameron
                                  HIOS        Knoll      Stingray      POPCO       Dehy        UTOS       Total
                                 --------    --------    --------    --------    --------    --------    --------
Operating revenue .............  $ 47,175    $ 13,923    $ 24,146    $  7,819    $  1,686    $  3,476
Other income ..................       266          --       1,186         339          10          48
Operating expenses ............   (15,683)       (424)    (14,260)     (3,042)       (162)     (2,511)
Depreciation ..................    (4,775)     (2,269)     (7,057)     (2,176)        (16)       (560)
Other expenses ................        96         (90)     (1,679)       (269)         --          --
                                 --------    --------    --------    --------    --------    --------
Net earnings ..................    27,079      11,140       2,336       2,671       1,518         453
Effective ownership
   percentage .................        40%         50%         50%         36%         50%       33.3%
                                 --------    --------    --------    --------    --------    --------
                                   10,832       5,570       1,168         962         759         151
Adjustments:
   Depreciation (a) ...........       783          --         669          --          --           2
   Contract amortization (a)...      (105)         --          --          --          --          --

   Rate refund reserve ........      (417)         --          --          --          --          --
   Other ......................      (107)         --          --         167          --          --
                                 --------    --------    --------    --------    --------    --------
Equity in earnings ............  $ 10,986    $  5,570    $  1,837    $  1,129    $    759    $    153    $ 20,434
                                 ========    ========    ========    ========    ========    ========    ========
Distributions .................  $ 11,400    $ 18,450    $  1,923    $  4,000    $    650    $    400    $ 36,823
                                 ========    ========    ========    ========    ========    ========    ========

----------
(a) Adjustments result from purchase price adjustments made in accordance with APB No. 16, "Business Combinations".


                     SUMMARIZED HISTORICAL OPERATING RESULTS
                          YEAR ENDED DECEMBER 31, 1995
                                 (In thousands)

                                                                             Viosca
                                                   HIOS        Stingray       Knoll         UTOS           Total
                                                ----------    ----------    ----------    ----------    ----------
Operating revenue.............................. $   53,428    $   26,020    $    7,107    $    5,195
Other income...................................        659         1,306            --            53
Operating expenses.............................    (19,360)      (13,993)         (520)       (2,828)
Depreciation...................................     (4,898)       (6,663)       (2,224)         (731)
Other expenses.................................       (151)       (1,245)           --           (18)
                                                ----------    ----------    ----------    ----------
Net earnings...................................     29,678         5,425         4,363         1,671
Effective ownership percentage.................         40%           50%           50%         33.3%
                                                ----------    ----------    ----------    ----------
                                                    11,871         2,712         2,181           557
Adjustments:
   Depreciation (a)............................        854           899            --            59
   Contract amortization (a)...................       (198)           --            --            --
   Rate refund reserve.........................        417            --            --            --
   Other.......................................        168            57(b)        --             11
                                                ----------    ----------    ----------    ----------
Equity in earnings ............................ $   13,112    $    3,668    $    2,181    $      627    $   19,588
                                                ==========    ==========    ==========    ==========    ==========
Distributions.................................. $   15,200    $    5,750    $    2,825    $      867    $   24,642
                                                ==========    ==========    ==========    ==========    ==========

----------
(a) Adjustments result from purchase price adjustments made in accordance with APB No. 16, "Business Combinations".

(b) Includes the results of West Cameron Dehy for December 1995 (inception of operations).

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

                      SUMMARIZED HISTORICAL BALANCE SHEETS
                                 (In thousands)


                                      HIOS             Viosca Knoll         Stingray              POPCO
                                   December 31,        December 31,        December 31,        December 31,
                                ------------------   -----------------  -----------------   -------------------
                                  1997      1996      1997      1996      1997      1996      1997      1996
Current assets ...............  $  5,587  $  8,215  $  3,354  $  4,549  $ 20,184  $ 35,117  $ 31,763  $ 39,787
Noncurrent assets ............    12,081    14,985    98,004    71,408    42,541    48,917   226,055   174,922
Current liabilities ..........     3,380     2,153    11,280     2,502    21,787    35,495    35,864    38,038
Long-term debt ...............        --        --    52,200    33,300    11,600    17,400   120,500    84,000
Other noncurrent liabilities..       199       500       257       173     5,289     2,321        --        --


                                      West Cameron Dehy           UTOS        Manta Ray Offshore        Nautilus
                                         December 31,          December 31,      December 31,         December 31,
                                   ---------------------   ----------------
                                      1997       1996        1997        1996        1997                1997
Current assets....................  $  455      $  424      $3,955      $4,211      $  31,714         $     924
Noncurrent assets.................     663         679       2,803       3,305        127,731           120,074
Current liabilities...............      43          28       2,900       3,899         32,601             3,699


NOTE 5 - IMPAIRMENT, ABANDONMENT AND OTHER:

Pursuant to the Ewing Bank Agreement discussed in Note 10, Tatham Offshore dedicated all natural gas and crude oil produced from eight of its Ewing Bank leases for gathering and redelivery by the Partnership and was obligated to pay a demand rate as well as a commodity charge equal to 4% of the market price of production actually transported. Pursuant to the Ewing Bank Agreement, the Partnership constructed gathering facilities connecting Tatham Offshore's Ewing Bank 914 #2 well to a third party platform at Ewing Bank Block 826.

The Partnership and Tatham Offshore entered into the Ship Shoal Agreement, also discussed in Note 10, pursuant to which the Partnership constructed a gathering line from Tatham Offshore's Ship Shoal Block 331 lease to interconnect with a third-party pipeline at the Partnership's processing facilities located on its Ship Shoal Block 332 platform. Pursuant to the terms of the Ship Shoal Agreement, and in consideration for constructing the interconnect, refurbishing the platform and providing access to the processing facilities, Tatham Offshore was required to pay the Partnership demand charges and has dedicated all production from its Ship Shoal Block 331 lease and eight additional surrounding leases for gathering and processing by the Partnership for additional commodity fees.

As discussed in Note 10, effective February 1, 1996, the Partnership agreed to release Tatham Offshore from all remaining demand charge payments under the Ewing Bank and Ship Shoal Agreements, a total of $17,800,000. Tatham Offshore remained obligated to pay all commodity charges related to production from these properties. In exchange, the Partnership received 7,500 shares of Tatham Offshore 9% Senior Preferred Stock, which was valued at $7,500,000, and added $7,500,000 to the Payout Amount under the Purchase and Sale Agreement. See Note 16.

In May 1997, the Ewing Bank 914 #2 well was shut-in as a result of a downhole mechanical problem. Although Tatham Offshore is evaluating potential workover or recompletion possibilities for this well, it has announced its intent to reserve the remaining costs associated with the Ewing Bank 914 #2 well given its current non-productive status. Production related problems resulting from the completions of the three wellbores at Ship Shoal Block 331 have resulted in only a minimal amount of production from the property and Tatham Offshore has decided not to pursue further recompletion operations at this time. See Note 16.

In addition, the Partnership has determined that the designated revenue from the Acquired Properties is not likely to be sufficient to satisfy the Payout Amount. Under these circumstances, the Partnership would retain 100% of the revenue from its working interests in the Acquired Properties, would bear all abandonment obligations related to these

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



properties and would not realize the $7,500,000 plus accrued interest that had been recorded as a noncurrent receivable related to the settlement of the demand charge obligations under the Ewing Bank and Ship Shoal Agreements. Accordingly in June 1997, the Partnership recorded as impairment, abandonment and other expense on the accompanying consolidated statement of operations a non-recurring charge totaling $21,222,000 to reserve its investment in certain gathering facilities and other assets associated with Tatham Offshore's Ewing Bank 914 #2 well and Ship Shoal Block 331 property ($6,443,000), to fully accrue its abandonment obligations associated with the gathering facilities serving these properties ($3,825,000), to reserve its noncurrent receivable related to the prepayment of the demand charge obligations under the Ewing Bank and Ship Shoal Agreements ($9,094,000) and to accrue certain abandonment obligations associated with its oil and gas properties ($1,860,000).

NOTE 6 - REGULATORY MATTERS:

The FERC has jurisdiction under the Natural Gas Act of 1938, as amended (the "NGA") and the Natural Gas Policy Act of 1978, as amended (the "NGPA") over Nautilus, Stingray, HIOS and UTOS (the "Regulated Pipelines") with respect to transportation of gas, rates and charges, construction of new facilities, extension or abandonment of service and facilities, accounts and records, depreciation and amortization policies and certain other matters. The Partnership's remaining systems (the "Unregulated Pipelines") are gathering facilities and as such are not currently subject to rate and certificate regulation by the FERC under the NGA and the NGPA. However, the FERC has asserted that it has rate jurisdiction under the NGA over services performed through gathering facilities owned by a natural gas company (as defined in the NGA) when such services are performed "in connection with" transportation services provided by such natural gas company. Whether, and to what extent, the FERC will exercise any NGA rate jurisdiction it may be found to have over gathering facilities owned either by natural gas companies or affiliates thereof is subject to case-by-case review by the FERC. Based on current FERC policy and precedent, the Partnership does not anticipate that the FERC will assert or exercise any NGA rate jurisdiction over the Unregulated Pipelines so long as the services provided through such lines are not performed "in connection with" transportation services performed through any of the Regulated Pipelines. Both the Regulated and the Unregulated Pipelines are subject to the FERC's administration of the "equal access" requirements of the Outer Continental Shelf Lands Act ("OCSLA").

Poseidon is subject to regulation under the Hazardous Liquid Pipeline Safety Act ("HLPSA"). Operations in offshore federal waters are regulated by the Department of the Interior. In addition, as transporter of hydrocarbons across the Outer Continental Shelf ("OCS"), the Poseidon system must offer "equal access" to other potential shippers of crude. Poseidon is located in federal waters in the Gulf, and its right-of-way was granted by the federal government. Therefore, the FERC may assert that it has jurisdiction to compel Poseidon to grant access under OCSLA to other shippers of crude oil upon the satisfaction of certain conditions and to apportion the capacity of the line among owner and non-owner shippers.

The FERC has generally disclaimed jurisdiction to set rates for oil pipelines in the OCS under the Interstate Commerce Act. As a result, Poseidon has not filed tariffs with the FERC.

Rate Cases

Tarpon. In March 1997, the FERC issued an order declaring Tarpon's facilities exempt from NGA regulation under the gathering exception, thereby terminating Tarpon's status as a "natural gas company" under the NGA. Tarpon has agreed, however, to continue service for shippers that have not executed replacement contracts on the terms and conditions, and at the rates reflected in, its last effective regulated tariff for two years from the date of the order.

Other. Each of Nautilus, Stingray, HIOS, and UTOS are currently operating under agreements with their respective customers that provide for rates that have been approved by the FERC and that will remain in effect until at least the fourth quarter of 1998. Stingray, HIOS and UTOS have each agreed to file a new rate case in the fourth quarter of 1998.

NOTE 7 - INDEBTEDNESS:

In February 1993, the Partnership entered into a revolving credit facility with a syndicate of commercial banks that provided a maximum $50 million commitment for borrowings, subject to certain borrowing base limitations (the "Partnership Credit Facility"). The Partnership Credit Facility was amended and restated in March 1995, February

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



1996, March 1996 and December 1996 and currently provides up to $300 million of available credit, subject to certain incurrence limitations. As of December 31, 1997 and 1996, the Partnership had $238,000,000 and $227,000,000, respectively, outstanding under its credit facility. At the election of the Partnership, interest under the Partnership Credit Facility is determined by reference to the reserve-adjusted London interbank offer rate ("LIBOR"), the prime rate or the 90-day average certificate of deposit. The interest rate at December 31, 1997 and 1996 was 6.6% per annum. A commitment fee is charged on the unused and available to be borrowed portion of the credit facility. This fee varies between 0.25% and 0.375% per annum and is currently 0.25% per annum. Amounts advanced under the Partnership Credit Facility were used (i) to finance the Partnership's capital expenditures, including construction of platforms and pipelines, investments in equity investees and the acquisition and development of oil and gas properties and (ii) to repay all of the indebtedness incurred under the Flextrend Credit Facility (discussed below). Amounts remaining under the Partnership Credit Facility are available to the Partnership for general partnership purposes, including financing capital expenditures, for working capital, and subject to certain limitations, for paying distributions to Unitholders. The Partnership Credit Facility can also be utilized to issue letters of credit as may be required from time to time; however, no letters of credit are currently outstanding. The Partnership Credit Facility matures in December 1999; is guaranteed by Leviathan and each of the Partnership's subsidiaries; and is secured by the management agreement with Leviathan (Note
10), substantially all of the assets of the Partnership and Leviathan's 1% general partner interest in the Partnership and approximate 1% interest in certain subsidiaries of the Partnership.

Interest costs incurred by the Partnership totaled $15,890,000, $17,470,000 and $6,082,000 for the years ended December 31, 1997, 1996 and 1995, respectively. During the years ended December 31, 1997, 1996 and 1995, the Partnership capitalized $1,721,000, $11,910,000 and $5,269,000, respectively, of such interest costs in connection with construction projects and drilling activities in progress during such periods. At December 31, 1997 and 1996, the unamortized portion of debt issue costs totaled $3,749,000 and $4,616,000, respectively.

NOTE 8 - PARTNERS' CAPITAL:

In 1995, the Partnership adopted the Unit Rights Appreciation Plan (the "Plan") to provide the Partnership with the ability of making awards of Unit Rights, as hereinafter defined, to certain officers and key employees of the Partnership or its affiliates as an incentive for these individuals to continue in the service of the Partnership or its affiliates. Under the Plan, the Partnership may grant to senior officers of the Partnership or its affiliates, excluding the Chairman of the Board of Leviathan, currently Mr. Thomas P. Tatham, with the right to purchase, or realize the appreciation of, a Preference Unit (a "Unit Right"), pursuant to the provisions of the Plan. The aggregate number of Preference Units as to which Unit Rights may be issued pursuant to the Plan shall not exceed 400,000 Preference Units per calendar year and 4,000,000 Preference Units over the term of the Plan, subject to adjustment as to both limitations under certain circumstances. No participant may be granted more than 400,000 Unit Rights in any calendar year. The exercise price of the Preference Units covered by the Unit Rights granted pursuant to the Plan shall be the closing price of the Preference Units as reported on the New York Stock Exchange or, if the Preference Units are not traded on such exchange, as reported on any other national securities exchange on which the Preference Units are traded, on the date on which Unit Rights are granted pursuant to the Plan. As of December 31, 1997, a total of 1,200,000 Unit Rights have been granted under the Plan representing 400,000 Unit Rights for each of the calendar years 1995, 1996 and 1997. For the years ended December 31, 1997 and 1996, the Partnership accrued $3,710,000 and $436,000, respectively, related to the appreciation and vestiture of these Unit Rights.

As of December 31, 1997, 1996 and 1995, the Partnership had 18,075,000 Preference Units and 6,291,894 Common Units outstanding. All of the Preference Units of the Partnership are owned by the public, representing a 72.7% effective limited partner interest in the Partnership. Leviathan, through its ownership of all of the Common Units, its 1% general partner interest in the Partnership and its approximate 1% nonmanaging interest in certain of the Partnership subsidiaries, owns a 27.3% effective interest in the Partnership.

NOTE 9 - CASH DISTRIBUTIONS:

The Partnership makes quarterly distributions of 100% of its Available Cash, as defined in the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), to the Unitholders and Leviathan. Available Cash consists generally of all the cash receipts of the Partnership plus reductions in reserves less all of its cash disbursements and net additions to reserves. Leviathan has broad discretion to establish cash reserves that it determines are necessary or appropriate to provide for the proper conduct of the business of the Partnership including cash reserves for future

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



capital expenditures, to stabilize distributions of cash to the Unitholders and Leviathan, to reduce debt or as necessary to comply with the terms of any agreement or obligation of the Partnership. The Partnership expects to make distributions of Available Cash within 45 days after the end of each quarter to Unitholders of record on the applicable record date, which will generally be the last business day of the month following the close of such calendar quarter.

The distribution of Available Cash of the Partnership for each quarter within the Preference Period, as defined in the Partnership Agreement, is subject to the preferential rights of the holders of Preference Units to receive the Minimum Quarterly Distribution, as defined in the Partnership Agreement, for such quarter, plus any arrearages in the payment of the Minimum Quarterly Distribution for prior quarters, before any distribution of Available Cash is made to holders of Common Units for such quarter. The Common Units are not entitled to arrearages in the payment of the Minimum Quarterly Distribution. In general, the Preference Period is defined to mean the period commencing on February 19, 1993 and continuing through at least March 31, 1998.

Since commencement of operations on February 19, 1993 through December 31, 1997, the Partnership has made distributions to the Unitholders equal to and in excess of the Minimum Quarterly Distribution of $0.275 per Unit. See Note 18.

Distributions by the Partnership of its Available Cash are effectively made 98% to Unitholders and 2% to Leviathan, as general partner, subject to the payment of incentive distributions to Leviathan if certain target levels of cash distributions to Unitholders are achieved ("Incentive Distributions"). As an incentive, the general partner's interest in the portion of quarterly cash distributions in excess of $0.325 per Unit and less than or equal to $0.375 per Unit is increased to 15%. For quarterly cash distributions over $0.375 per Unit but less than or equal to $0.425 per Unit, the general partner receives 25% of such incremental amount and for all quarterly cash distributions in excess of $0.425 per Unit, the general partner receives 50% of the incremental amount. During the years ended December 31, 1997 and 1996, Leviathan received Incentive Distributions totaling $3,885,000 and $285,000, respectively. In February 1998, the Partnership paid a cash distribution of $0.50 per Preference and Common Unit and an Incentive Distribution of $2,362,000 to Leviathan.

NOTE 10 - RELATED PARTY TRANSACTIONS:

Management Fees

Substantially all of the individuals who perform the day-to-day financial, administrative, accounting and operational functions for Leviathan as well as those who are responsible for the direction and control of the Partnership are employed by DeepTech. DeepTech entered into management agreements with each of its subsidiaries including Leviathan in its capacity as general partner of the Partnership. The management fee charged to Leviathan is intended to approximate the amount of resources allocated by DeepTech in providing various operational, financial, accounting and administrative services on behalf of Leviathan and the Partnership. The management agreement expires on June 30, 2002, and may be terminated thereafter upon 90 days notice by either party. Pursuant to the terms of the Partnership Agreement, Leviathan is entitled to reimbursement of all reasonable general and administrative expenses and other reasonable expenses incurred by Leviathan and its affiliates for or on behalf of the Partnership including, but not limited to, amounts payable by Leviathan to DeepTech under the management agreement.

In connection with the completion of the offering of additional Preference Units in June 1994, Leviathan amended its management agreement with DeepTech effective July 1, 1994 in consideration for the increase in management services associated with the planned expansion of facilities and to more accurately provide for the reimbursement of expenses incurred by DeepTech in providing management services to Leviathan and the Partnership. As amended, the management agreement provided for a management fee of $2,000,000 a year plus 40% of DeepTech's unreimbursed selling, general and administrative expenses. Effective November 1, 1995, July 1, 1996 and July 1, 1997, primarily as a result of the increased activities of the Partnership, Leviathan amended its management agreement with DeepTech to provide for an annual management fee of 45.3%, 54% and 52%, respectively, of DeepTech's overhead. Leviathan charged the Partnership $8,080,000, $6,590,000 and $5,796,000 pursuant to its management agreement with DeepTech for the years ended December 31, 1997, 1996 and 1995, respectively.

Leviathan is also required to reimburse DeepTech for certain tax liabilities resulting from, among other things, additional taxable income allocated to Leviathan due to (i) the issuance of additional Preference Units (including the

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



sale of the Preference Units by the Partnership pursuant to the second public offering) and (ii) the investment of such proceeds in additional acquisitions or construction projects. During the years ended December 31, 1997 and 1996, Leviathan charged the Partnership $713,000 and $1,162,000, respectively, to compensate DeepTech for additional taxable income allocated to Leviathan.

Sales, Transportation and Platform Access Agreements

General. In December 1993, the Partnership entered into a master gas dedication arrangement with Tatham Offshore (the "Master Dedication Agreement"). Under the Master Dedication Agreement, Tatham Offshore dedicated all production from its Garden Banks, Viosca Knoll, Ewing Bank and Ship Shoal leases as well as certain adjoining areas of mutual interest to the Partnership for transportation. In exchange, the Partnership agreed to install the pipeline facilities necessary to transport production from the areas and certain related facilities and to provide transportation services with respect to such production. Tatham Offshore agreed to pay certain fees for transportation services and facilities access provided under the Master Dedication Agreement. Pursuant to the terms of the Purchase and Sale Agreement with Tatham Offshore (Note 3), a subsidiary of the Partnership assumed all of Tatham Offshore's obligations under the Master Dedication Agreement and certain ancillary agreements with respect to the Acquired Properties.

Ewing Bank Gathering System. Pursuant to a gathering agreement (the "Ewing Bank Agreement") among Tatham Offshore, DeepTech, and a subsidiary of the Partnership, Tatham Offshore dedicated all natural gas and crude oil produced from eight of its Ewing Bank leases for gathering and redelivery by the Partnership and was obligated to pay a demand and a commodity rate for shipment of all oil and gas under this agreement. The Ewing Bank Agreement requires Tatham Offshore to pay certain demand charges and a commodity charge equal to 4% of the market price of production actually transported. For the years ended December 31, 1997, 1996 and 1995, Tatham Offshore paid the Partnership demand and commodity charges of $54,000, $349,000 and $7,626,000, respectively, under this agreement. The Partnership also receives revenue from the oil and gas production from the Ewing Bank 914 #2 well as a result of its 7.13% overriding royalty interest in the well. In March 1996, the Partnership settled all remaining unpaid demand charge obligations under the Ewing Bank Agreement in exchange for certain consideration as discussed below.

Ship Shoal. Pursuant to the Master Dedication Agreement, the Partnership and Tatham Offshore have entered into a gathering and processing agreement (the "Ship Shoal Agreement") pursuant to which the Partnership constructed a gathering line from Tatham Offshore's Ship Shoal Block 331 lease to interconnect with a third-party pipeline at the Partnership's platform located on Ship Shoal Block 332. In addition, the Partnership is operating the refurbished platform located at Ship Shoal Block 332 to process production from Ship Shoal Block 331. Pursuant to the terms of the Ship Shoal Agreement, and in consideration for constructing the interconnect, refurbishing the platform and for providing access to the processing facilities, Tatham Offshore was required to pay the Partnership a demand charge of $113,000 per month over a five-year period ending June 1999 and dedicated all production from its Ship Shoal 331 lease and eight additional surrounding leases for gathering and processing by the Partnership. The Ship Shoal Agreement remains in effect for the productive life of the reserves or, if earlier, the expiration of 20 years from date of first production. During late 1994, all of Tatham Offshore's wells at Ship Shoal 331 experienced completion and production problems. As a result, the Partnership received only demand charges under this agreement during 1995. For the year ended December 31, 1995, the Partnership received $1,360,000 from Tatham Offshore for fees related to the Ship Shoal Agreement. In March 1996, the Partnership settled all remaining unpaid demand charge obligations under this transportation agreement in exchange for certain consideration as discussed below.

VK 817 Platform. Tatham Offshore is also obligated to pay certain platform access and processing fees to the Partnership. For the years ended December 31, 1997, 1996 and 1995, the Partnership received $1,973,000, $1,896,000 and
$823,000, respectively, from Tatham Offshore as platform access and processing fees related to the Partnership's platform located in Viosca Knoll Block 817.

For the years ended December 31, 1997 and 1996, the Partnership charged Viosca Knoll $2,116,000 and $249,000, respectively, for expenses and platform access fees related to the Viosca Knoll 817 platform.

In addition, for the years ended December 31, 1997 and 1996, Viosca Knoll reimbursed $47,000 and $254,000, respectively, to the Partnership for costs incurred by the Partnership in connection with the acquisition and installation of a booster compressor on the Partnership's Viosca Knoll 817 platform.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)




Transportation Agreements Settled. Tatham Offshore was obligated to make demand charge payments to the Partnership pursuant to certain transportation agreements discussed above. Under these agreements, the Partnership was entitled to receive demand charges of $8,100,000 in 1996, $6,000,000 in 1997, $3,000,000 in 1998 and
$700,000 in 1999. In addition to the demand charges, Tatham Offshore is obligated to pay commodity charges, based on the volume of oil and gas transported or processed, under these agreements.

Production problems at Ship Shoal Block 331 and reduced oil production from the Ewing Bank 914 #2 well affected Tatham Offshore's ability to pay the demand charge obligations under agreements relative to these properties. As a result, effective February 1, 1996, the Partnership agreed to release Tatham Offshore from all remaining demand charge payments under the Ewing Bank Gathering Agreement and the Ship Shoal Agreement, a total of $17,800,000. Tatham Offshore remains obligated to pay the commodity charges under these agreements as well as all platform access and processing fees associated with the Viosca Knoll Block 817 lease. In exchange, the Partnership received 7,500 shares of Tatham Offshore Senior Preferred Stock (the "Senior Preferred Stock"), which is presented on the accompanying consolidated balance sheet at December 31, 1996 as investment in affiliate. The Senior Preferred Stock has a liquidation preference of $1,000 per share, is senior in liquidation preference to all other classes of Tatham Offshore stock and has a 9% cumulative dividend, payable quarterly. Commencing on October 1, 1998 and for a period of 90 days thereafter, the Partnership has the option to exchange the remaining liquidation preference amount and accrued but unpaid dividends for shares of Tatham Offshore's Series A 12% Convertible Exchangeable Preferred Stock (the "Series A Preferred Stock") with an equivalent market value. Further, the Partnership has made an irrevocable offer to Tatham Offshore to sell all or any portion of the Senior Preferred Stock to Tatham Offshore or its designee at a price equal to $1,000 per share, plus interest thereon at 9% per annum less the sum of any dividends paid thereon. The Series A Preferred Stock is convertible into Tatham Offshore common stock based on a fraction, the numerator of which is the liquidation preference value plus all accrued but unpaid dividends and the denominator of which is $6.53 per share. In addition, the sum of $7,500,000 was added to the Payout Amount under the Purchase and Sale Agreement. By adding $7,500,000 to the Payout Amount, the Partnership is entitled to an additional $7,500,000 plus interest at the rate of 15% per annum from revenue attributable to the Acquired Properties prior to reconveying any interest in the Acquired Properties to Tatham Offshore. In addition, Tatham Offshore waived its remaining option to prepay the then-existing Payout Amount and receive a reassignment of its working interests. Tatham Offshore and the Partnership also agreed that in the event Tatham Offshore furnishes the Partnership with a financing commitment from a lender with a credit rating of BBB- or better covering 100% of the then outstanding Payout Amount, then the interest rate utilized to compute the Payout Amount shall be adjusted from and after the date of such commitment to the interest rate specified in such commitment. Tatham Offshore granted the Partnership the right to utilize the Ship Shoal Block 331 platform and related facilities at a rental rate of $1.00 per annum for such period as the platform is owned by Tatham Offshore and located on Ship Shoal Block 331, provided such use does not interfere with lease operations or other activities of Tatham Offshore. In addition, Tatham Offshore granted the Partnership a right of first refusal relative to a sale of the platform.

Oil and gas sales. The Partnership has agreed to sell all of its oil and gas production to Offshore Gas Marketing, Inc. ("Offshore Marketing"), an affiliate of the Partnership, on a month to month basis. The agreement with Offshore Marketing provides Offshore Marketing fees equal to 2% of the sales value of crude oil and condensate and $0.015 per dekatherm of natural gas for selling the Partnership's production. During the years ended December 31, 1997, 1996 and 1995, oil and gas sales to Offshore Marketing totaled $57,830,000, $46,296,000 and $922,000, respectively.

Other. During the years ended December 31, 1997, 1996 and 1995, Viosca Knoll charged the Partnership $3,921,000, $3,229,000 and $86,000, respectively, for transportation services related to transporting production from the Viosca Knoll Block 817 lease. During the years ended December 31, 1997 and 1996, POPCO charged the Partnership $2,003,000 and $1,056,000, respectively, for transportation services related to transporting production from the Garden Banks Block 72 and 117 leases.

Other

During the years ended December 31, 1997 and 1996, the Partnership was charged $3,351,000 and $7,223,000, respectively, by Sedco Forex Division of Schlumberger Technology Corporation ("Sedco Forex") for contract drilling services rendered by the semisubmersible drilling rig, the FPS Laffit Pincay, at its Garden Banks Block 117 project. The FPS Laffit Pincay is owned by an affiliate of DeepTech and managed by Sedco Forex.

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             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)




POPCO entered into certain additional agreements with a subsidiary of the Partnership which provide for POPCO's use of certain pipelines and platforms owned by such subsidiary for fees which consisted of a monthly rental fee of $100,000 per month for the period from February 1996 to January 1997 and reimbursement of $2,000,000 of capital expenditures incurred in readying one of the platforms for use.

Poseidon LLC managed the construction and installation of the initial 117 mile segment of the Poseidon pipeline, which was placed in service in April 1996. Texaco Trading managed the construction and installation of the remaining pipelines and facilities comprising the Poseidon system, which were placed in service in December 1996 and December 1997. Poseidon LLC was paid a performance fee of $1,400,000 for managing the construction of the initial segment of the Poseidon pipeline.

Pursuant to a management agreement between Viosca Knoll and the Partnership, the Partnership charges Viosca Knoll a base fee of $100,000 annually in exchange for Leviathan providing financial, accounting and administrative services on behalf of Viosca Knoll. For each of the years ended December 31, 1997, 1996 and 1995, Leviathan charged Viosca Knoll $100,000 in accordance with this management agreement.

For the year ended December 31, 1997, the Partnership charged Manta Ray Offshore $287,000 pursuant to management and operations agreements.

Mr. Charles M. Darling IV, a director of Leviathan and DeepTech, was a partner in a law firm until April 1997 that provides legal services to the Partnership. During the years ended December 31, 1997, 1996 and 1995, the Partnership incurred $55,000, $203,000 and $116,000, respectively, for these services.

Pursuant to the Leviathan non-employee director compensation arrangements, the Partnership is obligated to pay each non-employee director 2 1/2% of the general partners' Incentive Distribution as a profit participation fee. During the year ended December 31, 1997, the Partnership paid the three non-employee directors of Leviathan a total of $313,000 as a profit participation fee.

Dover Technology, Inc., which is 50% owned by DeepTech, performed certain technical and geophysical services for the Partnership in the aggregate amount of $240,000 and $58,000 for the years ended December 31, 1996 and 1995, respectively.

NOTE 11 - INCOME TAXES:

The Partnership (other than its subsidiaries, Tarpon and Manta Ray) is not subject to federal income taxes. Therefore, no recognition has been given to income taxes other than income taxes related to Tarpon and Manta Ray. The tax returns of the Partnership are subject to examination; if such examinations result in adjustments to distributive shares of taxable income or loss, the tax liability of partners could be adjusted accordingly.

The tax attributes of the Partnership's net assets flow directly to each individual partner. Individual partners will have different investment bases depending upon the timing and price of acquisition of partnership units. Further, each partner's tax accounting, which is partially dependent upon his/her tax position, may differ from the accounting followed in the consolidated financial statements. Accordingly, there could be significant differences between each individual partner's tax basis and his/her share of the net assets reported in the consolidated financial statements.

The Partnership utilizes the liability method under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Partnership does not have access to information about each individual partner's tax attributes in the Partnership, and the aggregate tax bases cannot be readily determined. Accordingly, management does not believe that, in the Partnership's circumstances, the aggregate difference would be meaningful information.

Tarpon is and Manta Ray was, prior to its liquidation in May 1996, a subsidiary of the Partnership that files separate federal income tax returns. The income tax benefit recorded for the years ended December 31, 1997, 1996, and 1995 equals $311,000, $801,000 and $603,000, respectively, and is entirely related to Tarpon. The benefit equals Tarpon's book loss times the effective statutory rate for such period. The Partnership's deferred income tax liability at

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



December 31, 1997 and 1996 of $1,399,000 and $1,722,000, respectively, is entirely related to the differences in the tax and book bases of the pipeline assets of Tarpon. In May 1996, Manta Ray was merged with and into a subsidiary of the Partnership. Manta Ray had no taxable income for the respective periods prior to its liquidation.

NOTE 12 - COMMITMENTS AND CONTINGENCIES:

Credit Facilities

Each of Stingray, POPCO and Viosca Knoll are parties to a credit agreement under which it has outstanding obligations that may restrict the payment of distributions to its owners.

In December 1995, Stingray amended an existing term loan agreement (the "Stingray Credit Agreement") to provide for aggregate outstanding borrowings of up to $29 million in principal amount. The Stingray Credit Agreement requires the payment of principal by Stingray of $1,450,000 per quarter. This term loan agreement is principally secured by current and future gas transportation contracts between Stingray and its customers. As of December 31, 1997, Stingray had $17,400,000 outstanding under the Stingray Credit Agreement bearing interest at an average floating rate of 6.53% per annum. On the earlier to occur of December 31, 2000 or the accelerated due date pursuant to the Stingray Credit Agreement, if Stingray has not settled all amounts due under the Stingray Credit Agreement, the Partnership is obligated to pay the lesser of (i) $8,500,000,
(ii) the aggregate amount of distributions received by the Partnership from Stingray subsequent to October 1, 1994, or (iii) 50% of any then outstanding amounts due pursuant to the Stingray Credit Agreement.

In April 1996, POPCO entered into a revolving credit facility (the "POPCO Credit Facility") with a syndicate of commercial banks to provide up to $150 million for the construction and expansion of Poseidon and for other working capital needs of POPCO. POPCO's ability to borrow money under the facility is subject to certain customary terms and conditions, including borrowing base limitations. The POPCO Credit Facility is secured by a substantial portion of POPCO's assets and matures on April 30, 2001. As of December 31, 1997, POPCO had $120,500,000 outstanding under the POPCO Credit Facility bearing interest at an average floating rate of 7.2% per annum. As of December 31, 1997, approximately $27,900,000 of additional funds were available under the POPCO Credit Facility.

In December 1996, Viosca Knoll entered into a revolving credit facility (the "Viosca Knoll Credit Facility) with a syndicate of commercial banks to provide up to $100 million for the addition of compression to the Viosca Knoll system and for other working capital needs of Viosca Knoll, including funds for a one-time distribution of $25,000,000 to its partners. In December 1996, the Partnership received a $12,500,000 distribution from Viosca Knoll as a result of its 50% working interest. Viosca Knoll's ability to borrow money under the Viosca Knoll Credit Facility is subject to certain customary terms and conditions, including borrowing base limitations. The Viosca Knoll Credit Facility is secured by a substantial portion of Viosca Knoll's assets and matures on December 20, 2001. If Viosca Knoll fails to pay any principal, interest or other amounts due pursuant to the Viosca Knoll Credit Facility, the Partnership is obligated to pay up to a maximum of $2,500,000 in settlement of 50% of Viosca Knoll's obligations under the Viosca Knoll Credit Facility Agreement. As of December 31, 1997, Viosca Knoll has $52,200,000 outstanding under the Viosca Knoll Credit Facility bearing interest at an average floating rate of 6.7% per annum. As of December 31, 1997, approximately $24,800,000 of additional funds were available under the Viosca Knoll Credit Facility.

Hedging Activities

The Partnership hedges a portion of its oil and natural gas production to reduce the Partnership's exposure to fluctuations in market prices of oil and natural gas and to meet certain requirements of the Partnership Credit Facility. The Partnership uses various financial instruments whereby monthly settlements are based on differences between the prices specified in the instruments and the settlement prices of certain futures contracts quoted on the New York Mercantile Exchange ("NYMEX") or certain other indices. The Partnership settles the instruments by paying the negative difference or receiving the positive difference between the applicable settlement price and the price specified in the contract. The instruments utilized by the Partnership differ from futures contracts in that there is no contractual obligation which requires or allows for the future delivery of the product. Gains or losses on hedging activities are recognized as oil and gas sales in the period in which the hedged production is sold. For the years ended December 31, 1997, 1996 and 1995, Leviathan recorded net losses of $6,340,000, $2,826,000 and $0, respectively, related to hedging activities.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



At December 31, 1997, the Partnership had open sales hedges on approximately 27,465 million British thermal units ("MMbtu") of natural gas per day for calendar 1998 at an average price of $2.42 per MMbtu and open purchase hedges on approximately 27,180 MMbtu of natural gas per day for calendar 1998 at an average price of $2.28 per MMbtu. Subsequent to December 31, 1997, the Partnership entered into commodity swap transactions for calendar 1999 totaling 5,000 MMbtu per day at a fixed price to be determined at the Partnership's option equal to the January 1999 Natural Gas Futures Contract on NYMEX as quoted at any time during 1998 to and including the last three trading days of the January 1999 contract minus $0.25 per MMbtu.

At December 31, 1997, the Partnership had open crude oil hedges on approximately 990 barrels per day for calendar 1998 at an average price of $20.43 per barrel. Subsequent to December 31, 1997, the Partnership entered into purchase hedge contracts totaling 1,000 barrels of oil per day for calendar 1998 at an average price of $17.29 per barrel.

If the Partnership had settled its open natural gas and crude oil hedging positions as of December 31, 1997 based on the applicable settlement prices of the NYMEX futures contracts, the Partnership would have recognized income of approximately $2.2 million.

North Atlantic Pipeline Project. Tatham Offshore Canada Limited ("Tatham Offshore Canada"), a wholly-owned subsidiary of Tatham Offshore, is the Canadian representative of North Atlantic Pipeline Partners, L.P. ("North Atlantic"), the sponsor of a proposal to build an approximately 2,500 kilometer pipeline from offshore Newfoundland and Nova Scotia to the eastern seaboard of the United States. The Partnership has entered into a letter agreement with Tatham Offshore Canada regarding participation in the North Atlantic pipeline project. Under such agreement, Tatham Offshore Canada is responsible for pre-development costs of up to $10 million. Such agreement contains certain termination rights, contemplates the negotiation, execution and delivery of definitive agreements and provides that the Partnership would hold a pro rata partnership interest of up to 20% in North Atlantic. The Partnership has no financial commitment to the project until and unless an application is approved by the appropriate Canadian and United States regulatory authorities. In the event the Partnership was to terminate its participation in North Atlantic after the date North Atlantic receives regulatory approval of an application but prior to the in-service date of the first phase of the North Atlantic pipeline, the Partnership, under certain conditions, would be obligated to pay Tatham Offshore Canada an amount equal to 150% of the Partnership's pro rata share of the "success fee" earned by Tatham Offshore Canada related to the first phase of construction. For a period of one year after the effective date of the merger discussed in Note 16, the Partnership shall have the right to terminate this agreement without incurring the liability for the above-mentioned "success fee". During October 1997, North Atlantic filed applications with the FERC and its Canadian counterpart, the National Energy Board, for approval of its proposed pipeline. Tatham Offshore Canada is seeking additional participants on similar terms as that offered to the Partnership.

Other

In the ordinary course of business, the Partnership is subject to various laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially affect the financial position or operations of the Partnership. Various legal actions which have arisen in the ordinary course of business are pending with respect to the pipeline interests and other assets of the Partnership. Management believes that the ultimate disposition of these actions, either individually or in the aggregate, will not have a material adverse effect on the consolidated financial position or operations of the Partnership.

NOTE 13 - SUPPLEMENTAL DISCLOSURES TO THE STATEMENTS OF CASH FLOWS:

Cash paid, net of amounts capitalized, during each of the periods presented

                                                                                 Year ended December 31,
                                                                       ---------------------------------------------
                                                                           1997            1996           1995
                                                                                      (In thousands)
     Interest................................................          $    12,965     $     2,890    $        --
     Taxes...................................................          $        11     $        20    $        13

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



Supplemental disclosures of noncash investing and financing activities

                                                                                 Year ended December 31,
                                                                       ---------------------------------------------
                                                                           1997            1996           1995
                                                                                      (In thousands)
       Increase in investment in affiliate....................         $        --     $    (7,500)   $        --
       Increase in other noncurrent receivable................                  --          (7,500)            --
       Increase in deferred revenue...........................                  --          15,000             --
       Conveyance of assets and liabilities to POPCO..........                  --          29,758             --
       Conveyance of assets and liabilities to Manta Ray
         Offshore and Nautilus................................              72,080              --             --
                                                                       -----------     ----------     -----------
                                                                       $    72,080     $   29,758     $        --
                                                                       ===========     ==========     ===========

NOTE 14 - MAJOR CUSTOMERS:

The percentage of gathering, transportation and platform services revenue from major customers was as follows:

                                                                                 Year ended December 31,
                                                                       ---------------------------------------------
                                                                           1997           1996            1995
       Shell Gas Trading Company..............................             --              17%             19%
       Tatham Offshore (affiliated company)...................             --              30%             45%
       Texaco Gas Marketing, Inc..............................             13%             --              --
       Walter Oil & Gas Corporation...........................             13%             --              --

NOTE 15 - BUSINESS SEGMENT INFORMATION:

The Partnership's operations consist of two segments: (i) pipeline gathering, transportation and platform services and (ii) development and production of proved oil and gas reserves. All of the Partnership's operations are conducted in the Gulf. The following table summarizes certain financial information for each business segment (in thousands):

                                                        Gathering,
                                                      Transportation
                                                       And Platform                            Consolidating
                                                         Services     Oil and Gas   Subtotal   Eliminations     Total
                                                      -------------  ------------  ----------  ------------  -----------
Year Ended December 31, 1997: (a)
    Operating revenue............................     $      28,491  $     58,106  $   86,597  $    (11,162) $    75,435
    Operating expenses...........................            (3,221)      (19,293)    (22,514)       11,162      (11,352)
    Depreciation, depletion and amortization.....            (9,831)      (36,389)    (46,220)           --      (46,220)
    Impairment, abandonment and other............           (10,268)      (10,954)    (21,222)           --      (21,222)
                                                      -------------  ------------  ----------  ------------  -----------
             Operating income (loss).............     $       5,171  $     (8,530) $   (3,359) $         --  $    (3,359)
                                                      =============  ============  ==========  ============  ===========

Year Ended December 31, 1996: (a)
    Operating revenue............................     $      34,057  $     47,068  $   81,125  $    (10,052) $    71,073
    Operating expenses...........................            (4,270)      (14,850)    (19,120)       10,052       (9,068)
    Depreciation, depletion and amortization.....           (15,002)      (16,729)    (31,731)           --      (31,731)
                                                      -------------  ------------  ----------  ------------  -----------
             Operating income....................     $      14,785  $     15,489  $   30,274  $         --  $    30,274
                                                      =============  ============  ==========  ============  ===========

----------
(a) The Partnership's activities related to the production of oil and gas reserves commenced in December 1995 and therefore financial information for each business segment is only presented for the years ended December 31, 1997 and 1996.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)




NOTE 16 - SUBSEQUENT EVENTS:

On March 2, 1998, DeepTech announced that its Board of Directors and a majority of its stockholders have approved entering into a definitive merger agreement with El Paso Natural Gas Company ("El Paso"). As a result of this merger and through a series of transactions, El Paso will own 100% of Leviathan's general partner interest in the Partnership and an overall 27.3% effective interest in the Partnership. The merger is subject to customary regulatory approvals, the consummation of certain related transactions and is expected to be completed by the end of the second quarter of 1998.

In connection with the merger of DeepTech and El Paso, Tatham Offshore has agreed to relinquish its reversionary rights relating to the Acquired Properties and the Partnership has agreed to exchange 7,500 shares of Tatham Offshore Senior Preferred Stock currently held by the Partnership for 100% of Tatham Offshore's right, title and interest in and to Viosca Knoll Blocks 772, 773, 774, 817, 818 and 861, West Delta Block 35, Ewing Bank Blocks 871, 914, 915 and 916 and the platform located at Ship Shoal Block 331. At the closing, the Partnership will receive from/pay to Tatham Offshore an amount equal to the net cash generated from/required by such properties from January 1, 1998 through the closing date. In addition, the Partnership has agreed to assume all abandonment and restoration obligations associated with the platform and leases. This transaction has been approved by the Board of Directors of each of Tatham Offshore and Leviathan and is expected to close in July 1998.

NOTE 17 - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED):

Oil and gas reserves

The following table represents the Partnership's net interest in estimated quantities of developed and undeveloped reserves of crude oil, condensate and natural gas and changes in such quantities at fiscal year end 1997, 1996 and 1995. Estimates of the Partnership's reserves at December 31, 1997, 1996 and 1995 have been made by the independent engineering consulting firm, Netherland & Sewell Associates, Inc. Net proved reserves are the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserve volumes that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are proved reserve volumes that are expected to be recovered from new wells on undrilled acreage or from existing wells where a significant expenditure is required for recompletion.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)




Estimates of reserve quantities are based on sound geological and engineering principles, but, by their very nature, are still estimates that are subject to substantial upward or downward revision as additional information regarding producing fields and technology becomes available.


                                                        Oil/Condensate   Natural Gas
                                                           (barrels)        (MCF)
                                                         ------------   ------------
                                                               (In thousands)
Proved reserves-- December 31, 1994 ...................           561            815
    Revisions of previous estimates ...................           (14)           (24)
    Purchase of reserves in place .....................         3,822         60,975
    Production ........................................           (46)          (474)
                                                         ------------   ------------
Proved reserves-- December 31, 1995 ...................         4,323         61,292
    Revisions of previous estimates ...................          (734)        (4,823)
    Extensions, discoveries and other additions .......           294          3,832
    Production ........................................          (421)       (15,787)
                                                         ------------   ------------
Proved reserves-- December 31, 1996 ...................         3,462         44,514
    Revisions of previous estimates ...................          (542)         5,441
    Production ........................................          (801)       (19,792)
                                                         ------------   ------------
Proved reserves-- December 31, 1997 ...................         2,119         30,163
                                                         ============   ============

Proved developed reserves-- December 31, 1995 .........           187         30,671
                                                         ============   ============
Proved developed reserves-- December 31, 1996 .........         3,149         44,075
                                                         ============   ============
Proved developed reserves-- December 31, 1997 .........         2,119         28,324
                                                         ============   ============

In general, estimates of economically recoverable oil and natural gas reserves and of the future net revenue therefrom are based upon a number of variable factors and assumptions, such as historical production from the subject properties, the assumed effects of regulation by governmental agencies and assumptions concerning future oil and gas prices, future operating costs and future plugging and abandonment costs, all of which may vary considerably from actual results. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. For these reasons, estimates of the economically recoverable oil and natural gas reserves attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net revenue expected therefrom, prepared by different engineers or by the same engineers at different times, may vary substantially. The meaningfulness of such estimates is highly dependent upon the assumptions upon which they are based.

Furthermore, the Partnership's wells have only been producing for a short period of time and, accordingly, estimates of future production are based on this limited history. Estimates with respect to proved undeveloped reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than upon actual production history. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history will result in variations, which may be substantial, in the estimated reserves. A significant portion of the Partnership's reserves is based upon volumetric calculations.

Future net cash flows

The standardized measure of discounted future net cash flows relating to the Partnership's proved oil and gas reserves is calculated and presented in accordance with SFAS No. 69, "Disclosures About Oil and Gas Producing Activities." Accordingly, future cash inflows were determined by applying year-end oil and gas prices, as adjusted for hedging and other fixed price contracts in effect, to the Partnership's estimated share of future production from proved oil and gas reserves. The average prices utilized in the calculation of the standardized measure of discounted future net cash flows at December 31, 1997 were $17.54 per barrel of oil and $2.49 per Mcf of gas. Future production and development costs

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


were computed by applying year-end costs to future years. As the Partnership is not a taxable entity, no future income taxes were provided. A prescribed 10% discount factor was applied to the future net cash flows.

In the Partnership's opinion, this standardized measure is not a representative measure of fair market value, and the standardized measure presented for the Partnership's proved oil and gas reserves is not representative of the reserve value. The standardized measure is intended only to assist financial statement users in making comparisons between companies.

                                                                            December 31,
                                                                  ----------------------------------
                                                                    1997        1996        1995
                                                                           (In thousands)
Future cash inflows............................................   $104,192     $206,311     $193,593
Future production costs .......................................     15,895       13,019       12,004
Future development costs ......................................     10,463        5,328       33,007
Future income tax expenses ....................................         --           --           --
                                                                  --------     --------     --------
Future net cash flows .........................................     77,834      187,964      148,582
Annual discount at 10% rate ...................................     10,468       32,326       33,412
                                                                  --------     --------     --------
Standardized measure of discounted future net cash flows.......   $ 67,366     $155,638     $115,170
                                                                  ========     ========     ========

                                                                            December 31, 1997
                                                                  ----------------------------------
                                                                   Proved       Proved
                                                                  Developed   Undeveloped    Total
                                                                  ---------   -----------   --------
                                                                            (In thousands)
Undiscounted estimated future net cash flows from proved
    reserves before income taxes...............................   $ 75,635     $  2,199     $ 77,834
                                                                  ========     ========     ========
Present value of estimated future net cash flows from proved
    reserves before income taxes, discounted at 10%............   $ 65,688     $  1,678     $ 67,366
                                                                  ========     ========     ========

The following are the principal sources of change in the standardized measure (in thousands):

                                                                    1997         1996         1995
                                                                  --------     --------     --------
Beginning of year..............................................   $155,638     $115,170     $  6,734
    Sales and transfers of oil and gas produced, net of
      production costs.........................................    (53,492)     (40,420)      (1,685)
    Net changes in prices and production costs.................    (35,645)      45,358         (156)
    Extensions, discoveries and improved recovery, less
      related costs............................................         --       17,077           --
    Oil and gas development costs incurred during the year.....     11,140       57,501       12,865(a)
    Changes in estimated future development costs..............    (12,439)     (29,421)          --
    Revisions of previous quantity estimates...................     (3,817)     (19,686)        (176)
    Purchase of reserves in place..............................         --           --       97,188(b)
    Accretion of discount......................................     15,564       11,517          673
    Changes in production rates, timing and other..............     (9,583)      (1,458)        (273)
                                                                  --------     --------     --------
End of year....................................................   $ 67,366     $155,638     $115,170
                                                                  ========     ========     ========

-------------
(a) Excludes aggregate capital costs of $62,900,000 attributable to multipurpose platforms completed during 1995 at Viosca Knoll Block 817 and Garden Banks Block 72 which are to function as both drilling and production platforms as well as pipeline junction platforms for the Partnerships' transportation operations.
(b)  See Note 3 for discussion of Purchase and Sale Agreement with Tatham
     Offshore.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


NOTE 18 - SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

                                                                        Year 1997
                                        ---------------------------------------------------------------------
                                                                      Quarter Ended
                                        ---------------------------------------------------------------------
                                           March 31       June 30     September 30    December 31       Year
                                                          (In thousands, except for per Unit data)
Revenue .............................   $  31,028      $  28,226      $  25,474      $  20,034      $ 104,762
Gross profit (a) ....................   $  13,980      $  11,289      $  11,311      $  10,541      $  47,121
Net income (loss) ...................   $   8,964      $ (15,855)     $   3,274      $   2,479      $  (1,138)
Net income (loss) per Unit ..........   $    0.32 (b)  $   (0.58)(b)  $    0.12 (b)  $    0.08      $   (0.06)
Weighted average number of
  Units outstanding .................      24,367         24,367         24,367         24,367         24,367
Distributions declared per Unit .....   $   0.425      $    0.45      $   0.475      $    0.50      $    1.85

                                                                        Year 1996
                                        ---------------------------------------------------------------------
                                                                      Quarter Ended
                                        ---------------------------------------------------------------------
                                           March 31       June 30     September 30    December 31       Year
                                                          (In thousands, except for per Unit data)

Revenue..............................   $  19,637      $  18,562      $  24,214      $  29,094      $  91,507
Gross profit (a).....................   $  12,437      $  10,792      $  13,246      $  14,233      $  50,708
Net income...........................   $  10,910      $   9,161      $  10,006      $   8,615      $  38,692
Net income per Unit..................   $    0.44      $    0.37      $    0.41      $    0.35      $    1.57
Weighted average number of
  Units outstanding..................      24,367         24,367         24,367         24,367         24,367
Distributions declared per Unit......   $   0.325      $    0.35      $   0.375      $    0.40      $    1.45

                                                                        Year 1996
                                        ---------------------------------------------------------------------
                                                                      Quarter Ended
                                        ---------------------------------------------------------------------
                                           March 31       June 30     September 30    December 31       Year
                                                          (In thousands, except for per Unit data)
Revenue..............................   $   8,475      $  10,800      $  12,266      $  10,452      $ 41,993
Gross profit (a).....................   $   5,415      $   7,873      $   9,372      $   6,951      $ 29,611
Net income...........................   $   3,932      $   7,130      $   7,255      $   5,628      $ 23,945
Net income per Unit..................   $    0.16      $    0.29      $    0.29      $    0.23      $   0.97
Weighted average number of
  Units outstanding..................      24,367         24,367         24,367         24,367        24,367
Distributions declared per Unit......   $    0.30      $    0.30      $    0.30      $    0.30      $   1.20

-------------
(a) Represent revenue less operating and depreciation, depletion and amortization expenses.
(b) Restated to properly reflect the allocation of net income (loss) resulting from Incentive Distributions to the general partner. Previously, the Partnership had reported net income (loss) of $0.36 per Unit, ($0.64) per Unit and $0.13 per Unit for the quarters ended March 31, June 30 and September 30, respectively.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of Viosca Knoll Gathering
  Company (a Delaware general partnership)


In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of partners' capital present fairly, in all material respects, the financial position of Viosca Knoll Gathering Company (a Delaware general partnership) as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements' based on our audits. We conducted our audits in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PRICE WATERHOUSE LLP

Houston, Texas
March 2, 1998

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)
                                  BALANCE SHEET
                                 (In thousands)

                            ASSETS                       September 30,         December 31,
                                                             1998        ------------------------
                                                          (unaudited)      1997           1996

Current assets:
    Cash ............................................     $   1,872      $     135      $     417
    Accounts receivable .............................         4,037          2,658          2,998
    Accounts receivable from affiliates .............            10            561          1,134
                                                          ---------      ---------      ---------
       Total current assets .........................         5,919          3,354          4,549
                                                          ---------      ---------      ---------

Property, plant and equipment:
    Pipelines .......................................       107,810        103,121         67,254
    Construction-in-progress ........................            --          1,449          8,326
    Other ...........................................            77             24             24
                                                          ---------      ---------      ---------
                                                            107,887        104,594         75,604
    Less: Accumulated depreciation ..................        (9,731)        (6,886)        (4,496)
                                                          ---------      ---------      ---------
       Property, plant and equipment, net ...........        98,156         97,708         71,108
                                                          ---------      ---------      ---------

Debt issue costs, net ...............................           241            296            300
                                                          ---------      ---------      ---------
         Total assets ...............................     $ 104,316      $ 101,358      $  75,957
                                                          =========      =========      =========

               LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
    Accounts payable ................................     $     687      $   3,841      $   1,904
    Accounts payable to affiliates ..................         1,048            851            338
    Accrued liabilities .............................            44          6,588            260
                                                          ---------      ---------      ---------
       Total current liabilities ....................         1,779         11,280          2,502
Provision for negative salvage ......................           319            256            173
Notes payable .......................................        66,200         52,200         33,300
                                                          ---------      ---------      ---------
                                                             68,298         63,736         35,975
                                                          ---------      ---------      ---------

Commitments and contingencies (Note 5)

Partners' capital:
    VK-Deepwater ....................................        18,009         18,811         19,991
    EPEC Deepwater ..................................        18,009         18,811         19,991
                                                          ---------      ---------      ---------
                                                             36,018         37,622         39,982
                                                          ---------      ---------      ---------
         Total liabilities and partners' capital ....     $ 104,316      $ 101,358      $  75,957
                                                          =========      =========      =========

    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)
                             STATEMENT OF OPERATIONS
                                 (In thousands)

                                                   Nine Months ended
                                                      September 30,                Year ended December 31,
                                                ----------------------      ------------------------------------
                                                  1998          1997          1997          1996          1995
                                                --------      --------      --------      --------      --------
                                                      (unaudited)
Revenue:
    Transportation services ...............     $ 20,746      $ 16,171      $ 23,128      $ 13,923      $  7,107
    Oil and gas sales .....................          470            --            --            --            --
                                                --------      --------      --------      --------      --------
                                                  21,216        16,171        23,128        13,923         7,107
                                                --------      --------      --------      --------      --------

Costs and expenses:
    Operating expenses ....................        1,789         1,302         1,990           298           403
    Depreciation ..........................        2,907         1,791         2,474         2,269         2,224
    General and administrative expenses ...          127           100           125           126           118
                                                --------      --------      --------      --------      --------
                                                   4,823         3,193         4,589         2,693         2,745
                                                --------      --------      --------      --------      --------

Operating income ..........................       16,393        12,978        18,539        11,230         4,362
Interest income ...........................           34            14            40            --            --
Interest and other financing costs ........       (3,131)       (1,374)       (1,959)          (90)           --
                                                --------      --------      --------      --------      --------
Net income ................................     $ 13,296      $ 11,618      $ 16,620      $ 11,140      $  4,362
                                                ========      ========      ========      ========      ========


    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)
                             STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                         Nine Months ended
                                                            September 30,                 Year ended December 31,
                                                       ----------------------      ------------------------------------
                                                          1998         1997          1997          1996           1995
                                                            (unaudited)
Cash flows from operating activities:
   Net income ....................................     $ 13,296      $ 11,618      $ 16,620      $ 11,140      $  4,362
   Adjustments to reconcile net income to net
    cash provided by operating activities:
       Depreciation ..............................        2,907         1,791         2,474         2,269         2,224
       Amortization of debt issue costs ..........           56            56            73            --            --
       Changes in operating working capital:
          (Increase) decrease in accounts
           receivable ............................       (1,379)         (604)          340        (1,462)       (1,142)
          Decrease (increase) in accounts
           receivable from affiliates ............          551           659           573        (1,046)          (88)
          (Decrease) increase in accounts
           payable ...............................       (3,154)         (761)        1,937         1,557           213
          Increase (decrease) in accounts
           payable to affiliates .................          197           461           513        (2,312)          915
          (Decrease) increase in accrued
           liabilities ...........................       (6,544)           (9)        6,328          (251)          511
                                                       --------      --------      --------      --------      --------
              Net cash provided by operating
               activities ........................        5,930        13,211        28,858         9,895         6,995
                                                       --------      --------      --------      --------      --------
Cash flows from investing activities:
   Additions to pipeline assets ..................       (3,293)      (10,380)      (27,541)       (5,219)           --
   Construction-in-progress and other ............           --          (699)       (1,449)       (3,410)       (4,918)
                                                       --------      --------      --------      --------      --------
             Net cash used in investing
              activities .........................       (3,293)      (11,079)      (28,990)       (8,629)       (4,918)
                                                       --------      --------      --------      --------      --------
Cash flows from financing activities:
  Proceeds from notes payable ....................       14,000         9,200        18,900        33,300            --
  Contributions from partners ....................           --           320           320         3,018         3,472
  Distributions to partners ......................      (14,900)      (11,650)      (19,300)      (36,900)       (5,650)
  Debt issue costs ...............................           --           (70)          (70)         (300)           --
                                                       --------      --------      --------      --------      --------
              Net cash used in financing
                activities .......................         (900)       (2,200)         (150)         (882)       (2,178)
                                                       --------      --------      --------      --------      --------

Net increase (decrease) in cash ..................        1,737           (68)         (282)          384          (101)
Cash at beginning of year ........................          135           417           417            33           134
                                                       --------      --------      --------      --------      --------
Cash at end of period ............................     $  1,872      $    349      $    135      $    417      $     33
                                                       ========      ========      ========      ========      ========

Cash paid for interest, net of amounts
  capitalized ....................................     $  3,128      $  1,384      $  1,878      $     --      $     --
                                                       ========      ========      ========      ========      ========


    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)
                         STATEMENT OF PARTNERS' CAPITAL
                                 (In thousands)

                                                                   VK           EPEC
                                                                Deepwater     Deepwater      Total
                                                                ---------     ---------     --------
Partners' capital at December 31, 1994 ....................     $ 30,270      $ 30,270      $ 60,540
    Contributions .........................................        1,736         1,736         3,472
    Distributions .........................................       (2,825)       (2,825)       (5,650)
    Net income for the year ended December 31, 1995 .......        2,181         2,181         4,362
                                                                --------      --------      --------
Partners' capital at December 31, 1995 ....................       31,362        31,362        62,724
    Contributions .........................................        1,509         1,509         3,018
    Distributions .........................................      (18,450)      (18,450)      (36,900)
    Net income for the year ended December 31, 1996 .......        5,570         5,570        11,140
                                                                --------      --------      --------
Partners' capital at December 31, 1996 ....................       19,991        19,991        39,982
    Contributions .........................................          160           160           320
    Distributions .........................................       (9,650)       (9,650)      (19,300)
    Net income for the year ended December 31, 1997 .......        8,310         8,310        16,620
                                                                --------      --------      --------
Partners' capital at December 31, 1997 ....................       18,811        18,811        37,622
    Distributions (unaudited) .............................       (7,450)       (7,450)      (14,900)
    Net income for the nine months ended September 30,
     1998 (unaudited) .....................................        6,648         6,648        13,296
                                                                --------      --------      --------
Partners' capital at September 30, 1998 (unaudited) .......     $ 18,009      $ 18,009      $ 36,018
                                                                ========      ========      ========


    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION:

Viosca Knoll Gathering Company ("Viosca Knoll") is a Delaware general partnership formed in May 1994 to design, construct, own and operate the Viosca Knoll Gathering System (the "Viosca Knoll System") and any additional facilities constructed or acquired pursuant to the Joint Venture Agreement between VK Deepwater Gathering Company, L.L.C. ("VK Deepwater"), an approximate 99% owned subsidiary of Leviathan Gas Pipeline Partners, L.P. ("Leviathan"), and EPEC Deepwater Gathering Company ("EPEC Deepwater"), a subsidiary of El Paso Tennessee Pipeline Co. Each of the partners has a 50% interest in Viosca Knoll. Viosca Knoll is managed by a committee consisting of representatives from each of the partners. Viosca Knoll has no employees. VK Deepwater is the operator of Viosca Knoll and has contracted with an affiliate of EPEC Deepwater to maintain the pipeline and with Leviathan to perform financial, accounting and administrative services.

The Viosca Knoll System is an approximate 125-mile gathering system extending from the Main Pass area of the Gulf of Mexico (the "Gulf") through the Viosca Knoll area and terminating at points of interconnection with existing interstate pipelines in the South Pass area of the Gulf offshore Louisiana. The Viosca Knoll System, originally designed to transport 400 million cubic feet ("MMcf") of gas per day, began gathering activities in November 1994. During 1996, Viosca Knoll installed a 6,000 horsepower compressor on Leviathan's platform to increase throughput capacity to approximately 700 MMcf of gas per day. In December 1997, Viosca Knoll placed in service an expansion to its system of approximately 25 miles of 20-inch pipe which enables Viosca Knoll to transport additional gas volumes from producing areas near the eastern end of the system.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

Cash and cash equivalents

All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

Property, plant and equipment

Gathering pipelines and related facilities are recorded at cost and depreciated on a straight-line basis over an estimated useful life of 30 years. Viosca Knoll also calculates a negative salvage provision using the straight-line method based on an estimated cost of abandoning the pipeline of $2,500,000. Other property, plant and equipment is depreciated on a straight-line basis over an estimated useful life of five years. Maintenance and repair costs are expensed as incurred; additions, improvements and replacements are capitalized.

Viosca Knoll adopted Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", effective January 1, 1996. SFAS No. 121 requires recognition of impairment losses on long-lived assets if the carrying amount of such assets, grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows from other assets, exceeds the estimated undiscounted future cash flows of such assets. Measurement of any impairment loss will be based on the fair value of the assets. Implementation of SFAS No. 121 did not have a material effect on Viosca Knoll's financial position or results of operations.

Revenue recognition

Revenue from pipeline transportation of natural gas is recognized upon receipt of the natural gas into the pipeline system. Revenue from demand charges is recognized in the period the services are provided.

Income taxes

Viosca Knoll is not a taxable entity. Income taxes are the responsibility of the partners and are not reflected in these financial statements. However, the taxable income or loss resulting from the operations of Viosca Knoll will ultimately

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

be included in the federal income tax returns of the partners and may vary substantially from income or loss reported for financial statement purposes.

Estimates

The preparation of Viosca Knoll's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, including those related to potential environmental liabilities and future regulatory status, that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that the estimates are reasonable.

NOTE 3 - INDEBTEDNESS:

In December 1996, Viosca Knoll entered into a revolving credit facility (the "Viosca Knoll Credit Facility") with a syndicate of commercial banks to provide up to $100.0 million for the addition of compression and expansion to the Viosca Knoll System and for other working capital needs of Viosca Knoll, including providing a one time distribution not to exceed $25,000,000 to its partners. Viosca Knoll's ability to borrow money under the facility is subject to certain customary terms and conditions, including borrowing base limitations. The Viosca Knoll Credit Facility is secured by all of Viosca Knoll's material contracts and agreements, receivables and inventory and matures on December 20, 2001. As of December 31, 1997 and 1996, Viosca Knoll had $52,200,000 and $33,300,000,
respectively, outstanding under the Viosca Knoll Credit Facility bearing interest at an average floating rate of 6.7% and 6.69% per annum. As of December 31, 1997, approximately $24,800,000 of additional funds are available under the Viosca Knoll Credit Facility. See Note 7.

Interest and other financing costs incurred by Viosca Knoll totaled $2,637,000, $90,000 and $0 for the years ended December 31, 1997, 1996 and 1995, respectively. During the year ended December 31, 1997, Viosca Knoll capitalized $677,000 of such costs in connection with construction projects in progress.

NOTE 4 - RELATED PARTY TRANSACTIONS:

Pursuant to a management agreement dated May 24, 1994 between Viosca Knoll and Leviathan, Leviathan charges Viosca Knoll a base fee of $100,000 annually in exchange for Leviathan providing financial, accounting and administrative services on behalf of Viosca Knoll. For each of the years ended December 31, 1997, 1996 and 1995, Leviathan charged Viosca Knoll $100,000 in accordance with this management agreement.

Viosca Knoll and EPEC Gas Services, Inc. ("EPEC Gas"), an affiliate of EPEC Deepwater, entered into a construction and operation agreement whereby EPEC Gas provided personnel to manage the construction and operation of the Viosca Knoll System in exchange for a one-time management fee of $3,000,000 and provides routine maintenance services on behalf of Viosca Knoll. For the years ended December 31, 1997, 1996 and 1995, EPEC Gas charged Viosca Knoll $216,000, $200,000 and $200,000, respectively, with respect to its operating and maintenance services.

In addition, EPEC Gas and VK-Main Pass Gathering Company, L.L.C. ("VK Main Pass"), a subsidiary of Leviathan, acquired and installed a compressor on the Viosca Knoll 817 Platform, which is owned by Leviathan. The compressor was placed in service in January 1997. For the years ended December 31, 1997, 1996 and 1995, Viosca Knoll reimbursed EPEC Gas $1,282,000, $8,072,000 and $0, respectively, for construction related costs. For the years ended December 31, 1997, 1996 and 1995, Viosca Knoll reimbursed VK Main Pass $47,000, $254,000 and $0, respectively, for construction related items.

Included in transportation services revenue during the years ended December 31, 1997, 1996 and 1995 is $3,921,000, $3,229,000 and $86,000, respectively, of revenue earned from transportation services provided to Flextrend Development Company, L.L.C., a subsidiary of Leviathan. Included in operating expenses for the years ended December 31, 1997, 1996 and 1995 is $2,116,000, $249,000 and $0,
respectively, of platform access fees and related expenses charged to Viosca Knoll by VK Main Pass.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

NOTE 5 - COMMITMENTS AND CONTINGENCIES:

In the ordinary course of business, Viosca Knoll is subject to various laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially affect the financial position or operations of Viosca Knoll.

The Viosca Knoll system is a gathering facility and as such is not currently subject to rate and certificate regulation by the Federal Energy Regulatory Commission (the "FERC"). However, the FERC has asserted that it has rate jurisdiction under the Natural Gas Act of 1938, as amended (the "NGA"), over gathering services performed through gathering facilities owned by a natural gas company (as defined in the NGA) when such services were performed "in connection with" transportation services provided by such natural gas company. Whether, and to what extent, the FERC should exercise any NGA rate jurisdiction it may be found to have over gathering facilities owned either by natural gas companies or affiliates thereof is subject to case-by-case review by the FERC. Based on current FERC policy and precedent, Viosca Knoll does not anticipate that the FERC will assert or exercise any NGA rate jurisdiction over the Viosca Knoll system so long as the services provided through such system are not performed "in connection with" transportation services performed through any of the regulated pipelines of either of the partners.

NOTE 6 - MAJOR CUSTOMERS:

Transportation revenue from major customers was as follows (in thousands):

                                                        Year ended December 31,
                                            ----------------------------------------------
                                                1997             1996          1995
                                            --------------  --------------  --------------
                                              Amount   %      Amount   %     Amount    %
                                            --------  ---   --------  ---   --------  ---
Shell Offshore, Inc......................   $ 11,198   48   $  5,141   37   $  3,297   46
Flextrend Development Company, L.L.C.....      3,921   17      3,229   23         86    1
Snyder Oil Company (formerly Delmar
  Operating, Inc.).......................      3,653   16      3,275   24      2,208   31
Other....................................      4,356   19      2,278   16      1,516   22
                                            --------  ---   --------  ---   --------  ---
                                            $ 23,128  100   $ 13,923  100   $  7,107  100
                                            ========  ===   ========  ===   ========  ===

NOTE 7 - CASH DISTRIBUTIONS:

In March 1995, Viosca Knoll began making monthly distributions of 100% of its Available Cash, as defined in the Joint Venture Agreement, to the partners. Available Cash consists generally of all the cash receipts of Viosca Knoll less all of its cash disbursements less reasonable reserves, including, without limitation, those necessary for working capital and near-term commitments and obligations or other contingencies of Viosca Knoll. Viosca Knoll expects to make distributions of Available Cash within 15 days after the end of each month to its partners. During the years ended December 31, 1997, 1996 and 1995, Viosca Knoll paid distributions of $19,300,000, $36,900,000 and $5,650,000, respectively, to its partners. The distributions paid during 1996 include $25,000,000 of funds provided from borrowings under the Viosca Knoll Credit Facility. The Viosca Knoll Credit Facility Agreement includes a covenant by which distributions are limited to the greater of net income or 90% of earnings before interest and depreciation as defined in the agreement.

INDEPENDENT AUDITORS' REPORT

To the Management Committee
High Island Offshore System
Detroit, Michigan

We have audited the accompanying statements of financial position of High Island Offshore System as of December 31, 1997 and 1996, and the related statements of income, changes in partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the High Island Offshore System's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of High Island Offshore System as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

Detroit, Michigan
February 18, 1998

HIGH ISLAND OFFSHORE SYSTEM

STATEMENTS OF FINANCIAL POSITION
YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                                                        1997            1996
                                                                   ------------     ------------
ASSETS

CURRENT ASSETS
   Cash and cash equivalents .................................     $    876,845     $  3,285,926
   Accounts receivable .......................................        4,709,918        4,717,178
   Prepayments ...............................................               --          211,842
                                                                   ------------     ------------

         Total current assets ................................        5,586,763        8,214,946
                                                                   ------------     ------------

GAS TRANSMISSION PLANT .......................................      371,321,033      370,130,378
   Less - accumulated depreciation ...........................      359,830,332      355,589,997
                                                                   ------------     ------------

         Net gas transmission plant ..........................       11,490,701       14,540,381
                                                                   ------------     ------------

DEFERRED CHARGES .............................................          590,189          444,895
                                                                   ------------     ------------


TOTAL ASSETS .................................................     $ 17,667,653     $ 23,200,222
                                                                   ============     ============


LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES
   Accounts payable ..........................................     $  3,077,779     $  1,850,780
   Unamortized rate reductions for excess deferred federal
      income taxes ...........................................          302,021          302,021
                                                                   ------------     ------------

         Total current liabilities ...........................        3,379,800        2,152,801
                                                                   ------------     ------------

NON CURRENT LIABILITIES
   Unamortized rate reductions for excess deferred federal
      income taxes ...........................................          198,510          500,334
                                                                   ------------     ------------

COMMITMENTS AND CONTINGENCIES (Note 6) .......................               --               --
                                                                   ------------     ------------

PARTNERS' EQUITY .............................................       14,089,343       20,547,087
                                                                   ------------     ------------


TOTAL LIABILITIES AND PARTNERS' EQUITY .......................     $ 17,667,653     $ 23,200,222
                                                                   ============     ============



                     See notes to the financial statements.

HIGH ISLAND OFFSHORE SYSTEM

STATEMENTS OF INCOME AND STATEMENTS OF PARTNERS' EQUITY
YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

STATEMENTS OF INCOME                               1997              1996
                                               ------------      ------------
OPERATING REVENUES
   Transportation services ...............     $ 45,414,839      $ 47,052,978
   Other .................................          502,111           387,764
                                               ------------      ------------

         Total operating revenues ........       45,916,950        47,440,742
                                               ------------      ------------

OPERATING EXPENSES
   Operation and maintenance .............       16,975,738        15,548,824
   Depreciation ..........................        4,773,588         4,775,405
   Property taxes ........................          125,368           133,662
                                               ------------      ------------

         Total operating expenses ........       21,874,694        20,457,891
                                               ------------      ------------

NET OPERATING INCOME .....................       24,042,256        26,982,851
                                               ------------      ------------

OTHER DEDUCTIONS
   Interest on rate refund obligation ....               --            96,624
                                               ------------      ------------
         Total other deductions ..........               --            96,624
                                               ------------      ------------

NET INCOME ...............................     $ 24,042,256      $ 27,079,475
                                               ============      ============


STATEMENTS OF PARTNERS' EQUITY

BALANCE AT BEGINNING OF PERIOD ...........     $ 20,547,087      $ 21,967,612

   Net income ............................       24,042,256        27,079,475
   Distributions to partners .............      (30,500,000)      (28,500,000)
                                               ------------      ------------

BALANCE AT END OF PERIOD .................     $ 14,089,343      $ 20,547,087
                                               ============      ============


                     See notes to the financial statements.

HIGH ISLAND OFFSHORE SYSTEM

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                                                           1997              1996
                                                                       ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income ....................................................     $ 24,042,256      $ 27,079,475
   Adjustments to reconcile net income to cash provided by
     operating activities
       Depreciation ..............................................        4,773,588         4,775,405
       Decrease (increase) in accounts receivable ................            7,260          (353,633)
       Decrease in prepayments ...................................          211,842            91,444
       (Increase) decrease in deferred charges and other .........         (145,294)           67,173
       Decrease in provision for regulatory matters ..............               --        (1,050,623)
       Increase (decrease) in accounts payable ...................           23,821        (1,515,481)
                                                                       ------------      ------------

         Cash provided by operating activities ...................       28,913,473        29,093,760
                                                                       ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures ..........................................         (822,554)         (209,863)
                                                                       ------------      ------------

         Cash used in investing activities .......................         (822,554)         (209,863)
                                                                       ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Distributions to partners .....................................      (30,500,000)      (28,500,000)
                                                                       ------------      ------------

         Cash used in financing activities .......................      (30,500,000)      (28,500,000)
                                                                       ------------      ------------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS DURING PERIOD ...       (2,409,081)          383,897
                                                                       ------------      ------------

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .................        3,285,926         2,902,029
                                                                       ------------      ------------


CASH AND CASH EQUIVALENTS AT END OF PERIOD .......................     $    876,845      $  3,285,926
                                                                       ============      ============


                     See notes to the financial statements.

                           HIGH ISLAND OFFSHORE SYSTEM

                        NOTES TO THE FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

1.   FORMATION AND OWNERSHIP STRUCTURE

     Description and Business Purpose

     High Island Offshore System ("HIOS" or the "Company" ) is a Delaware partnership. The partners, each of which has a 20% interest in HIOS, are companies affiliated with three pipeline companies as follows:

                         Partner                                Affiliated Pipeline Company
         -----------------------------------------      -----------------------------------------
         American Natural Offshore Company              ANR Pipeline Company

         NATOCO, Inc.                                   Natural Gas Pipeline Company of America

         Texam Offshore Gas Transmission, L.L.C.        Leviathan Gas Pipeline Partners, L.P.

         Texas Offshore Pipeline System, Inc.           ANR Pipeline Company

         Transco Offshore Pipeline Company, L.L.C.      Leviathan Gas Pipeline Partners, L.P.

     HIOS owns a 203.4 mile undersea gas transmission system in the Gulf of Mexico which provides transportation services as authorized by the Federal Energy Regulatory Commission ("FERC"). HIOS' major transportation customers include natural gas marketers and producers, and interstate natural gas pipeline companies. The Company extends credit for transportation services provided to these customers. The concentrations of customers, described above, may affect the Company's overall credit risk in that the customers may be similarly affected by changes in economic, regulatory and other factors.

     HIOS is managed by a committee consisting of representatives from each of the partner companies. HIOS has no employees. ANR Pipeline Company ("ANR") operates the system on behalf of HIOS under an agreement which provides that services rendered to HIOS will be reimbursed at cost ($11.4 million for 1997 and $9.6 million for 1996).

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation

     The Company is regulated by and subject to the regulations and accounting procedures of the FERC. In addition, the Company meets the criteria and, accordingly, follows the accounting and reporting requirements of Statement of Financial Accounting Standards No. 71 for regulated enterprises.

     Use Of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

     Depreciation

     Annual depreciation and negative salvage provisions are computed on a straight-line basis using rates of depreciation which vary by type of property. The annual composite depreciation rates were approximately 1.29% for 1997 and 1996 which include a provision for negative salvage of .2% for offshore facilities.

HIGH ISLAND OFFSHORE SYSTEM
NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Income Taxes

     Income taxes are the responsibility of the partners and, therefore, are not reflected in the financial statements of the Company.

     Statement of Cash Flows

     For purposes of these financial statements, the Company considers short-term investments to be cash equivalents. The Company had short-term investments in the amount of $.9 million and $3.1 million at December 31, 1997 and 1996 respectively. The Company made no cash payments for interest in 1997 or 1996.

     Reclassifications

     Certain reclassifications have been made to the 1996 financial statements and notes to the financial statements to conform to the 1997 presentation, including removing the presentation of income taxes from the financial statements. The effect of the reclassifications was not material to the Company's results of operations or financial position.

3.   REGULATORY MATTERS

     The settlement of Docket No. RP92-50 on December 28, 1992, provided that HIOS was obligated to refund to its shippers certain reimbursements it received from U-T Offshore System (UTOS) and from ANR related to charges HIOS paid for liquid separation, dehydration and natural gas measurement facilities at UTOS' Cameron Meadows plant and ANR's Grand Chenier plant. UTOS is equally owned by affiliates of ANR, Natural Gas Pipeline Company of America, and Leviathan Gas Pipeline Partners L.P. The disposition of reimbursements received by HIOS in 1993 was subject to a revised refund plan filed by HIOS with the FERC. As a result of a settlement reached in September 1996, HIOS made refunds of $442,000.

     On June 11, 1993, HIOS filed a settlement with the FERC to recover the cost of purchasing line pack gas owned by HIOS's firm shippers to assist it in complying with FERC Order No. 636. The settlement was approved by the FERC on October 12, 1993. Under the terms of the settlement, HIOS compensated the firm shippers who previously owned the line pack through periodic payments totaling $1,129,834 which HIOS collected from the current shippers via a limited term surcharge which was placed in effect on November 1, 1993. On April 22, 1996, HIOS filed with the FERC final reports of line pack surcharge collections and payments which reflect the completion of the line pack cost recovery and disbursement process. Revised tariff sheets were also filed to reflect the removal of the line pack commodity surcharge provisions contained in Section 15 of the General Terms and Conditions and related provisions of HIOS' tariff.

4.   VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash invested on a temporary basis at short term market rates of interest approximates the fair market value of the investments.

5.   RELATED PARTY TRANSACTIONS

     Transportation revenues derived from affiliated pipeline companies were $6.2 million for 1997 and $16.7 million for 1996. Accounts receivable balances due from these affiliates for transportation services amounted to $0 at December 31, 1997, and $1.5 million at December 31, 1996.

     Both ANR and UTOS provide separation, dehydration and measurement services to HIOS. HIOS incurred charges for these services of $2.5 million in 1997 and $2.8 million in 1996 from ANR and $1.7 million in 1997 and $1.4 million in 1996 from UTOS.

     In February 1996, the Company reached an agreement with ANR, which was approved by the FERC, which provides that rates charged by ANR would be $2.8 million for calendar year 1996, $2.5 million per year for calendar

HIGH ISLAND OFFSHORE SYSTEM
NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

years 1997, 1998 and 1999 and $2.2 million for calendar year 2000. The rate would be negotiated for calendar year 2001 and thereafter.

     Amounts due to ANR were $1,794,000 and $27,000 at December 31, 1997 and 1996, respectively, and amounts due to UTOS were $134,000 and $86,000 at December 31, 1997 and 1996, respectively.

6.   COMMITMENTS AND CONTINGENCIES

     In the ordinary course of business, the Company is subject to various laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially affect the financial position or the results of operations of the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Members of
     Poseidon Oil Pipeline Company, L.L.C.:

We have audited the accompanying balance sheets of POSEIDON OIL PIPELINE COMPANY, L.L.C. (a Delaware limited liability company) as of December 31, 1997 and 1996, and the related statements of income, members' equity and cash flows for the year ended December 31, 1997 and the period from inception (February 14, 1996) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Poseidon Oil Pipeline Company, L.L.C. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1997 and the period from inception (February 14, 1996) through December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Denver, Colorado,
  February 20, 1998.

                      POSEIDON OIL PIPELINE COMPANY, L.L.C.

                   BALANCE SHEETS--DECEMBER 31, 1997 AND 1996


                                                                     1997               1996
                                                                 -------------      -------------
                            ASSETS

CURRENT ASSETS:
   Cash and cash equivalents ...............................     $   1,671,451      $     730,480
   Crude oil receivable-
     Related parties .......................................        21,729,130         27,681,528
     Other .................................................         7,316,566          3,873,550
   Construction advances to operator (Note 6) ..............                --          7,407,710
   Materials, supplies and other ...........................         1,045,937             93,643
                                                                 -------------      -------------

         Total current assets ..............................        31,763,084         39,786,911

DEBT RESERVE FUND (Notes 2 and 4) ..........................         3,717,627                 --

PROPERTY, PLANT AND EQUIPMENT, net of accumulated
  depreciation (Note 3) ....................................       222,337,758        174,922,387
                                                                 -------------      -------------

         Total assets ......................................     $ 257,818,469      $ 214,709,298
                                                                 =============      =============


               LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable-
     Related parties .......................................     $   2,602,133      $   1,556,443
     Other .................................................         5,516,554            622,607
   Crude oil payable-
     Related parties .......................................        22,534,661         32,195,796
     Other .................................................         5,139,391          3,576,343
   Other ...................................................            70,922             87,032
                                                                 -------------      -------------

         Total current liabilities .........................        35,863,661         38,038,221
                                                                 -------------      -------------

LONG-TERM DEBT (Note 4) ....................................       120,500,000         84,000,000
                                                                 -------------      -------------

CONTINGENCIES (Note 7)

MEMBERS' EQUITY (Note 1):
   Capital contributions ...................................       107,999,320        107,999,320
   Capital distributions ...................................       (17,999,320)       (17,999,320)
   Retained earnings .......................................        11,454,808          2,671,077
                                                                 -------------      -------------

         Total members' equity .............................       101,454,808         92,671,077
                                                                 -------------      -------------

         Total liabilities and members' equity .............     $ 257,818,469      $ 214,709,298
                                                                 =============      =============


      The accompanying notes are an integral part of these balance sheets.

                      POSEIDON OIL PIPELINE COMPANY, L.L.C.

                              STATEMENTS OF INCOME
             FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE PERIOD
          FROM INCEPTION (FEBRUARY 14, 1996) THROUGH DECEMBER 31, 1996


                                             1997              1996
                                        -------------      -------------
CRUDE OIL SALES ...................     $ 310,828,794      $ 176,849,075

CRUDE OIL PURCHASES ...............      (284,667,502)      (169,030,526)
                                        -------------      -------------
         Net sales revenue ........        26,161,292          7,818,549
                                        -------------      -------------

OPERATING COSTS:
   Transportation costs ...........         3,146,736            858,229
   Operating expenses .............         2,635,717          2,183,375
   Depreciation ...................         6,463,327          2,176,157
                                        -------------      -------------

         Total operating costs ....        12,245,780          5,217,761
                                        -------------      -------------

OPERATING INCOME ..................        13,915,512          2,600,788

OTHER INCOME (EXPENSE):
   Interest income ................           208,961            339,452
   Interest expense ...............        (5,340,742)          (269,163)
                                        -------------      -------------

NET INCOME ........................     $   8,783,731      $   2,671,077
                                        =============      =============


        The accompanying notes are an integral part of these statements.

                      POSEIDON OIL PIPELINE COMPANY, L.L.C.

                          STATEMENTS OF MEMBERS' EQUITY
             FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE PERIOD
          FROM INCEPTION (FEBRUARY 14, 1996) THROUGH DECEMBER 31, 1996

                                                         Poseidon           Texaco
                                       Marathon          Pipeline         Trading and
                                         Oil             Company,       Transportation,
                                       Company            L.L.C.             Inc.
                                        (28%)             (36%)              (36%)              Total
                                    -------------     -------------     ---------------     -------------
BALANCE, February 14, 1996 ....     $          --     $          --      $          --      $          --

   Cash contributions .........         5,200,000                --         36,399,660         41,599,660
   Property contributions .....        20,000,000        36,399,660         10,000,000         66,399,660
   Cash distributions .........                --        (3,999,660)       (13,999,660)       (17,999,320)
   Net income .................           747,901           961,588            961,588          2,671,077
                                    -------------     -------------      -------------      -------------

BALANCE, December 31, 1996 ....        25,947,901        33,361,588         33,361,588         92,671,077

   Net income .................         2,459,445         3,162,143          3,162,143          8,783,731
                                    -------------     -------------      -------------      -------------

BALANCE, December 31, 1997 ....     $  28,407,346     $  36,523,731      $  36,523,731      $ 101,454,808
                                    =============     =============      =============      =============


        The accompanying notes are an integral part of these statements.

                      POSEIDON OIL PIPELINE COMPANY, L.L.C.

                            STATEMENTS OF CASH FLOWS
             FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE PERIOD
          FROM INCEPTION (FEBRUARY 14, 1996) THROUGH DECEMBER 31, 1996

                                                                                                  1997               1996
                                                                                             -------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ..........................................................................     $   8,783,731      $   2,671,077
   Adjustments to reconcile net income to net cash provided by operating activities-
      Depreciation .....................................................................         6,463,327          2,176,157
      Changes in operating assets and liabilities-
         Crude oil receivable ..........................................................         2,509,382        (31,555,078)
         Materials, supplies and other .................................................          (952,294)           (93,643)
         Accounts payable ..............................................................         5,939,637          2,179,050
         Crude oil payable .............................................................        (8,098,087)        35,772,139
         Other current liabilities .....................................................           (16,110)            87,032
                                                                                             -------------      -------------

         Net cash provided by operating activities .....................................        14,629,586         11,236,734
                                                                                             -------------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures ................................................................       (54,024,948)      (110,698,884)
   Construction advances to operator, net ..............................................         7,407,710         (7,407,710)
   Proceeds from the sale of property, plant and equipment .............................           146,250                 --
                                                                                             -------------      -------------

         Net cash used in investing activities .........................................       (46,470,988)      (118,106,594)
                                                                                             -------------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of debt ......................................................        38,000,000        107,000,000
   Cash contributions ..................................................................                --         41,599,660
   Repayments of long-term debt ........................................................        (1,500,000)       (23,000,000)
   Cash distributions ..................................................................                --        (17,999,320)
   Increase in debt reserve fund .......................................................        (3,717,627)                --
                                                                                             -------------      -------------

         Net cash provided by financing activities .....................................        32,782,373        107,600,340
                                                                                             -------------      -------------

INCREASE IN CASH AND CASH EQUIVALENTS ..................................................           940,971            730,480

CASH AND CASH EQUIVALENTS, beginning of year ...........................................           730,480                 --
                                                                                             -------------      -------------

CASH AND CASH EQUIVALENTS, end of year .................................................     $   1,671,451      $     730,480
                                                                                             =============      =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest (net of amounts capitalized) .................................     $   5,342,217      $     205,713
                                                                                             =============      =============

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
   Initial Poseidon property contribution ..............................................     $          --      $  36,399,660
                                                                                             =============      =============
   Block 873 Pipeline property contribution ............................................     $          --      $  30,000,000
                                                                                             =============      =============


        The accompanying notes are an integral part of these statements.

                      POSEIDON OIL PIPELINE COMPANY, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

(1)  ORGANIZATION AND NATURE OF BUSINESS

Poseidon Oil Pipeline Company, L.L.C. (the "Company") is a Delaware limited liability company formed on February 14, 1996, to design, construct, own and operate the Poseidon Pipeline extending from the Gulf of Mexico to onshore Louisiana. The original members of the Company were Texaco Trading and Transportation, Inc. ("TTTI") and Poseidon Pipeline Company, L.L.C. ("Poseidon"), a subsidiary of Leviathan Gas Pipeline Partners, L.P. TTTI contributed $36,399,660 in cash, and Poseidon contributed property, plant and equipment, valued by the two parties (TTTI and Poseidon) at $36,399,660, at the formation of the Company. Each member received a 50% ownership interest in the Company. Subsequently, $2,799,320 in cash was equally distributed to TTTI and Poseidon leaving $70 million of equity in the Company as of April 23, 1996.

On July 1, 1996, Marathon Pipeline Company ("MPLC") and Texaco Pipeline, Inc. ("TPLI"), through their 66 2/3% and 33 1/3%, respectively owned venture, Block 873 Pipeline Company ("Block 873"), contributed property, plant and equipment valued by the parties (Block 873, TTTI and Poseidon) at $30,000,000. In return, they received a 33 1/3% interest in the Company. Immediately after the contribution, MPLC and TPLI transferred their pro rata ownership interests in the Company to Marathon Oil Company ("Marathon") and TTTI, respectively. Marathon then contributed an additional $5.2 million in cash, and distributions of $12.6 million and $2.6 million in cash were made to TTTI and Poseidon, respectively. Upon completion of this transaction, TTTI, Poseidon and Marathon owned 36%, 36% and 28% of the Company, respectively, and total equity was $90,000,000.

The Company is in the business of transporting crude oil in the Gulf of Mexico in accordance with various purchase and sale contracts with producers served by the pipeline. The Company buys crude oil at various points along the pipeline and resells the crude oil at a destination point in accordance with each individual contract. Net sales revenue is earned based upon the differential between the sale price and purchase price.

In April 1996, the Company purchased crude oil line-fill and began operating Phase I of the pipeline. Phase I consists of 16" and 20" sections of pipe extending from the Garden Banks Block 72 to Ship Shoal Block 332. Phase II of the pipeline is a 24" section of pipe from Ship Shoal Block 332 to Caillou Island. Line-fill was purchased for Phase II in late December 1996 and operations began in January 1997. Construction of Phase III of the pipeline, consisting of a section of 24" line extending from Caillou Island to the Houma, Louisiana area, was completed during 1997 and began operations in December 1997.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

     Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Property, Plant and Equipment

Contributed property, plant and equipment is recorded at fair value as agreed to by the members at the date of contribution. Acquired property, plant and equipment is recorded at cost. Pipeline equipment is depreciated using a composite, straight-line method over estimated useful lives of 3 to 30 years. Line-fill is not depreciated as management of the Company believes the cost of all barrels is fully recoverable. Major renewals and betterments are capitalized in

                      POSEIDON OIL PIPELINE COMPANY, L.L.C.

the property accounts while maintenance and repairs are expensed as incurred. No gain or loss is recognized on normal asset retirements under the composite method.

     Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Debt Reserve Fund

In connection with the Company's revolving credit facility (Note 4), the Company is required to maintain a debt reserve account as security on the outstanding balance. At December 31, 1997 the balance in the account totaled $3,717,627 and was comprised of funds earning interest at a money market rate.

     Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, short-term receivables, payables and long-term debt. The carrying values of cash and cash equivalents, short-term receivables and payables approximate fair value. The fair value for long-term debt is estimated based on current rates available for similar debt with similar maturities and securities, and at December 31, 1997, approximates the carrying value.

     Reclassifications

The Company reclassified the 1996 crude oil inventory balance related to line-fill to conform to the long-term presentation used in the current year and to fairly reflect the long-term nature of the asset.

(3)  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31:

                                                                      1997               1996
                                                                 -------------      -------------
Rights-of-way ..............................................     $   3,218,788      $      21,824
Line-fill ..................................................        11,160,410         12,137,729
Line pipe, line pipe fittings and pipeline construction ....       206,041,256         95,571,124
Pumping and station equipment ..............................         4,584,563          3,730,325
Office furniture, vehicles and other equipment .............            67,609             64,000
Construction work-in-progress ..............................         5,904,616         65,573,542
                                                                 -------------      -------------
                                                                   230,977,242        177,098,544
Accumulated depreciation ...................................        (8,639,484)        (2,176,157)
                                                                 -------------      -------------
                                                                 $ 222,337,758      $ 174,922,387
                                                                 =============      =============


During 1996 and 1997, the Company considered two alternatives for completing Phase III of the pipeline; 1) purchasing the Texas Eastern Pipeline which extends from Caillou Island to Larose, Louisiana, or 2) constructing a segment of line from Caillou Island to Houma, Louisiana. At December 31, 1996, the Company capitalized approximately $5.9 million in costs associated with Phase III of the pipeline. These costs were incurred primarily to evaluate the two alternatives discussed above. During 1997, the Company's management decided to construct Phase III of the pipeline rather than purchase the Texas Eastern Pipeline. At December 31, 1997, approximately $6.4 million is included in property, plant and equipment as capitalized costs related to the evaluation of the Phase III alternatives.

Management evaluates the carrying value of the pipeline in accordance with the guidelines presented under Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 establishes standards for measuring the impairment of long-lived assets to be held and used, and of those to be disposed. Management believes no impairment of assets exists as of December 31, 1997.

                      POSEIDON OIL PIPELINE COMPANY, L.L.C.

During 1997 and 1996, the Company capitalized approximately $2,151,000 and $2,597,000, respectively of interest expense into property, plant and equipment.

(4)  DEBT

The Company maintains a $150,000,000 revolving credit facility with a group of banks. The outstanding balance at December 31, 1997 is $120,500,000. Under the terms of the related Credit Agreement, the Company has the option to either draw or renew amounts at various maturities ranging from one to twelve months if a Eurodollar interest rate arrangement is selected (7.19% - 7.22% at December 31, 1997). These borrowings can then be renewed assuming no event of default exists. Alternatively, the Company may select to borrow under a base interest rate arrangement, calculated in accordance with the Credit Agreement. The revolving credit facility matures on April 30, 2001.

At December 31, 1997, the entire outstanding balance had been borrowed under the Eurodollar alternative and it is the Company's intent to extend repayment beyond one year, thus the entire balance has been classified as long-term.

The debt is secured by various assets of the Company including accounts receivable, inventory, pipeline equipment and investments. The Company has primarily used the funds drawn on the revolver for construction costs associated with Phases II and III of the pipeline.

The revolving Credit Agreement requires the Company to meet certain financial and non-financial covenants. The Company must maintain a tangible net worth, calculated in accordance with the Credit Agreement, of not less than $80,000,000. Beginning April 1, 1997, the Company is required to maintain a ratio of earnings before interest, taxes, depreciation and amortization to interest paid or accrued, as calculated in accordance with the credit agreement, of 2.50 to 1.00. In addition, the Company is required to maintain a debt reserve fund (Note 2) with a balance equal to two times the interest payments made in the previous quarter under the credit facility. At December 31, 1997, the Company is in compliance with all covenants.

(5)  INCOME TAXES

A provision for income taxes has not been recorded in the accompanying financial statements because taxes accrue directly to the members. The federal and state income tax returns of the Company are prepared and filed by the operator.

(6)  TRANSACTIONS WITH RELATED PARTIES

The Company derives a significant portion of its net sales revenue from its members and other related parties. During 1997 and 1996, the Company generated approximately $19,790,000 and $4,086,000, respectively of net sales revenue from related parties.

The Company paid approximately $454,000 and $401,000 to TTTI in 1997 and 1996, respectively for management, administrative and general overhead. During 1996, the Company paid TTTI and Poseidon approximately $1,034,000 and $1,330,000 for construction management fees for the construction of Phase II and Phase I, respectively. In 1997, the Company paid construction management fees to TTTI in connection with the completion of Phase II and Phase III of $1,091,000. As of December 31, 1997 and 1996, the Company had outstanding advances to TTTI of approximately $0 and $7,408,000, respectively, in connection with construction work-in-progress.

During 1996, the Company leased a section of pipe that connected Phase I of the pipeline into the Eugene Island Pipeline System from a related party. The line was leased for $100,000 per month. Effective with the operation of Phase II in January 1997, the Company no longer utilized this section of line. The Company paid costs of approximately $752,000 associated with restoring this section of line to its original condition in accordance with the lease agreement during 1997. Of these costs, $592,000 and $160,000 are included in operating expenses in the accompanying statement of operations for the years ended December 31, 1997 and 1996, respectively.

                      POSEIDON OIL PIPELINE COMPANY, L.L.C.

(7)  CONTINGENCIES

In the normal course of business, the Company is involved in various legal actions arising from its operations. In the opinion of management, the outcome of these legal actions will not significantly affect the financial position or results of operations of the Company.

                      LEVIATHAN GAS PIPELINE PARTNERS, L.P.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
      LEVIATHAN GAS PIPELINE COMPANY, THE GENERAL PARTNER OF LEVIATHAN GAS
                            PIPELINE PARTNERS, L.P.


         The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Leviathan Gas Pipeline Partners, L.P., ("Leviathan") to be held at 10:00 a.m. local time, on Friday, March 5, 1999 in Room 1AB on the ninth floor of The Travis Place Building, 1010 Travis, Houston, Texas 77002, access to which is through the Houston Downtown Tunnel System, (the "Special Meeting"), (b) acknowledges receipt of the Proxy Statement of Leviathan in connection therewith, dated February 8, 1999, (c) appoints Grant E. Sims, Keith
B. Forman and D. Mark Leland, or any of them, each with full power to appoint his substitute, as Proxies of the undersigned, and (d) authorizes the Proxies to represent and vote, as designated on the reverse side hereof, all the Units of Leviathan which the undersigned would be entitled to vote if personally present at the Special Meeting, or any adjournment thereof.

         The undersigned hereby revokes any proxy to vote units held by the undersigned previously given to the extent such proxy permits the holder thereof to vote on the matter covered by this Proxy. THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER AND THAT, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

         This proxy may be revoked at any time by unitholders of record prior to the voting of this Proxy by the execution and submission of a revised proxy or by voting in person at the meeting.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE.


                (Continued and to be signed on the reverse side.)
                                SEE REVERSE SIDE

The Board of Directors of the General Partner recommends a vote "FOR" the Proposal.

         Approval and ratification of the Proposal and the Proposal Transaction, as described in the Proxy Statement. The Proposal Transaction involves Leviathan's (i) acquisition from a subsidiary of El Paso Energy Corporation ("El Paso") of (a) all of El Paso's interest in Viosca Knoll Gathering Company ("VK"), a Delaware general partnership (currently owned 50% by Leviathan and 50% by El Paso), other than a 1% interest in profits and capital in VK, for approximately $85.260 million (subject to adjustment), comprised of 25% cash (up to a maximum of $21.315 million) and 75% Common Units (up to a maximum of 3,205,263 Common Units), the actual number of which will depend on the average closing price of the Common Units during the applicable trading reference period, and (b) an option to acquire the remaining 1% interest in the profits and capital in VK, (ii) issuance of such Common Units to El Paso, (iii) granting certain registration rights covering such Common Units to El Paso, and (iv) amendment of Leviathan's partnership agreement to reduce to 55% from 66 2/3% the Unitholder voting percentage required to remove the general partner without cause.


            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN



                                    Dated:
                                          -----------------------



                                    -----------------------------
                                    Signature(s) of Unitholder(s)

                                    (Executors, administrators, guardians,
                                    trustees, attorneys, and officers signing for corporations or other organizations should give full title. If a partnership or jointly owned, each owner should sign.)